As filed with the Securities and Exchange Commission on March 3, 2017

Registration No. 333-[●]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Forest City Realty Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	6798	47-4113168
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

Terminal Tower, 50 Public Square, Suite 1100

Cleveland, Ohio 44113

(216) 621-6060

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

FCE Statutory Agent, Inc.

Terminal Tower, 50 Public Square, Suite 1360

Cleveland, Ohio 44113

(216) 621-6060

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joseph B. Frumkin, Esq. Benjamin R. Weber, Esq. Krishna Veeraraghavan, Esq. Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004-2498 (212) 558-4000	Robert G. O’Brien Executive Vice President and Chief Financial Officer Forest City Realty Trust, Inc. Terminal Tower 50 Public Square, Suite 1360 Cleveland, Ohio 44113-2267 (216) 621-6060

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement is declared effective and the satisfaction or waiver of all of the conditions to the proposed reclassification described in the enclosed proxy statement/prospectus.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Class A Common Stock, par value $0.01 per share	24,612,501(1)	N/A	$720,900,154(2)	$83,552(3)

(1)

Represents the estimated maximum number of shares of Class A Common Stock, par value $0.01 per share (“Class A Common Stock”), of the Registrant to be issued upon completion of the reclassification described in the proxy statement/prospectus contained herein and is based on the product of (a) 18,788,169, which is the number of shares of Class B Common Stock, par value $0.01 per share (“Class B Common Stock”), of the Registrant outstanding as of February 28, 2017, multiplied by (b) 1.31, which is the exchange ratio in the reclassification (the “Exchange Ratio”).

(2)

Pursuant to Rules 457(c) and 457(f)(1) promulgated under the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is the product of (x) $29.29 (the average of the high and low prices of Class B Common Stock as reported on the New York Stock Exchange on February 28, 2017) multiplied by (y) 24,612,501, the estimated maximum number of shares of Class B Common Stock that may be reclassified and exchanged pursuant to the reclassification multiplied by the Exchange Ratio.

(3)	Computed in accordance with Rule 457(f) under the Securities Act to be $83,552, which is equal to 0.0001159 multiplied by the proposed maximum aggregate offering price of $720,900,154.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. The proxy statement/prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale is not permitted.

PRELIMINARY — SUBJECT TO COMPLETION — DATED MARCH 3, 2017

PROXY STATEMENT FOR FOREST CITY REALTY TRUST, INC.

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD [●], 2017

PROSPECTUS FOR FOREST CITY REALTY TRUST, INC.

24,612,501 SHARES OF CLASS A COMMON STOCK (NYSE: FCE.A)

Dear Fellow Stockholder:

I am pleased to invite you to attend the 2017 annual meeting of stockholders to be held in the 6th floor Riverview Room of the Ritz-Carlton Hotel, Tower City Center, 1515 West Third Street, Cleveland, Ohio 44113, on [●], 2017 at [●] p.m., Eastern Time. Your Board of Directors is recommending for election a slate of director nominees that is extremely well qualified to represent all stockholders and lead the Company in executing our strategic plan.

In addition to the election of directors and other matters customarily considered and voted upon at the annual meeting, record holders of Class A Common Stock and Class B Common Stock are being asked to consider and vote upon a proposal to approve a reclassification by means of an amendment and restatement of our charter, whereby each issued and outstanding share of Class B Common Stock will be reclassified and exchanged into 1.31 shares of Class A Common Stock. If the reclassification is completed, we will no longer have authorized Class B Common Stock. The reclassification will result in us having a single class of common stock with one vote per share.

Holders of Class A Common Stock and Class B Common Stock each will vote on the reclassification proposal separately as a class. RMS, Limited Partnership (“RMS”), the beneficial owner of a majority of the issued and outstanding Class B shares, has entered into a definitive reclassification agreement (the “Reclassification Agreement”) with the Company to vote the Class B shares beneficially owned by RMS in favor of the reclassification proposal (on the terms and subject to the conditions set forth in such agreement). A Special Committee of Class A directors has unanimously recommended that the Board determine that the charter amendments by which the reclassification will be effectuated are advisable and in the best interests of the Company, and the Board has determined that the Reclassification Agreement and the transactions contemplated thereby, including the reclassification and each of the charter amendments by which it will be effectuated, are advisable, fair and in the best interests of the Company and stockholders. Accordingly, the Board has recommended that you vote “FOR” the proposal to approve the reclassification.

Your vote is very important. We urge you to read the accompanying proxy statement/prospectus carefully, and to use the Company’s proxy card to authorize a proxy to vote for the Company’s nominees and in accordance with the Board’s recommendations on the other proposals, as soon as possible, by telephone or via the internet, or by signing, dating and returning the enclosed proxy card in the postage-paid envelope provided, whether or not you plan to attend the 2017 annual meeting. Further instructions on how to vote are provided on the proxy card.

Thank you for your continued support. If you have any questions, please contact D.F. King & Co., Inc., our proxy solicitor that is assisting us in connection with the annual meeting, at (866) 796-7179.

Sincerely,

James A. Ratner

Chairman

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The reclassification described herein involves risks. See “Risk Factors” beginning on page [●].

This document is dated [●], 2017, and is first being mailed to stockholders on or about [●], 2017.

FOREST CITY REALTY TRUST, INC.

Notice of Annual Meeting of Stockholders

To Be Held [●], 2017

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Forest City Realty Trust, Inc., a Maryland corporation (the “Company”), will be held in the 6th floor Riverview Room of the Ritz-Carlton Hotel, Tower City Center, 1515 West Third Street, Cleveland, Ohio 44113, on [●], 2017 at [●] p.m., Eastern Time (the “Annual Meeting”), for the purpose of considering and acting upon:

(1) The election of thirteen directors, with the Company’s nominees being those named in this proxy statement/prospectus, each to serve until the next annual stockholders’ meeting and until a successor is duly elected and qualified. Four directors will be elected by holders of Class A Common Stock and nine directors will be elected by holders of Class B Common Stock.

(2) The approval (on an advisory, non-binding basis) of the compensation of the Company’s Named Executive Officers, as described in the accompanying proxy statement/prospectus.

(3) The vote (on an advisory, non-binding basis) on the frequency of which the Company’s stockholders will have an advisory, non-binding vote on the compensation of the Company’s Named Executive Officers.

(4) The ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2017.

(5) The proposal (the “Reclassification Proposal”) to amend and restate the Company’s charter as set forth in the Articles of Amendment and Restatement in substantially the form attached to the accompanying proxy statement/prospectus as Annex A, which amendment and restatement would effectuate the reclassification described in the accompanying proxy statement/prospectus.

(6) The proposal to adjourn the Annual Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the Reclassification Proposal at the time of the Annual Meeting.

(7) Such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

Stockholders of record at the close of business on [●], 2017 are entitled to notice of and to vote by proxy or in person at the Annual Meeting or any postponement or adjournment thereof.

Your vote is very important, regardless of the number of shares of Common Stock you own. The Reclassification cannot be completed unless the Reclassification Proposal is approved by the holders of a majority of the issued and outstanding shares of Class A Common Stock, voting as a separate class, and the holders of a majority of the issued and outstanding shares of Class B Common Stock, voting as a separate class. In addition, under the Reclassification Agreement, it is a condition precedent to the Company’s and RMS’s obligation to complete the Reclassification that the holders of a majority of the issued and outstanding shares of Class A Common Stock entitled to vote thereon, excluding Class A shares beneficially owned by RMS and Class A Shares beneficially owned by Ratner Family Members, vote “FOR” the Reclassification Proposal (which we refer to as the “majority of the minority” stockholder approval condition).

You may authorize a proxy to vote your shares via the internet, by telephone, or by completing, signing, dating and mailing the enclosed WHITE proxy card in the enclosed prepaid envelope. Only your latest-dated proxy will count, and any proxy may be revoked at any time prior to its exercise at the Annual Meeting.

-i-

The proxy statement/prospectus accompanying this notice provides detailed information about the foregoing proposals and the Annual Meeting. We encourage you to read the entire proxy statement/prospectus carefully, including all its annexes, and we especially encourage you to read the section entitled “Risk Factors” beginning on page [●].

BY THE ORDER OF THE BOARD OF DIRECTORS

[●], Secretary

Cleveland, Ohio

[●], 2017

IMPORTANT: It is important that your stock be represented at the Annual Meeting. Whether or not you intend to be present, please mark, date and sign the appropriate enclosed WHITE proxy card(s) and send them by return mail in the enclosed envelope, which requires no postage if mailed in the United States.

If you have questions about how to vote your shares, or need additional assistance, please contact D.F. King & Co., Inc., which is assisting us in the solicitation of proxies:

48 Wall Street

New York, New York 10005

Stockholders Call Toll Free: (866) 796-7179

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON [●], 2017

The Proxy Statement, WHITE Proxy Card, Annual Report on Form 10-K, Summary Annual Report and Supplemental Package are available on the Investor Relations page at www.forestcity.net.

-ii-

REFERENCES TO ADDITIONAL INFORMATION

This proxy statement/prospectus incorporates by reference important business and financial information about the Company from other documents that the Company has filed with the U.S. Securities and Exchange Commission (the “SEC”) that are not included in or delivered with this proxy statement/prospectus. This allows us to disclose important business and financial information to you by referring you to those documents rather than repeating them in full in this proxy statement/prospectus. The information incorporated by reference is considered to be part of this proxy statement/prospectus and later information filed with the SEC will update or supersede this information. For a listing of documents incorporated by reference herein, please see the section entitled “Where You Can Find More Information” beginning on page [●]. This information is available for you to review free of charge at the SEC’s public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and through the SEC’s internet site at www.sec.gov. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.

You may request copies of this proxy statement/prospectus and any of the documents incorporated by reference herein or other information concerning the Company, without charge, upon written or oral request to the Company’s principal executive offices at the following address and telephone number:

Jeffrey B. Linton

Forest City Realty Trust, Inc.

Terminal Tower, 50 Public Square, Suite 1100

Cleveland, Ohio 44113

Telephone: (216) 621-6060

jeffreylinton@forestcity.net

In addition, if you have questions about the reclassification described herein or about this proxy statement/prospectus, would like additional copies of this proxy statement/prospectus, any of the documents incorporated by reference herein, or need to obtain WHITE proxy cards or other information related to the proxy solicitation, please contact our proxy solicitor in writing or by telephone at the following address and telephone number:

D.F. King & Co., Inc.

48 Wall Street

New York, New York 10005

Stockholders Call Toll Free: (866) 796-7179

You will not be charged for any of these documents that you request.

If you would like to request documents, please do so by [●], 2017 in order to receive them before the Annual Meeting.

ABOUT THIS PROXY STATEMENT/PROSPECTUS

This document, which forms part of a registration statement on Form S-4 filed with the SEC by the Company (File No. 333-[●]), constitutes a prospectus of the Company under Section 5 of the Securities Act of 1933, as amended, with respect to the Class A Common Stock into which the shares of Class B Common Stock will be reclassified and exchanged if the reclassification described herein is completed. This document also constitutes a proxy statement of the Company under Section 14(a) of the Securities Exchange Act of 1934, as amended.

RMS, Limited Partnership has supplied all information contained or incorporated by reference herein relating to RMS, Limited Partnership.

-iii-

You should rely only on the information contained or incorporated by reference herein in connection with any vote, the giving or withholding of any proxy or any investment decision in connection with the reclassification described herein. No one has been authorized to provide you with information that is different from that contained or incorporated by reference herein. This proxy statement/prospectus is dated [●], 2017, and you should not assume that the information contained herein is accurate as of any date other than such date unless otherwise specifically provided herein. Further, you should not assume that the information incorporated by reference herein is accurate as of any date other than the date of the incorporated document. The mailing of this proxy statement/prospectus to stockholders will not create any implication to the contrary. This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction in which or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction.

-iv-

-v-

-vi-

Page
Compensation Committee Report	160

Potential Payments upon Termination or Change of Control	161

Executive Compensation Tables	172

Equity Compensation Plan Information	178

Proposal 2 – Approval (on an advisory, non-binding basis) of the compensation of the Company’s Named Executive Officers	179

Proposal 3 – Vote (on an advisory, non-binding basis) on the frequency of which the stockholders will have an advisory, non-binding vote on the compensation of the Company’s Named Executive Officers	181

Proposal 4 – Ratification of the Appointment of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm for the year ending December 31, 2017	182

Audit Committee Report	184

Independent Registered Public Accounting Firm Fees & Services	185

Certain Relationships & Related Transactions	186

Section 16(a) Beneficial Ownership Reporting Compliance	190

Proposal 5 – The Reclassification Proposal	191

Proposal 6 – The Adjournment Proposal	192

Where You Can Find More Information	193

Stockholder Proposals and Director Nominations for the 2018 Annual Meeting	194

Other Business	195

ANNEXES

Annex A – Proposed Amended and Restated Charter of Forest City Realty Trust, Inc	A-1
Annex B – Reclassification Agreement	B-1
Annex C – Irrevocable Proxy	C-1
Annex D – Opinion of Lazard Frères & Co. LLC	D-1
Annex E – Opinion of Houlihan Lokey Capital, Inc.	E-1
Annex F – Information Concerning Participants in the Company’s Solicitation of Proxies	F-1
Annex G – Reconciliation of Funds From Operations (FFO) and Operating FFO	G-1
Annex H – Reconciliation of Net Operating Income (NOI) and Comparable NOI	H-1
Annex I – Reconciliation of Net Debt to Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA)	I-1

-vii-

FREQUENTLY USED TERMS

This proxy statement/prospectus generally does not use technical defined terms, but a few frequently used terms may be helpful for you to have in mind at the outset. Unless otherwise specified or if the context so requires, the following terms have the meanings set forth below for purposes of this proxy statement/prospectus:

“Annual Meeting” refers to the 2017 annual meeting of stockholders of the Company, to be held in the 6th floor Riverview Room of the Ritz-Carlton Hotel, Tower City Center, 1515 West Third Street, Cleveland, Ohio 44113, on [●], 2017 at [●] p.m., Eastern Time.

“Class A Common Stock” refers to Class A Common Stock, par value $0.01 per share, of the Company. Shares of Class A Common Stock are sometimes referred to herein as Class A shares.

“Class B Common Stock” refers to Class B Common Stock, par value $0.01 per share, of the Company. Shares of Class B Common Stock are sometimes referred to herein as Class B shares.

“Common Stock” refers to the Class A Common Stock together with the Class B Common Stock.

“Effective Time” means the effective time of the filing with, and the acceptance for record by, the State Department of Assessments and Taxation of Maryland of the Articles of Amendment and Restatement of the Company.

“Exchange Ratio” means 1.31:1 and refers to the number of Class A shares that will be issued for each Class B share if the Reclassification occurs.

“Ratner Family Member” means any person who or which is any of the following: (i) a Ratner Patriarch, (ii) a direct or indirect descendant of a Ratner Patriarch (whether adoptive or biological), (iii) a current or former spouse of any of the foregoing, (iv) the estate of any of the foregoing, (v) any entity described in Section 501(c)(3) of the Internal Revenue Code which is controlled by any or all of the persons referenced in clauses (i) through (iii) above or clause (vii) below, (vi) a trust established by any of the foregoing primarily for the benefit of any or all of the persons referenced in clauses (i) through (v) above or clause (vii) below or for charitable purposes, or (vii) any corporation, partnership, limited liability company or other entity that is controlled by one or more Ratner Family Members.

“Ratner Patriarch” means each of Mr. Max Ratner, Mr. Leonard Ratner, Mr. Nathan P. Shafran and Mr. Samuel H. Miller.

“Reclassification Agreement” refers to the Reclassification Agreement, dated December 5, 2016, between the Company and RMS, as it may be amended from time to time.

“Reclassification Amendment” means the amendment and restatement of the Company’s charter substantially in the form of Articles of Amendment and Restatement attached to this proxy statement/prospectus as Annex A.

“Reclassification Proposal” refers to the proposal to approve the Reclassification Amendment.

“Reclassification” means the proposed reclassification and exchange of each share of Class B Common Stock issued and outstanding immediately prior to the Effective Time into 1.31 shares of Class A Common Stock and the transactions contemplated thereby, including the Reclassification Amendment. The Reclassification will become effective at the Effective Time.

“Record Date” refers to [●], 2017. Only holders of Common Stock as of the close of business in Cleveland, Ohio on the Record Date will be entitled to notice of and to vote at the Annual Meeting and any postponement or adjournment thereof.

“Reimbursement Agreement” refers to the Reimbursement Agreement, dated October 24, 2016, between the Company and RMS, as it may be amended from time to time.

“RMS” means RMS, Limited Partnership, an Ohio limited partnership.

“RMS Group” means, collectively, RMS, each general and limited partner of RMS, and any other person that acts as a “group” (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder) with RMS for the purpose of acquiring, holding or disposing of Class B Common Stock.

SOLICITATION OF PROXIES

The Company is furnishing this proxy statement/prospectus to you in connection with the solicitation by the Board of proxies for use at the Annual Meeting. The Company will bear the cost of the solicitation of proxies through use of this proxy statement/prospectus, including reimbursement of brokers and other persons holding stock in their names, or in the names of nominees, at approved rates, for their expenses for sending proxy materials to principals and obtaining their proxies. The Company has retained D.F. King & Co., Inc. (“D.F. King & Co.”) to solicit proxies on behalf of the Company for an estimated fee of $25,000 plus reimbursement of reasonable out-of-pocket expenses. In addition, the Company’s regular employees may solicit proxies personally, or by mail, telephone, or electronic transmission, without additional compensation.

At 11:59 p.m., Eastern Time, on December 31, 2015 (the “Merger Effective Time”), pursuant to an Agreement and Plan of Merger, dated as of September 15, 2015 (the “Merger Agreement”), by and among our predecessor, Forest City Enterprises, Inc., an Ohio corporation (“FCE”), Forest City Realty Trust, Inc., a Maryland corporation (“FCRT”), FCILP, LLC, a Delaware limited liability company, and FCE Merger Sub, Inc., an Ohio corporation (“Merger Sub”), Merger Sub merged with and into FCE, with FCE surviving as a wholly-owned subsidiary of FCRT (the “Merger”). The Merger was completed as part of the plan to reorganize the business operations of FCE to facilitate its qualification as a Real Estate Investment Trust (“REIT”) for U.S. federal income tax purposes.

Unless otherwise specifically stated or the context otherwise requires, all references in this proxy statement/prospectus to the “Company,” “Forest City,” “we,” “our,” “us” and similar terms refer to FCE and its consolidated subsidiaries prior to the Merger Effective Time and FCRT and its consolidated subsidiaries as of the Merger Effective Time and thereafter.

QUESTIONS AND ANSWERS ABOUT THE RECLASSIFICATION

The following are answers to some questions that you, as a stockholder, may have regarding the Reclassification Proposal. The Company urges you to read carefully the remainder of this proxy statement/prospectus because the information in this section does not provide all the information that might be important to you with respect to the Reclassification Proposal. Additional important information is also contained in the Annexes to, and the documents incorporated by reference into, this proxy statement/prospectus.

Q.	What is the Reclassification Proposal?

A.

The Reclassification Proposal refers to the proposal to approve the amendment and restatement of the Company’s charter in substantially the form of Articles of Amendment and Restatement attached to this proxy statement/prospectus as Annex A, which we refer to as the Reclassification Amendment. At the effective time of the filing with, and the acceptance for record by, the State Department of Assessments and Taxation of Maryland of the Articles of Amendment and Restatement of the Company, which we refer to as the Effective Time, each share of Class B Common Stock issued and outstanding immediately prior to the Effective Time will be reclassified and exchanged into 1.31 shares of Class A Common Stock, which we refer to as the Reclassification, thereby eliminating the Company’s dual-class stock structure.

Q.	What votes are required for approval of the Reclassification Proposal?

A.

The Reclassification Proposal must be approved by the holders of a majority of the issued and outstanding shares of Class A Common Stock, voting as a separate class, and the holders of a majority of the issued and outstanding shares of Class B Common Stock, voting as a separate class.

In addition, under the Reclassification Agreement, it is a condition precedent to the Company’s and RMS’s obligation to complete the Reclassification that the holders of a majority of the issued and outstanding shares of Class A Common Stock entitled to vote thereon, excluding Class A shares beneficially owned by

RMS and Class A Shares beneficially owned by Ratner Family Members, vote “FOR” the Reclassification Proposal (which we refer to as the “majority of the minority” stockholder approval condition).

The votes in respect of Class A shares beneficially owned and voted by RMS and beneficially owned and voted by Ratner Family Members will be excluded for purposes of tabulating the vote with respect to the majority of the minority stockholder approval.

Q.	What will happen to Class A shares if the Reclassification is completed?

A.

Each share of Class A Common Stock issued and outstanding immediately prior to the Effective Time will continue in existence as a share of Class A Common Stock after the Effective Time. Immediately following the Effective Time, the Class A Common Stock will be the sole class of the Company’s common stock issued and outstanding, and each Class A share will entitle the holder thereof to one vote upon each matter brought before a meeting of stockholders.

Q.	What will happen to Class B shares if the Reclassification is completed?

A.

At the Effective Time, each share of Class B Common Stock issued and outstanding immediately prior to the Effective Time will automatically be reclassified and exchanged into 1.31 shares of Class A Common Stock.

Q.	I hold Class B shares. Will I receive fractional shares upon completion of the Reclassification?

A.

No. All fractional shares of Class A Common Stock that you would otherwise be entitled to receive as a result of the Reclassification will be aggregated and, if a fractional share results from such aggregation, you will be entitled to receive, in lieu thereof, an amount in cash without interest determined as follows: the Company’s Exchange Agent will (i) aggregate such fractional interests, (ii) sell the shares resulting therefrom and (iii) allocate and distribute the net proceeds received from the sale (after deducting commissions and other expenses arising from such sale), without interest, among the holders of the fractional interests as their respective interests appear.

Q.	When is the Reclassification expected to be completed?

A.

If the Reclassification Proposal is approved, and the majority of the minority stockholder approval is obtained, and the other conditions to closing are either waived or satisfied, the Company expects to complete the Reclassification promptly after the Annual Meeting. However, it is possible that factors outside the control of the Company could result in the Reclassification being completed at a later time, or not being completed at all.

Q.	What happens if the Reclassification is not completed?

A.

If the Reclassification is not completed for any reason or no reason, both classes of Common Stock will remain issued and outstanding and continue to be listed and traded on the New York Stock Exchange (the “NYSE”).

Q.	If I do not favor the Reclassification, am I entitled to appraisal rights as a stockholder?

A.

No dissenters’ or appraisal rights, or rights of objecting stockholders under Title 3, Subtitle 2 of the Maryland General Corporation Law (the “MGCL”) will be available to holders of Class A shares or Class B shares with respect to the Reclassification Amendment or the other transactions contemplated by the Reclassification.

Q.	Are there any risks that I should consider as a stockholder in deciding how to vote?

A.

Yes. You should read and carefully consider the risk factors set forth in the section entitled “Risk Factors” beginning on page [●]. You also should read and carefully consider the risk factors of the Company contained in the documents that are incorporated by reference herein.

Q.	Are any stockholders already committed to vote in favor of the Reclassification Proposal?

A.

Yes. Pursuant to the Reclassification Agreement, RMS agreed, among other things, to vote all shares of Class B Common Stock beneficially owned by RMS, representing approximately [●]% of the outstanding Class B Common Stock as of the Record Date, “FOR” the Reclassification Proposal (on the terms and subject to the conditions set forth in such agreement). Additional detail regarding the Reclassification Agreement is provided in the section entitled “The Reclassification Agreement” beginning on page [●].

In addition, on December 5, 2016, the Company entered into a Voting and Support Agreement (the “Voting and Support Agreement”) with Scopia Capital Management LP and Scopia Management, Inc., on behalf of themselves and their controlled affiliates (collectively, the “Scopia Parties”). Pursuant to the Voting and Support Agreement, the Scopia Parties have agreed, among other things and subject to certain conditions, to vote shares of Common Stock beneficially owned by the Scopia Parties “FOR” the Reclassification Proposal. Additional detail regarding the Voting and Support Agreement is provided in the section entitled “The Reclassification–The Voting and Support Agreement” beginning on page [●].

QUESTIONS AND ANSWERS ABOUT THIS PROXY STATEMENT/PROSPECTUS AND THE ANNUAL MEETING

The following are answers to some questions that you, as a stockholder, may have regarding this proxy statement/prospectus and the Annual Meeting. The Company urges you to read carefully the remainder of this proxy statement/prospectus because the information in this section does not provide all the information that might be important to you with respect to the Annual Meeting. Additional important information is also contained in the Annexes to, and the documents incorporated by reference into, this proxy statement/prospectus.

Q.	Why am I receiving this proxy statement/prospectus?

A.

You are receiving this proxy statement/prospectus because you owned Class A shares and/or Class B shares at the close of business on the Record Date, which entitles you to notice of and to vote at the Annual Meeting. This proxy statement/prospectus describes the matters on which we would like you to vote and provides information on those matters, and you should read it carefully. The enclosed WHITE proxy card allows you to vote your shares without attending the Annual Meeting.

Q.	Has the Company been notified that a stockholder intends to propose alternative director nominees at the Annual Meeting?

A.

Land & Buildings Capital Growth Fund, L.P. (“Land and Buildings”) has previously submitted to the Company a notice of its intent to nominate three Class A director nominees for election at the Annual Meeting. However, as of the date hereof, Land and Buildings has not filed a proxy statement indicating that Land and Buildings intends to pursue a contested solicitation in connection with the Annual Meeting.

Q.	Where and when is the Annual Meeting?

A.	The Annual Meeting will be held in the 6th floor Riverview Room of the Ritz-Carlton Hotel, Tower City Center, 1515 West Third Street, Cleveland, Ohio 44113, on [●], 2017 at [●] p.m., Eastern Time.

Q.	Who can attend the Annual Meeting?

A.

All owners of Class A Common Stock and/or Class B Common Stock at the close of business on the Record Date, or their duly authorized proxies, are invited to attend the Annual Meeting. If you beneficially own Class A shares and/or Class B shares held in the name of your broker, bank, trust or other nominee, you must bring proof of ownership (e.g., a current brokerage statement) in order to be admitted to the Annual Meeting. Persons who are not owners of our Common Stock may attend only if invited by our Board of Directors.

Q.	Who can vote at the Annual Meeting?

A.

Only stockholders of record at the close of business on the Record Date or their duly authorized proxies will be entitled to vote at the Annual Meeting. If you are not a stockholder of record but hold shares of Common Stock through your broker, bank, trust or other nominee, you may vote your shares in person only if you obtain a legal proxy from the broker, bank, trust or other nominee that holds your shares authorizing you to vote the shares. We will begin mailing or delivering this proxy statement/prospectus on or about [●], 2017 to stockholders of record at the close of business on the Record Date.

Q.	How many shares of Common Stock are entitled to vote at the Annual Meeting?

A.	As of the Record Date, there were [●] shares of Class A Common Stock and [●] shares of Class B Common Stock outstanding and entitled to vote at the Annual Meeting.

Q.	What constitutes a quorum?

A.

In order to carry out the business of the Annual Meeting, we must have a quorum. This means that the presence, in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast on any matter at the Annual Meeting is required in order to carry out the business of the Annual Meeting. Broker non-votes and abstentions will be counted for purposes of determining whether a quorum is present. A broker non-vote occurs when a broker, bank, trust or other nominee does not vote shares that it holds in “street name” on behalf of a beneficial owner with respect to a particular non-routine proposal because the beneficial owner has not provided voting instructions to the nominee with respect to such proposal, but the broker, bank, trust or other nominee votes shares that it holds in “street name” on behalf of a beneficial owner with respect to at least one other proposal, because either the beneficial owner has provided voting instructions to the nominee with respect to such proposal or the proposal is routine, such that the nominee may cast a vote on behalf of the beneficial owner even without receiving voting instructions. If the Annual Meeting is contested, for any accounts to which brokers deliver competing sets of proxy materials, the NYSE rules governing brokers’ discretionary authority will not permit such brokers to exercise discretionary authority regarding any of the proposals to be voted on at the Annual Meeting. Accordingly, if the Annual Meeting is contested and you hold your shares of Common Stock in street name with a broker, bank, trust or other nominee, they can only exercise your right to vote with respect to any proposal to be voted on at the Annual Meeting if they receive instructions from you.

Q.	What matters will be considered at the Annual Meeting?

A.	Stockholders will be asked to consider and vote upon the following proposals:

•

Proposal 1 – Election of Directors: The holders of Class A shares will be entitled as a class to elect four Class A directors and the holders of Class B shares will be entitled as a class to elect nine Class B directors, with the Company’s nominees being those named in this proxy statement/prospectus;

•

Proposal 2 – Non-Binding Advisory Vote to Approve Executive Compensation: Approval (on an advisory, non-binding basis) of the compensation of the Company’s Named Executive Officers, as described in this proxy statement/prospectus;

•

Proposal 3 – Non-Binding Advisory Vote on the Frequency of the Approval of Executive Compensation: The vote (on an advisory, non-binding basis) on the frequency of which the Company’s stockholders will have an advisory, non-binding vote on the compensation of the Company’s Named Executive Officers;

•

Proposal 4 – Ratification of Appointment of PricewaterhouseCoopers LLP: Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2017;

•

Proposal 5 – Reclassification Proposal: Proposal to approve the amendment and restatement of the Company’s charter as set forth in the Articles of Amendment and Restatement, in substantially the form attached to this proxy statement/prospectus as Annex A, which we refer to as the Reclassification Amendment; and

•

Proposal 6 – Adjournment Proposal: Proposal to adjourn the Annual Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the Reclassification Proposal at the time of the Annual Meeting (which we refer to as the “Adjournment Proposal”).

Q.	How does the Board recommend that I vote?

A.	The Board recommends that:

•	Holders of Class A Common Stock vote “FOR” the Class A director nominees named in this proxy statement/prospectus; and

•	Holders of Class B Common Stock vote “FOR” the Class B director nominees named in this proxy statement/prospectus.

The Board also recommends that you vote “FOR” each of the following proposals:

•	“FOR” the approval of the compensation of the Company’s Named Executive Officers, as described in this proxy statement/prospectus;

•	“Every One Year” as the preferred frequency for advisory votes on the compensation of the Company’s Named Executive Officers;

•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the Company for the year ending December 31, 2017;

•	“FOR” the Reclassification Proposal; and

•	“FOR” the Adjournment Proposal.

Q.	What stockholder vote is required to approve each proposal brought before the Annual Meeting?

A.	The stockholder vote required to approve each proposal is as follows:

•

Proposal 1 – Election of Directors: The nominees receiving the greatest number of votes cast at the Annual Meeting will be elected. A WHITE proxy card marked “Withhold All” or “For All Except” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. Abstentions and broker non-votes, if any, will not be counted as votes cast for purposes of the election of directors and will have no effect on the result of the vote.

•

Proposal 2 – Non-Binding Advisory Vote to Approve Executive Compensation: The affirmative vote of a majority of all of the votes cast at the Annual Meeting is required for approval of this proposal. Abstentions and broker non-votes, if any, will not be counted as votes cast and, as a result, will have no effect on the result of the vote on this proposal.

•

Proposal 3 – Non-Binding Advisory Vote on the Frequency of the Approval of Executive Compensation: The choice among every one, two or three years as the frequency of which the Company’s stockholders will vote on the compensation of the Named Executive Officers which receives a majority of all of the votes cast at the Annual Meeting will be the frequency for the advisory vote on executive compensation that has been recommended by stockholders. In the event that no option receives a majority of the votes cast, we will consider the option that receives the highest number of votes as the preferred choice of the stockholders. Abstentions and broker non-votes, if any, will not be counted as votes cast and, as a result, will have no effect on the result of the vote on this proposal.

•

Proposal 4 – Ratification of Appointment of PricewaterhouseCoopers LLP: The affirmative vote of a majority of all of the votes cast at the Annual Meeting is required for approval of this proposal. Abstentions and broker non-votes, if any, will not be counted as votes cast and, as a result, will have no effect on the result of the vote on this proposal.

•

Proposal 5 – Reclassification Proposal: The affirmative vote of (a) the holders of a majority of the issued and outstanding shares of Class A Common Stock, voting as a separate class, and (b) the holders of a majority of the issued and outstanding shares of Class B Common Stock, voting as a separate class, is required for approval of the Reclassification Proposal. In addition, under the Reclassification Agreement, it is a condition precedent to the Company’s and RMS’s obligation to complete the Reclassification that the majority of the minority stockholder approval be obtained. Abstentions and broker non-votes, if any, will have the effect of votes “AGAINST” this proposal.

•

Proposal 6 – Adjournment Proposal: The affirmative vote of a majority of all of the votes cast at the Annual Meeting is required for approval of this proposal. Abstentions and broker non-votes, if any, will not be counted as votes cast and, as a result, will have no effect on the result of the vote on this proposal.

The holders of Class A shares will be entitled as a class to elect four Class A directors and the holders of Class B shares will be entitled as a class to elect nine Class B directors. Directors will be elected on a plurality basis. This means that the four Class A candidates receiving the highest number of “FOR” votes will be elected as Class A directors and the nine Class B candidates receiving the highest number of “FOR” votes will be elected as Class B directors. A properly executed proxy card marked “WITHHOLD” with respect to the election of a director nominee will be counted for purposes of determining if there is a quorum at the Annual Meeting, but will not be considered to have been voted for or against the director nominee. Withhold votes and broker non-votes, if any, will have no effect on the outcome of the election.

Q.	What happens if I sell my shares before the Annual Meeting?

A.

The Record Date for stockholders entitled to vote at the Annual Meeting is [●], 2017, which is earlier than the date of the Annual Meeting. If you sell or otherwise transfer your shares after the Record Date but before the Annual Meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you transfer your shares and each of you notifies the Corporate Secretary in writing of such special arrangements, you will retain your right to vote such shares at the Annual Meeting but will otherwise have transferred ownership of your shares.

Q.	How do I vote or authorize a proxy to vote my shares?

A.	If you are a stockholder of record at the close of business on the Record Date, you may vote in person at the Annual Meeting or authorize a proxy to vote your shares, in which case you may:

•	Submit a proxy by Mail: sign, date and mail in the enclosed WHITE proxy card using the accompanying envelope;

•	Submit a proxy by Telephone: submit a proxy by calling 1-800-690-6903; or

•	Submit a proxy via the internet: connect to the internet site www.proxyvote.com and follow the directions provided.

Detailed instructions for using the telephone and internet options for voting by proxy are set forth on the WHITE proxy card accompanying this proxy statement/prospectus. Because the internet and telephone services authenticate stockholders by use of a control number, you must have the WHITE proxy card available in order to use these services to authorize a proxy to vote. Proxies submitted by telephone or internet must be received by 11:59 p.m., Eastern Time, on [●], 2017. If you choose to authorize a proxy to vote by telephone or internet, you do not need to return the WHITE proxy card.

If you elect to vote by proxy, the proxy holders will vote your shares based on your directions. The proxy holders will vote all proxies in their discretion on any other matters that may properly come before the Annual Meeting.

Q.	If my shares are held in “street name” by my broker, bank, trustee or nominee, will my broker, bank, trustee or nominee vote my shares for me?

A.

If your shares are held in “street name” (that is, through a broker, bank, trustee or other holder of record), you will receive a voting instruction card or other information from your broker, bank, trustee or other holder of record seeking instructions from you as to how your shares should be voted, and, to vote your shares, you must provide your broker, bank, trustee or other holder of record with instructions on how to vote them. Please follow the voting instructions provided by your broker, bank, trustee or other holder of record. Please note that you may not vote shares held in “street name” by returning a WHITE proxy card directly to the Company or by voting in person at the Annual Meeting unless you provide a “legal proxy,” which you must obtain from your broker, bank, trustee or other holder of record. Further, brokers, banks, trustees or other holders of record who hold Class A shares and/or Class B shares on your behalf may not give a proxy to the Company to vote those shares without specific voting instructions from you.

If the Annual Meeting is contested, for any accounts to which brokers deliver competing sets of proxy materials, the NYSE rules governing brokers’ discretionary authority will not permit such brokers to exercise discretionary authority regarding any of the proposals to be voted on at the Annual Meeting.

If the Annual Meeting is not contested, if you do not instruct your broker, trustee or other holder of record on how to vote your shares, they will only be able to vote your shares on the proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the Company for the year ending December 31, 2017.

Your vote is important and we strongly encourage you to vote your shares by following the instructions provided on the enclosed WHITE voting instruction form. Please vote promptly.

Q.	What should I do if I receive more than one WHITE proxy card or other set of proxy materials from the Company?

A.

If you hold your shares in multiple accounts or registrations, or in both registered and street name, you will receive a WHITE proxy card for each account. Please sign, date and return all WHITE proxy cards you receive from the Company. If you choose to authorize your vote by phone or via the internet, please vote once for each WHITE proxy card you receive. Only your latest dated proxy for each account will be voted.

Q.	Can I change my vote after I have returned a proxy or voting instruction card?

A.

Yes. In the event you deliver a duly executed proxy and subsequently change your mind on a matter, you may revoke your proxy prior to the close of voting at the Annual Meeting. You may revoke your proxy or change your vote in any of the following five ways:

•	Connect to the website at www.proxyvote.com by 11:59 p.m., Eastern Time, on [●], 2017;

•	Call 1-800-690-6903 by 11:59 p.m., Eastern Time, on [●], 2017;

•	Deliver a duly executed proxy bearing a later date;

•	Deliver a written revocation to the Secretary; or

•	Vote in person at the Annual Meeting.

You will not revoke a proxy merely by attending the Annual Meeting. To revoke a proxy, you must take one of the actions described above.

Q.	How are my shares voted if I submit a WHITE proxy card but do not specify how I want to vote?

A.

If you submit a properly executed WHITE proxy card but do not specify how you want to vote, your shares will be voted “FOR” the election of each of the Company’s nominees for director; “FOR” advisory approval of the compensation of the Company’s Named Executive Officers; “FOR” the option of “Every One Year” as the preferred frequency for advisory votes on the compensation of the Company’s Named Executive Officers; “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017; “FOR” the Reclassification Proposal; and “FOR” the Adjournment Proposal.

Q.	Who will solicit and pay the cost of soliciting proxies?

A.

The Company has engaged D.F. King & Co. to assist in the solicitation of proxies. The Company will pay D.F. King & Co. an estimated fee of $25,000, plus reasonable expenses, for these services. The Company has also agreed to indemnify D.F. King & Co. against certain losses, costs and expenses. In addition, the Company’s directors, officers and employees may solicit proxies personally, or by mail, telephone or electronic transmission, but no additional compensation will be paid to them.

Our aggregate expenses, including those of D.F. King & Co., related to our solicitation of proxies in excess of those normally spent for an annual meeting of stockholders as a result of the possible contested solicitation and excluding salaries and wages of our regular employees, are expected to be approximately $[●], $[●] of which has been spent to date. Annex F sets forth information relating to certain of our directors and officers who are considered “participants” in our solicitation under the rules of the SEC by reason of their position as directors of the Company or because they may be soliciting proxies on our behalf.

Q.	What should I do now?

A.

You should read this proxy statement/prospectus carefully in its entirety, including the Annexes, and return your completed, signed and dated WHITE proxy card(s) by mail in the enclosed postage-paid envelope or submit your voting instructions by telephone or via the internet as soon as possible so that your Class A shares and/or Class B shares will be voted in accordance with your instructions.

Q.	Who can help answer my questions about the Annual Meeting or the Reclassification Proposal?

A.

If you have questions about the Reclassification or the other matters to be voted on at the Annual Meeting or desire additional copies of this proxy statement/prospectus or additional WHITE proxy cards, you should contact our proxy solicitor:

D.F. King & Co., Inc.

48 Wall Street

New York, New York 10005

Stockholders Call Toll Free: (866) 796-7179

Q.	Where can I find the voting results of the Annual Meeting?

A.	We plan to announce preliminary voting results at the Annual Meeting and publish final results on a Form 8-K filed with the SEC promptly after the Annual Meeting.

SUMMARY

This summary highlights selected information contained elsewhere in this proxy statement/prospectus and may not contain all the information that is important to you. This summary is qualified in its entirety by, and should be read together with, the other parts of this proxy statement/prospectus and the other documents to which this proxy statement/prospectus refers to fully understand the matters to be considered and voted upon at the Annual Meeting. In particular, you should read the annexes attached to this proxy statement/prospectus. For a discussion of the risk factors that you should carefully consider, see the section entitled “Risk Factors” beginning on page [●]. Most items in this summary include a page reference directing you to a more complete description of that item.

Information about the Company (See page [●])

Forest City Realty Trust, Inc.

Terminal Tower, 50 Public Square

Suite 1100

Cleveland, Ohio 44113

(216) 621-6060

The Company, a Maryland corporation, principally engages in the ownership, development, management and acquisition of office, residential and retail real estate and land throughout the United States. The Company had approximately $8.2 billion of consolidated assets in 20 states and the District of Columbia at December 31, 2016. The Company’s core markets include Boston, Chicago, Dallas, Denver, Los Angeles, Philadelphia, and the greater metropolitan areas of New York City, San Francisco and Washington, D.C. The Company’s headquarters are located at Terminal Tower, 50 Public Square, Suite 1100, Cleveland, Ohio 44113 and the telephone number at this location is (216) 621-6060.

Risk Factors (See page [●])

Before voting on any of the proposals described in the Notice of Annual Meeting of Stockholders, you should carefully consider all of the information contained in or incorporated by reference into this proxy statement/prospectus, as well as the specific factors under the heading “Risk Factors.”

2017 Annual Meeting of Stockholders (See page [●])

Date and Time:	Record Date:

[●], 2017 at [●] pm, Eastern Time	[●], 2017

Place:	Webcast:

6th floor Riverview Room of the Ritz-Carlton Hotel, Tower City Center, 1515 West Third Street, Cleveland, Ohio 44113	A webcast of the Annual Meeting will be accessible via the investor relations page of the Company’s internet site, www.forestcity.net

Annual Report and Proxy Materials

Available at www.proxyvote.com (for access, use the control number included on your WHITE proxy card) or at www.forestcity.net.

Proposals to be Considered and Voted Upon and Board Recommendations

Proposal	Description	Board Recommendation	Page
1	Election of Directors.	“FOR EACH NOMINEE RECOMMENDED BY YOUR BOARD”	[●]

2	Approval (on an advisory, non-binding basis) of the compensation of the Company’s Named Executive Officers, as described in this proxy statement/prospectus.	“FOR”	[●]

3	Vote (on an advisory, non-binding basis) on the frequency of which the Company’s stockholders will have an advisory, non-binding vote on the compensation of the Company’s Named Executive Officers.	“Every One Year”	[●]

4	Ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the Company for the year ending December 31, 2017.	“FOR”	[●]

5	The Reclassification Proposal.	“FOR”	[●]

6	The Adjournment Proposal.	“FOR”	[●]

Recent Corporate Actions

1.	Successfully completed the Merger, in connection with our plan to convert to REIT status commencing with the year ending December 31, 2016.

2.

Published our fourth Corporate Social Responsibility Report according to the Global Reporting Initiative (“GRI”) framework and achieved an MSCI Environmental, Social, and Governance (“ESG”) rating of A and Global Real Estate Sustainability Benchmark (“GRESB”) Green Star Recognition for the second straight year (see page [●]).

3.	Reinstituted a quarterly dividend in the first quarter of 2016.

4.	Implemented a new organizational structure to improve efficiencies and operating margins.

5.	Established new segment reporting to align to our new organizational structure, based on the Company’s real estate operations, real estate development and corporate support service functions.

6.	Entered into an agreement to effect the Reclassification, subject to stockholder approval at the Annual Meeting (see page [●]).

7.	Agreed to implement a majority voting standard in uncontested elections of directors with a resignation policy, effective upon the effective date of the Reclassification.

8.	Appointed a non-executive Chairman of the Board.

Election of Directors (See page [●])

Nominee	Class	Director Since	Independent

Non-Executive Chairman: James A. Ratner

Lead Director: Scott S. Cowen

Director Terms: 1 Year

Required Vote: Plurality of votes cast

Board Meetings in 2016: 5

Standing Board Committee Meetings:

Audit Committee (the “Audit Committee”) (8); Compensation Committee (the “Compensation Committee”) (7); and Corporate Governance & Nominating Committee (the “Corporate Governance & Nominating Committee”) (8)

Director Attendance: Averaged 96.7% and no director attended fewer than 84.6% of the meetings of the Board and those committees on which the director served

Arthur F. Anton	A	2010	Yes
Kenneth J. Bacon	A	2012	Yes
Scott S. Cowen	A	1989	Yes
Michael P. Esposito, Jr.	A	1995	Yes
Christine R. Detrick	B	2014	Yes
Deborah L. Harmon	B	2008	Yes
David J. LaRue	B	2011	No
Brian J. Ratner	B	1993	No
Deborah Ratner Salzberg	B	1995	No
James A. Ratner	B	2017	No
Ronald A. Ratner	B	1985	No
[●]	B	N/A
[●]	B	N/A

Executive Compensation (See page [●])

Our executive compensation program is intended to support our core values, drive long-term growth and stockholder value creation and reinforce our culture of accountability, integrity, responsibility, legal compliance, ethical behavior and transparency.

Key Objectives of our Executive Compensation Program:

• Focus senior management on key business objectives as reflected in our annual business plan and strategic plan that support our ultimate objective of maximizing long-term stockholder value.	• Attract and retain highly-talented employees to lead our continued growth and success and reward them for their contributions toward that success.

• Avoid unnecessary or excessive risk taking.	• Provide competitive pay aligned with performance in support of long-term stockholder value.

Key Components of our Executive Compensation Program:

Component	Component Objective	Performance Linkage
Base Salary	Provide base pay commensurate with level of responsibility, experience and individual performance	Partially linked (merit increases tied to individual performance)

Annual Short-Term Incentives	Align pay with the attainment of specified business objectives at the corporate, department, regional and/or individual levels	Strongly linked

Long-Term Incentives	Align pay with achievement of strategic goals and long-term stockholder value creation	Minimally (restricted stock) to Strongly (cash and performance shares) linked

Benefits & Perquisites	Provide for health, welfare and retirement needs at a reasonable shared cost	Minimally or not linked

Results of the 2016 Say on Pay Advisory Vote:

We held our annual advisory vote on the compensation of our named executive officers (“NEOs”) (“Say on Pay Vote”) at our annual meeting of stockholders on May 25, 2016. At that meeting, our stockholders overwhelmingly passed a resolution approving the compensation of our NEOs, with approximately 99.3% of the votes cast at the 2016 annual meeting approving the resolution. Overall, the Compensation Committee believes that this overwhelming level of stockholder support is evidence that our executive compensation program is appropriately structured and aligned with stockholder interests. We continue to strive to align our programs more directly with the interests of our stockholders.

Financial Performance Metrics that Impacted Compensation Decisions:

The following table provides comparisons of some of the key financial metrics, as previously reported in our Form 10-K for the year ended December 31, 2016 and Supplemental Package for the quarter ended December 31, 2016 furnished on Form 8-K, which we use in evaluating the Company’s performance and which the Compensation Committee considers when making compensation decisions:

Key Metric	Year Ended December 31,		Change
	2016	2015
Funds From Operations (“FFO”) (1)(2)	$241,733,000	$505,682,000	(52.2)%
Operating FFO (“OFFO”) (1)	$386,461,000	$337,601,000	14.5%
FFO per share (on a fully-diluted basis) (1)(2)	$0.92	$1.98	(53.5)%
OFFO per share (on a fully-diluted basis) (1)	$1.46	$1.36	7.4%
Comparable Net Operating Income (1)	$585,389,000	$567,015,000	3.2%
Net Debt to Adjusted EBITDA(3)	8.92

(1)

These measures are financial measures not presented in accordance with Generally Accepted Accounting Principles. See pages [●] and Annexes G, H and I of this proxy statement/prospectus for additional information on these measures.

(2)	2016 fiscal year results for FFO and FFO per share were significantly affected by recognition of a $299.6 million impairment on our Pacific Park Brooklyn project in Brooklyn, New York.
(3)

The metric of Net Debt to Adjusted EBITDA as used by the Compensation Committee as a performance metric and presented in this table differs slightly from Net Debt to Adjusted EBITDA as presented in our Supplemental Package for the quarter ended December 31, 2016, as furnished with the SEC on Form 8-K. See page [●] for the definition of Net Debt to Adjusted EBITDA as presented in this table.

Key Metric	Stock Price December 31,			TSR
	2016	2015	2014	1-Year	3-Year (1)
Total Shareholder Return (“TSR”): Class A Common Stock	$20.84	$21.93	$21.30	(3.43)%	3.50%

(1)	Represents an annualized rate of return. TSR based on closing price of Class A Common Stock of $19.10 on December 31, 2013 and includes any dividends paid.

Please see the “Compensation Discussion and Analysis” section beginning on page [●] of this proxy statement/prospectus and the Executive Compensation Tables beginning on page [●] for a more detailed description of our executive compensation program and practices.

The Reclassification (See page [●])

Structure of the Reclassification (See page [●])

On December 5, 2016, the Board, based upon the recommendation of a Special Committee of Class A directors (the “Special Committee”), authorized and approved the Reclassification and declared the Reclassification Amendment advisable and in the best interests of the Company. If the Reclassification Proposal is approved and the Reclassification is completed, at the Effective Time, each Class B share issued and outstanding immediately prior to the Effective Time will be reclassified and exchanged into 1.31 Class A shares. The Reclassification will not be completed unless and until the Reclassification Proposal is approved by the affirmative vote of (a) the holders of a majority of the issued and outstanding Class A shares, voting as a separate class, and (b) the holders of a majority of the issued and outstanding Class B shares, voting as a separate class. In addition, under the Reclassification Agreement, it is a condition precedent to the Company’s and RMS’s obligation to complete the Reclassification that the majority of the minority stockholder approval be obtained. If the Reclassification is completed, immediately following the Effective Time, Class A Common Stock will be the sole class of the Company’s Common Stock issued and outstanding, and each share of Class A Common Stock will have one vote upon each matter brought before a meeting of stockholders.

For additional information about the Reclassification, see the section of this proxy statement/prospectus entitled “The Reclassification.”

Reasons for the Reclassification (See page [●])

Each of the Special Committee and the Board reviewed certain pertinent factors in reaching its decisions, in the case of the Special Committee, to recommend to the Board that it: (i) authorize the Company to enter into the Reclassification Agreement, the Irrevocable Proxy and the Voting and Support Agreement, (ii) determine that the Reclassification Amendment is advisable and in the best interests of the Company and (iii) direct that the Reclassification Amendment be submitted to the holders of Class A Common Stock for their approval and recommend that the holders of Class A Common Stock approve the same, and in the case of the Board, (i) resolving that the Reclassification Agreement, Irrevocable Proxy, Voting and Support Agreement, and the transactions contemplated thereby, including the Reclassification and Reclassification Amendment, are advisable, fair and in the best interests of the Company and the stockholders, (ii) authorizing and approving the same, and (iii) resolving to recommend that the stockholders adopt the Reclassification Amendment.

The Special Committee and the Board considered the following material factors:

•	the benefits of aligning voting rights with economic ownership;

•	the realignment of RMS’s voting power and economic interests;

•	RMS’s board designation rights;

•	the Special Committee process;

•	the potential for improvement of liquidity and increased trading efficiencies;

•	the potential increased attractiveness to institutional investors of a single-class stock structure;

•	the benefits of improved governance;

•	that approval of both current classes of Common Stock is required;

•	that the Company’s and RMS’s obligation to consummate the Reclassification under the Reclassification Agreement is conditioned on the receipt of a majority of the minority stockholder approval;

•	the elimination of potential investor confusion regarding the Company’s capital structure;

•	the increased strategic flexibility; and

•	the opinion of Lazard Frères & Co. LLC (“Lazard”).

The Special Committee and the Board also considered the following factors:

•	the current equivalent economic rights of the Class A Common Stock and the Class B Common Stock;

•	that the Scopia Parties (as defined below in “—The Voting and Support Agreement”) support the Reclassification Proposal and agreed to vote in its favor;

•	certain historical trading price and trading volume differentials of the Class A Common Stock and the Class B Common Stock;

•

that the Reclassification would be dilutive to holders of Class B Common Stock with respect to their voting power and dilutive to holders of Class A Common Stock with respect to their relative economic interest in the Company;

•	the fact that the Class B Common Stock has significantly less trading liquidity than the Class A Common Stock; and

•	the interests of the Company’s officers and directors and RMS in the Reclassification.

Further, the Special Committee and the Board considered certain potentially negative factors:

•	the risk that the Reclassification might not be completed in a timely manner or at all; and

•	the risks described in the section of this proxy statement/prospectus entitled “Risk Factors.”

In addition, the Board carefully considered the following material factor:

•	the opinion of Houlihan Lokey Capital, Inc. (“Houlihan Lokey”).

For more information on the factors considered by the Special Committee and the Board, see the sections of this proxy statement/prospectus entitled “The Reclassification—Reasons for the Reclassification,” “The Reclassification—Opinion of Lazard” and “The Reclassification—Opinion of Houlihan Lokey.”

The Reclassification Agreement (See page [●])

In support of the Reclassification, on December 5, 2016, the Company entered into the Reclassification Agreement with RMS. Pursuant to the Reclassification Agreement, RMS agreed, among other things, to vote all Class B shares beneficially owned by RMS, representing approximately [●]% of the outstanding Class B Common Stock as of the Record Date, “FOR” the Reclassification Proposal (on the terms and subject to the conditions set forth in such agreement). In addition, the Company and RMS have entered into an Irrevocable Proxy, dated as of December 5, 2016 (the “Irrevocable Proxy”), appointing designated executive officers of the Company as RMS’s proxy for purposes of voting in favor of the Reclassification Proposal.

The Voting and Support Agreement (See page [●])

As previously disclosed, on December 5, 2016, the Company entered into the Voting and Support Agreement with the Scopia Parties. Pursuant to the Voting and Support Agreement, the Scopia Parties agreed, among other things and subject to certain conditions, to vote shares of Common Stock beneficially owned by them and their Associates (as defined in the Voting and Support Agreement) at the Annual Meeting as follows:

•

in favor of any and all persons nominated by the Board for election as directors (provided at least eight of the thirteen nominees have been determined to be independent directors by the Board in accordance with relevant stock exchange rules);

•	“FOR” the Reclassification Proposal and any action reasonably requested by the Company in furtherance of the foregoing; and

•

against any other action, agreement or transaction involving the Company or the Board that is intended, or would reasonably be expected, to prevent or impair or delay the consummation of the Reclassification or the other transactions contemplated by the Reclassification Agreement.

As disclosed in a Schedule 13D/A filed with the SEC by Scopia Capital Management LP, as of February 3, 2017, Scopia Capital Management LP beneficially owned 23,726,734 Class A shares (representing approximately [●]% of the outstanding Class A shares as of the Record Date). It is possible that between February 3, 2017 and the Record Date, Scopia Capital Management LP bought or sold Class A Common Stock.

The Reimbursement Agreement (See page [●])

As previously disclosed, on October 24, 2016, the Company entered into the Reimbursement Agreement with RMS. Pursuant to the Reimbursement Agreement, on the terms and subject to the conditions set forth therein, the Company agreed to reimburse RMS (together with its officers, directors, employees, beneficiaries, trustees, representatives and agents) and each Member of the Ratner Family (as defined in the Reimbursement Agreement) for various costs, fees, expenses, losses, damages and liabilities, including certain costs associated with the Reclassification and any Proceeding (as defined in the Reimbursement Agreement). Please see the section entitled “The Reclassification—The Reimbursement Agreement” beginning on page [●] for a more detailed discussion of the Reimbursement Agreement.

Interests of Certain Persons in the Reclassification (See page [●])

The Company’s directors, executive officers, the Ratner Family Members and RMS have interests in the Reclassification that are different from, or in addition to, the interests of stockholders generally. The members of the Special Committee were aware of and considered these interests, among other matters, in evaluating and negotiating the Reclassification Agreement and in determining to unanimously recommend that the Board determine that the Reclassification is advisable and in the best interests of the Company. Further, the members of the Board were aware of and considered these interests, among other matters, when the Board authorized and approved the Reclassification and declared the Reclassification Amendment advisable, fair and in the best interests of the Company. These interests are described in more detail in the section entitled “The Reclassification—Interests of Certain Persons in the Reclassification” beginning on page [●].

Conditions to the Company’s Obligation to Complete the Reclassification (See page [●])

The Company’s obligation to complete the Reclassification pursuant to the Reclassification Agreement is subject to customary conditions, including, among others:

•	the effectiveness of the Company’s Registration Statement on Form S-4 of which this proxy statement/prospectus forms a part;

•

the approval of the Reclassification Proposal by the affirmative vote of a majority of the issued and outstanding Class A shares and a majority of the issued and outstanding Class B shares (voting as separate classes) and that the majority of the minority stockholder approval be obtained;

•	the absence of any governmental order or law preventing the consummation of the Reclassification;

•	the approval by the NYSE of the listing of the Class A shares into which the Class B shares will be reclassified and exchanged; and

•	the accuracy of the representations and warranties of RMS (subject to specified materiality standards) and material compliance by RMS with its obligations under the Reclassification Agreement.

Accounting Treatment (See page [●])

At the Effective Time, each issued and outstanding Class B share will be reclassified and exchanged into 1.31 Class A shares. The Reclassification will result in approximately 24.6 million additional Class A shares being issued and approximately 18.8 million outstanding Class B shares being cancelled. The issuance of the additional Class A shares (and the elimination of all outstanding Class B shares) will increase the total outstanding shares and the weighted average shares outstanding used in the calculation of basic and fully diluted earnings per share. The increased number of Class A shares outstanding will lower the book value per share, and basic and fully diluted earnings per share will be reduced. During the year ended December 31, 2017, the Company expects to incur professional and consulting fees directly related to the Reclassification of approximately $8,700,000, which will be recorded as a reduction to additional paid-in capital.

No Appraisal Rights (See page [●])

No dissenters’ or appraisal rights, or rights of objecting stockholders under Title 3, Subtitle 2 of the MGCL will be available to holders of Class A shares or Class B shares with respect to the Reclassification Amendment or the other transactions contemplated by the Reclassification.

Regulatory Matters

We are not aware of any material regulatory requirements that must be complied with or regulatory approvals that must be obtained prior to completion of the Reclassification, other than compliance with applicable federal and state securities laws and the filing and acceptance for record of the Articles of Amendment and Restatement by the State Department of Assessments and Taxation of Maryland.

De-listing of Class B Common Stock (See page [●])

Class B shares are currently listed and traded on the NYSE under the symbol “FCE.B.” If the Reclassification is completed, each Class B share that is issued and outstanding immediately prior to the Effective Time will be reclassified and exchanged into 1.31 Class A shares at the Effective Time. As a result, the Class B Common Stock will be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), delisted from the NYSE and cease to be publicly traded.

Financial Opinions

Opinion of Lazard (See page [●])

The Special Committee retained Lazard to act as its independent financial advisor and for purposes of providing a financial opinion in connection with the Reclassification. On December 5, 2016, Lazard rendered its oral opinion to the Special Committee and the Board, subsequently confirmed in writing, that, as of such date, and based upon and subject to the assumptions, procedures, factors, qualifications and limitations set forth therein, the Exchange Ratio provided for in the Reclassification was fair, from a financial point of view, to the holders of Class A Common Stock (other than Class A Common Stock held by the RMS Group), solely in their capacity as holders of Class A Common Stock, with respect to such Class A Common Stock and without taking into account any Class B Common Stock held by such holders.

The full text of Lazard’s written opinion, dated December 5, 2016, which sets forth the assumptions made, procedures followed, factors considered and qualifications and limitations on the review undertaken by Lazard in connection with its opinion, is attached to this proxy statement/prospectus as Annex D and is incorporated into this proxy statement/prospectus by reference. The summary of Lazard’s opinion is qualified in its entirety by reference to the full text of the opinion. We encourage you to read Lazard’s opinion, and the section entitled “The Reclassification—Opinion of Lazard” beginning on page [●], carefully and in their entirety. Lazard’s opinion was directed to the Special Committee and the Board (in each case, in its capacity as such) for the information and assistance of the Special Committee and the Board in connection with their evaluation of the Reclassification. Lazard’s opinion did not address any other aspect of the Reclassification and was not intended to and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to the Reclassification or any matter relating thereto.

Opinion of Houlihan Lokey (See page [●])

The Company retained Houlihan Lokey for purposes of providing a financial opinion in connection with the Reclassification. On December 5, 2016, Houlihan Lokey verbally rendered its opinion to the Board (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion addressed to the Board dated December 5, 2016), as to the fairness, from a financial point of view, of the Exchange Ratio provided for in the Reclassification pursuant to the Reclassification Agreement to the holders of Class B Common Stock (other than RMS Group) (solely in their capacity as holders of shares of Class B Common Stock, with respect to such Class B Common Stock, and without taking into account any shares of Class A Common Stock held by such holders), as of December 5, 2016, based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in preparing its opinion.

Houlihan Lokey’s opinion was directed to the Board (in its capacity as such) and only addressed the fairness, from a financial point of view, of the Exchange Ratio provided for in the Reclassification, pursuant to the Reclassification Agreement, to the holders of Class B Common Stock (other than RMS Group) (solely in their capacity as holders of shares of Class B Common Stock, with respect to such Class B Common Stock, and without taking into account any shares of Class A Common Stock held by such holders) and did not address any other aspect or implication of the Reclassification or any other agreement, arrangement or understanding. The summary of Houlihan Lokey’s opinion in this proxy statement/prospectus is qualified in its entirety by reference to the full text of its written opinion, which is attached as Annex E to this proxy statement/prospectus and describes the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in connection with the preparation of its opinion. However, neither Houlihan Lokey’s opinion nor the summary of its opinion and the related analyses set forth in this proxy statement/prospectus are intended to be, and do not constitute, advice or a recommendation to the Special Committee, the Board, any security holder of the Company or any other person as to how to act or vote with respect to any matter relating to the Reclassification. See the section of this proxy statement/prospectus entitled “The Reclassification—Opinion of Houlihan Lokey.”

Material U.S. Federal Income Tax Consequences of the Reclassification (See page [●])

The Reclassification is intended to qualify as a recapitalization within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended (the “Code”). In connection with the filing of the registration statement of which this proxy statement/prospectus is a part, the Company has received a legal opinion from Sullivan & Cromwell LLP (“Sullivan & Cromwell”) to the effect that the Reclassification so qualifies. Accordingly, it generally will not result in the recognition of any income, gain or loss for United States federal income tax purposes, except with respect to any cash received by holders of Class B Common Stock in lieu of fractional shares.

Holders of Class B Common Stock should read the section entitled “Material U.S. Federal Income Tax Consequences” for a more complete discussion of the U.S. federal income tax consequences of the Reclassification. Tax matters can be complicated, and the tax consequences of the Reclassification to a particular holder will depend on such holder’s individual facts and circumstances. All holders of Class B Common Stock should consult their own tax advisors to determine the specific tax consequences of the Reclassification to them.

Shares Owned by Directors and Executive Officers

Based on the [●] Class A shares and the [●] Class B shares issued and outstanding as of the Record Date, the issued and outstanding Class A shares represent approximately [●]% and [●]% of the outstanding economic and voting interest in the Company, respectively, and the issued and outstanding Class B shares represent approximately [●]% and [●]% of the outstanding economic and voting interest in the Company, respectively.

At the close of business on the Record Date, the Company’s directors and executive officers and their affiliates were entitled to vote [●] Class A shares and [●] Class B shares. This represents approximately [●]% of the issued and outstanding Class A shares and [●]% of the issued and outstanding Class B shares as of the Record Date.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The following table presents selected historical consolidated financial data as of the dates and for the periods indicated for the Company. The operating results presented in the table below are not necessarily indicative of the results to be expected for any future period.

The selected statement of operations data presented below for the years ended December 31, 2016, 2015 and 2014 and the selected balance sheet data as of December 31, 2016 and 2015 have been derived from the Company’s audited consolidated financial statements and related notes thereto incorporated by reference into this proxy statement/prospectus. The selected statement of operations data presented below for the eleven months ended December 31, 2013 and fiscal year ended January 31, 2013 and the selected balance sheet data as of December 31, 2014, December 31, 2013 and January 31, 2013 have been derived from the Company’s audited consolidated financial statements and related notes thereto, which are not incorporated by reference into this proxy statement/prospectus.

The information set forth below does not provide all of the information contained in the Company’s financial statements, including the related notes. It is important for you to read the following summary of selected financial data together with the other information contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, including the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the consolidated financial statements and related notes therein. See the section entitled “Where You Can Find More Information” beginning on page [●].

	Years Ended			11 Months Ended	Year Ended
	December 31, 2016	December 31, 2015	December 31, 2014	December 31, 2013	January 31, 2013
	(in thousands, except share and per share data)
Operating Results:
Total revenues	$929,483	$978,231	$849,357	$893,740	$999,714

Earnings (loss) from continuing operations attributable to Forest City Realty Trust, Inc.	$(206,583)	$531,552	$(7,862)	$34,595	$(16,779)
Earnings (loss) from discontinued operations attributable to Forest City Realty Trust, Inc.	48,181	(35,510)	267	(39,902)	53,204

Net earnings (loss) attributable to Forest City Realty Trust, Inc.	$(158,402)	$496,042	$(7,595)	$(5,307)	$36,425

Diluted Earnings per Common Share:
Earnings (loss) from continuing operations attributable to Forest City Realty Trust, Inc.	$(0.80)	$2.10	$(0.04)	$0.17	$(0.28)
Earnings (loss) from discontinued operations attributable to Forest City Realty Trust, Inc.	0.19	(0.13)	—	(0.20)	0.30

Net earnings (loss) attributable to Forest City Realty Trust, Inc.	$(0.61)	$1.97	$(0.04)	$(0.03)	$0.02

Weighted Average Diluted Shares Outstanding	258,509,970	250,848,286	198,480,783	194,031,292	172,621,723

Cash dividend declared and paid per share-Class A and B Common Stock	$0.24	$—	$—	$—	$—

Special, one-time distribution declared and paid per share-Class A and B Common Stock	$0.10	$—	$—	$—	$—

	December 31, 2016	December 31, 2015	December 31, 2014	December 31, 2013	January 31, 2013
	(in thousands)
Financial Position:
Consolidated assets	$8,228,597	$9,923,150	$8,731,352	$8,874,117	$10,517,729
Real estate, at cost (1)	7,915,565	9,613,342	8,328,987	8,475,571	10,026,010
Long-term debt, net, primarily nonrecourse mortgages and notes payable, net (1)	3,566,282	4,662,342	4,854,613	5,201,598	6,678,926

(1)	Includes applicable balances associated with assets and liabilities held for sale, land held for divestiture and development project held for sale.

SUMMARY UNAUDITED PRO FORMA CONDENSED FINANCIAL DATA

The following table presents selected financial data from the unaudited pro forma condensed consolidated balance sheet as of December 31, 2016 included in this proxy statement/prospectus. The unaudited pro forma condensed consolidated balance sheet is presented as if the Reclassification had occurred on December 31, 2016. Certain professional and consulting fees incurred directly related to the Reclassification were recorded as a reduction to additional paid-in capital, in accordance with applicable accounting requirements when raising permanent equity. This proxy statement/prospectus does not present an unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2016, because, except for the adjustment to the basic and diluted share amounts presented in the section entitled “—Comparative Historical and Pro Forma Per Share Data,” there are no adjustments required to reflect events of a continuing nature or to eliminate one-time costs from the results of this period.

The unaudited pro forma condensed financial data is based on the estimates and assumptions set forth in the notes to such data, which are preliminary and have been made solely for the purposes of developing such pro forma information. The unaudited pro forma condensed financial data is not necessarily indicative of the financial position that would have occurred had the Reclassification been completed as of the date indicated, nor are they necessarily indicative of any future financial position. This information should be read in conjunction with the unaudited pro forma condensed consolidated balance sheet and related notes and the historical financial statements and related notes of the Company included in or incorporated by reference into this proxy statement/prospectus. All assumptions used in the following pro forma consolidated financial data are described under “Unaudited Pro Forma Condensed Consolidated Balance Sheet.”

Pro Forma
As of
December 31, 2016
(in thousands)
Condensed Consolidated Balance Sheet
Real estate, net	$6,473,559
Cash and equivalents	174,619
Restricted cash	149,300
Notes and accounts receivable, net	591,726
Investments in and advances to unconsolidated entities	564,779
Other assets	274,614

Total Assets	$8,228,597

Mortgage debt and notes payable, nonrecourse	$3,120,833
Revolving credit facility	—
Term loan facility, net	333,268
Convertible senior debt, net	112,181
Accounts payable, accrued expenses and other liabilities	735,424
Cash distributions and losses in excess of investments in unconsolidated entities	150,592

Total liabilities	$4,452,298
Total shareholders equity	3,275,138
Noncontrolling interest	501,161

Total Equity	3,776,299

Total Liabilities and Equity	$8,228,597

COMPARATIVE HISTORICAL AND PRO FORMA PER SHARE DATA

The following tables present selected historical per share data for the Company and selected unaudited pro forma per share data after giving effect to the Reclassification.

This information should be read in conjunction with the selected historical financial information included in or incorporated by reference into this proxy statement/prospectus and the historical financial statements and related notes that are included in or incorporated by reference into this proxy statement/prospectus. See the section entitled “Where You Can Find More Information” beginning on page [●] of this proxy statement/prospectus.

The unaudited pro forma financial data are presented for informational purposes only, and have been prepared on the basis of the Reclassification being in effect during the period presented below. The unaudited pro forma financial data are not necessarily indicative of the financial position or operating results that would have occurred had the Reclassification been effective during the period presented below, nor are they necessarily indicative of any future financial position or operating results.

Historical Data Per Share

The historical book value per share data presented below is computed by dividing total stockholders’ equity of $3,283,838,000 on December 31, 2016 by the number of shares outstanding on that date.

As of or for the year ended December 31, 2016
Loss from continuing operations attributable to common stockholders per share:
Basic	$(0.80)
Diluted	$(0.80)
Book value per share	$12.69
Cash dividends per share	$0.34

Unaudited Pro Forma Data Per Share

The pro forma book value per share as of December 31, 2016 is computed by dividing pro forma stockholders’ equity of $3,275,138,000 by the pro forma number of shares assumed to be outstanding on that date.

Pro Forma
As of or for the year ended December 31, 2016
Loss from continuing operations attributable to common stockholders per share:
Basic	$(0.78)
Diluted	$(0.78)
Book value per share	$12.38
Cash dividends per share	$0.34

HISTORICAL MARKET PRICES AND DIVIDEND DATA

Shares of Class A Common Stock and Class B Common Stock are currently listed and traded on the NYSE under the symbols “FCE.A” and “FCE.B,” respectively. The following table sets forth the high and low sales prices of Class A Common Stock and Class B Common Stock as reported by the NYSE and the quarterly cash dividends declared per share in respect of Class A Common Stock and Class B Common Stock for the calendar quarters indicated.

	Class A Common Stock				Class B Common Stock
	High	Low	Dividend		High	Low	Dividend
Fiscal Year Ended December 31, 2016
Fourth Quarter	$23.08	$17.79	$0.06		$28.41	$18.00	$0.06
Third Quarter	$24.22	$22.24	$0.06		$24.84	$22.29	$0.06
Second Quarter	$23.56	$20.50	$0.06		$23.20	$20.60	$0.06
First Quarter	$22.22	$16.44	$0.16	(1)	$22.50	$16.59	$0.16	(1)
Fiscal Year Ended December 31, 2015
Fourth Quarter	$23.73	$20.12	—		$23.82	$19.97	—
Third Quarter	$23.96	$19.34	—		$23.83	$19.76	—
Second Quarter	$25.88	$22.07	—		$25.83	$22.50	—
First Quarter	$25.90	$20.68	—		$25.81	$20.74	—
Fiscal Year Ended December 31, 2014
Fourth Quarter	$21.90	$19.03	—		$21.74	$19.20	—
Third Quarter	$21.54	$18.90	—		$21.30	$19.03	—
Second Quarter	$20.23	$18.29	—		$20.05	$18.31	—
First Quarter	$19.64	$17.53	—		$19.65	$17.65	—

(1)	Includes a special, one-time $0.10/share distribution declared and paid per share of Common Stock.

The following table presents the closing sales prices of shares of Class A Common Stock and Class B Common Stock, each as reported by the NYSE, on (i) December 5, 2016, the last trading day for which market information is available prior to the public announcement of the proposed Reclassification, and (ii) [●], 2017, the last practicable trading day prior to the date of this proxy statement/prospectus.

	Class A Common Stock		Class B Common Stock
December 5, 2016		$18.75		$19.25
[●], 2017	$	[●]	$	[●]

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus and the documents incorporated herein by reference contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to future, not past, events and often address the Company’s expected future actions and expected future business and financial performance. Forward-looking statements may be identified by the use of words such as “potential,” “expect,” “intend,” “plan,” “may,” “subject to,” “continues,” “if” and similar words and phrases. These forward-looking statements are not guarantees of future events and involve risks, uncertainties and assumptions that are difficult to predict. All statements regarding the Reclassification and expected associated costs and benefits, the likelihood of satisfaction of certain conditions to the completion of the Reclassification, whether and when the Reclassification will be completed and expected future financial performance are forward looking. Discussions of strategies, plans or intentions often contain forward-looking statements. Actual results, developments and business decisions may differ materially from those expressed or implied by such forward-looking statements. Important factors, among others, that could cause the Company’s actual results and future actions to differ materially from those described in forward-looking statements include, but are not limited to: failure to receive stockholder approval of the Reclassification Proposal, any other delays with respect to, or the failure to complete, the Reclassification, the ability to carry out future transactions and strategic investments, as well as the acquisition related costs, unanticipated difficulties realizing expected benefits expected when entering into a transaction, the Company’s ability to qualify or to remain qualified as a REIT, its ability to satisfy REIT distribution requirements, the impact of issuing equity, debt or both, and selling assets to satisfy its future distributions required as a REIT or to fund capital expenditures, future growth and expansion initiatives, the impact of the amount and timing of any future distributions, the impact from complying with REIT qualification requirements limiting its flexibility or causing it to forego otherwise attractive opportunities beyond rental real estate operations, the impact of complying with the REIT requirements related to hedging, its lack of experience operating as a REIT, legislative, administrative, regulatory or other actions affecting REITs, including positions taken by the Internal Revenue Service, the possibility that the Company’s Board of Directors will unilaterally revoke its REIT election, the possibility that the anticipated benefits of qualifying as a REIT will not be realized, or will not be realized within the expected time period, the impact of current lending and capital market conditions on its liquidity, its ability to finance or refinance projects or repay its debt, the impact of the slow economic recovery on the ownership, development and management of its commercial real estate portfolio, general real estate investment and development risks, litigation risks, vacancies in its properties, risks associated with developing and managing properties in partnership with others, competition, its ability to renew leases or re-lease spaces as leases expire, illiquidity of real estate investments, its ability to identify and transact on chosen strategic alternatives for a portion of its retail portfolio, bankruptcy or defaults of tenants, anchor store consolidations or closings, the impact of terrorist acts and other armed conflicts, its substantial debt leverage and the ability to obtain and service debt, the impact of restrictions imposed by the Company’s revolving credit facility, term loan facility and senior debt, exposure to hedging agreements, the level and volatility of interest rates, the continued availability of tax-exempt government financing, its ability to receive payment on the notes receivable issued by Onexim in connection with their purchase of our interests in the Barclays Center and the Nets, the impact of credit rating downgrades, effects of uninsured or underinsured losses, effects of a downgrade or failure of its insurance carriers, environmental liabilities, competing interests of its directors and executive officers, the ability to recruit and retain key personnel, risks associated with the sale of tax credits, downturns in the housing market, the ability to maintain effective internal controls, compliance with governmental regulations, increased legislative and regulatory scrutiny of the financial services industry, changes in federal, state or local tax laws and international trade agreements, volatility in the market price of its publicly traded securities, inflation risks, cybersecurity risks, cyber incidents, shareholder activism efforts, conflicts of interest, risks related to its organizational structure including operating through its Operating Partnership and its umbrella partnership REIT structure. These risks and uncertainties, as well as others, are discussed in more detail in the Company’s documents filed with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, quarterly reports on Form 10-Q and Current Reports on Form 8-K. The Company expressly disclaims any obligation to update any forward-looking statement contained in this document to reflect events or circumstances that may arise after the date hereof, all of which are expressly qualified by the foregoing, other than as required by applicable law.

RISK FACTORS

In addition to the other information included in and incorporated by reference into this proxy statement/prospectus, including the matters addressed in the section entitled “Special Note Regarding Forward-Looking Statements” beginning on page [●], you should read and carefully consider the following risks before deciding how to vote on the proposals to be considered and voted upon at the Annual Meeting. In addition, you should read and consider the risks associated with the businesses of the Company found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 as updated by any subsequent Quarterly Reports on Form 10-Q, all of which are filed with the SEC and incorporated by reference into this proxy statement/prospectus. See the section entitled “Where You Can Find More Information” beginning on page [●].

The Reclassification may not benefit the Company or stockholders.

The Reclassification may not result in the recognition of stockholder value or improve the liquidity and marketability of the Company’s equity. Furthermore, market volatility, as well as general economic, market or political conditions, could cause a reduction in the market price and liquidity of shares of Class A Common Stock following the Reclassification.

The Company will incur significant costs in connection with the Reclassification, which may be in excess of those anticipated by the Company.

The Company has incurred and will incur substantial non-recurring costs and expenses in connection with the negotiation and completion of the proposed Reclassification. These costs and expenses include, among others, the costs and expenses of printing and mailing this proxy statement/prospectus, all filing and other fees paid to the SEC in connection with the Reclassification, and professional and consulting fees incurred related to the Reclassification. These costs and expenses, as well as other unanticipated costs and expenses, could have an adverse effect on the financial condition and operating results of the Company following the proposed Reclassification.

RMS, the stockholder that has the most significant voting power in the Company, has interests in the Reclassification that are different from, or in addition to, the interests of other stockholders.

As of the Record Date, RMS beneficially owned [●] Class A shares and [●] Class B shares, which represents approximately [●]% voting interest in the Company (based on the number of shares of Common Stock issued and outstanding as of the Record Date). If the Reclassification is completed, RMS will beneficially own [●] Class A shares, which will represent approximately [●]% voting interest in the Company (based on RMS’s beneficial ownership as of, and the number of shares of Common Stock issued and outstanding as of, the Record Date).

RMS is also party to the Reclassification Agreement. Pursuant to the Reclassification Agreement, on the terms and subject to the conditions set forth therein, the Company will (i) include in the slate of nominees recommended by the Board each of Brian J. Ratner, James A. Ratner, Ronald A. Ratner and Deborah Ratner Salzberg (or a replacement identified by RMS as described in the Reclassification Agreement) to stand for election as directors at the Company’s 2017, 2018 and 2019 annual stockholders meetings. In addition, so long as the Ratner Family Members, in the aggregate, continue to beneficially own 18,153,421 Class A shares (adjusted for any stock dividend, stock split, reverse stock split or similar transaction) (or any successor security) following completion of the Reclassification, on the terms and subject to the conditions set forth in the Reclassification Agreement, the Company will also include in the slate of nominees recommended by the Board two individuals designated by RMS (or, if RMS is unable to make such designation fifteen (15) business days prior to the first anniversary of mailing of the Company’s proxy statement with respect to the 2019 annual stockholder meeting, two Ratner Family Members as designated by the Board) that are reasonably acceptable to the Company’s Corporate Governance and Nominating Committee to stand for election as directors at the 2020 and 2021 annual stockholder meetings.

As a result of its significant voting power and its rights under the Reclassification Agreement, RMS has interests in the Reclassification that are different from, or in addition to, the interests of certain other stockholders. The members of the Special Committee were aware of and considered these interests, among other matters, in evaluating and negotiating the Reclassification Agreement and in determining to unanimously recommend that the Board determine that the Reclassification is advisable and in the best interests of the Company. Further, the members of the Board were aware of and considered these interests, among other matters, when the Board authorized and approved the Reclassification and declared the Reclassification Amendment advisable, fair and in the best interests of the Company.

Certain officers and directors of the Company have interests in the Reclassification that are different from, or in addition to, the interests of other stockholders.

Certain members of the Company’s management and the Board have interests in the Reclassification that are different from, or in addition to, the interests of holders of Class A shares and/or Class B shares. These interests include, among others, the Company’s agreement pursuant to the Reclassification Agreement to include in the slate of nominees recommended by the Board current directors Brian J. Ratner, James A. Ratner, Ronald A. Ratner and Deborah Ratner Salzberg (or a replacement identified by RMS as described in the Reclassification Agreement) to stand for election as directors at the Company’s 2017, 2018 and 2019 annual stockholders meetings. See the section of this proxy statement/prospectus entitled “The Reclassification—Interests of Certain Persons in the Reclassification.”

The members of the Special Committee were aware of and considered these interests, among other matters, in evaluating and negotiating the Reclassification Agreement and in determining to unanimously recommend that the Board determine that the Reclassification Amendment is advisable and in the best interests of the Company. Further, the members of the Board were aware of and considered these interests, among other matters, when the Board authorized and approved the Reclassification and declared the Reclassification Amendment advisable, fair and in the best interests of the Company.

Failure to consummate the Reclassification could adversely affect the price of the Class A Common Stock and/or the Class B Common Stock.

Under the terms of the Reclassification Agreement, the Company and RMS’s obligation to consummate the Reclassification is subject to customary conditions. The Company cannot be certain that these conditions will be satisfied. If the Reclassification Agreement is terminated for failure to satisfy a condition precedent or for any other reason, the Company and/or RMS may determine to not pursue the Reclassification.

If the Reclassification is not completed, the Company’s businesses and financial results may be adversely affected as follows:

•	the Company may experience negative reactions from the financial markets, including negative impacts on the market price of shares of Class A Common Stock and/or Class B Common Stock; and

•

the Company will have expended substantial time and resources that could otherwise have been spent on the Company’s existing businesses and the pursuit of other opportunities that could have been beneficial to the Company.

Under certain circumstances, the Company may be required to reimburse certain of RMS’s expenses even if the Reclassification Agreement is terminated.

Pursuant to the Reimbursement Agreement, on the terms and subject to the conditions set forth therein, the Company agreed to reimburse RMS (together with its officers, directors, employees, beneficiaries, trustees, representatives and agents) and each Member of the Ratner Family (as defined in the Reimbursement Agreement, which includes members of the Company’s current Board and certain executive officers) for certain costs, fees, expenses, losses, damages and liabilities. Specifically, the Company agreed to reimburse RMS (together with its officers, directors, employees, beneficiaries, trustees, representatives and agents) for reasonable and documented fees and out-of-pocket expenses of RMS’s financial, legal and public relations advisors incurred in evaluating and negotiating the Reclassification. In addition, the Company agreed to reimburse each Member of the Ratner Family (as defined in the Reimbursement Agreement, which includes members of the Company’s current Board and certain executive officers) and RMS (together with its officers, directors, employees, beneficiaries, trustees, representatives and agents) (collectively, the “Reimbursed Persons”) for (i) reasonable costs and expenses incurred by each Reimbursed Person in connection with any Proceeding (as defined in the Reimbursement Agreement) to which such Reimbursed Person is a party or otherwise involved in and (ii) any losses, damages or liabilities actually and reasonably suffered or incurred in any such Proceeding by a Reimbursed Person. These reimbursement obligations are not subject to a cap and may be potentially significant for the Company. Further, even if the Reclassification Agreement were terminated, the Company’s obligations under the Reimbursement Agreement would survive. As of December 31, 2016, the Company incurred an aggregate amount of $1,541,500 in reimbursements to the Reimbursed Persons.

The market price of shares of Class A Common stock will continue to fluctuate after the Reclassification.

If the Reclassification is completed, holders of Class B Common Stock will become holders of shares of Class A Common Stock. The market price of shares of Class A Common Stock may fluctuate significantly following completion of the Reclassification and holders of Class B Common Stock could lose some or all of the value of their investment in Class A Common Stock. In addition, the stock market has experienced significant price and volume fluctuations in recent times which, if they continue to occur, could have a significant adverse effect on the market for, or liquidity of, the Class A Common Stock, regardless of the Company’s actual operating performance.

The market price of Class A shares may decline in the future as a result of the sale of Class A shares held by former Class B stockholders or current Class A stockholders.

Based on the number of Class B shares issued and outstanding as of the Record Date, the Company expects to issue up to approximately [●] Class A shares to Class B stockholders in the Reclassification. Following their receipt of Class A shares in the Reclassification, former Class B stockholders may seek to sell the Class A shares delivered to them. Other Class A stockholders may also seek to sell Class A shares held by them following, or in anticipation of, completion of the Reclassification. These sales (or the perception that these sales may occur), coupled with the increase in the outstanding number of Class A shares, may affect the market for, and the market price of, Class A Common Stock in an adverse manner.

THE ANNUAL MEETING

Place, Date and Time

The Annual Meeting is scheduled to be held in the 6th floor Riverview Room of the Ritz-Carlton Hotel, Tower City Center, 1515 West Third Street, Cleveland, Ohio 44113, on [●], 2017 at [●] p.m., Eastern Time.

Purpose of the Annual Meeting

The Annual Meeting is being held for the purpose of considering and voting upon:

•

the election of 13 directors, each to serve until the next annual stockholders’ meeting and until a successor is duly elected and qualifies. The holders of Class A shares will be entitled as a class to elect four Class A directors and the holders of Class B shares will be entitled as a class to elect nine Class B directors;

•	the approval (on an advisory, non-binding basis) of the compensation of the Company’s Named Executive Officers, as defined in this proxy statement/prospectus;

•	the vote (on an advisory, non-binding basis) on the frequency of which the Company’s stockholders will have an advisory, non-binding vote on the compensation of the Company’s Named Executive Officers;

•	the ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the Company for the year ending December 31, 2017;

•	the Reclassification Proposal;

•	the Adjournment Proposal; and

•	such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

Recommendations of the Board

With regard to the election of directors, the Board recommends that:

•	Holders of Class A Common Stock vote “FOR” the Class A director nominees named in this proxy statement/prospectus, and;

•	Holders of Class B Common Stock vote “FOR” the Class B director nominees named in this proxy statement/prospectus.

The Board also recommends that you vote “FOR” each of the following proposals:

•	“FOR” the approval of the compensation of the Company’s Named Executive Officers, as described in this proxy statement/prospectus;

•	“Every One Year” as the preferred frequency for advisory votes on the compensation of the Company’s Named Executive Officers;

•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the Company for the year ending December 31, 2017;

•	“FOR” the Reclassification Proposal; and

•	“FOR” the Adjournment Proposal.

Record Date; Stock Entitled to Vote

Only holders of record of Class A shares and/or Class B shares at the close of business on [●], 2017 are entitled to notice of, and to vote at, the Annual Meeting and at any postponement or adjournment thereof.

Quorum

The presence, either in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting on any matter is necessary to constitute a quorum at the Annual Meeting. Shares of Common Stock represented by a properly completed proxy will be treated as present at the Annual Meeting for purposes of determining a quorum. Broker non-votes, if any, and abstentions will be counted for purposes of determining whether a quorum is present. If a share of Common Stock is present at the Annual Meeting, it is deemed present for quorum purposes throughout the meeting.

Required Vote; Abstentions and Broker Non-Votes

The vote required to approve each proposal is as follows:

•

Proposal 1 – Election of Directors: For each class of directors, the nominees receiving the greatest number of votes cast at the Annual Meeting will be elected. A proxy card marked “Withhold All” or “For All Except” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. Abstentions and broker non-votes, if any, will not be counted as votes cast for purposes of the election of directors and will have no effect on the result of the vote.

•

Proposal 2 – Non-Binding Advisory Vote to Approve Executive Compensation: The affirmative vote of a majority of all of the votes cast at the Annual Meeting is required for approval of this proposal. Abstentions and broker non-votes, if any, will not be counted as votes cast and, as a result, will have no effect on the result of the vote on this proposal.

•

Proposal 3 – Non-Binding Advisory Vote on the Frequency of the Approval of Executive Compensation: The choice among every one, two or three years as the frequency of which the Company’s stockholders will vote on the compensation of the Named Executive Officers which receives a majority of all of the votes cast at the Annual Meeting will be the frequency for the advisory vote on executive compensation that has been recommended by stockholders. In the event that no option receives a majority of the votes cast, we will consider the option that receives the highest number of votes as the preferred choice of the stockholders. Abstentions and broker non-votes, if any, will not be counted as votes cast and, as a result, will have no effect on the result of the vote on this proposal.

•

Proposal 4 – Ratification of Appointment of PricewaterhouseCoopers LLP: The affirmative vote of a majority of all of the votes cast at the Annual Meeting is required for approval of this proposal. Abstentions and broker non-votes, if any, will not be counted as votes cast and, as a result, will have no effect on the result of the vote for this proposal.

•

Proposal 5 – Reclassification Proposal: The affirmative vote of (a) the holders of a majority of the issued and outstanding shares of Class A Common Stock, voting as a separate class, and (b) the holders of a majority of the issued and outstanding shares of Class B Common Stock, voting as a separate class, is required for approval of this proposal. Abstentions and broker non-votes, if any, will have the effect of votes “AGAINST” this proposal.

•

Proposal 6 – Adjournment Proposal: The affirmative vote of a majority of all of the votes cast at the Annual Meeting is required for approval of this proposal. Abstentions and broker non-votes, if any, will not be counted as votes cast and, as a result, will have no effect on the result of the vote on this proposal.

Each Class A stockholder is entitled to one vote per Class A share and each Class B stockholder is entitled to ten votes per Class B share.

Voting by the Company’s Directors and Executive Officers

As of the Record Date, the directors and executive officers of the Company and their affiliates as a group beneficially owned and were entitled to vote [●] shares of Class A Common Stock and [●] shares of Class B Common Stock, representing [●]% of the issued and outstanding Class A shares and [●]% of the issued and outstanding Class B shares and [●]% of the total vote on matters being voted on by holders of Class A shares and Class B shares voting together. The Company currently expects that its directors and executive officers will vote their shares “FOR” the Reclassification Proposal.

As described in the section entitled “Security Ownership of Certain Beneficial Owners and Management,” Ronald A. Ratner, Brian J. Ratner and Deborah Ratner Salzberg, each a current director of the Company, have beneficial ownership and shared voting power over shares of Common Stock as a result of their status as general partners of RMS. On the terms and subject to the conditions set forth in the Reclassification Agreement, RMS agreed to vote all shares of Common Stock beneficially owned by RMS, representing [●]% of the total outstanding Class A shares as of the Record Date and [●]% of the total outstanding Class B shares as of the Record Date, in support of the Reclassification Proposal at the Annual Meeting.

How to Vote

If you are a stockholder of record at the close of business on the Record Date, you may vote in person at the Annual Meeting or authorize a proxy to vote your shares, in which case you may:

•	Submit a proxy by Mail: sign, date and mail in your WHITE proxy card using the accompanying envelope;

•	Submit a proxy by Telephone: submit a proxy by calling 1-800-690-6903; or

•	Submit a proxy via the internet: connect to the internet site www.proxyvote.com and follow the directions provided.

The WHITE proxy card also confers discretionary authority on the individuals appointed by the Board and named on the WHITE proxy card to vote the shares represented by the WHITE proxy card on any other matter that is properly presented for consideration at the Annual Meeting and any postponement or adjournment thereof.

Detailed instructions for using the telephone and internet options for voting by proxy are set forth on the WHITE proxy card accompanying this proxy statement. Because the internet and telephone services authenticate stockholders by use of a control number, you must have the WHITE proxy card available in order to use these services to authorize a proxy to vote. Proxies submitted by telephone or internet must be received by 11:59 p.m., Eastern Time, on [●], 2017. If you choose to authorize a proxy to vote by telephone or internet, you do not need to return the WHITE proxy card.

If you submit a properly executed WHITE proxy card but do not specify how you want to vote, your shares will be voted “FOR” the election of each of the Company’s nominees for director; “FOR” advisory approval of the compensation of the Company’s Named Executive Officers; for the option of “Every One Year” as the preferred frequency for advisory votes on the compensation of the Company’s Named Executive Officers; “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017; “FOR” the Reclassification Proposal and “FOR” the Adjournment Proposal. The proxy holders will vote all proxies in their discretion on any other matters that may properly come before the Annual Meeting.

If your shares of Common Stock are held in “street name” by a broker, bank, trust or other nominee, then you are not the stockholder of record. In that case, to vote in person at the Annual Meeting, you must obtain a legal proxy from your broker, bank, trust or other nominee and present it at the Annual Meeting.

No Appraisal Rights

No dissenters’ or appraisal rights, or rights of objecting stockholders under Title 3, Subtitle 2 of the MGCL will be available to holders of Class A shares or Class B shares with respect to the Reclassification Amendment or the other transactions contemplated by the Reclassification.

Results of the Annual Meeting

The preliminary voting results will be announced at the Annual Meeting. In addition, within four business days following the Annual Meeting, the Company will file the final voting results with the SEC on a Current Report on Form 8-K, provided that the final voting results have been certified within that four business day period. If the final voting results have not been certified within that four business day period, the Company will report the preliminary voting results on a Current Report on Form 8-K at that time and will file an amendment to the Current Report on Form 8-K to report the final voting results within four business days of the date that the final results are certified.

STOCKHOLDERS SHOULD CAREFULLY READ THIS PROXY STATEMENT/PROSPECTUS IN ITS ENTIRETY FOR MORE DETAILED INFORMATION CONCERNING THE MATTERS TO BE CONSIDERED AND VOTED ON AT THE ANNUAL MEETING.

THE RECLASSIFICATION

The descriptions of the material terms of the Reclassification and the Reclassification Agreement set forth below are not intended to be complete descriptions thereof. These descriptions are qualified by reference to (i) the proposed amended and restated charter of the Company attached to this proxy statement/prospectus as Annex A, and (ii) the Reclassification Agreement attached to this proxy statement/prospectus as Annex B and incorporated by reference herein. The Company urges all stockholders to read these documents carefully and in their entirety.

Information about the Company

Forest City Realty Trust, Inc.

Terminal Tower, 50 Public Square

Suite 1100

Cleveland, Ohio 44113

(216) 621-6060

The Company, a Maryland corporation, principally engages in the ownership, development, management and acquisition of office, retail and residential real estate and land throughout the United States. The Company had approximately $8.2 billion of consolidated assets in 20 states and the District of Columbia at December 31, 2016. The Company’s core markets include Boston, Chicago, Dallas, Denver, Los Angeles, Philadelphia, and the greater metropolitan areas of New York City, San Francisco and Washington, D.C. The Company’s headquarters are located at Terminal Tower, 50 Public Square, Suite 1100, Cleveland, Ohio 44113 and the telephone number at this location is (216) 621-6060. The Company’s Common Stock trades on the NYSE under the symbols “FCE.A” and “FCE.B”. For additional information about the Company and its businesses, see the section of this proxy statement/prospectus entitled “Where You Can Find More Information.”

Structure of the Reclassification

The Reclassification will be effectuated through an amendment and restatement of the Company’s charter, substantially in the form of Articles of Amendment and Restatement attached to this proxy statement/prospectus as Annex A. If the Reclassification is completed, upon the acceptance for record of the Articles of Amendment and Restatement by the State Department of Assessments and Taxation of Maryland, the Company’s charter will be amended and restated such that, at the Effective Time, each Class B share issued and outstanding immediately prior to the Effective Time will be reclassified and exchanged into 1.31 Class A shares. Immediately following the Effective Time, the Class A Common Stock will be the sole class of the Company’s authorized common stock.

No fractional shares will be issued in the Reclassification. All fractional shares of Class A Common Stock that a holder of Class B Common Stock would otherwise be entitled to receive as a result of the Reclassification will be aggregated and, if a fractional share results from such aggregation, such holder will be entitled to receive, in lieu thereof, an amount in cash without interest determined as follows: the Exchange Agent will (i) aggregate such fractional interests, (ii) sell the shares resulting therefrom and (iii) allocate and distribute the net proceeds received from the sale (after deducting commissions and other expenses arising from such sale), without interest, among the holders of the fractional interests as their respective interests appear.

Background of the Reclassification

As part of its ongoing evaluation and review of the Company and its business, the Board has periodically reviewed the Company’s equity capital structure and considered whether maintaining the dual-class structure of the Company’s common equity remained in the best interests of the Company and its stockholders. As part of these reviews, the Board has discussed and solicited the input of its stockholders with respect to the Company’s dual-class stock structure.

On August 18, 2016, the Board discussed whether it should explore the possibility of eliminating the Company’s dual-class stock structure. At the conclusion of the discussion, the Board designated a special committee of independent Class A directors to explore the possibility of eliminating the Company’s dual-class stock structure, and authorized the Special Committee to retain legal counsel and financial advisors at the Company’s expense. The Board also approved a charter of the Special Committee, which provided that the Board would not authorize a reclassification unless and until it had received the affirmative recommendation of the Special Committee in favor of such reclassification. In view of the fact that RMS and RMS’s controlling families hold substantially all of the Class B Common Stock, the Board further determined that it would be advisable and in the best interests of the Company and its stockholders for RMS and RMS’s controlling families to analyze a potential reclassification, and resolved to reimburse RMS for reasonable costs and expenses incurred by RMS in evaluating the advisability of a potential reclassification, which determination was later memorialized in the Reimbursement Agreement executed on October 24, 2016.

Following the August 18 Board meeting, the Special Committee held initial meetings on August 19 and August 24, 2016 and retained Lazard to act as its financial advisor and Sullivan & Cromwell to act as its legal counsel.

On August 28, September 10, September 17, and September 24, 2016, the Special Committee met telephonically, together with representatives of Lazard and Sullivan & Cromwell, to discuss various preliminary matters related to a potential reclassification, and, at the September 17 and September 24 meetings, to discuss certain preliminary analyses prepared by representatives of Lazard. At the conclusion of the September 24th meeting, the Special Committee determined that Dr. Scott S. Cowen, the Chairman of the Special Committee, would meet with Charles A. Ratner, the principal representative of RMS, to discuss a potential reclassification.

On September 28, 2016, Dr. Cowen and Charles A. Ratner spoke telephonically and later met in person on October 5, 2016 to continue their discussion of the Special Committee and RMS’s respective views on a potential reclassification. Also on October 5, at the direction of the Special Committee, representatives of Lazard met with representatives of Morgan Stanley & Co. LLC (“Morgan Stanley”), financial advisor to RMS, to discuss the potential reclassification.

On October 9, 2016, the Special Committee met telephonically, together with representatives of Lazard and Sullivan & Cromwell. At the meeting, Dr. Cowen updated the Special Committee on his discussions with Charles A. Ratner. A representative of Lazard also updated the Special Committee on discussions during the previous week between representatives of Lazard and Morgan Stanley regarding the potential reclassification. The Special Committee then discussed certain preliminary financial analyses prepared by representatives of Lazard. At the conclusion of the October 9th meeting, the Special Committee directed representatives of Lazard to convey to representatives of Morgan Stanley the preliminary perspective of the Special Committee on financial terms on which an agreement could be reached to eliminate the Company’s dual-class stock structure.

On October 11, 2016, the Special Committee met telephonically, together with representatives of Lazard and Sullivan & Cromwell. At the meeting, representatives of Lazard updated the Special Committee on their discussion earlier that day with representatives of Morgan Stanley. Later on October 11, following the meeting of the Special Committee, Charles A. Ratner informed Dr. Cowen that it appeared that the perspectives of the Special Committee and RMS on financial terms for a potential reclassification were far apart.

On October 12, 2016, the Special Committee met telephonically, together with representatives of Lazard and Sullivan & Cromwell. At the meeting, Dr. Cowen updated the Special Committee regarding his discussions with Charles A. Ratner. The Special Committee directed representatives of Lazard to convey to representatives of Morgan Stanley that the Special Committee was not prepared to support a reclassification on financial terms reflecting the perspective of RMS. Representatives of Lazard conveyed this message to representatives of Morgan Stanley on October 13, 2016.

On October 14, 2016, Charles A. Ratner telephoned Dr. Cowen to request that they meet in person on October 16, 2016, to discuss the potential reclassification, to which Dr. Cowen agreed.

At the October 16, 2016 meeting, at the request of Charles A. Ratner, Dr. Cowen agreed that the Special Committee, along with representatives of Lazard and Sullivan & Cromwell, would meet telephonically with representatives of RMS and Morgan Stanley to discuss Morgan Stanley’s perspectives on the potential reclassification and the differences between the Special Committee’s perspective and RMS’s perspective, understanding that RMS was focused on precedents based upon premium as a percentage of total market capitalization while the Special Committee was focused on that and the premium as a percentage of the per share stock price.

On October 17, 2016, the Company’s independent directors held a telephonic meeting, at which Dr. Cowen provided an update on the Special Committee process to date.

On October 18, 2016, the Special Committee, along with representatives of Lazard and Sullivan & Cromwell, met in person with representatives of RMS and Morgan Stanley, with certain attendees participating telephonically where each of Morgan Stanley and Lazard discussed their respective financial perspectives on the potential reclassification.

Later on October 18, 2016, the Special Committee instructed Lazard to communicate to Morgan Stanley that, unless there were a willingness on the part of RMS to entertain a proposal at an exchange ratio much closer to the Special Committee’s financial perspective than to RMS’s financial perspective, then the parties would be too far apart for there to be a reasonable basis to continue conversations. On October 20, 2016, representatives of Lazard and Morgan Stanley met telephonically, and representatives of Lazard communicated such message to representatives of Morgan Stanley.

On October 22, 2016, the Special Committee met telephonically, together with representatives of Lazard and Sullivan & Cromwell. At the meeting, based on discussions to date with representatives of RMS, the Special Committee concluded that while the Special Committee planned to keep an open dialogue with RMS regarding a potential reclassification, the Special Committee did not at the time believe it would be able to reach an agreement with RMS on mutually acceptable terms.

Thereafter, Dr. Cowen and Charles A. Ratner agreed that the Special Committee and RMS were unable to reach an agreement for a reclassification at that time but would continue to maintain a dialogue regarding a potential reclassification.

On October 26, 2016, the Company issued a press release that stated, among other things, that the Board had established the Special Committee, that the Special Committee and representatives of RMS had engaged in good faith negotiations, that the Special Committee and RMS were unable to reach an agreement at that time on mutually acceptable terms, and that the Special Committee and RMS were planning to keep an open dialogue with respect to a potential reclassification transaction.

Consistent with the approach of keeping an open dialogue, on November 8, 2016, the Special Committee met telephonically, together with representatives of Lazard and Sullivan & Cromwell, to discuss the possibility of delivering a non-binding proposal to RMS. At the conclusion of the discussion, the Special Committee determined to deliver a non-binding written proposal (the “Written Proposal”) to RMS that contemplated (i) that each Class B share would be reclassified and exchanged into 1.2 Class A shares and (ii) classifying the Board into three classes, with two persons designated by RMS serving as initial Class II Directors (with their initial term expiring at the 2019 annual stockholders’ meeting), and two persons designated by RMS serving as initial Class III Directors (with their initial term expiring at the 2020 annual stockholders’ meeting). The Special Committee further directed a representative of Lazard to deliver the Written Proposal to representatives of Morgan Stanley, which occurred on November 9, 2016.

On November 15, 2016, the Special Committee met and discussed the possibility of Dr. Cowen meeting with representatives of RMS on behalf of the Special Committee on November 18, 2016 to discuss the Written Proposal.

On November 18, 2016, Dr. Cowen met in person with representatives of RMS, including Messrs. Charles A., James A., and Albert B. Ratner to discuss the Written Proposal.

On November 19, 2016, the Special Committee met telephonically, together with representatives of Lazard and Sullivan & Cromwell. Dr. Cowen updated the Special Committee on his meeting with representatives of RMS the prior day. At the conclusion of the discussion, the Special Committee affirmed that Dr. Cowen would continue discussions with RMS and negotiate on behalf of the Special Committee.

On November 28, 2016, Dr. Cowen met in person with Charles A. and Albert B. Ratner, representatives of RMS. At this meeting, Messrs. Charles A. and Albert B. Ratner suggested that RMS would be amenable to continue discussions on the basis of a possible reclassification under which (i) each Class B share would be reclassified and exchanged into 1.4 Class A shares and (ii) the Board would be divided into three classes, with two persons designated by RMS serving as initial Class II Directors (with their initial term expiring at the 2019 annual stockholders’ meeting), and two persons designated by RMS serving as initial Class III Directors (with their initial term expiring at the 2020 annual stockholders’ meeting). Dr. Cowen responded with a proposal that contemplated (i) that each Class B share would be reclassified and exchanged into 1.28 Class A shares and (ii) an annually elected Board with no director designation rights for RMS. Dr. Cowen indicated that he no longer considered classifying the Board on the terms contemplated by the Written Proposal favorably due to the meaningfully higher exchange ratio contained in this proposal. Later that day, the Special Committee met telephonically, together with representatives of Lazard and Sullivan & Cromwell and Dr. Cowen provided an update and solicited feedback on the discussions he had with representatives of RMS.

On November 29, 2016, Dr. Cowen met in person with Charles A. and Albert B. Ratner, representatives of RMS. At such meeting, Messrs. Charles A. and Albert B. Ratner suggested that RMS would be amenable to continue discussions on the basis of a possible reclassification under which (i) each Class B share would be reclassified and exchanged into 1.34 Class A shares, (ii) RMS would have the right to designate four nominees to the Board until the 2019 annual stockholders’ meeting, and thereafter have a perpetual right to designate two nominees to the Board so long as RMS remained one of the Company’s five largest stockholders and (iii) the Board would elect James A. Ratner as non-executive Chairman until the 2019 annual stockholders’ meeting.

Later on November 29, 2016, the Special Committee met in person, with representatives of Lazard and Sullivan & Cromwell participating telephonically, to discuss RMS’s most recent proposal. At the conclusion of the discussion, the Special Committee agreed that Dr. Cowen would present a proposal to RMS that contemplated (i) that each Class B share would be reclassified and exchanged into 1.28 Class A shares, (ii) that RMS would have the right to designate four nominees to the Board until the 2019 annual stockholders’ meeting, and thereafter have a right to designate two nominees to the Board until the 2021 annual stockholders’ meeting so long as RMS held at least 7.5% of the issued and outstanding shares of Class A Common Stock and (iii) that the Board would elect James A. Ratner as non-executive Chairman until the 2019 annual stockholders’ meeting.

Later on November 29, 2016, Dr. Cowen discussed the Special Committee’s proposal in person with representatives of RMS. The discussion yielded an agreement in principle with respect to a reclassification that contemplated: (i) that each Class B share would be reclassified and exchanged into 1.31 Class A shares, (ii) that RMS would have the right to designate four nominees to the Board until the 2019 annual stockholders’ meeting, and thereafter have a right to designate two nominees to the Board until the 2021 annual stockholders’ meeting so long as RMS and members of the Ratner families held at least 75% of their post-reclassification Class A share holdings, and (iii) that the Board would elect James A. Ratner as non-executive Chairman until the 2019 annual stockholders’ meeting. After discussing and deliberating upon this agreement in principle, the Special Committee directed representatives of Sullivan & Cromwell to draft transaction documents memorializing the agreement in principle, and directed representatives of Lazard to analyze whether the Exchange Ratio was fair, from a financial point of view, to the holders of Class A Common Stock (other than Class A Common Stock held by the RMS Group), solely in their capacity as holders of Class A Common Stock, with respect to such Class A Common Stock and without taking into account any Class B Common Stock held by such holders.

On November 29, 2016, the Board held a special meeting. Members of the Company’s management, and representatives of Sullivan & Cromwell participated by invitation. At the meeting, Dr. Cowen informed the Board that the Special Committee and RMS had agreed in principle upon the terms of the Reclassification, outlined the terms of the agreement in principle, and explained that the Special Committee had directed representatives of Sullivan & Cromwell to draft transaction documents memorializing the agreement in principle for consideration by the Special Committee.

On November 30, 2016, the Company entered into a non-disclosure agreement with the Scopia Parties for the purpose of determining whether they would enter into a voting and support agreement with respect to the Reclassification. On December 1, 2016, pursuant to the non-disclosure agreement, Mr. David J. LaRue, President and Chief Executive Officer of the Company and a Class B Director, and Dr. Cowen spoke telephonically with representatives of the Scopia Parties, during which conversation the representatives of the Scopia Parties indicated they were amenable in principle to entering into such a voting and support agreement.

On December 1, 2016, the Company engaged Houlihan Lokey in connection with a request by the Board that Houlihan Lokey render to the Board an opinion as to whether the Exchange Ratio provided for in the Reclassification was fair, from a financial point of view, to the holders of Class B Common Stock (other than the RMS Group).

Between December 1 and December 5, 2016, at the direction of the Special Committee and RMS, respectively, representatives of Sullivan & Cromwell and representatives of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel to RMS, finalized transaction documents memorializing the agreement in principle reached between the Special Committee and RMS.

Between December 2 and December 5, 2016, at the direction of the Company and the Scopia Parties, respectively, representatives of Sullivan & Cromwell and representatives of Akin Gump Strauss Hauer & Feld LLP, counsel to the Scopia Parties, finalized documents memorializing the terms of the voting and support agreement discussed by Mr. LaRue, Dr. Cowen, and the representatives of the Scopia Parties.

On December 5, 2016, the Special Committee met telephonically, together with Deborah L. Harmon and Stan Ross, independent directors of the Company, the Company’s General Counsel, and representatives of Lazard, Sullivan & Cromwell, and Venable LLP (“Venable”), the Company’s Maryland counsel. At the meeting, a representative of Venable reviewed with the Special Committee the duties of the directors under Maryland law. A representative of Sullivan & Cromwell then reviewed with the Special Committee the terms of the Reclassification Agreement, the Irrevocable Proxy and the Voting and Support Agreement. A representative of Lazard then discussed with the Special Committee the financial analyses performed by representatives of Lazard at the direction of the Special Committee. A representative of Lazard also discussed with the Special Committee the various assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Lazard in preparing its opinion. At the conclusion of the discussion, Lazard verbally rendered to Special Committee its opinion (which was subsequently confirmed in writing by delivery of Lazard’s written opinion addressed to the Special Committee dated December 5, 2016) that, as of such date, and based upon and subject to the various assumptions made, procedures followed, matters considered, and qualifications and limitations described in its written opinion, the Exchange Ratio provided for in the Reclassification was fair, from a financial point of view, to the holders of Class A Common Stock (other than Class A Common Stock held by the RMS Group), solely in their capacity as holders of Class A Common Stock, with respect to such Class A Common Stock and without taking into account any Class B Common Stock held by such holders. The Special Committee then discussed and deliberated upon the Reclassification Agreement, the Irrevocable Proxy and the Voting and Support Agreement. At the conclusion of the discussion and deliberation, the Special Committee unanimously resolved to recommend to the Board that it: (i) authorize the Company to enter into the Reclassification Agreement, the Irrevocable Proxy and the Voting and Support Agreement; (ii) determine that the Reclassification Amendment is advisable and in the best interests of the Company; and (iii) direct that the Reclassification Amendment be submitted to the holders of Class A Common Stock for their approval and recommend that the holders of Class A Common Stock approve the same. The Special Committee then agreed that Dr. Cowen would present the unanimous recommendations of the Special Committee to the Board.

Later on December 5, 2016, the Board met telephonically. Also participating by invitation were members of management, as well as representatives of Sullivan & Cromwell, Venable, Lazard and Houlihan Lokey. At the meeting, a representative of Venable reviewed with the Board the duties of the directors under Maryland law. Dr. Cowen then provided an overview of the process undertaken by the Special Committee in formulating its unanimous recommendations to the Board, and delivered the unanimous recommendations of the Special Committee to the Board. A representative of Sullivan & Cromwell then reviewed with the Board the terms of the Reclassification Agreement, the Irrevocable Proxy and the Voting and Support Agreement. A representative of Lazard then discussed with the Board the financial analyses performed by representatives of Lazard at the direction of the Special Committee. A representative of Lazard further discussed with the Board the various assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Lazard in preparing its opinion. At the conclusion of this discussion, Lazard reiterated the opinion that it had rendered to the Special Committee. A representative of Houlihan Lokey then discussed with the Board the financial analyses performed by representatives of Houlihan Lokey at the direction of the Company. A representative of Houlihan Lokey further discussed with the Board the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Houlihan Lokey in preparing its opinion. At the conclusion of this discussion, Houlihan Lokey verbally rendered to the Board its opinion (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion addressed to the Board dated December 5, 2016) that, as of such date, and based upon and subject to the various assumptions made, procedures followed, matters considered, and qualifications and limitations described in its written opinion, the Exchange Ratio provided for in the Reclassification pursuant to the Reclassification Agreement was fair, from a financial point of view, to the holders of Class B Common Stock (other than the RMS Group), solely in their capacity as holders of shares of Class B Common Stock, with respect to such Class B Common Stock, and without taking into account any shares of Class A Common Stock held by such holders. The Board then discussed and deliberated upon the Reclassification Agreement, the Irrevocable Proxy and the Voting and Support Agreement. At the conclusion of the discussion and deliberation, the Board (i) resolved that the Reclassification Agreement, Irrevocable Proxy, Voting and Support Agreement, and the transactions contemplated thereby, including the Reclassification and Reclassification Amendment, are advisable, fair and in the best interests of the Company and the stockholders, (ii) authorized and approved the same, and (iii) resolved to recommend that the stockholders adopt the Reclassification Amendment.

Following the Board meeting, the Company and RMS executed the Reclassification Agreement and the Irrevocable Proxy, the terms of which are more fully described in the sections of this proxy statement/prospectus entitled “The Reclassification Agreement” and “The Reclassification—The Irrevocable Proxy,” respectively, and the Company and the Scopia Parties executed the Voting and Support Agreement, the terms of which are more fully described in the section of this proxy statement/prospectus entitled “The Reclassification—The Voting and Support Agreement.”

Before the opening of the NYSE on December 6, 2016, the Company issued a press release announcing its plan to eliminate its dual-class stock structure via the Reclassification.

Reasons for the Reclassification

The Special Committee and the Board reviewed certain pertinent factors in reaching its decisions, in the case of the Special Committee, to recommend to the Board that it: (i) authorize the Company to enter into the Reclassification Agreement, the Irrevocable Proxy and the Voting and Support Agreement, (ii) determine that the Reclassification Amendment is advisable and in the best interests of the Company and (iii) direct that the Reclassification Amendment be submitted to the holders of Class A Common Stock for their approval and recommend that the holders of Class A Common Stock approve the same, and in the case of the Board, (i) resolving that the Reclassification Agreement, Irrevocable Proxy, Voting and Support Agreement, and the transactions contemplated thereby, including the Reclassification and Reclassification Amendment, are advisable, fair and in the best interests of the Company and the stockholders, (ii) authorizing and approving the same, and (iii) resolving to recommend that the stockholders adopt the Reclassification Amendment.

The discussion in this proxy statement/prospectus of the information and factors that the Special Committee and Board considered is not intended to be exhaustive but includes the material factors considered. In view of the wide variety of factors considered and the complexity of these matters, neither the Special Committee nor the Board found it useful to, and did not attempt to, quantify, rank, or otherwise assign relative weights to these factors. In addition, the individual members of the Special Committee and the Board may have assigned different weight to different factors.

The Special Committee and the Board considered the following material factors:

•

Alignment of Voting Rights with Economic Ownership. The Reclassification would align stockholders’ voting power with their economic interests in the Company by establishing a unitary equity capital structure whereby each share of common stock of the Company is entitled to one vote. The Reclassification may, therefore, make our common stock a more attractive investment.

•

Realignment of RMS’s Voting Power and Economic Interests. Currently, RMS can effectively prevent the approval of any matter requiring the vote of Class B stockholders and elect nine directors to the Board. Following the Reclassification, RMS’s voting power would be reduced to align with its economic interests.

•

RMS Board Designation Rights. Pursuant to the Reclassification Agreement, the Company will (i) include in the slate of nominees recommended by the Board each of Brian J. Ratner, James A. Ratner, Ronald A. Ratner and Deborah Ratner Salzberg (or a replacement identified by RMS as described in the Reclassification Agreement) to stand for election as directors at the Company’s 2017, 2018 and 2019 annual stockholders meetings. In addition, following the Reclassification, so long as the Ratner Family Members, in the aggregate, continue to beneficially own 18,153,421 shares of Class A Common Stock (adjusted for any stock dividend, stock split, reverse stock split or similar transaction) (or any successor security), the Company will also include in the slate of nominees recommended by the Board two individuals designated by RMS (or, if RMS is unable to make such designation 15 business days prior to the first anniversary of mailing of the Company’s proxy statement with respect to the 2019 annual stockholder meeting, two Ratner Family Members as designated by the Board) that are reasonably acceptable to the Corporate Governance and Nominating Committee to stand for election as directors at the 2020 and 2021 annual stockholder meetings.

•

Special Committee Process. The Special Committee, which consisted entirely of independent Class A directors, negotiated the terms of the Reclassification Agreement, including the Exchange Ratio, and had the authority to not recommend that the Board approve the Reclassification (and the Board would have been precluded from approving the Reclassification under those circumstances).

•

Improvement of Liquidity and Increased Trading Efficiencies. The Reclassification is expected to provide stockholders with greater liquidity and an enhanced quality of trade execution. It should support enhanced liquidity for our stockholders by aggregating the volume of our common stock that is currently traded, thereby removing a possible impairment to the efficient trading of our shares. Greater liquidity of the Class A Common Stock following the Reclassification and exchange may allow stockholders to buy and sell larger positions with less impact on the stock price than might otherwise be the case.

•

Increased Attractiveness to Institutional Investors. Simplifying our capital structure and increasing liquidity by eliminating our dual-class stock structure could address complexity and liquidity concerns that institutional investors have expressed from time to time and may allow our common stock to be held by certain institutional investors whose investment policies do not permit them to invest in companies that have disparate voting rights in their capital structure.

•

Improved Governance. The resulting capital structure will be aligned with the trend of publicly traded companies away from dual-class capital structures, which is consistent with the policies of major national securities exchanges and institutional investors in favor of one vote per share of common stock.

•

Approval of Both Classes Required. The Reclassification Proposal must be approved by the holders of a majority of the issued and outstanding shares of Class A Common Stock, voting as a separate voting class, and the holders of a majority of the issued and outstanding shares of Class B Common Stock, voting as a separate voting class. In addition, under the Reclassification Agreement, it is a condition precedent to the Company’s and RMS’s obligation to consummate the Reclassification that the majority of the minority stockholder approval be obtained.

•

Elimination of Investor Confusion. Some investors or potential investors may not understand the differences between our Class A Common Stock and our Class B Common Stock. Eliminating our dual-class stock structure would eliminate this potential confusion.

•

Increased Strategic Flexibility. A single-class common equity structure could provide increased flexibility to structure acquisitions and equity financings by using equity as acquisition currency and for possible future offerings of our Class A Common Stock to potential investors.

•

Opinion of Lazard. On December 5, 2016, Lazard rendered its oral opinion to the Special Committee and the Board, subsequently confirmed in writing, that, as of such date, and based upon and subject to the assumptions, procedures, factors, qualifications and limitations set forth therein, the Exchange Ratio provided for in the Reclassification was fair, from a financial point of view, to the holders of Class A Common Stock (other than Class A Common Stock held by the RMS Group), solely in their capacity as holders of Class A Common Stock, with respect to such Class A Common Stock and without taking into account any Class B Common Stock held by such holders. See the section of this proxy statement/prospectus entitled “The Reclassification—Opinion of Lazard.”

The Special Committee and the Board also considered the following factors:

•	the holders of Class A Common Stock and the holders of the Class B Common Stock currently have the same per share economic interests;

•

that the Scopia Parties support the Reclassification Proposal and, pursuant to the Voting Agreement, agreed to vote (a) in favor of any and all persons nominated by the Board for election as directors (provided at least eight of the thirteen nominees have been determined to be independent directors by the Board in accordance with relevant stock exchange rules), (b) in favor of approving the Reclassification Proposal and any action reasonably requested by the Company in furtherance of the foregoing, and (c) against any other action, agreement or transaction involving the Company or the Board that is intended, or would reasonably be expected, to prevent or impair or delay the consummation of the Reclassification or the other transactions contemplated by the Reclassification Agreement;

•	certain historical trading price and trading volume differentials of the Class A Common Stock and Class B Common Stock;

•

that the Reclassification will be dilutive to holders of Class B Common Stock with respect to their voting power and dilutive to current holders of Class A Common Stock with respect to their relative economic interest in the Company;

•	the fact that the Class B Common Stock has significantly less trading liquidity than the Class A Common Stock; and

•

that certain officers, directors and RMS have interests in the Reclassification that are different from, or in addition to, those of the holders of Class A Common Stock and/or holders of Class B Common Stock.

Further, the Special Committee and the Board considered the following potentially negative factors:

•	the risk that the Reclassification might not be completed in a timely manner or at all; and

•	the risks described in the section of this proxy statement/prospectus entitled “Risk Factors.”

In addition, the Board considered the following material factor:

•

Opinion of Houlihan Lokey. On December 5, 2016, Houlihan Lokey rendered to the Board its written opinion that, as of such date, and based upon and subject to the various assumptions made, procedures followed, matters considered, and qualifications and limitations described in its written opinion, the Exchange Ratio provided for in the Reclassification pursuant to the Reclassification Agreement was fair, from a financial point of view, to the holders of Class B Common Stock (other than the RMS Group), solely in their capacity as holders of shares of Class B Common Stock, with respect to such Class B Common Stock, and without taking into account any shares of Class A Common Stock held by such holders. See the section of this proxy statement/prospectus entitled “The Reclassification—Opinion of Houlihan Lokey.”

The Irrevocable Proxy

In furtherance of its support obligations and pursuant to the Reclassification Agreement, RMS executed and delivered to the Company the Irrevocable Proxy appointing designated executive officers of the Company as RMS’s proxy for purposes of voting in favor of the Reclassification Proposal. The Irrevocable Proxy will survive until either (a) the closing of the transactions contemplated by the Reclassification Agreement or (b)  it terminates automatically in accordance with its own terms.

The Voting and Support Agreement

As previously disclosed, on December 5, 2016, the Company entered into the Voting and Support Agreement with the Scopia Parties. Pursuant to the Voting and Support Agreement, the Scopia Parties have agreed, among other things and subject to certain conditions, to vote shares of Common Stock beneficially owned by them and their Associates (as defined in the Voting and Support Agreement) at the Annual Meeting as follows: (a) in favor of any and all persons nominated by the Board for election as directors (provided at least eight of the thirteen nominees have been determined to be independent directors by the Board in accordance with relevant stock exchange rules), (b) in favor of approving the Reclassification Proposal and any action reasonably requested by the Company in furtherance of the foregoing and (c) against any other action, agreement or transaction involving the Company or the Board that is intended, or would reasonably be expected, to prevent or impair or delay the consummation of the Reclassification or the other transactions contemplated by the Reclassification Agreement.

As disclosed in a Schedule 13D/A filed with the SEC by Scopia Capital Management LP, as of February 3, 2017, Scopia Capital Management LP beneficially owned 23,726,734 Class A shares (representing approximately [●]% of the outstanding Class A shares as of the Record Date). It is possible that between February 3, 2017 and the Record Date, Scopia Capital Management LP bought or sold shares of Class A Common Stock.

The Voting and Support Agreement was filed as Exhibit 10.3 to the Current Report on Form 8-K filed by the Company on December 6, 2016, and is incorporated by reference herein. The foregoing description of various terms of the Voting and Support Agreement is qualified in its entirety by reference to the Voting and Support Agreement.

The Reimbursement Agreement

As previously disclosed, on October 24, 2016, the Company entered into the Reimbursement Agreement with RMS. Pursuant to the Reimbursement Agreement, on the terms and subject to the conditions set forth therein, the Company agreed to reimburse RMS (together with its officers, directors, employees, beneficiaries, trustees, representatives and agents) and each Member of the Ratner Family (as defined in the Reimbursement Agreement, which includes members of the Company’s current Board and certain executive officers) for certain costs, fees, expenses, losses, damages and liabilities. Specifically, the Company agreed to reimburse RMS (together with its officers, directors, employees, beneficiaries, trustees, representatives and agents) for reasonable and documented fees and out-of-pocket expenses of RMS’s financial, legal and public relations advisors incurred in evaluating and negotiating the Reclassification. In addition, the Company agreed to reimburse each Member of the Ratner Family (as defined in the Reimbursement Agreement, which includes members of the Company’s current Board and certain executive officers) and RMS (together with its officers, directors, employees, beneficiaries, trustees, representatives and agents) (collectively, the “Reimbursed Persons”) for (i) reasonable costs and expenses incurred by each Reimbursed Person in connection with any Proceeding (as defined in the Reimbursement Agreement) to which such Reimbursed Person is a party or otherwise involved in and (ii) any losses, damages or liabilities actually and reasonably suffered or incurred in any such Proceeding by a Reimbursed Person. These reimbursement obligations are not subject to a cap and may be potentially significant for the Company. Further, even if the Reclassification Agreement were terminated, the Company’s obligations under the Reimbursement Agreement would survive. As of December 31, 2016, the Company incurred an aggregate amount of $1,541,500 in reimbursements to the Reimbursed Persons.

The Reimbursement Agreement was filed as Exhibit 10.51 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, and is incorporated by reference herein. The foregoing description of the Reimbursement Agreement is qualified in its entirety by reference to the Reimbursement Agreement.

Opinion of Lazard

The Special Committee retained Lazard to act as financial advisor to the Special Committee and to render an opinion to the Special Committee and the Board as to the fairness, from a financial point of view, of the Exchange Ratio provided for in the Reclassification to the holders of Class A Common Stock (other than Class A Common Stock held by the RMS Group), solely in their capacity as holders of Class A Common Stock, with respect to such Class A Common Stock and without taking into account any Class B Common Stock held by such holders. On December 5, 2016, Lazard rendered its oral opinion to the Special Committee and the Board, subsequently confirmed in writing, that, as of such date, and based upon and subject to the assumptions, procedures, factors, qualifications and limitations set forth therein, the Exchange Ratio provided for in the Reclassification was fair, from a financial point of view, to the holders of Class A Common Stock (other than Class A Common Stock held by the RMS Group), solely in their capacity as holders of Class A Common Stock, with respect to such Class A Common Stock and without taking into account any Class B Common Stock held by such holders.

The full text of Lazard’s written opinion, dated December 5, 2016, which sets forth the assumptions made, procedures followed, factors considered and qualifications and limitations on the review undertaken by Lazard in connection with its opinion is attached to this proxy statement/prospectus as Annex D and is incorporated into this proxy statement/prospectus by reference. The summary of Lazard’s opinion set forth in this proxy statement/prospectus is qualified in its entirety by reference to the full text of Lazard’s written opinion attached as Annex D. We encourage you to read Lazard’s opinion and this section carefully and in their entirety.

Lazard’s opinion was directed to the Special Committee and the Board (in each case, in its capacity as such) for the information and assistance of the Special Committee and the Board in connection with their evaluation of the Reclassification and only addressed the fairness, from a financial point of view, of the Exchange Ratio provided for in the Reclassification to the holders of Class A Common Stock (other than Class A Common Stock held by the RMS Group) solely in their capacity as holders of Class A Common Stock, with respect to such Class A Common Stock and without taking into account any Class B Common Stock held by such holders. The Special Committee did not request Lazard to consider, and Lazard’s opinion did not address, the relative merits of the Reclassification as compared to any other transaction or business strategy in which the Company might engage or the merits of the underlying decision by the Company to engage in the Reclassification. Lazard’s opinion was not intended to and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to the Reclassification or any matter relating thereto. Lazard’s opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Lazard as of, the date of Lazard’s opinion. Lazard assumed no responsibility for updating or revising its opinion based on circumstances or events occurring after the date of Lazard’s opinion. Lazard’s opinion did not express any opinion as to the prices at which shares of Class A Common Stock or Class B Common Stock may trade at any time subsequent to the announcement of the Reclassification.

The following is a summary of Lazard’s opinion. We encourage you to read Lazard’s written opinion carefully in its entirety.

In connection with its opinion, Lazard:

•	Reviewed the financial terms and conditions of a draft, dated December 4, 2016, of the Reclassification Agreement, including the Articles of Amendment and Restatement attached thereto;

•	Reviewed certain publicly available historical business and financial information relating to the Company;

•	Reviewed various financial forecasts and other data provided to Lazard by the Company relating to the business of the Company;

•	Held discussions with members of the senior management of the Company with respect to the business and prospects of the Company;

•	Reviewed the financial terms of comparable transactions Lazard believed to be generally relevant;

•	Reviewed public information with respect to certain other companies with multiple classes of publicly traded stock Lazard believed to be generally relevant;

•	Reviewed historical stock prices and trading volumes of Class A Common Stock and Class B Common Stock;

•	Reviewed the potential pro forma financial impact of the Reclassification on the capitalization and ownership of the Company; and

•	Conducted such other financial studies, analyses and investigations as Lazard deemed appropriate.

Lazard assumed and relied upon the accuracy and completeness of the foregoing information, without independent verification of such information. Lazard did not conduct any independent valuation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company or concerning the solvency or fair value of the Company, and Lazard was not furnished with any such valuation or appraisal. With respect to the financial forecasts Lazard reviewed, Lazard assumed, with the consent of the Special Committee, that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company. Lazard assumed no responsibility for and expressed no view as to such forecasts or the assumptions on which they were based. Lazard noted that, in its judgment, the financial analyses typically utilized in the analysis of change of control merger and acquisition transactions were not applicable in considering reclassification transactions such as the Reclassification and Lazard’s conclusion with respect to fairness instead relied on analysis of the Reclassification in the context of similar reclassification transactions.

In rendering its opinion, Lazard was not authorized to, and Lazard did not, solicit indications of interest from third parties regarding a potential transaction with the Company.

In rendering its opinion, Lazard assumed, with the consent of the Special Committee, that the Reclassification would be consummated on the terms described in the Reclassification Agreement, without any waiver or modification of any terms or conditions material to Lazard’s analyses. Representatives of the Company advised Lazard, and Lazard assumed, that the Reclassification Agreement, when executed, would conform to the draft reviewed by Lazard in all respects material to Lazard’s analyses. Lazard also assumed, with the consent of the Special Committee, that obtaining any necessary approvals and consents for the Reclassification would not have an adverse effect on the Company or the Reclassification. Lazard further assumed that the Reclassification would qualify for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. Lazard’s opinion did not address any legal, tax, regulatory or accounting matters, as to which Lazard understood that the Special Committee obtained such advice as it deemed necessary from qualified professionals. Lazard expressed no view or opinion as to any terms or other aspects (other than the Exchange Ratio to the extent expressly specified in Lazard’s opinion) of the Reclassification, including, without limitation, the fairness of the Exchange Ratio to holders of Class B Common Stock, or the relative fairness of the consideration to be received in the Reclassification by the holders of Class B Common Stock, on the one hand, and the holders of Class A Common Stock, on the other hand. In addition, Lazard expressed no view or opinion as to the fairness of the amount or nature of, or any other aspects relating to, the compensation to any officers, directors or employees of any parties to the Reclassification, or class of such persons, relative to the Exchange Ratio or otherwise.

The following is a brief summary of the principal financial analysis that Lazard deemed appropriate in connection with rendering its opinion, as summarized below under “—Financial Analysis,” and Lazard also performed certain additional financial analyses as summarized below under “—Other Analyses.” The brief summary of Lazard’s analyses and reviews provided below under “—Financial Analysis” and “—Other Analyses” is not a complete description of the analyses and reviews undertaken by Lazard. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of analysis and review and the application of those methods to particular circumstances, and, therefore, is not readily susceptible to summary description. Considering selected portions of the analyses and reviews or the summary set forth below, without considering the analyses and reviews as a whole, could create an incomplete or misleading view of the analyses and reviews underlying Lazard’s opinion.

In arriving at its opinion, Lazard considered the results of all of its analyses and reviews and did not attribute any particular weight to any factor, analysis or review considered by it; rather, Lazard made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses and reviews.

For purposes of its analyses and reviews, Lazard considered industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the Company. No company, business or transaction used in Lazard’s analyses and reviews as a comparison is identical to the Company or the Reclassification, and an evaluation of the results of those analyses and reviews is not entirely mathematical. Rather, the analyses and reviews involved complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the reclassification, acquisition, public trading or other values of the companies, businesses or transactions used in Lazard’s analyses and reviews. The estimates contained in Lazard’s analyses and reviews and the ranges of valuations resulting from any particular analysis or review are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by Lazard’s analyses and reviews. In addition, analyses and reviews relating to the value of companies, businesses or securities do not purport to be appraisals or to reflect the prices at which companies, businesses or securities actually may be sold. Accordingly, the estimates used in, and the results derived from, Lazard’s analyses and reviews are inherently subject to substantial uncertainty.

The summary of the analyses and reviews provided below includes information presented in tabular format. In order to fully understand Lazard’s analyses and reviews, the tables must be read together with the full text of each summary. The tables alone do not constitute a complete description of Lazard’s analyses and reviews. Considering the data in the tables below without considering the full description of the analyses and reviews, including the methodologies and assumptions underlying the analyses and reviews, could create a misleading or incomplete view of Lazard’s analyses and reviews.

Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before December 2, 2016, and is not necessarily indicative of current market conditions.

Financial Analysis

Premiums Paid Analysis – Selected Reclassification Transactions

Lazard identified and analyzed certain publicly available financial information for 18 selected precedent reclassification transactions in which multiple classes of stock of a single company with differential voting or other governance rights were reclassified, exchanged or otherwise combined into a single class of common stock. We refer to the class of stock with lower voting power or no voting power per share as the low-vote stock. Lazard excluded from its analysis 37 reclassification transactions where (i) a significant stockholder or the holders of the shares of high-vote stock retained control of such company after giving effect to such transaction, (ii) the company’s dual-class structure was put in place in order to facilitate a spin-off or the exit of a large stockholder or other similar transaction, (iii) multiple classes of shares remained outstanding post-transaction or (iv) a company’s organizational documents provided that all classes of stock vote together with a single vote per share when considering a potential change of control transaction or that the class of high-vote stock would convert into low-vote stock after a certain period of time or upon reaching a certain threshold ownership percentage. Of the selected 18 precedent transactions, Lazard further identified nine transactions that Lazard viewed as particularly comparable to the corporate structure and stockholder profile of the Company, where the RMS Group had, as of the date of Lazard’s opinion based on publicly available information, the ability to elect 9 of the 13 directors of the Board through their 92.8% ownership of the Class B Common Stock and controls over 42% of the voting power of the Company. In particular, in each of the nine transactions, prior to the reclassification a single stockholder or group of stockholders had the power to elect a majority of the board of directors and had the effective ability to block certain corporate transactions.

Lazard reviewed (i) the transaction value premium to the low-vote stock trading price received by the holders of high-vote stock and (ii) the implied aggregate premium received by holders of high-vote stock as a percentage of market capitalization. The transaction value premium to the low-vote stock trading price was defined as the value of the aggregate cash and stock consideration received per high-vote share in a transaction (with the stock consideration valued at the low-vote stock closing price the trading day prior to announcement of the reclassification transaction) less the low-vote stock closing price on the trading day prior to announcement of the reclassification transaction (which we refer to as the Per Share Premium) relative to the closing price of the low-vote stock on the trading day prior to announcement of the reclassification transaction. The implied aggregate premium as a percentage of market capitalization was defined as the Per Share Premium multiplied by the number of high-vote shares relative to the market capitalization of the company on the trading day prior to announcement of the reclassification transaction.

The precedent transactions reviewed were:

	High Vote Premium to Low Vote Trading Price	Implied Aggregate Premium as Percentage of Market Cap
Particularly Comparable Precedent Transactions
Stewart Information Services Corporation	34.8%	1.5%
Hubbell Incorporated	28.3%	3.5%
Sotheby’s Holdings, Inc.	15.3%	4.3%
Robert Mondavi Corporation	16.5%	5.7%
Iteris Holdings, Inc.	10.0%	0.4%
Reader’s Digest Association, Inc.	29.8%	3.6%
E-Z-EM, Inc.	0%	0%
Dairy Mart Convenience Stores, Inc.	10.0%	3.0%
Remington Oil and Gas Corporation	26.6%	4.2%
Other Comparable Precedent Transactions
Aaron’s Inc.	0%	0%
Triarc Companies, Inc.	0%	0%
GameStop Corp.	0%	0%
Kaman Corporation	258.7%	7.5%
Commonwealth Telephone Enterprises, Inc.	9.0%	0.8%
Continental Airlines, Inc.	30.4%	5.5%
PacifiCare Health Systems, Inc.	8.0%	2.6%
First Oak Brook Bancshares, Inc.	0%	0%
Scott Technologies, Inc.	0%	0%

For the 18 select precedent reclassification transactions, holders of high-vote stock received an implied premium to the low-vote stock trading price ranging from 0% to 258.7%, with a median of 10%. For the nine particularly comparable reclassification transactions, holders of high-vote stock received an implied premium to the low-vote stock trading price ranging from 0% to 34.8%, with a median of 16.5%. Lazard compared the results to the 31.0% implied premium to the Class A Common Stock price as of December 2, 2016 to be received by holders of Class B Common Stock in the Reclassification.

In addition, Lazard calculated the aggregate premium received by holders of high-vote stock in the 18 precedent transactions as a percentage of the market capitalization for each of the companies, with premiums ranging from 0% to 7.5%, with a median of 2.1%. Lazard also calculated the aggregate premium received by holders of high-vote stock in the nine particularly comparable reclassification transactions as a percentage of the market capitalization for each of the companies, with premiums ranging from 0% to 5.7%, with a median of 3.5%. Lazard compared the results to the 2.2% aggregate premium as a percentage of the Company’s market capitalization as of December 2, 2016 (calculated using the number of shares outstanding for the Class A Common Stock and Class B Common Stock as of October 31, 2016 and including the Class A Common Stock issuable on an as-converted basis in respect of the Company’s in-the-money convertible senior notes) to be received by holders of Class B Common Stock in the Reclassification.

Other Analyses

The analyses and data described below were presented to the Special Committee and the Board for reference purposes only and did not provide the basis for, and were not otherwise material to, the rendering of Lazard’s opinion.

Premiums Paid Analysis – Selected Dual-Class M&A Transactions

Lazard performed a premiums paid analysis based on premiums paid in U.S. domestic merger and acquisition transactions occurring since 1996, that involved acquisitions of U.S. publicly traded companies that, at the time of the acquisition transaction, had two or more classes of common stock with different voting rights and in which an excess premium was paid to the holders of high-vote stock relative to the holders of the corresponding low-vote stock. As a result, this analysis did not include approximately 100 transactions in which no premium was paid to the holders of high-vote stock relative to the holders of the corresponding low-vote stock.

Lazard calculated the excess premium paid to the holders of the high-vote stock relative to the premium received by holders of low-vote stock. This analysis indicated that the excess premium paid to the holders of the high-vote stock compared to the holders of the low-vote stock ranged from 4.7% to 72.0%, with a median of 18.2%. Lazard then calculated the implied excess premium received by holders of high-vote stock as a percentage of the aggregate transaction consideration by dividing the aggregate high-vote premium by the aggregate transaction consideration excluding the aggregate high-vote premium, which resulted in a range of premiums from 0.5% to 5.4%, with a median of 2.8%.

Premiums Paid Analysis – Selected Real Estate M&A Transactions

Lazard performed a premiums paid analysis based on premiums paid in selected corporate U.S. real estate transactions with a transaction value between $1 billion and $20 billion where all-cash consideration was paid to the selling stockholders and that were announced from 2011 through the date of Lazard’s opinion. The analysis was based on the one-day implied premiums paid in the selected precedent transactions. Premiums paid were calculated as the percentage by which the per share consideration paid in each such transaction exceeded the closing price per share of the target companies one day prior to the earlier of the announcement date or the date of a rumored announcement of such transactions, resulting in a range from 6.6% to 35.3%, with a median of 18.6%.

Miscellaneous

In connection with Lazard’s services as the Special Committee’s financial advisor, the Company agreed to pay Lazard an aggregate fee of $5,000,000, of which $1,500,000 was payable upon the delivery of Lazard’s opinion, and the remainder of the fee, net of fully-credited $250,000 quarterly retainers, is contingent upon the consummation of the Reclassification. The Company also agreed to reimburse Lazard for certain expenses incurred in connection with Lazard’s engagement and to indemnify Lazard and certain related persons under certain circumstances against certain liabilities that may arise from or relate to Lazard’s engagement, including certain liabilities under U.S. federal securities laws.

Lazard, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, leveraged buyouts and valuations for estate, corporate and other purposes. Lazard has in the past provided, currently is providing and in the future may provide investment banking services to the Company and certain of its affiliates, for which Lazard has received and may receive compensation, including, during the past two years, having advised the Company in connection with convertible debt transactions in 2015 and 2016. In addition, in the ordinary course, Lazard and its affiliates and employees may trade securities of the Company and certain of its affiliates for their own accounts and for the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities, and may also trade and hold securities on behalf of the Company and certain of its affiliates. The issuance of Lazard’s opinion was approved by the Opinion Committee of Lazard.

Lazard is an internationally recognized investment banking firm providing a full range of financial advisory and other services. Lazard was selected to act as financial advisor to the Special Committee because of its qualifications, expertise and reputation in investment banking and mergers and acquisitions, as well as its familiarity with the business of the Company.

The Special Committee determined the Exchange Ratio to be paid to the holders of Class B Common Stock in the Reclassification through arm’s-length negotiations with RMS, and the Special Committee and the Board approved the Exchange Ratio. Lazard conducted the analyses and reviews summarized above for the purpose of providing an opinion to the Special Committee and the Board as to the fairness, from a financial point of view, of the Exchange Ratio provided for in the Reclassification to the holders of Class A Common Stock (other than Class A Common Stock held by the RMS Group), solely in their capacity as holders of Class A Common Stock, with respect to such Class A Common Stock and without taking into account any Class B Common Stock held by such holders. Lazard did not recommend any specific consideration to the Special Committee, the Board or any other person or indicate that any given consideration constituted the only appropriate consideration for the Reclassification.

Lazard’s opinion was one of many factors considered by the Special Committee and the Board. Consequently, the summary of the analyses and reviews provided above should not be viewed as determinative of the opinion of the Special Committee and the Board with respect to the Exchange Ratio or of whether the Special Committee and the Board would have been willing to recommend a different transaction or determine that a different Exchange Ratio was fair. Additionally, Lazard’s opinion is not intended to confer any rights or remedies upon any employee or creditor of the Company.

Opinion of Houlihan Lokey

On December 5, 2016, Houlihan Lokey verbally rendered its opinion to the Board (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion addressed to the Board dated December 5, 2016), as to the fairness, from a financial point of view, of the Exchange Ratio provided for in the Reclassification pursuant to the Reclassification Agreement to the holders of Class B Common Stock (other than RMS Group) (solely in their capacity as holders of shares of Class B Common Stock, with respect to such Class B Common Stock, and without taking into account any shares of Class A Common Stock held by such holders), as of December 5, 2016, based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in preparing its opinion.

Houlihan Lokey’s opinion was directed to the Board (in its capacity as such) and only addressed the fairness, from a financial point of view, of the Exchange Ratio provided for in the Reclassification, pursuant to the Reclassification Agreement, to the holders of Class B Common Stock (other than RMS Group) (solely in their capacity as holders of shares of Class B Common Stock, with respect to such Class B Common Stock, and without taking into account any shares of Class A Common Stock held by such holders) and did not address any other aspect or implication of the Reclassification or any other agreement, arrangement or understanding. The summary of Houlihan Lokey’s opinion in this proxy statement/prospectus is qualified in its entirety by reference to the full text of its written opinion, which is attached as Annex E to this proxy statement/prospectus and describes the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in connection with the preparation of its opinion. However, neither Houlihan Lokey’s opinion nor the summary of its opinion and the related analyses set forth in this proxy statement/prospectus is intended to be, and neither constitutes, advice or a recommendation to the Special Committee, the Board, any security holder of the Company or any other person as to how to act or vote with respect to any matter relating to the Reclassification.

In arriving at its opinion, Houlihan Lokey, among other things:

•	reviewed the following agreements and documents:

•	a draft, dated December 4, 2016, of the Reclassification Agreement;

•	a draft, dated December 1, 2016, of Forest City Realty Trust, Inc. Articles of Amendment and Restatement;

•	a draft, dated December 1, 2016, of Forest City Realty Trust, Inc. Amended and Restated Bylaws;

•	Forest City Realty Trust, Inc. Articles of Amendment and Restatement (as in effect upon the execution and delivery of the Reclassification Agreement); and

•	Forest City Realty Trust, Inc. Amended and Restated Bylaws (as in effect upon the execution and delivery of the Reclassification Agreement);

•	reviewed certain publicly available business and financial information relating to the Company that Houlihan Lokey deemed to be relevant;

•	spoke with certain members of the management of the Company and certain of its representatives and advisors regarding the capital structure of the Company, the Reclassification and related matters;

•	considered the publicly available financial terms of certain (i) mergers and acquisitions transactions and (ii) reclassification transactions that, in each case, Houlihan Lokey deemed to be relevant;

•

reviewed the current and historical market prices and trading volume for Class A Common Stock and Class B Common Stock, and the current and historical market prices and trading volume of the publicly traded securities of certain other companies that Houlihan Lokey deemed to be relevant; and

•	conducted such other financial studies, analyses and inquiries and considered such other information and factors as Houlihan Lokey deemed appropriate.

Houlihan Lokey relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to Houlihan Lokey, discussed with or reviewed by Houlihan Lokey or publicly available, and did not assume any responsibility with respect to such data, material and other information. Houlihan Lokey relied upon and assumed, without independent verification, that there (i) had been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to Houlihan Lokey, and (ii) was no information or any facts that would have made any of the information reviewed by Houlihan Lokey incomplete or misleading, in each case, that would have been material to Houlihan Lokey’s analyses or its opinion.

Houlihan Lokey relied upon and assumed, without independent verification, that, to the extent material to its analyses or its opinion, (a) the representations and warranties of all parties to the Reclassification Agreement and all other related documents and instruments that are referred to therein were true and correct, (b) each party to the Reclassification Agreement and such other related documents and instruments would fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the Reclassification would be satisfied without waiver thereof and (d) the Reclassification would be consummated in a timely manner in accordance with the terms described in the Reclassification Agreement and such other related documents and instruments, without any amendments or modifications thereto. Houlihan Lokey also assumed, with the consent of the Board, that the Reclassification would qualify as a tax-free transaction. Houlihan Lokey relied upon and assumed, without independent verification, that (i) the Reclassification would be consummated in a manner that complies in all respects with all applicable federal and state statutes, rules and regulations and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Reclassification would be obtained and that no delay, limitations, restrictions or conditions would be imposed or amendments, modifications or waivers made that would have an effect on the Reclassification or the Company or any expected benefits of the Reclassification that would be material to Houlihan Lokey’s analyses or its opinion. In addition, Houlihan Lokey relied upon and assumed, without independent verification, that the final forms of any draft documents identified above would not differ in any respect from the drafts of said documents in any respect material to Houlihan Lokey’s analyses or its opinion.

Furthermore, in connection with its opinion, Houlihan Lokey was not requested to make, and did not make, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of the Company or any other party, nor was Houlihan Lokey provided with any such appraisal or evaluation. Houlihan Lokey did not estimate, and expressed no opinion regarding, the liquidation value of any entity or business. Houlihan Lokey undertook no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Company is or may be a party or is or may be subject. In reaching its conclusion in its opinion, Houlihan Lokey did not perform any intrinsic valuation analyses of the Company in light of the nature of the Reclassification, in which the holders of Class B Common Stock are (i) increasing their equity ownership percentage in the Company and (ii) receiving shares of Class A Common Stock, which class of equity securities is (a) more liquid than Class B Common Stock and (b) economically identical to that of the Class B Common Stock, and such holders are not otherwise receiving cash and/or securities in another entity.

Houlihan Lokey was not requested to, and did not, (a) initiate or participate in any discussions or negotiations with, or solicit any indications of interest from, third parties with respect to the Reclassification, the securities, assets, businesses or operations of the Company or any other party or any alternatives to the Reclassification, (b) negotiate the terms of the Reclassification or (c) advise the Special Committee, the Board or any other party with respect to alternatives to the Reclassification. The opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Houlihan Lokey as of, the date of the opinion. Houlihan Lokey did not undertake, and was under no obligation, to update, revise, reaffirm or withdraw its opinion or otherwise comment on or consider events occurring or coming to its attention after the date of the opinion. Houlihan Lokey did not express any opinion as to what the value of Class A Common Stock actually would be when issued pursuant to the Reclassification or the price or range of prices at which Class A Common Stock or Class B Common Stock may be purchased or sold, or otherwise be transferable, at any time. Houlihan Lokey assumed that the Class A Common Stock to be issued in the Reclassification to the holders of Class B Common Stock would be listed on the NYSE.

Houlihan Lokey’s opinion was furnished for the use of the Board (in its capacity as such in connection with its evaluation of the Reclassification) and may not be used for any other purpose without Houlihan Lokey’s prior written consent, other than for inclusion in this proxy statement/prospectus to the extent contemplated by the letter agreement dated December 1, 2016 between the Company and Houlihan Lokey. Houlihan Lokey’s opinion was not intended to be, and does not constitute, a recommendation to the Special Committee, the Board, any security holder or any other party as to how to act or vote with respect to any matter relating to the Reclassification or otherwise.

Houlihan Lokey was not requested to opine as to, and its opinion did not express an opinion as to or otherwise address, among other things: (i) the underlying business decision of the Special Committee, the Board, the Company, its security holders or any other party to proceed with or effect the Reclassification, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the Reclassification or otherwise (other than the Exchange Ratio to the extent expressly specified therein), (iii) the fairness of any portion or aspect of the Reclassification to the holders of any class of securities, creditors or other constituencies of the Company, or to any other party, except if and only to the extent expressly set forth in the last sentence of Houlihan Lokey’s opinion, (iv) the relative merits of the Reclassification as compared to any alternative business strategies or transactions that might be available for the Company any other party, (v) the fairness of any portion or aspect of the Reclassification to any one class or group of the Company’s or any other party’s security holders or other constituents vis-à-vis any other class or group of the Company’s or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration amongst or within such classes or groups of security holders or other constituents), (vi) whether or not the Company, its security holders or any other party is receiving or paying reasonably equivalent value in the Reclassification, (vii) the solvency, creditworthiness or fair value of the

Company, or any other participant in the Reclassification, or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters or (viii) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the Reclassification, any class of such persons or any other party, relative to the Exchange Ratio or otherwise. Furthermore, no opinion, counsel or interpretation was intended in matters that constitute legal, regulatory, accounting, insurance, tax or other similar professional advice. Houlihan Lokey assumed that such opinions, counsel or interpretations had been or would be obtained from the appropriate professional sources. Furthermore, Houlihan Lokey relied, with the consent of the Board, on the assessments by the Special Committee, the Company, and their respective advisors, as to all legal, regulatory, accounting, insurance and tax matters with respect to the Company and the Reclassification or otherwise.

In performing its analyses, Houlihan Lokey considered general business, economic, industry and market conditions, financial and otherwise, and other matters as they existed on, and could be evaluated as of, the date of its opinion. No company, transaction or business used in Houlihan Lokey’s analyses for comparative purposes is identical to the Company or the proposed Reclassification and an evaluation of the results of those analyses is not entirely mathematical. As a consequence, mathematical derivations (such as the high, low, mean and median) of financial data are not by themselves meaningful and in selecting the ranges of multiples to be applied were considered in conjunction with experience and the exercise of judgment. In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold, which may depend on a variety of factors, many of which are beyond the control of the Company. Much of the information used in, and accordingly the results of, Houlihan Lokey’s analyses are inherently subject to substantial uncertainty.

Houlihan Lokey’s opinion was only one of many factors considered by the Board in evaluating the proposed Reclassification. Neither Houlihan Lokey’s opinion nor its analyses were determinative of the Exchange Ratio or of the views of the Board or management with respect to the Reclassification or the Exchange Ratio. Under the terms of its engagement by the Company, neither Houlihan Lokey’s opinion nor any other advice or services rendered by it in connection with the proposed Reclassification or otherwise should be construed as creating, and Houlihan Lokey should not be deemed to have, any fiduciary duty to, or agency relationships with, the Board or the Company or any security holder or creditor of the Company or any other person, regardless of any prior or ongoing advice or relationships. The Exchange Ratio was determined through negotiation between the Special Committee and RMS, and the decision to enter into the Reclassification Agreement was solely that of the Board.

Financial Analyses

In preparing its opinion to the Board, Houlihan Lokey performed a variety of analyses, including those described below. The summary of Houlihan Lokey’s analyses is not a complete description of the analyses underlying Houlihan Lokey’s opinion. The preparation of such an opinion is a complex process involving various quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytical methods employed and the adaptation and application of these methods to the unique facts and circumstances presented. As a consequence, neither Houlihan Lokey’s opinion nor its underlying analyses is readily susceptible to summary description. Houlihan Lokey arrived at its opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any individual analysis, methodology or factor. While the results of each analysis were taken into account in reaching Houlihan Lokey’s overall conclusion with respect to fairness, Houlihan Lokey did not make separate or quantifiable judgments regarding individual analyses. Accordingly, Houlihan Lokey believes that its analyses and the following summary must be considered as a whole and that selecting portions of its analyses, methodologies and factors, without considering all analyses, methodologies and factors, could create a misleading or incomplete view of the processes underlying Houlihan Lokey’s analyses and opinion.

The following is a summary of the material financial analyses performed by Houlihan Lokey in connection with the preparation of its opinion and reviewed with the Board on December 5, 2016. The order of the analyses does not represent relative importance or weight given to those analyses by Houlihan Lokey. The analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the analyses. Considering the data in the tables below without considering the full narrative description of the analyses, as well as the methodologies underlying, and the assumptions, qualifications and limitations affecting, each analysis, could create a misleading or incomplete view of Houlihan Lokey’s analyses.

Unless the context indicates otherwise, market capitalization values and “current” market values used in the selected companies analysis described below were calculated using the closing prices of Class A Common Stock, Class B Common Stock and the classes of common stock of the selected companies listed below as of December 2, 2016, and transaction values for the selected reclassification transactions analyses and selected mergers and acquisitions transactions described below were calculated based on the announced transaction equity prices and other public information available at the time of the announcement of the applicable selected transaction.

Selected Reclassification Transactions Analysis. Houlihan Lokey reviewed certain financial terms of 37 reclassification transactions in which two classes of publicly traded voting stock of a single company with differential voting rights were reclassified or combined into a single class of common stock. Such transactions were announced during the period from June 1998 to August 2015 and involved U.S. domiciled companies in which the holders of the high vote shares held at least 50% of the voting rights of the company and/or the ability to appoint a majority of the company’s board of directors. The companies involved in the selected transactions consisted of the following:

Month Announced	Company
Aug-2015	Hubbell Incorporated
Mar-2013	Tecumseh Products Company
Sep-2011	SunPower Corporation
Jun-2011	Benihana Inc.
Sep-2010	Aaron’s, Inc.
Oct-2009	Chipotle Mexican Grill, Inc.
Dec-2008	Mueller Water Products, Inc.
Dec-2006	GameStop Corp.
Feb-2006	Eagle Materials Corporation
Sep-2005	LocatePlus Holdings Corporation
Apr-2005	Gartner, Inc.
Mar-2005	Curtiss-Wright Corporation
Dec-2004	Agere Systems, Inc.
Oct-2003	Alberto Culver Company
Aug-2003	Pilgrim’s Pride Corporation
Aug-2003	MIPS Technologies, Inc.
May-2003	Jo-Ann Stores, Inc.
Apr-2003	Florida East Coast Industries, Inc.
Apr-2003	Commonwealth Telephone Enterprises LLC
Oct-2002	The Reader’s Digest Association, Inc.
Jul-2002	E-Z-EM, Inc.
Feb-2002	Freeport-McMoRan Copper & Gold, Inc.
Dec-2001	Michael Baker Corporation
Jul-2001	Conoco, Inc.
Mar-2001	AmSurg Corporation
Feb-2001	Raytheon Company
Dec-2000	Waddell & Reed Financial, Inc.
Nov-2000	Continental Airlines
May-2000	The J. M. Smucker Company
Apr-2000	Mitchell Energy & Development
Nov-1999	Dairy Mart Convenience Stores
Aug-1999	InfoUSA, Inc.
May-1999	PacifiCare Health Systems, LLC
Mar-1999	The Cherry Corporation
Mar-1999	First Oak Brook Bancshares Inc.
Oct-1998	Scott Technologies, Inc.
Jun-1998	Remington Oil and Gas Corp.

For each of the selected reclassification transactions, Houlihan Lokey calculated the implied premiums paid to the holders of high vote stock, taken as a percentage of (i) the low vote share price based on the closing price of such publicly traded low vote shares one day prior to the announcement of the reclassification transaction, and (ii) the aggregate equity market capitalization of the company, based on the closing share prices of all of the publicly traded shares of the respective companies one day prior to announcement of the reclassification transaction. Houlihan Lokey also calculated the implied premium to be paid to the holders of Class B Common Stock based on the same methodologies. The resulting high, median, mean and low percentages for the selected transactions, as well as those implied by the Reclassification were as follows:

	Implied Premium to Low Vote Share Price	Implied Premium as a Percentage of Market Capitalization
High	29.4%	8.3%
Median	0.0%	0.0%
Mean	4.0%	0.8%
Low	0.0%	0.0%
The Company	31.0%	2.2%

Houlihan Lokey further reviewed certain financial terms of the eight reclassification transactions, out of the 37 reclassification transactions listed above, in which the holders of high vote shares received a premium relative to the holders of low vote shares. The eight selected reclassification transactions consisted of the following:

Month Announced	Company
Aug-2015	Hubbell Incorporated
May-2003	Jo-Ann Stores, Inc.
Apr-2003	Commonwealth Telephone Enterprises LLC
Oct-2002	The Reader’s Digest Association, Inc.
Nov-2000	Continental Airlines
Nov-1999	Dairy Mart Convenience Stores
May-1999	PacifiCare Health Systems, LLC
June-1998	Remington Oil and Gas Corp.

For each of the eight selected reclassification transactions in which the holders of high vote shares received a premium relative to the holders of low vote shares, Houlihan Lokey conducted the same review as described above with respect to all 37 selected reclassification transactions. The resulting high, median, mean and low percentages for such eight selected transactions, as well as those implied by the Reclassification were as follows:

	Implied Premium to Low Vote Share Price	Implied Premium as a Percentage of Market Capitalization
High	29.4%	8.3%
Median	15.0%	3.2%
Mean	18.5%	3.8%
Low	9.0%	0.8%
The Company	31.0%	2.2%

Selected M&A Transactions Analysis. Houlihan Lokey considered certain financial terms of eight mergers and acquisitions transactions in which (i) the target company at the time of such transaction had two outstanding classes of common stock with different voting rights, (ii) the high vote class held at least 50% of the voting rights of the company or was able to control the company’s decision to conduct a sale and (iii) a premium was paid to the holders of high vote stock relative to the consideration paid to the holders of corresponding low vote stock. Such transactions had enterprise values of at least $250 million, involved U.S. domiciled companies and were announced between August 1996 and June 2016. The selected mergers and acquisitions transactions consisted of the following:

Date Announced	Target	Acquiror
06/30/2016	Starz	Lions Gate Entertainment Corp.
02/26/2013	Assisted Living Concepts, Inc.	TPG Capital, L.P.; TPG Partners VI, L.P.
12/21/2011	Delphi Financial Group, Inc.	Tokio Marine & Nichido Fire Insurance Co., Ltd.
09/28/2009	Affiliated Computer Services, Inc.	Xerox Corporation
10/19/2004	The Robert Mondavi Corporation	Constellation Brands, Inc.
03/05/1999	Century Communications Corp.	Adelphia Communications Corp.
06/24/1998	Tele-Communications, Inc.	AT&T Corp.
08/26/1996	Home Shopping Network, Inc.	Silver King Communications

For each of the selected mergers and acquisitions transactions, Houlihan Lokey calculated the implied per share premium to the holders of high vote stock, calculated as (i) the percentage of (a) the per share consideration paid to the holders of high vote stock, based on the cash and/or stock consideration received by the holders of high vote stock, in excess of (b) the per share consideration paid to holders of the low vote stock, based on the cash and/or stock consideration received by the holders of low vote stock, and (ii) the percentage of (a) such excess aggregate consideration paid to the holders of high vote stock, based on the cash and/or stock consideration received by the high vote stock, as compared to (b) the implied aggregate equity market capitalization of the target company, based on the announced transaction equity price and other public information available at the time of the announcement. Houlihan Lokey also calculated the implied premium to be paid to the holders of Class B Common Stock based on the same methodologies. The resulting high, median, mean and low percentages for the selected transactions, as well as those implied by the Reclassification were as follows:

	High Vote/Low Vote Per Share Premium	High Vote Aggregate Premium as Percentage of Market Capitalization
High	72.0%	5.8%
Median	13.2%	3.3%
Mean	20.6%	3.1%
Low	7.5%	0.9%
The Company	31.0%	2.2%

Selected Companies Analysis. Houlihan Lokey reviewed certain data for 12 selected companies which had (i) two classes of publicly traded common stock with different voting rights, (ii) market capitalization of greater than $1 billion, (iii) trailing twelve month revenues of greater than $500 million and (iv) both classes of common stock trading on a major U.S. exchange. Although all of the selected companies had two classes of publicly traded common stock with different voting rights, Houlihan Lokey was aware that the difference in voting rights was not the same for all of the selected companies. The details of these differences in voting rights, however, were not material to Houlihan Lokey’s analysis. The selected companies consisted of the following:

Company
Bio-Rad Laboratories, Inc.
Brown-Forman Corporation
CBS Corporation
Constellation Brands, Inc.
Greif, Inc.
John Wiley & Sons, Inc.
Lennar Corporation
Moog Inc.
Rush Enterprises, Inc.
Twenty-First Century Fox, Inc.
Viacom, Inc.
Watsco, Inc.

For each of the selected companies, Houlihan Lokey reviewed the historical trading prices for the high vote shares and the low vote shares as of December 2, 2016 and also the average premium/(discount) of the high vote shares historical trading prices to the low vote shares historical trading prices over the six month, one-year, two-year, three-year and five-year periods ended December 2, 2016. In addition, Houlihan Lokey compared the high, median, mean and low average premium/(discount) of the high vote shares historical trading prices to the low vote shares historical trading prices for such periods to such average premium/(discount) of the Class B Common Stock to the Class A Common Stock over such same time periods. The results of such review were as follows:

High Vote vs. Low Vote Premium/(Discount)

	Current	6-Month Avg.	1-Year Avg.	2-Year Avg.	3-Year Avg.	5-Year Avg.
High	21.0%	21.6%	24.4%	19.1%	15.7%	11.8%
Median	(0.0)%	0.9%	0.7%	0.2%	0.1%	0.1%
Mean	0.2%	1.5%	1.9%	0.6%	(0.4)%	(1.4)%
Low	(25.8)%	(24.8)%	(24.4)%	(23.5)%	(22.5)%	(23.9)%
The Company	2.1%	0.0%	(0.1)%	(0.4)%	(0.4)%	(0.2)%

Houlihan Lokey also reviewed the relative trading liquidity for the five years ending December 2, 2016 for the high vote shares and low vote shares for each selected company, as well as for the Class A Common Stock and the Class B Common Stock, in each case, by reviewing the daily trading volume for such shares over such five year period and comparing the daily trading volume of such high vote and low vote shares to the aggregate daily trading volume of all outstanding shares of such selected company, as well as for the Company. The resulting high, median, mean and low percentages for such classes of common stock were as follows:

	Average Relative Trading Liquidity of High Vote Shares for Selected Companies	Average Relative Trading Liquidity for Low Vote Shares for Selected Companies
High	18.6%	100.0%
Median	0.5%	99.5%
Mean	2.8%	97.2%
Low	0.0%	81.4%

	Average Relative Trading Liquidity of Class B Common Stock	Average Relative Trading Liquidity of Class A Common Stock
The Company	0.1%	99.9%

Miscellaneous

Houlihan Lokey was engaged by the Company to provide an opinion to the Board as to the fairness, from a financial point of view, of the Exchange Ratio provided for in the Reclassification, pursuant to the Reclassification Agreement, to the holders of Class B Common Stock (other than RMS Group) (solely in their capacity as holders of shares of Class B Common Stock, with respect to such Class B Common Stock, and without taking into account any shares of Class A Common Stock held by such holders). We engaged Houlihan Lokey based on Houlihan Lokey’s experience and reputation. Houlihan Lokey is regularly engaged to render financial opinions in connection with mergers, acquisitions, divestitures, leveraged buyouts, and for other purposes. Pursuant to its engagement by the Company, Houlihan Lokey was entitled to an aggregate fee of $700,000 for its services, a portion of which became payable upon the execution of Houlihan Lokey’s engagement letter and the balance of which became payable upon the delivery of Houlihan Lokey’s opinion. No portion of Houlihan Lokey’s fee was contingent upon the successful completion of the Reclassification. The Company also agreed to reimburse Houlihan Lokey for certain expenses and to indemnify Houlihan Lokey, its affiliates and certain related parties against certain liabilities and expenses, including certain liabilities under the federal securities laws, arising out of or related to Houlihan Lokey’s engagement.

In the ordinary course of business, certain of Houlihan Lokey’s employees and affiliates, as well as investment funds in which they may have financial interests or with which they may co-invest, may acquire, hold or sell, long or short positions, or trade, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, the Company or any other party that may be involved in the Reclassification and their respective affiliates or any currency or commodity that may be involved in the Reclassification.

Houlihan Lokey in the past provided investment banking services to an indirect subsidiary of the Company, for which Houlihan Lokey received compensation. Houlihan Lokey and certain of its affiliates may provide investment banking, financial advisory and/or other financial or consulting services to the Company, other participants in the Reclassification or certain of their respective affiliates in the future, for which Houlihan Lokey and its affiliates may receive compensation. Furthermore, in connection with bankruptcies, restructurings, and similar matters, Houlihan Lokey and certain of its affiliates may have in the past acted, may currently be acting and may in the future act as financial advisor to debtors, creditors, equity holders, trustees, agents and other interested parties (including, without limitation, formal and informal committees or groups of creditors) in such bankruptcies, restructuring or similar matters that may have included or represented and may include or represent, directly or indirectly, or may be or have been adverse to, the Company, other participants in the Reclassification or certain of their respective affiliates, for which advice and services Houlihan Lokey and its affiliates have received and may receive compensation.

Recommendations of the Special Committee and of the Board

On December 5, 2016, the Special Committee agreed to unanimously recommend that the Board: (i) authorize the Company to enter into the Reclassification Agreement, the Irrevocable Proxy and the Voting and Support Agreement; (ii) determine that the Reclassification Amendment is advisable and in the best interests of the Company; and (iii) direct that the Reclassification Amendment be submitted to the holders of Class A Common Stock for their approval and recommend that the holders of Class A Common Stock approve the same. Later on December 5, the Board authorized and approved the Reclassification Agreement and the Reclassification and the transactions contemplated thereby, declared the Reclassification Amendment advisable and in the best interests of the Company and its stockholders and directed that the Reclassification Proposal be submitted to the stockholders. The Board recommends that you vote “FOR” the Reclassification Proposal.

Certain Effects of the Reclassification

Rule 13e-3 under the Exchange Act is applicable to certain “going private” transactions and requires that certain information relating to the fairness of a proposed transaction and the consideration offered to minority stockholders in such transaction be filed with the SEC and disclosed to stockholders prior to consummation of the transaction. The Company believes that Rule 13e-3 is not applicable to the Reclassification as a result of Rule 13e-3(g)(2), which provides an exception for the reclassification of existing shares into common stock that is registered under the Exchange Act and listed on a national securities exchange.

Nevertheless, in authorizing and approving the Reclassification Amendment, the Reclassification Agreement and the Reclassification, the Board considered certain effects of the Reclassification on affiliated and unaffiliated holders of the Company’s Class A Common Stock and Class B Common Stock and concluded that the Reclassification is fair to unaffiliated stockholders. The Board received the unanimous recommendations of the Special Committee, consisting solely of independent Class A Directors, which Special Committee was advised by representatives of Lazard, Sullivan & Cromwell and Venable, each a nationally recognized firm. Each share of Class B Common Stock issued and outstanding immediately prior to the Effective Time, whether or not held by an affiliate of the Company, will be reclassified and exchanged into 1.31 shares of Class A Common Stock. Moreover, the Company retained Houlihan Lokey for purposes of providing a financial opinion as to the fairness of the Exchange Ratio provided for in the Reclassification, from a financial point of view, to the holders of Class B Common Stock (other than the RMS Group), solely in their capacity as holders of shares of Class B Common Stock, with respect to such Class B Common Stock, and without taking into account any shares of Class A Common Stock held by such holders. In addition, under the Reclassification Agreement, it is a condition precedent to the Company’s and RMS’s obligation to complete the Reclassification that the majority of the minority stockholder approval be obtained.

Regulatory Matters

We are not aware of any material regulatory requirements that must be complied with or regulatory approvals that must be obtained prior to completion of the Reclassification, other than compliance with applicable federal and state securities laws and the filing and acceptance for record of the Articles of Amendment and Restatement by the State Department of Assessments and Taxation of Maryland.

Interests of Certain Persons in the Reclassification

In considering the recommendation of the Board, stockholders should be aware that some of the Company’s executive officers and directors and their affiliates, including RMS, have interests in the Reclassification that are different from, or in addition to, the interests of some or all holders of Class A shares and/or Class B shares.

Certain of our executive officers and directors and their affiliates own beneficial interests in shares of Common Stock as described in the table contained in the section of this proxy statement/prospectus entitled “Security Ownership of Certain Beneficial Owners and Management” and the accompanying notes thereto.

As of the Record Date, RMS beneficially owned [●]% of the outstanding Class A shares and [●]% of the outstanding Class B shares. RMS is party to the Reclassification Agreement, pursuant to which, among other things, RMS agreed to vote all shares of Common Stock beneficially owned by it in favor of the Reclassification Proposal.

RMS also provided the Irrevocable Proxy in support of the Reclassification Agreement. Pursuant to the Reclassification Agreement, the Company will (i) include in the slate of nominees recommended by the Board current directors Brian J. Ratner, James A. Ratner, Ronald A. Ratner and Deborah Ratner Salzberg (or a replacement identified by RMS as described in the Reclassification Agreement) to stand for election as directors at the Company’s 2017, 2018 and 2019 annual stockholders meetings. In addition, so long as the Ratner Family Members, in the aggregate, continue to beneficially own 18,153,421 shares of Class A Common Stock (adjusted for any stock dividend, stock split, reverse stock split or similar transaction) (or any successor security), the Company will include in the slate of nominees recommended by the Board two individuals designated by RMS (or, if RMS is unable to make such designation 15 business days prior to the first anniversary of mailing of the Company’s proxy statement with respect to the 2019 annual stockholder meeting, two Ratner Family Members as designated by the Board) that are reasonably acceptable to the Corporate Governance and Nominating Committee to stand for election as directors at the 2020 and 2021 annual stockholder meetings. As a result of its significant voting power and its rights and obligations contained in the Reclassification Agreement, the Reimbursement Agreement and Irrevocable Proxy, RMS has interests in the Reclassification that are different from, or in addition to, the interests of certain other stockholders.

The members of the Special Committee were aware of and considered these interests, among other matters, in evaluating and negotiating the Reclassification Agreement and in determining to unanimously recommend that the Board determine that the Reclassification Amendment is advisable and in the best interests of the Company. Further, the members of the Board were aware of and considered these interests, among other matters, when the Board authorized and approved the Reclassification and declared the Reclassification Amendment advisable, fair and in the best interests of the Company.

Transmittal Procedures

The Company has hired [●] to act as Exchange Agent (the “Exchange Agent”) for the Reclassification. When the Reclassification becomes effective, and upon receipt of an appropriate agent’s message or other electronic confirmation from a record holder of book-entry Class B shares, the Exchange Agent will register in the name of such record holder the shares of Class A Common Stock into which each share of Class B Common Stock represented by each such book-entry has been reclassified and exchanged. No dividend or other distribution that is declared or paid on the Class A Common Stock with a record date after the Effective Time will be paid to any former holder of Class B shares that have been reclassified and exchanged into Class A Common Stock (and which were held in book-entry form) until such person has taken appropriate action with respect to their book-entry shares.

Delisting of Class B Common Stock

Shares of Class B Common Stock are currently listed and traded on the NYSE under the symbol “FCE.B.” In the Reclassification, the Company’s existing Class B Common Stock will be reclassified and exchanged into Class A Common Stock. As a result, the Class B Common Stock will be deregistered under the Exchange Act, will be delisted from the NYSE and will cease to be publicly traded.

Accounting Treatment of the Reclassification

At the Effective Time, each issued and outstanding Class B share will be reclassified and exchanged into 1.31 Class A shares. The Reclassification will result in approximately 24.6 million additional Class A shares being issued and approximately 18.8 million outstanding Class B shares being cancelled. The issuance of the additional Class A shares (and the elimination of all outstanding Class B shares) will increase the total outstanding shares and the weighted average shares outstanding used in the calculation of basic and fully diluted earnings per share. The increased number of Class A shares outstanding will lower the book value per share, and basic and fully diluted earnings per share will be reduced. During the year ended December 31, 2016, approximately $4,600,000 of professional and consulting fees directly related to the Reclassification were recorded as a reduction to additional paid-in capital, in accordance with applicable accounting requirements when raising permanent equity. During the year ended December 31, 2017, the Company expects to incur professional and consulting fees directly related to the Reclassification of approximately $8,700,000, which will be recorded as a reduction to additional paid-in capital.

THE RECLASSIFICATION AGREEMENT

This section describes the material terms of the Reclassification Agreement, which was executed on December 5, 2016. The description of the Reclassification Agreement in this section and elsewhere in this proxy statement/prospectus is qualified in its entirety by reference to the complete text of the Reclassification Agreement, a copy of which is attached as Annex B to this proxy statement/prospectus and is incorporated by reference. This summary does not purport to be complete and may not contain all of the information about the Reclassification Agreement that is important to you. You are encouraged to read the Reclassification Agreement carefully and in its entirety.

Explanatory Note Regarding the Reclassification Agreement

The Reclassification Agreement and this summary are included solely to provide you with information regarding its terms. The representations, warranties and covenants made in the Reclassification Agreement by the Company and RMS were made solely for the purposes of the Reclassification Agreement and as of specific dates and were qualified and subject to important limitations agreed to in connection with the negotiation of the Reclassification Agreement. In particular, in your review of the representations and warranties contained in the Reclassification Agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which a party to the Reclassification Agreement may have the right to not effect the Reclassification and that the representations and warranties may be intended not as statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement/prospectus, may have changed since the date of the Reclassification Agreement. Accordingly, the representations and warranties and other provisions of the Reclassification Agreement should not be read alone, but instead should be read together with the information provided elsewhere in this proxy statement/prospectus, the documents incorporated by reference into this proxy statement/prospectus, and reports, statements and filings that the Company and RMS file with the SEC from time to time. For more information, see the section of this proxy statement/prospectus entitled “Where You Can Find More Information.”

Material Obligations of the Company and RMS under the Reclassification Agreement

Pursuant to the Reclassification Agreement, the Company agreed to submit the Reclassification Proposal for the consideration and vote of stockholders at the Annual Meeting. Until the closing of the Reclassification or the termination of the Reclassification Agreement, RMS agreed to vote, at the Annual Meeting and at any special meeting of the stockholders called with the approval of RMS for the purposes of obtaining the requisite stockholder approval, all shares of Common Stock beneficially owned by RMS:

•	in support of the Reclassification Proposal;

•

unless otherwise directed in writing by the Special Committee, to oppose any action, agreement or transaction that would reasonably be expected to be inconsistent with or contrary to the terms and conditions of the Reclassification Amendment or result in any of the conditions precedent set forth in the Reclassification Agreement not being satisfied on or prior to July 31, 2017 (subject to certain exceptions and requirements);

•

unless otherwise directed in writing by the Special Committee, against any nominees for election as directors of the Company at the Annual Meeting other than those nominees recommended by the Board; and

•

against any other action, agreement or transaction involving the Company or any of its subsidiaries, including any change in the present capitalization of the Company or any amendment or other change to the Company’s charter (other than the Reclassification Amendment) or bylaws, that is intended, or would reasonably be expected, to prevent or impair or delay the consummation of the Reclassification or the other transactions contemplated by the Reclassification Agreement or the performance by the Company or by RMS of its obligations under the Reclassification Agreement.

Furthermore, pursuant to the Reclassification Agreement, the Company agreed that the Company’s bylaws would be amended and restated effective as of the Effective Time, substantially in the form set forth in Annex C attached to the Reclassification Agreement, to make certain amendments incidental to the consummation of the Reclassification and adoption of the Articles of Amendment and Restatement and to adopt a majority voting standard for the election of directors.

Until the closing of the Reclassification or the termination of the Reclassification Agreement, both RMS and the Company have also each agreed not to take any actions that would make any representation or warranty in the Reclassification Agreement untrue or incorrect or have the effect of preventing or disabling their ability to perform any of their obligations under the Reclassification Agreement.

Termination

The obligations of the Company and RMS under the Reclassification Agreement are subject to certain rights of termination. Subject to certain requirements and exceptions, the Company may terminate the Reclassification Agreement if there has been a breach by RMS of its representations, warranties, covenants or agreements contained in the Reclassification Agreement. Subject to certain requirements and exceptions, RMS may terminate the Reclassification Agreement if there has been a breach by the Company of its representations, warranties, covenants or agreements contained in the Reclassification Agreement. Additionally, subject to certain exceptions, there are shared termination rights that include, but are not limited to, the right of either the Company or RMS to terminate the Reclassification Agreement:

•	if the closing contemplated by the Reclassification Agreement does not occur on or prior to July 31, 2017;

•	if stockholder approval of the Reclassification Amendment is not obtained at the Annual Meeting; or

•

if any legal restraint has been issued or come into effect that will or could have the effect of preventing the consummation of the Reclassification or the Reclassification Amendment becoming effective, and such legal restraint has become final and non-appealable.

The Reclassification Agreement provides that the Company will not exercise any of the above termination rights unless and until the action has been approved by the Special Committee.

Efforts to Hold Stockholder Vote

The Company agreed to use reasonable efforts to cause the Annual Meeting to be held on or before May 25, 2017. In the event the Company is unable to hold the Annual Meeting on or before May 25, 2017, the Company agreed to use its reasonable best efforts to hold the Annual Meeting as soon as practicable thereafter. The Reclassification Agreement requires the Company to submit the Reclassification Amendment to a stockholder vote. The Board authorized and approved the Reclassification Agreement and the Reclassification and the transactions contemplated thereby, declared the Reclassification Amendment advisable and in the best interests of the Company and its stockholders and directed that the Reclassification Proposal be submitted to the stockholders for their consideration.

No Change in Board Recommendation

Under the Reclassification Agreement, the Board agreed to include in this proxy statement/prospectus (i) the determination of the Board that the Reclassification Agreement and the transactions contemplated thereby, including the Reclassification, are advisable, fair to and in the best interests of the Company and its stockholders and (ii) the recommendation of the Board that stockholders vote in favor of the Reclassification Proposal.

Representations and Warranties

The Reclassification Agreement contains representations and warranties by each of the parties. These representations and warranties have been made solely for the benefit of the other party to the Reclassification Agreement and:

•	may be intended not as statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; and

•	may apply standards of materiality in a way that is different from what may be viewed as material by you or other investors.

Accordingly, the representations and warranties and other provisions of the Reclassification Agreement should not be read alone, but instead should be understood in the context in which they were given and read together with the information provided elsewhere in this proxy statement/prospectus and in the documents incorporated by reference herein. See the section of this proxy statement/prospectus entitled “Where You Can Find More Information.”

The representations and warranties made by the Company in the Reclassification Agreement relate to, among other topics, the following:

•	valid existence and corporate power and authority;

•	capital structure;

•

authority of the Company relative to execution and delivery of the Reclassification Agreement and the absence of conflicts with, or violations of, the organizational documents of the Company, any note, bond, mortgage, indenture, deed of trust, license, contract, undertaking, agreement, lease or other instrument or obligation to which the Company is a party (other than any compensation or similar plan or arrangement), or any governmental order or law applicable to the Company;

•	consents and approvals relating to the Reclassification;

•	accuracy of information supplied or to be supplied in the registration statement and this proxy statement/prospectus;

•

the Board’s authorization and approval of the Reclassification Amendment, the Reclassification Agreement and the Reclassification, and the recommendation to Company stockholders that they approve the Reclassification Proposal;

•	absence of certain litigation; and

•	receipt of opinions from Lazard and Houlihan Lokey.

The representations and warranties made by RMS in the Reclassification Agreement relate to, among other topics, the following:

•	title to the shares of Common Stock beneficially owned by RMS;

•	valid existence and corporate power and authority;

•

authority of RMS relative to execution and delivery of the Reclassification Agreement and the absence of conflicts with, or violations of, organizational documents of RMS or any governmental order or law applicable to RMS;

•	consents and approvals relating to the Reclassification;

•	accuracy of information supplied or to be supplied in the registration statement and this proxy statement/prospectus;

•	absence of certain litigation; and

•	absence of finders’ fees.

Conditions to the Company and RMS’s Obligation to Complete the Reclassification

Under the terms of the Reclassification Agreement, the Company and RMS’s obligation to complete the Reclassification is subject to customary conditions, including, among others:

•	the effectiveness of the Company’s Registration Statement on Form S-4 of which this proxy statement/prospectus forms a part;

•

the approval of the Reclassification Proposal by the affirmative vote of a majority of the issued and outstanding Class A shares and a majority of the issued and outstanding Class B shares (voting as separate classes), and that the majority of the minority stockholder approval be obtained;

•	the absence of any governmental order or law preventing the Reclassification becoming effective; and

•	the approval by the NYSE of the listing of the shares of Class A Common Stock into which the Class B Common Stock will be reclassified and exchanged.

Under the terms of the Reclassification Agreement, the Company’s obligation to complete the Reclassification is also subject to, among others, the following customary condition:

•	the accuracy of the representations and warranties of RMS (subject to specified materiality standards) and material compliance by RMS with its obligations under the Reclassification Agreement.

Under the terms of the Reclassification Agreement, RMS’s obligation to complete the Reclassification is also subject to, among others, the following customary condition:

•

the accuracy of the representations and warranties of the Company (subject to specified materiality standards) and material compliance by the Company with its obligations under the Reclassification Agreement.

Amendments and Waivers

Amendment. The Reclassification Agreement may not be altered, amended or supplemented except by an agreement in writing signed by the parties thereto. The Company may not agree to amend the Reclassification Agreement unless and until such amendment is approved by the Special Committee.

Waiver. At any time prior to the Effective Time, with certain exceptions, any party may (i) waive any inaccuracies in the representations and warranties of the other party contained in the Reclassification Agreement or in any document delivered pursuant to the Reclassification Agreement or (ii) waive compliance by the other party with any of the agreements or conditions contained in the Reclassification Agreement. The Company may not waive any right or condition to its obligations under the Reclassification Agreement unless and until such waiver is approved by the Special Committee.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion summarizes the material United States federal income tax consequences of the Reclassification to holders of shares of Class B Common Stock of the Company and the taxation of the Company. This discussion is for your general information only. This summary is not tax advice. The tax treatment of a holder will vary depending upon the holder’s particular situation, and this summary addresses only holders that hold shares of Class B Common Stock as capital assets and does not deal with all aspects of taxation that may be relevant to particular holders in light of their personal investment or tax circumstances. This summary also does not deal with all aspects of taxation that may be relevant to certain types of holders to which special provisions of the U.S. federal income tax laws apply, including:

•	dealers in securities or currencies;

•	traders in securities that elect to use a mark-to-market method of accounting for such traders’ securities holdings;

•	banks;

•	insurance companies;

•	tax-exempt organizations;

•	persons liable for the alternative minimum tax;

•	persons that hold shares of Class B Common Stock that are a hedge, that are hedged against interest rate or currency risks or that are part of a straddle or conversion transaction;

•	persons that purchase or sell shares of Class B Common Stock as part of a wash sale for tax purposes; and

•	U.S. shareholders (as defined below) whose functional currency is not the U.S. dollar.

This summary is based on the Code, its legislative history, existing and proposed regulations under the Code, published rulings and court decisions. This summary describes the provisions of these sources of law only as they are currently in effect. All of these sources of law may change at any time, and any change in the law may apply retroactively. Changes in U.S. federal, state and local tax laws or regulations, with or without retroactive application, could have a negative effect on the Company. New legislation, Treasury regulations, administrative interpretations or court decisions could significantly and negatively affect the Company’s ability to qualify to be taxed as a REIT and/or the U.S. federal income tax consequences to the Company’s investors and to the Company of such qualification. In addition, recent election results and the shortfall in tax revenues for states and municipalities in recent years may lead to an increase in the frequency and size of such tax law changes. Even changes that do not impose greater taxes on the Company could potentially result in adverse consequences to the Company’s stockholders. For example, a decrease in corporate tax rates could decrease the attractiveness of the REIT structure relative to companies that are not organized as REITs.

If a partnership holds shares of Class B Common Stock, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding shares of Class B Common Stock should consult such partner’s tax advisor with regard to the U.S. federal income tax treatment of an investment in the shares.

As used in this section, the term “U.S. shareholder” means a holder of shares of Company stock, who, for U.S. federal income tax purposes, is:

•	a citizen or resident of the United States,

•	a domestic corporation,

•	an estate whose income is subject to U.S. federal income taxation regardless of the income’s source, or

•

a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons have authority to control all substantial decisions of the trust.

Nonresident alien individuals, foreign corporations, foreign partnerships and estates or trusts that in either case are not subject to U.S. federal income tax on a net income basis, who own shares of Class B Common Stock are referred to in this section as “non-U.S. shareholders.”

ALL HOLDERS OF CLASS B COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES OF THE RECLASSIFICATION TO THEM, INCLUDING THE APPLICATION AND EFFECT OF U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS.

U.S. Federal Income Tax Consequences of the Reclassification

The Reclassification is intended to qualify as a recapitalization within the meaning of Section 368(a)(1)(E) of the Code. In connection with the filing of the registration statement of which this proxy statement/prospectus is a part, the Company has received a legal opinion from Sullivan & Cromwell to the effect that the Reclassification so qualifies. The opinion is based on representations provided by the Company and on customary assumptions. If any such representation or assumption is inaccurate, the tax consequences of the Reclassification could differ from those described below. No ruling has been or will be sought from the IRS as to the U.S. federal income tax consequences of the Reclassification and an opinion of counsel is not binding on the IRS or any court. Accordingly, no assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.

Accordingly, the material U.S. federal income tax consequences of the Reclassification to U.S. shareholders and non-U.S. shareholders of shares of Class B Common Stock are as follows:

U.S. shareholders

A U.S. shareholder generally will not recognize gain or loss upon the exchange of shares of Class B Common Stock for shares of Class A Common Stock pursuant to the Reclassification. The aggregate tax basis of the shares of Class A Common Stock received in exchange for shares of Class B Common Stock pursuant to the Reclassification generally will be equal to the aggregate tax basis in the shares of Class B Common Stock deemed surrendered. The holding period of the shares of Class A Common Stock received in exchange for shares of Class B Common Stock pursuant to the Reclassification generally will include the holding period of the shares of Class B Common Stock deemed surrendered.

The receipt of a cash payment in lieu of fractional shares of Class A Common Stock will be treated as received in redemption of such fractional shares. Any such deemed redemption will be a taxable sale transaction of the fractional shares for U.S. federal income tax purposes. The shareholder will recognize capital gain or loss equal to the difference between the amount of such cash payment and the shareholder’s basis in the fractional share treated as redeemed. The capital gain or loss would be long-term capital gain or loss if the holding period for the Class B Common Stock exceeds one year at the time of the Reclassification.

Non-U.S. shareholders

In general, the U.S. federal income tax consequences to non-U.S. shareholders upon the deemed exchange of shares of Class B Common Stock for shares of Class A Common Stock pursuant to the Reclassification will be the same as those described above for U.S. shareholders, except as described below.

Gain recognized by a non-U.S. shareholder upon a sale or exchange of shares of Company stock generally will not be taxed under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”) if the Company is a “domestically controlled REIT,” defined generally as a real estate investment, less than 50% in value of the stock of which is and was held directly or indirectly by foreign persons at all times during a specified testing period (provided that, if any class of a REIT’s stock is regularly traded on an established securities market in the

United States, a person holding less than 5% of such class during the testing period is presumed not to be a foreign person, unless the REIT has actual knowledge otherwise). The Company believes that it is a “domestically controlled REIT,” and, therefore, assuming that the Company continues to be a “domestically controlled REIT,” that taxation under FIRPTA will not apply to the exchange of shares of Class B Common Stock for shares of Class A Common Stock pursuant to the Reclassification and generally will not apply to the deemed sale of shares of Class B Common Stock; and the remainder of this paragraph so assumes. However, gain will be taxable to a non-U.S. shareholder if investment in the shares of Class B Common Stock is treated as effectively connected with the non-U.S. shareholder’s U.S. trade or business or is attributable to a permanent establishment that the non-U.S. shareholder maintains in the United States if that is required by an applicable income tax treaty as a condition for subjecting the non-U.S. shareholder to U.S. taxation on a net income basis. In this case, the same treatment will apply to the non-U.S. shareholder as to U.S. shareholders with respect to the gain. In addition, gain on the redemption of fractional shares will be taxable to a non-U.S. shareholder if the non-U.S. shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, or maintains an office or a fixed place of business in the United States to which the gain is attributable. In this case, a 30% tax will apply to the nonresident alien individual’s capital gains.

If the Company does not qualify as a “domestically controlled REIT,” the tax consequences to a non-U.S. shareholder of an exchange or a deemed sale of shares of Class B Common Stock could be adverse. In such case, the tax consequences to a non-U.S. shareholder will depend upon whether such stock is regularly traded on an established securities market and the amount of such stock that is held by the non-U.S. shareholder. Generally, a non-U.S. shareholder will be treated as owning a United States real property interest within the meaning of FIRPTA (i) if the shareholder owns more than 10% of the shares of any regularly traded class of Company stock at any time during the shorter of the period that the non-U.S. shareholder owned such shares or the five-year period ending on the date when the shareholder disposed of the shares, or (ii) in the case of shares that are not regularly traded, if on the date the shares were acquired by the shareholder such shares had a fair market value greater than the fair market value on that date of 5% of the regularly traded class of the Company’s outstanding shares with the lowest fair market value. If you are treated as owning a United States real property interest within the meaning of FIRPTA, you should consult your own tax advisors.

Non-U.S. shareholders should consult their own tax advisors regarding the application of the foregoing rules in light of their particular facts and circumstances and the procedures for claiming treaty benefits or otherwise establishing an exemption from U.S. withholding tax with respect to any portion of the cash consideration payable pursuant to the Reclassification.

FATCA Withholding

Pursuant to Sections 1471 through 1474 of the Code, commonly known as the Foreign Account Tax Compliance Act (“FATCA”), a 30% withholding tax (“FATCA withholding”) may be imposed on certain payments to you or to certain foreign financial institutions, investment funds and other non-U.S. persons receiving payments on your behalf if you or such persons fail to comply with certain information reporting requirements. Such payments will include U.S.-source dividends and the gross proceeds from the sale or other disposition of stock that can produce U.S.-source dividends. Payments of dividends that you receive in respect of the Class B Common Stock could be affected by this withholding if you are subject to the FATCA information reporting requirements and fail to comply with them or if you hold shares of Class B Common Stock through a non-U.S. person (e.g., a foreign bank or broker) that fails to comply with these requirements (even if payments to you would not otherwise have been subject to FATCA withholding). However, FATCA withholding will not apply to payments of gross proceeds from a sale or other disposition of Class B Common Stock before January 1, 2019. You should consult your own tax advisors regarding the relevant U.S. law and other official guidance on FATCA withholding.

Information Reporting and Backup Withholding

A U.S. shareholder may, under certain circumstances, be subject to information reporting and backup withholding at the applicable rate (currently, 28%) with respect to any cash received pursuant to the Reclassification, unless such holder properly establishes an exemption or provides its correct tax identification number and otherwise complies with the applicable requirements of the backup withholding rules. Certain holders (such as corporations and non-U.S. shareholders) are exempt from backup withholding. Non-U.S. shareholders may be required to comply with certification requirements and identification procedures in order to establish an exemption from information reporting and backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules can be refunded or credited against a holder’s U.S. federal income tax liability, if any, provided that such holder furnishes the required information to the Internal Revenue Service in a timely manner.

Taxation of the Company as a Real Estate Investment Trust

The Company’s qualification as a real estate investment trust under the Code depends upon the continuing satisfaction by the Company of requirements of the Code relating to qualification for real estate investment trust status. Some of these requirements depend upon actual operating results, distribution levels, diversity of stock ownership, asset composition, source of income and record keeping. Accordingly, while the Company intends to continue to qualify to be taxed as a real estate investment trust for U.S. federal income tax purposes, the actual results of the Company or certain subsidiaries that are also REITs (the “REIT Subsidiaries”) for any particular year might not satisfy these requirements. No law firm will monitor the compliance of the Company or the REIT Subsidiaries with the requirements for real estate investment trust qualification on an ongoing basis.

The sections of the Code applicable to REITs are highly technical and complex. The following discussion summarizes material aspects of these sections of the Code.

As a real estate investment trust, the Company generally will not have to pay U.S. federal corporate income taxes on the Company’s net income that the Company currently distributes to its shareholders. This treatment substantially eliminates the “double taxation” at the corporate and shareholder levels that generally results from investment in a regular corporation. The Company’s dividends, however, generally will not be eligible for (i) the reduced rates of tax applicable to dividends received by noncorporate holders and (ii) the corporate dividends-received deduction.

However, the Company will have to pay U.S. federal income tax as follows:

•	First, the Company will have to pay tax at regular corporate rates on any undistributed real estate investment trust taxable income, including undistributed net capital gains.

•	Second, under certain circumstances, the Company may have to pay the alternative minimum tax on the Company’s items of tax preference.

•

Third, if the Company has (a) net income from the sale or other disposition of “foreclosure property,” as defined in the Code, which is held primarily for sale to customers in the ordinary course of business or (b) other non-qualifying income from foreclosure property, the Company will have to pay tax at the highest corporate rate on that income.

•

Fourth, if the Company has net income from “prohibited transactions,” as defined in the Code, the Company will have to pay a 100% tax on that income. Prohibited transactions are, in general, certain sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business.

•

Fifth, if the Company should fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below under “—Requirements for Qualification—Income Tests,” but has nonetheless maintained the Company’s qualification as a real estate investment trust because the Company has satisfied some other requirements, the Company will have to pay a 100% tax on an amount equal to (a) the gross income attributable to the greater of (i) 75% of the Company’s gross income over the amount of gross income that is qualifying income for purposes of the 75% test, and (ii) 95% of the Company’s gross income over the amount of gross income that is qualifying income for purposes of the 95% test, multiplied by (b) a fraction intended to reflect the Company’s profitability.

•

Sixth, if the Company should fail to distribute during each calendar year at least the sum of (1) 85% of the Company’s real estate investment trust ordinary income for that year, (2) 95% of the Company’s real estate investment trust capital gain net income for that year and (3) any undistributed taxable income from prior periods, the Company would have to pay a 4% excise tax on the excess of that required distribution over the sum of the amounts actually distributed and retained amounts on which income tax is paid at the corporate level.

•

Seventh, if the Company recognizes gain on the disposition of any asset it owned prior to its conversion into a REIT during the five-year period beginning January 1, 2016, or if the Company acquires any asset from a C corporation in certain transactions in which the Company must adopt the basis of the asset or any other property in the hands of the C corporation as the basis of the asset in the hands of the Company, and the Company recognizes gain on the disposition of that asset during the five-year period beginning on the date on which the Company acquired that assets, then, in each case, the Company will have to pay tax on the built-in gain at the highest regular corporate rate. A C corporation means generally a corporation that has to pay full corporate-level tax.

•

Eighth, if the Company derives “excess inclusion income” from a residual interest in a real estate mortgage investment conduit, or “REMIC,” or certain interests in a taxable mortgage pool, or “TMP,” the Company could be subject to corporate-level U.S. federal income tax at a 35% rate to the extent that such income is allocable to certain types of tax-exempt shareholders that are not subject to unrelated business income tax, such as government entities.

•

Ninth, if the Company receives non-arm’s-length income from a TRS (as defined under “—Requirements for Qualification—Asset Tests”), or as a result of services provided by a TRS to tenants of the Company, the Company will be subject to a 100% tax on the amount of the Company’s non-arm’s-length income.

•

Tenth, if the Company fails to satisfy a real estate investment trust asset test, as described below, due to reasonable cause and the Company nonetheless maintains its real estate investment trust qualification because of specified cure provisions, the Company will generally be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets that caused the Company to fail such test.

•

Eleventh, if the Company fails to satisfy any provision of the Code that would result in the Company’s failure to qualify as a real estate investment trust (other than a violation of the real estate investment trust gross income tests or a violation of the asset tests described below) and the violation is due to reasonable cause, the Company may retain its real estate investment trust qualification but will be required to pay a penalty of $50,000 for each such failure.

Requirements for Qualification

The Code defines a real estate investment trust as a corporation, trust or association:

•	that is managed by one or more trustees or directors;

•	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

•	that would otherwise be taxable as a domestic corporation, but for the sections of the Code defining and providing special rules for real estate investment trusts;

•	that is neither a financial institution nor an insurance company to which certain provisions of the Code apply;

•	the beneficial ownership of which is held by 100 or more persons;

•

during the last half of each taxable year, not more than 50% in value of the outstanding stock of which is owned, directly or constructively, by five or fewer individuals, as defined in the Code to include certain entities (the “not closely held requirement”); and

•	that meets certain other tests, including tests described below regarding the nature of its income and assets.

The Code provides that the conditions described in the first through fourth bullet points above must be met during the entire taxable year and that the condition described in the fifth bullet point above must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months.

The Company has satisfied conditions described in the first through fifth bullet points of the second preceding paragraph and believes that it has also satisfied the condition described in the sixth bullet point of the second preceding paragraph. In addition, the Company’s charter provides for restrictions regarding the ownership and transfer of the shares of Company stock. These restrictions are intended to, among other things, assist the Company in continuing to satisfy the share ownership requirements described in the fifth and sixth bullet points of the preceding paragraph.

Disregarded Entity Subsidiaries. A corporation that is a QRS, as defined in the Code, will not be treated as a separate corporation, and all assets, liabilities and items of income, deduction and credit of a QRS will be treated as assets, liabilities and items of these kinds of the Company, unless the Company makes an election to treat such corporation as a TRS. Thus, in applying the requirements described in this section, the Company’s QRSs (if any) will be ignored, and all assets, liabilities and items of income, deduction and credit of these subsidiaries will be treated as assets, liabilities and items of these kinds of the Company.

Investments in Partnerships. The Company holds investments indirectly through its Operating Partnership (Forest City Enterprises, L.P.). In addition, the Operating Partnership holds certain of its investments indirectly through subsidiary partnerships and limited liability companies which are treated as partnerships or disregarded entities for U.S. federal income tax purposes. In general, entities that are classified as partnerships or disregarded entities for U.S. federal income tax purposes are “pass-through” entities which are not required to pay entity-level U.S. federal income tax. If a real estate investment trust is a partner in a partnership, Treasury regulations provide that the real estate investment trust will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to that proportionate share. In addition, the character of the assets and gross income of the partnership will retain the same character in the hands of the real estate investment trust for purposes of the rules of the Code defining real estate investment trusts, including satisfying the gross income tests and the asset tests. Thus, the Company’s proportionate share of the assets, liabilities and items of income of any partnership in which the Company is a partner, including the Operating Partnership, will be treated as assets, liabilities and items of income of the Company for purposes of applying the requirements described in this section. Thus, actions taken by partnerships in which the Company owns an interest, either directly or through one or more tiers of partnerships or disregarded entity subsidiaries, can affect the Company’s ability to satisfy the real estate investment trust income and asset tests and the determination of whether the Company has net income from prohibited transactions. See the fourth bullet point under the heading “Taxation of the Company as a Real Estate Investment Trust” above for a brief description of prohibited transactions.

Taxable Real Estate Investment Trust Subsidiaries. A TRS is any corporation in which a real estate investment trust directly or indirectly owns stock, provided that the real estate investment trust and that corporation make a joint election to treat that corporation as a TRS. The election can be revoked at any time as long as the real estate investment trust and the TRS revoke such election jointly. In addition, if a TRS holds, directly or indirectly, more than 35% of the securities of any other corporation other than a real estate investment trust (by vote or by value), then that other corporation is also treated as a TRS. A corporation can be a TRS with respect to more than one real estate investment trust.

A TRS is subject to U.S. federal income tax at regular corporate rates (currently a maximum rate of 35%), and may also be subject to state and local taxation. Any dividends paid or deemed paid by any one of the Company’s TRSs will also be taxable, either (1) to the Company to the extent the dividend is retained by the Company, or (2) to the Company’s shareholders to the extent the dividends received from the TRS are paid to the Company’s shareholders. The Company may hold more than 10% of the stock of a TRS without jeopardizing its qualification as a real estate investment trust under the Code notwithstanding the rule described below under “—Asset Tests” that generally precludes ownership of more than 10% of any issuer’s securities. However, as noted below, in order for the Company to qualify as a real estate investment trust under the Code, the securities of all of the TRSs in which the Company has invested either directly or indirectly may not represent more than 20% of the total value of the Company’s assets (25% with respect to the Company’s taxable years ending on or before December 31, 2017). The Company believes that the aggregate value of all of its interests in TRSs has represented and will continue to represent less than 20% of the total value of the Company’s assets; however, the Company cannot assure that this will always be true. Other than certain activities related to operating or managing a lodging or health care facility, a TRS may generally engage in any business including the provision of customary or non-customary services to tenants of the parent real estate investment trust.

Income Tests. In order to maintain the Company’s qualification as a real estate investment trust, the Company annually must satisfy two gross income requirements.

•

First, the Company must derive at least 75% of its gross income, excluding gross income from prohibited transactions, for each taxable year directly or indirectly from investments relating to real property, mortgages on real property or investments in real estate investment trust equity securities, including “rents from real property,” as defined in the Code, or from certain types of temporary investments. Rents from real property generally include expenses of the Company that are paid or reimbursed by tenants.

•

Second, at least 95% of the Company’s gross income, excluding gross income from prohibited transactions, for each taxable year must be derived from real property investments as described in the preceding bullet point, dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of these types of sources.

Rents that the Company receives will qualify as rents from real property in satisfying the gross income requirements for a REIT described above only if the rents satisfy several conditions.

•

First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from rents from real property solely because the rent is based on a fixed percentage or percentages of receipts or sales.

•

Second, the Code provides that rents received from a tenant will not qualify as rents from real property in satisfying the gross income tests if the Company, directly or under the applicable attribution rules, owns a 10% or greater interest in that tenant; except that rents received from a TRS under certain circumstances qualify as rents from real property even if the Company owns more than a 10% interest in the subsidiary. We refer to a tenant in which the Company owns a 10% or greater interest as a “related party tenant.”

•

Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

•

Finally, for rents received to qualify as rents from real property, except as described below, the Company generally must not operate or manage the property or furnish or render services to the tenants of the property, other than through an independent contractor from whom the Company derives no revenue or through a TRS. However, the Company may directly perform certain services that landlords usually or customarily render when renting space for occupancy only or that are not considered rendered to the occupant of the property.

The Company may directly perform services for some of its tenants. The Company does not believe that the provision of these services will cause its gross income attributable to these tenants to fail to be treated as rents from real property. If the Company were to provide services to a tenant of a property of the Company other than those services landlords usually or customarily provide to tenants of properties of a similar class in the same geographic market when renting space for occupancy only, amounts received or accrued by the Company for any of these services will not be treated as rents from real property for purposes of the real estate investment trust gross income tests. However, the amounts received or accrued for these services will not cause other amounts received with respect to the property to fail to be treated as rents from real property unless the amounts treated as received in respect of the services, together with amounts received for certain management services, exceed 1% of all amounts received or accrued by the Company during the taxable year with respect to the property. If the sum of the amounts received in respect of the services to tenants and management services described in the preceding sentence exceeds the 1% threshold, then all amounts received or accrued by the Company with respect to the property will not qualify as rents from real property, even if the Company provides the impermissible services to some, but not all, of the tenants of the property.

The term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of that amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term interest solely because the amount of the interest is based on a fixed percentage or percentages of receipts or sales.

From time to time, the Company may enter into hedging transactions with respect to one or more of the Company’s assets or liabilities. The Company’s hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Except to the extent provided by Treasury regulations, any income the Company derives from a hedging transaction that is clearly identified as such as specified in the Code, including gain from the sale or disposition of such a hedging transaction, will not constitute gross income for purposes of the 75% or 95% gross income tests, and therefore will be excluded for purposes of these tests, but only to the extent that the transaction hedges indebtedness incurred or to be incurred by us to acquire or carry real estate. The term “hedging transaction,” as used above, generally means any transaction the Company enters into in the normal course of its business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, by the Company. The term “hedging transaction” also includes any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property that generates such income or gain), including gain from the termination of such a transaction. The term “hedging transaction” also includes hedges of other hedging transactions described in this paragraph. The Company intends to structure any hedging transactions in a manner that does not jeopardize its status as a real estate investment trust.

As a general matter, certain foreign currency gains recognized by the Company will be excluded from gross income for purposes of one or both of the gross income tests, as follows.

“Real estate foreign exchange gain” will be excluded from gross income for purposes of both the 75% and 95% gross income test. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or on interests in real property and certain foreign currency gain attributable to certain qualified business units of a real estate investment trust.

“Passive foreign exchange gain” will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations that would not fall within the scope of the definition of real estate foreign exchange gain.

If the Company fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, the Company may nevertheless qualify as a real estate investment trust for that year if the Company satisfies the requirements of other provisions of the Code that allow relief from disqualification as a real estate investment trust. These relief provisions will generally be available if:

•	The Company’s failure to meet the income tests was due to reasonable cause and not due to willful neglect; and

•	The Company files a schedule of each item of income in excess of the limitations described above in accordance with regulations to be prescribed by the IRS.

The Company might not be entitled to the benefit of these relief provisions, however. Even if these relief provisions apply, the Company would have to pay a tax on the excess income. The tax will be a 100% tax on an amount equal to (a) the gross income attributable to the greater of (i) 75% of the Company’s gross income over the amount of gross income that is qualifying income for purposes of the 75% test, and (ii) 95% of the Company’s gross income over the amount of gross income that is qualifying income for purposes of the 95% test, multiplied by (b) a fraction intended to reflect the Company’s profitability.

Asset Tests. The Company, at the close of each quarter of its taxable year, must also satisfy four tests relating to the nature of its assets.

•

First, at least 75% of the value of the Company’s total assets must be represented by real estate assets, including (a) real estate assets held by the Company’s disregarded entity subsidiaries (if any), the Company’s allocable share of real estate assets held by partnerships in which the Company owns an interest and stock issued by another real estate investment trust, (b) for a period of one year from the date of the Company’s receipt of proceeds of an offering of the shares of Company stock or publicly offered debt with a term of at least five years, stock or debt instruments purchased with these proceeds and (c) cash, cash items and government securities.

•

Second, not more than 25% of the Company’s total assets may be represented by securities other than those in the 75% asset class (except that not more than 25% of the Company’s total assets may be represented by “nonqualified” debt instruments issued by publicly offered real estate investment trusts).

•

Third, not more than 20% of the Company’s total assets may constitute securities issued by TRSs (25% with respect to the Company’s taxable years ending on or before December 31, 2017) and of the investments included in the 25% asset class, the value of any one issuer’s securities, other than equity securities issued by another real estate investment trust or securities issued by a TRS, owned by the Company may not exceed 5% of the value of the Company’s total assets. In addition, not more than 25% of the value of the Company’s total assets may consist of “nonqualified” publicly offered REIT debt, as defined in Section 856(c)(5)(L) of the Code.

•

Fourth, the Company may not own more than 10% of the vote or value of the outstanding securities of any one issuer, except for issuers that are real estate investment trusts, disregarded entity subsidiaries or TRSs, or certain securities that qualify under a safe harbor provision of the Code (such as so-called “straight-debt” securities). Solely for the purposes of the 10% value test described above, the determination of the Company’s interest in the assets of any partnership or limited liability company in which the Company owns an interest will be based on the Company’s proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code.

If the IRS successfully challenges the partnership status of any of the partnerships in which the Company maintains a more than 10% vote or value interest (including the Operating Partnership), and the partnership is reclassified as a corporation or a publicly traded partnership taxable as a corporation, the Company could lose its real estate investment trust status. In addition, in the case of such a successful challenge, the Company could lose its real estate investment trust status if such recharacterization results in the Company otherwise failing one of the asset tests described above.

Certain relief provisions may be available to the Company if it fails to satisfy the asset tests described above after a 30-day cure period. Under these provisions, the Company will be deemed to have met the 5% and 10% real estate investment trust asset tests if the value of the REIT’s nonqualifying assets (i) does not exceed the lesser of (a) 1% of the total value of the REIT’s assets at the end of the applicable quarter and (b) $10,000,000, and (ii) the REIT disposes of the nonqualifying assets within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury regulations to be issued. For violations due to reasonable cause and not willful neglect that are not described in the preceding sentence, the REIT may avoid disqualification as a real estate investment trust under any of the asset tests, after the 30-day cure period, by taking steps including (i) the disposition of the nonqualifying assets to meet the asset test within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury regulations to be issued, (ii) paying a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets, and (iii) disclosing certain information to the IRS.

Annual Distribution Requirements. The Company, in order to qualify as a real estate investment trust, is required to distribute dividends, other than capital gain dividends, to the Company’s shareholders in an amount at least equal to (1) the sum of (a) 90% of the Company’s “real estate investment trust taxable income,” computed without regard to the dividends paid deduction and the Company’s net capital gain, and (b) 90% of the Company’s net after-tax income, if any, from foreclosure property minus (2) the sum of certain items of non-cash income.

In addition, if the Company recognizes gain on the disposition of any asset it owned prior to its conversion into a REIT during the five-year period beginning January 1, 2016, or if the Company acquires an asset from a C corporation in a carryover basis transaction and disposes of such asset within five years of acquiring the asset, the Company may be required to distribute at least 90% of the after-tax built-in gain, if any, recognized on the disposition of the asset.

These distributions must be paid in the taxable year to which the distributions relate, or in the following taxable year if declared before the Company timely files its tax return for the year to which the distributions relate and if paid on or before the first regular dividend payment after the declaration. However, for U.S. federal income tax purposes, these distributions that are declared in October, November or December as of a record date in such month and actually paid in January of the following year will be treated as if the distributions were paid on December 31 of the year declared.

To the extent that the Company does not distribute all of its net capital gain or distributes at least 90%, but less than 100%, of the Company’s real estate investment trust taxable income, as adjusted, the Company will have to pay tax on the undistributed amounts at regular ordinary and capital gain corporate tax rates. Furthermore, if the Company fails to distribute during each calendar year at least the sum of (a) 85% of the Company’s ordinary income for that year, (b) 95% of the Company’s capital gain net income for that year and (c) any undistributed taxable income from prior periods, the Company would have to pay a 4% excise tax on the excess of the required distribution over the sum of the amounts actually distributed and retained amounts on which income tax is paid at the corporate level.

The Company intends to satisfy the annual distribution requirements.

From time to time, the Company may not have sufficient cash or other liquid assets to meet the 90% distribution requirement due to timing differences between (a) when the Company actually receives income and when the Company actually pays deductible expenses and (b) when the Company includes the income and deducts the expenses in arriving at the Company’s taxable income. If timing differences of this kind occur, in order to meet the 90% distribution requirement, the Company may find it necessary to arrange for short-term, or possibly long-term, borrowings or to pay dividends in the form of taxable stock dividends.

Under certain circumstances, the Company may be able to rectify a failure to meet the distribution requirement for a year by paying “deficiency dividends” to shareholders in a later year, which may be included in the Company’s deduction for dividends paid for the earlier year. Thus, the Company may be able to avoid being taxed on amounts distributed as deficiency dividends; however, the Company will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

Failure to Qualify as a Real Estate Investment Trust

If the Company would otherwise fail to qualify as a real estate investment trust because of a violation of one of the requirements described above, the Company’s qualification as a real estate investment trust will not be terminated if the violation is due to reasonable cause and not willful neglect and the Company pays a penalty tax of $50,000 for the violation. The immediately preceding sentence does not apply to violations of the income tests described above or a violation of the asset tests described above, each of which has specific relief provisions that are described above.

If the Company fails to qualify for taxation as a real estate investment trust in any taxable year, and the relief provisions do not apply, the Company will have to pay tax, including any applicable alternative minimum tax, on the Company’s taxable income at regular corporate rates. The Company will not be able to deduct distributions to shareholders in any year in which the Company fails to qualify, nor will the Company be required to make distributions to shareholders. In this event, to the extent of current and accumulated earnings and profits, all distributions to shareholders will be taxable to the shareholders as dividend income (which may be subject to tax at preferential rates) and corporate distributees may be eligible for the dividends-received deduction if such distributees satisfy the relevant provisions of the Code. Unless entitled to relief under specific statutory provisions, the Company will also be disqualified from taxation as a real estate investment trust for the four taxable years following the year during which qualification was lost. The Company might not be entitled to the statutory relief described above in all circumstances.

Excess Inclusion Income

If the Company holds a residual interest in a REMIC or certain interests in a TMP from which the Company derives “excess inclusion income,” the Company may be required to allocate such income among its shareholders in proportion to the dividends received by the Company’s shareholders, even though the Company may not receive such income in cash. To the extent that excess inclusion income is allocable to a particular shareholder, the income (1) would not be allowed to be offset by any net operating losses otherwise available to the shareholder, (2) would be subject to tax as unrelated business taxable income in the hands of most types of shareholders that are otherwise generally exempt from U.S. federal income tax, and (3) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction pursuant to any otherwise applicable income tax treaty, to the extent allocable to most types of foreign shareholders.

Other Tax Consequences

State or local taxation may apply to the Company and its shareholders in various state or local jurisdictions, including those in which the Company or its shareholders transact business or reside. The state and local tax treatment of the Company and its shareholders with respect to the Reclassification may not conform to the U.S. federal income tax consequences discussed above. Consequently, shareholders should consult their own tax advisors regarding the effect of state and local tax laws with respect to the Reclassification.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

The Unaudited Pro Forma Condensed Consolidated Balance Sheet presented below presents the effects of the Reclassification as of December 31, 2016, as if the Reclassification was completed as of that date. The Unaudited Pro Forma Condensed Consolidated Balance Sheet presented below has been derived from the historical consolidated financial statements of the Company incorporated by reference into this proxy statement/prospectus.

In the Reclassification, each share of Class B Common Stock issued and outstanding immediately prior to the Effective Time will be reclassified and exchanged into 1.31 shares of Class A Common Stock.

Assumptions and estimates underlying the pro forma adjustments, which are preliminary and have been made solely for the purposes of developing the Unaudited Pro Forma Condensed Consolidated Balance Sheet, are described in the accompanying notes and should be read in connection with the Unaudited Pro Forma Condensed Consolidated Balance Sheet. The Unaudited Pro Forma Condensed Consolidated Balance Sheet has been presented for illustrative purposes only and is not necessarily indicative of the financial position that would have been achieved had the Reclassification taken place as of the date indicated, or the future financial position of the Company.

The Unaudited Pro Forma Condensed Consolidated Balance Sheet should be read in conjunction with:

•	the accompanying notes to the Unaudited Pro Forma Condensed Consolidated Balance Sheet;

•

the Company’s historical consolidated financial statements as of and for the year ended December 31, 2016, included in the Company’s annual report on Form 10-K and incorporated by reference into this proxy statement/prospectus; and

•	the other information contained in or incorporated by reference into this proxy statement/prospectus.

The pro forma adjustments to the Unaudited Pro Forma Condensed Consolidated Balance Sheet represents events that are (i) directly attributable to the Reclassification and (ii) factually supportable.

Forest City Realty Trust, Inc. and Subsidiaries

Unaudited Pro Forma Consolidated Balance Sheet

As of December 31, 2016

	Actual	Adjustments		Pro Forma
	(in thousands)
Assets
Real Estate
Completed rental properties	$7,112,347	$—		$7,112,347
Projects under construction and development	734,980	—		734,980
Land inventory	68,238	—		68,238

Total Real Estate	7,915,565	—		7,915,565
Less accumulated depreciation	(1,442,006)			(1,442,006)

Real Estate, net	6,473,559	—		6,473,559
Cash and equivalents	174,619	—		174,619
Restricted cash	149,300	—		149,300
Accounts receivable, net	208,563	—		208,563
Note receivable	383,163	—		383,163
Investments in and advances to unconsolidated entities	564,779	—		564,779
Other assets	274,614	—		274,614

Total Assets	$8,228,597	$—		$8,228,597

Liabilities and Equity
Liabilities
Nonrecourse mortgage debt and notes payable, net	$3,120,833	$—		$3,120,833
Revolving credit facility	—	—		—
Term loan facility, net	333,268	—		333,268
Convertible senior debt, net	112,181	—		112,181
Accounts payable, accrued expenses and other liabilities	726,724	8,700	(A)	735,424
Cash distributions and losses in excess of investments in unconsolidated entities	150,592	—		150,592

Total Liabilities	4,443,598	8,700		4,452,298
Commitments and Contingencies	—	—		—
Equity
Shareholders’ Equity
Preferred stock – $.01 par value; 20,000,000 shares authorized, no shares issued	—	—		—
Common stock – $.01 par value
Class A, 371,000,000 shares authorized, 239,937,796 and 264,550,297 shares issued and outstanding, respectively	2,399	246	(B)	2,645
Class B, convertible, 56,000,000 and 0 shares authorized, 18,788,169 and 0 issued and outstanding; 26,257,961 and 0 issuable, respectively	188	(188	)(B)	0

Total common stock	2,587	58		2,645
Additional paid-in capital	2,483,275	(8,758	)(A)(B)	2,474,517
Retained earnings	812,386	—		812,386

Shareholders’ equity before accumulated other comprehensive loss	3,298,248	(8,700)		3,289,548
Accumulated other comprehensive loss	(14,410)	—		(14,410)

Total Shareholders’ Equity	3,283,838	(8,700)		3,275,138
Noncontrolling interest	501,161	—		501,161

Total Equity	3,784,999	(8,700)		3,776,299

Total Liabilities and Equity	$8,228,597	$—		$8,228,597

Notes to the Unaudited Pro Forma Condensed Consolidated Balance Sheet:

(A)

Pro forma adjustment to record approximately $8,700,000 of estimated one-time costs directly related to the Reclassification. These costs primarily relate to professional fees and the reimbursement of certain costs of RMS that the Company expects to be incurred upon the completion of the Reclassification, during the year ended December 31, 2017.

(B)

Pro forma adjustment to record the par value reflecting the reclassification and exchange of all outstanding Class B Common Stock immediately prior to the Effective Time into Class A Common Stock including the issuance of 5,824,332 additional shares of Class A Common Stock to the holders of Class B shares.

COMPARISON OF STOCKHOLDER RIGHTS

Following the Reclassification, the rights of each holder of Class A shares will be identical in all material respects to the rights of each holder of Class A shares prior to the Reclassification, except with respect to the matters specified below. The summary contained in the section does not include a complete description of the specific matters referred to below. You are urged to read carefully the relevant provisions of the Company’s charter and bylaws, copies of which have been filed with the SEC, and the form of Articles of Amendment and Restatement included as Annex A to this proxy statement/prospectus, and this summary is qualified in its entirety by reference to the full text thereof. See the section entitled “Where You Can Find More Information.”

	Prior to the Reclassification	Effective upon Completion of the Reclassification
Capital Structure:	Two classes of common stock: Class A and Class B.	One class of common stock: Class A.

Voting:

Subject to the provisions of the charter regarding the restrictions on ownership and transfer, the holders of Class A shares are entitled to one (1) vote per Class A share and the holders of Class B shares are entitled to ten (10) votes per Class B share.

Subject to the provisions of the charter regarding the restrictions on ownership and transfer, the holders of Class A shares are entitled to one (1) vote per Class A share.

Election and Removal of Directors:

Subject to the rights, if any, of holders of any class or series of preferred stock (it being acknowledged that, as of the date of this proxy statement/prospectus the Company does not have any preferred stock outstanding), holders of Class A shares, voting as a separate class, elect 25% of the entire Board (rounded up to the nearest whole number of directors, which, as of the date of this proxy statement/prospectus, represents four of the 13 board seats), whom we refer to as the Class A directors, and holders of Class B shares, voting separately as a class, elect the remaining members of the Board, whom we refer to as the Class B directors. If, on any record date, the total number of issued and outstanding Class A shares should represent less than 10% of the aggregate of all issued and outstanding shares of Common Stock, then at the related meeting all directors would be elected by the holders of Class A shares and the holders of Class B shares voting together as a single class. If, on any record date, there were fewer than 500,000 Class B shares outstanding, then holders of Class A shares would have the right to participate with holders of Class B shares, as a single class, in the election of the directors that otherwise would have been elected only by the holders of Class B shares.

Subject to the rights, if any, of holders of any class or series of preferred stock, the holders of Class A Common Stock will be entitled to elect the entire Board.

In uncontested elections, a director will be elected by the affirmative vote of a majority of the total votes cast for and votes cast against or withheld as to each director nominee. In contested elections, directors will be elected by a plurality of the votes cast. An election will be considered to be contested if the Company’s secretary has received notice that a stockholder has nominated one or more persons for election as a director, which notice complies with the requirements for advance notice of stockholder nominations set forth in the Company’s bylaws, and the nomination has not been withdrawn at least 10 days prior to the date that the Company’s proxy statement is filed with the SEC, and, as a result of which, the number of nominees exceeds the number of directors to be elected at the meeting.

Subject to the rights, if any, of holders of shares of one or more classes or series of preferred stock to elect or remove one or more directors, any director may be removed

	Prior to the Reclassification	Effective upon Completion of the Reclassification

The Class A directors are elected by a plurality of the votes cast by the holders of Class A Common Stock in the election of directors and the Class B directors are elected by a plurality of the votes cast by the holders of Class B Common Stock in the election of directors; provided, however, in the event that the holders of Class A Common Stock and Class B Common Stock vote together as a class to elect one or more directors, such directors are elected by a plurality of all the votes cast in the election of directors by the holders of Class A Common Stock and Class B Common Stock voting together as a class.

Subject to the rights of holders of shares of one or more classes or series of preferred stock to elect or remove one or more directors, (a) any Class A director may be removed as a director at any time by the affirmative vote of holders of shares of Class A Common Stock entitled to cast a majority of all the votes entitled to be cast generally in the election of Class A directors, with or without cause, and (b) any Class B director may be removed as a director at any time by the affirmative vote of holders of shares of Class B Common Stock entitled to cast a majority of the votes entitled to be cast generally in the election of Class B directors, with or without cause.

as a director at any time by the affirmative vote of holders of shares of Class A Common Stock entitled to cast a majority of all the votes entitled to be cast generally in the election of directors, with or without cause.

Class Protection Provision:

The Company’s charter includes a protective voting provision, which provides that the Company will not, without the affirmative vote of the holders of a majority of the outstanding shares of an affected class, voting as a separate class to the exclusion of any other unaffected class of stock, (1) amend the charter, (2) amend the bylaws or (3) consolidate or merge the Company with or into another entity, if any such actions would adversely alter the rights, preferences, privileges or restrictions granted or imposed with respect to the shares of such class relative to the shares of any other class.

The class protection provision will be removed as part of the Reclassification.

DESCRIPTION OF CLASS A COMMON STOCK

This section describes the general terms and provisions of the shares of Class A Common Stock following the Reclassification. This description is not complete and is summarized from, and qualified in its entirety by reference to, applicable provisions of the MGCL, the form of Articles of Amendment and Restatement attached hereto as Annex A, the Company bylaws, as amended from time to time, and other information with respect to Class A Common Stock which has been publicly filed with the SEC. See the section of this proxy statement/prospectus entitled “Where You Can Find More Information.”

General

Immediately following the Reclassification, the Company’s authorized capital stock will consist of:

•	371,000,000 shares of Class A Common Stock, par value $0.01 per share; and

•	20,000,000 shares of Preferred Stock, par value $0.01 per share

The Class A Common Stock will continue to be listed on the NYSE under the symbol “FCE.A” and will be the Company’s only authorized class of common stock.

Under Maryland law, stockholders generally are not personally liable for Company debts or obligations solely as a result of their status as stockholders.

The Company’s charter will continue to authorize the Board, with the approval of a majority of the entire Board and without stockholder approval, to amend the charter to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Company is authorized to issue.

The Company’s charter will continue to authorize the Board (without stockholder approval) to authorize the issuance from time to time of shares of common stock of any class or series. The charter also will continue to authorize the Board to classify and reclassify any unissued shares of common stock into other classes or series of stock, including one or more classes or series of stock that have priority over shares of Class A Common Stock with respect to distributions or upon liquidation, and authorize the Company to issue the newly classified shares. Prior to the issuance of shares of each new class or series, the Board is required by Maryland law and by the charter to set, subject to the provisions of the charter regarding the restrictions on ownership and transfer of stock, the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series. As was the case prior to the Reclassification, these actions may be taken without the approval of holders of Class A Common Stock unless such approval is required by applicable law, the terms of any other class or series of Company stock or the rules of any stock exchange or automated quotation system on which any shares of Company stock are listed or traded. Therefore, the Board will continue to be able to authorize the issuance of shares of common or preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for Class A Common Stock or otherwise be in the best interests of the Class A stockholders.

Subject to the preferential rights, if any, of holders of shares of any other class or series of Company stock and to the provisions of the charter regarding the restrictions on ownership and transfer of shares of Company stock, holders of Class A Common Stock are entitled to receive distributions when authorized by the Board and declared by the Company out of assets legally available for distribution to stockholders and will be entitled to share ratably in assets legally available for distribution to stockholders in the event of the Company’s liquidation, dissolution or winding up after payment of or adequate provision for all of its known debts and liabilities.

Subject to the provisions of the charter regarding the restrictions on ownership and transfer of Company stock, each outstanding Class A share entitles the holder to one vote on any matter upon which holders of common stock are entitled to vote, and, except as may be provided with respect to any other class or series of our stock, the holders of Class A shares will possess exclusive voting power.

In the election of directors, subject to the rights, if any, of holders of any class or series of preferred stock to elect or remove one or more additional directors, the holders of Class A shares will elect the entire Board.

Class A stockholders will have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and will have no preemptive rights to subscribe for any securities that the Company may issue. Subject to the provisions of the charter regarding the restrictions on ownership and transfer of Company stock, Class A shares have equal distribution, liquidation and other rights.

Restrictions on Ownership and Transfer

In order for the Company to qualify as a real estate investment trust under the Code, Company stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of Company stock (after taking into account certain options to acquire shares of Company stock) may be owned, directly or indirectly or through application of certain attribution rules, by five or fewer individuals at any time during the last half of a taxable year.

The Company’s charter will continue to include restrictions concerning the ownership and transfer of shares of Company stock. The Board may, from time to time, grant waivers from these restrictions, in its sole discretion. The relevant sections of the charter provide that, subject to the exceptions described below, no person or entity may own, or be deemed to own, beneficially or by virtue of the applicable constructive ownership provisions of the Code, more than 9.8%, in value or in number of shares, whichever is more restrictive, of the outstanding shares of Class A Common Stock (the “common stock ownership limit”) or 9.8% in value of the outstanding shares of all classes or series of Company stock (the “aggregate stock ownership limit,” and together with the common stock ownership limit, the “ownership limits”). This proxy statement/prospectus refers to a person or entity that, but for operation of the ownership limits or another restriction on ownership and transfer of Company stock as described below, would beneficially own or constructively own shares of Company stock in violation of such limits or restrictions and, if appropriate in the context, a person or entity that would have been the record owner of such shares of stock as a “prohibited owner.”

The applicable constructive ownership rules under the Code are complex and may cause shares of Company stock owned beneficially or constructively by a group of related individuals and/or entities to be treated as owned beneficially or constructively by one individual or entity. As a result, the acquisition of less than 9.8%, in value or in number of shares, whichever is more restrictive, of the outstanding shares of Class A Common Stock, or less than 9.8% in value of the outstanding shares of all classes and series of Company stock (or the acquisition by an individual or entity of an interest in an entity that owns, beneficially or constructively, shares of Company stock), could, nevertheless, cause that individual or entity, or another individual or entity, to own beneficially or constructively shares of Company stock in excess of the ownership limits.

The Board, in its sole discretion, may exempt, prospectively or retroactively, a particular stockholder from the ownership limits or establish a different limit on ownership (an “excepted holder limit”) if the Board determines that:

•

no individual’s beneficial or constructive ownership of Company stock will result in the Company being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a real estate investment trust under the Code; and

•

such stockholder does not and will not own, actually or constructively, an interest in a tenant of the Company (or a tenant of any entity owned or controlled by the Company) that would cause the Company to own, actually or constructively, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant (or the Board determines that revenue derived from such tenant will not affect the Company’s ability to qualify as a real estate investment trust under the Code).

Any violation or attempted violation of any such representations or undertakings will result in such stockholder’s shares of Company stock being automatically transferred to a charitable trust. As a condition of granting the waiver or establishing an excepted holder limit, the Board may require an opinion of counsel or a ruling from the IRS, in either case in form and substance satisfactory to the Board, in its sole discretion, in order to determine or ensure the Company’s status as a real estate investment trust under the Code and such representations and undertakings from the person requesting the exception as the Board may require in its sole discretion to make the determinations above. The Board may impose such conditions or restrictions as it deems appropriate in connection with granting such a waiver or establishing an excepted holder limit.

In connection with granting a waiver of the ownership limits or creating an excepted holder limit or at any other time, the Board may from time to time increase or decrease the common stock ownership limit, the aggregate stock ownership limit or both, for one or more persons, unless, after giving effect to such increase, five or fewer individuals could beneficially own, in the aggregate, more than 49.9% in value of the outstanding shares of Company stock or the Company would otherwise fail to qualify as a real estate investment trust under the Code. A reduced ownership limit will not apply to any person or entity whose percentage ownership of Class A Common Stock or stock of all classes and series, as applicable, is, at the effective time of such reduction, in excess of such decreased ownership limit until such time as such person’s or entity’s percentage ownership of Class A Common Stock or stock of all classes and series, as applicable, equals or falls below the decreased ownership limit, but any further acquisition of shares of Class A Common Stock or stock of all classes or series, as applicable, will violate the decreased ownership limit.

The charter further prohibits:

•

any person from beneficially or constructively owning, applying certain attribution rules of the Code, shares of Company stock that would result in the Company being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause the Company to fail to qualify as a real estate investment trust under the Code; and

•

any person from transferring shares of Company stock if the transfer would result in shares of Company stock being beneficially owned by fewer than 100 persons (determined under the principles of Section 856(a)(5) of the Code).

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our stock that will or may violate the ownership limits or any of the other restrictions on ownership and transfer of our stock described above, or who would have owned shares of our stock transferred to the trust as described below, must immediately give written notice to us of such event or, in the case of an attempted or proposed transaction, give us at least 15 days’ prior written notice and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a real estate investment trust under the Code.

If any transfer of shares of Company stock would result in shares of Company stock being beneficially owned by fewer than 100 persons, the transfer will be null and void and the intended transferee will acquire no rights in the shares. In addition, if any purported transfer of shares of Company stock or any other event would otherwise result in any person violating the ownership limits or an excepted holder limit established by the Board, or in the Company being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a real estate investment trust under the Code, then that number of shares (rounded up to the nearest whole share) that would cause the violation will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by the Company, and the intended transferee or other prohibited owner will acquire no rights in the shares. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a transfer to the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limits or the Company being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or the Company otherwise failing to qualify as a real estate investment trust under the Code, then the charter provides that the transfer of the shares will be null and void and the intended transferee will acquire no rights in such shares.

Shares of Company stock held in the trust will be issued and outstanding shares. The prohibited owner will not benefit economically from ownership of any shares of Company stock held in the trust and will have no rights to distributions and no rights to vote or other rights attributable to the shares of Company stock held in the trust. The trustee of the trust will exercise all voting rights and receive all distributions with respect to shares held in the trust for the exclusive benefit of the charitable beneficiary of the trust. Any distribution made before we discover that the shares have been transferred to a trust as described above must be repaid by the recipient to the trustee upon demand by us. Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority to rescind as void any vote cast by a prohibited owner before the Company’s discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary of the trust. However, if we have already taken irreversible corporate action, then the trustee may not rescind and recast the vote.

Shares of Company stock transferred to the trustee are deemed offered for sale to us or the Company’s designee, at a price per share equal to the lesser of (i) the price paid by the prohibited owner for the shares (or, in the case of a devise or gift, the market price at the time of such devise or gift) and (ii) the market price on the date we accept, or the Company’s designee accepts, such offer. The Company may reduce the amount so payable to the trustee by the amount of any distribution that we made to the prohibited owner before we discovered that the shares had been automatically transferred to the trust and that are then owed by the prohibited owner to the trustee as described above, and we may pay the amount of any such reduction to the trustee for distribution to the charitable beneficiary. The Company has the right to accept such offer until the trustee has sold the shares of Company stock held in the trust as discussed below. Upon a sale to the Company, the interest of the charitable beneficiary in the shares sold terminates, and the trustee must distribute the net proceeds of the sale to the prohibited owner and must distribute any distributions held by the trustee with respect to such shares to the charitable beneficiary.

If the Company does not buy the shares, the trustee must, within 20 days of receiving notice from the Company of the transfer of shares to the trust, sell the shares to a person or entity designated by the trustee who could own the shares without violating the ownership limits or the other restrictions on ownership and transfer of Company stock. After the sale of the shares, the interest of the charitable beneficiary in the shares transferred to the trust will terminate and the trustee must distribute to the prohibited owner an amount equal to the lesser of (i) the price paid by the prohibited owner for the shares (or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the trust (for example, in the case of a gift, devise or other such transaction), the market price of the shares on the day of the event causing the shares to be held in the trust) and (ii) the sales proceeds (net of any commissions and other expenses of sale) received by the trust for the shares. The trustee may reduce the amount payable to the prohibited owner by the amount of any distribution that the Company paid to the prohibited owner before the Company discovered that the shares had been automatically transferred to the trust and that are then owed by the prohibited owner to the trustee as described above. Any net sales proceeds in excess of the amount payable to the prohibited owner must be paid immediately to the charitable beneficiary, together with any distributions thereon. In addition, if, prior to the discovery by the Company that shares of stock have been transferred to a trust, such shares of stock are sold by a prohibited owner, then such shares will be deemed to have been sold on behalf of the trust and, to the extent that the prohibited owner received an amount for or in respect of such shares that exceeds the amount that such prohibited owner was entitled to receive, such excess amount will be paid to the trustee upon demand. The prohibited owner has no rights in the shares held by the trustee.

In addition, if the Board determines that a transfer or other event has taken place that would violate the restrictions on ownership and transfer of Company stock described above, the Board may take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including causing us to redeem shares of Company stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

Every owner of 5% or more (or such lower percentage as required by the Code or the regulations promulgated thereunder) of Company stock, within 30 days after the end of each taxable year, must give the Company written notice stating the stockholder’s name and address, the number of shares of each class and series of Company stock that the stockholder beneficially owns and a description of the manner in which the shares are held. Each such owner must provide to the Company in writing such additional information as the Company may request in order to determine the effect, if any, of the stockholder’s beneficial ownership on the Company’s status as a real estate investment trust and to ensure compliance with the ownership limits. In addition, any person or entity that is a beneficial owner or constructive owner of shares of the Company stock and any person or entity (including the stockholder of record) who is holding shares of Company stock for a beneficial owner or constructive owner must, on request, provide to the Company such information as the Company may request in order to determine the Company’s status as a real estate investment trust and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance and to ensure compliance with the ownership limits.

These restrictions on ownership and transfer of Company stock will not apply if the Board determines that it is no longer in the Company’s best interests to attempt to qualify, or to continue to qualify, as a real estate investment trust or that compliance is no longer required.

The restrictions on ownership and transfer of Company stock described above could delay, defer or prevent a transaction or a change in control that might involve a premium price for Class A Common Stock or otherwise be in the best interests of our stockholders.

Transfer Agent

Wells Fargo Shareowner Services, a division of Wells Fargo Bank, N.A., Mendota Heights, Minnesota, currently serves as transfer agent for the Class A Common Stock.

CERTAIN PROVISIONS OF MARYLAND LAW AND OUR CHARTER AND BYLAWS

This section describes the certain terms and provisions of Maryland law and of the Company’s charter and bylaws following the Reclassification. This description is not complete and is summarized from, and qualified in its entirety by reference to, applicable provisions of the MGCL, the form of Articles of Amendment and Restatement attached hereto as Annex A, the Company bylaws, as amended from time to time, and charter and other information with respect to Class A Common Stock which has been publicly filed with the SEC. See the section entitled “Where You Can Find More Information.”

The Board of Directors

The Company’s charter provides that the number of directors may only be increased or decreased pursuant to the bylaws. The bylaws provide that the number of directors may be established, increased or decreased by the Board but, unless the bylaws are amended, may not be fewer than eleven nor more than 15.

Election of Directors; Removals; Vacancies

Immediately following the Reclassification, subject to the rights, if any, of holders of any class or series of preferred stock, the holders of Class A Common Stock will be entitled to elect the entire Board. In uncontested elections, a director will be elected by the affirmative vote of a majority of the total votes cast for and votes cast against or withheld as to each director nominee. In contested elections, directors will be elected by a plurality of the votes cast. An election will be considered to be contested if the Company’s secretary has received notice that a stockholder has nominated one or more persons for election as a director, which notice complies with the requirements for advance notice of stockholder nominations set forth in the Company’s bylaws, and the nomination has not been withdrawn at least 10 days prior to the date that the Company’s proxy statement is filed with the SEC, and, as a result of which, the number of nominees exceeds the number of directors to be elected at the meeting.

Subject to the rights, if any, of holders of shares of one or more classes or series of preferred stock to elect or remove one or more directors, any director may be removed as a director at any time by the affirmative vote of holders of shares of Class A Common Stock entitled to cast a majority of all the votes entitled to be cast generally in the election of directors, with or without cause.

Any vacancy on the Board for any cause other than an increase in the number of directors may be filled by a majority of the remaining directors, even if such majority is less than a quorum. Any vacancy in the number of directors created by an increase in the number of directors may be filled by a majority of the entire Board. Any individual so elected as director will serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies.

Business Combinations

Under the MGCL, certain “business combinations” (including a merger, consolidation, statutory share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any interested stockholder, or an affiliate of such an interested stockholder, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Maryland law defines an interested stockholder as:

•	any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock; or

•

an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation.

A person is not an interested stockholder if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. In approving a transaction, however, the board of directors may provide that its approval is subject to compliance, at or after the time of the approval, with any terms and conditions determined by it.

After such five-year period, any such business combination must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•

two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These supermajority approval requirements do not apply if, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares.

These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a Maryland corporation’s board of directors prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, the Company has, by resolution of the Board, exempted from the Maryland Business Combination Act all business combinations between the Company and any other person, provided that such business combination is first approved by the Board (including a majority of directors who are not affiliates or associates of such person). As a result, any person described above may be able to enter into business combinations with the Company that may not be in the best interests of the Company’s stockholders, without compliance by the Company with the supermajority vote requirements and other provisions of the statute.

The Company cannot assure you that the Board will not opt to be subject to such business combination provisions in the future. However, an alteration or repeal of this resolution will not have any effect on any business combination that has been consummated or upon any agreement existing at the time of such modification or repeal.

Control Share Acquisitions

The MGCL provides that a holder of “control shares” of a Maryland corporation acquired in a “control share acquisition” has no voting rights with respect to such shares except to the extent approved by the affirmative vote of at least two-thirds of the votes entitled to be cast on the matter, excluding shares of stock of the corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of directors: (i) a person who has made or proposes to make the control share acquisition; (ii) an officer of the corporation or (iii) an employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock which, if aggregated with all other such shares of stock owned by the acquirer, or in respect of which the acquirer is entitled to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (A) one-tenth or more but less than one-third; (B) one-third or more but less than a majority or (C) a majority or more of all voting power. Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A “control share acquisition” means the acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in the MGCL), may compel the corporation’s board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem for fair value any or all of the control shares (except those for which voting rights have previously been approved). Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or, if a meeting of stockholders is held at which the voting rights of such shares are considered and not approved, as of the date of the meeting. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to exercise or direct the exercise of a majority of all voting power, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The control share acquisition statute does not apply to (i) shares acquired in a merger, consolidation or statutory share exchange if the corporation is a party to the transaction or (ii) acquisitions of shares previously approved or exempted by the charter or bylaws of the corporation.

As permitted by the MGCL, the Company’s bylaws contain a provision opting out of the Maryland Control Share Acquisition Act. This provision may be amended or eliminated at any time in the future by the Board.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions of the MGCL which provide, respectively, for:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the board of directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; or

•	a majority requirement for the calling of a special meeting of stockholders.

The Company has not elected to be subject to any of the provisions of Subtitle 8. Through provisions in the charter and bylaws unrelated to Subtitle 8, the Company already requires, unless called by its chairman, chief executive officer, president or Board, the written request of stockholders entitled to cast a majority of all votes entitled to be cast at such a meeting on such matter to call a special meeting on any matter.

Approval of Extraordinary Actions; Amendments to the Charter and Bylaws

Under the MGCL, a Maryland corporation generally may not dissolve, merge or consolidate with, or convert to, another entity, sell all or substantially all of its assets or engage in a statutory share exchange unless the action is declared advisable by the board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter, unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is specified in the corporation’s charter. The charter provides that these actions must be approved by a majority of all of the votes entitled to be cast on the matter.

The charter generally may be amended only if such amendment is declared advisable by the Board and approved by the affirmative vote of stockholders entitled to cast a majority of the votes entitled to be cast on the matter.

The charter and bylaws provide that except for amendments relating to the minimum number of directors on the Board and the vote required to amend such provisions, which amendments must be approved by the affirmative vote of at least two-thirds of the votes cast on the matter by the holders of Class A common stock, the Board has the exclusive power to adopt, alter or repeal any provision in the bylaws and to make new bylaws.

Meetings of Stockholders

Under the bylaws, annual meetings of stockholders will be held each year at a date and time determined by the Board. Special meetings of stockholders may be called by the Company’s chairman, chief executive officer, president or the Board. Additionally, the bylaws provide that, subject to the satisfaction of certain procedural and informational requirements by the stockholders requesting the meeting, a special meeting of stockholders to act on any matter that may properly be considered at a meeting of stockholders must also be called by the Company’s secretary upon the written request of the stockholders entitled to cast not less than a majority of all the votes entitled to be cast on such matter at the meeting. Only matters set forth in the notice of the special meeting may be considered and acted upon at such a meeting.

Advance Notice of Director Nominations and New Business

The bylaws provide that nominations of individuals for election as directors and proposals of business to be considered by stockholders at any annual meeting may be made only (1) pursuant to the Company’s notice of the meeting, (2) by or at the direction of the Board or (3) by any stockholder who was a stockholder of record at the record date set by the Board for the purpose of determining stockholders entitled to vote at the meeting, at the time of giving the notice required by the bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each of the individuals so nominated or on such other proposed business and who has complied with the advance notice procedures of the bylaws. Stockholders generally must provide notice to the Company’s secretary not earlier than the 150th day or later than the close of business on the 120th day before the first anniversary of the date that the Company’s proxy statement is released to the stockholders for the preceding year’s annual meeting of stockholders.

Only the business specified in the notice of the meeting may be brought before a special meeting of stockholders. Nominations of individuals for election as directors at a special meeting of stockholders may be made only (1) by or at the direction of the Board, (2) by a stockholder that has requested that a special meeting be called for the purpose of electing directors in compliance with the bylaws and that has supplied the information required by the bylaws about each individual whom the stockholder proposes to nominate for election of directors or (3) if the special meeting has been called in accordance with the bylaws for the purpose of electing directors, by any stockholder who was a stockholder of record at the record date set by the Board for purposes of determining stockholders entitled to vote at the meeting, at the time of giving the notice required by the bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice procedures of the bylaws. Stockholders generally must provide notice to the Company’s secretary not earlier than the 120th day before such special meeting or later than the later of the close of business on the 90th day before the special meeting or the tenth day after the first public announcement of the date of the special meeting and the nominees proposed by the Board to be elected at the meeting.

A stockholder’s notice must contain certain information specified by the bylaws about the stockholder, its affiliates and any proposed business or nominee for election as a director, including information about the economic interest of the stockholder, its affiliates and any proposed nominee in the Company.

Exclusive Forum

The bylaws provide that, unless the Board agrees otherwise, (a) any derivative action or proceeding, (b) any action asserting a claim of breach of any duty owed by any of the Company’s directors, officers or other employees to the Company or to the Company’s stockholders, (c) any action asserting a claim against the Company or any of the Company’s directors, officers or other employees pursuant to the MGCL, the charter or the bylaws and (d) claims governed by the internal affairs doctrine must be brought in the Circuit Court for Baltimore City, Maryland (or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division).

Limitations of Liability and Indemnification of Directors and Officers

For information concerning limitations of liability and indemnification applicable to our directors and officers, see “Limitations of Liability and Indemnification of Directors and Officers”.

Restrictions on Ownership and Transfer of the Company’s Stock

Except with regard to persons exempted by the Board from the ownership and transfer restrictions of the charter, no person may beneficially or constructively own more than 9.8% (in value or number of shares, whichever is more restrictive) of the outstanding Class A Common Stock or more than 9.8% (in value) of all classes or series of stock. See “Description of Class A Common Stock—Restrictions on Ownership and Transfer”.

REIT Qualification

The charter provides that the Board may revoke or otherwise terminate the Company’s real estate investment trust election under the Code, without approval of the Company’s stockholders, if it determines that it is no longer in the Company’s best interests to continue to be qualified as a real estate investment trust under the Code.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of shares of Class A and Class B Common Stock as of January 31, 2017 of each current director, nominee, and the other Named Executive Officers (as named in the Summary Compensation Table), as well as all directors and executive officers as a group.

	Number of Shares of Common Stock Beneficially Owned
Name	Class A Common Stock(a)(c)		Percent of Class (a)	Class A Assuming Conversion of Class B by the Beneficial Owner(b)(c)		Percent of Class(b)	Class B Common Stock		Percent of Class
Arthur F. Anton	74,995	(1)	0.03%	74,995		0.03%	—		0.00%
Scott S. Cowen	80,585	(2)	0.03%	80,585		0.03%	—		0.00%
Michael P. Esposito, Jr.	194,710	(3)	0.08%	194,710		0.08%	—		0.00%
Stan Ross	110,705	(4)	0.05%	110,705		0.05%	—		0.00%
Kenneth J. Bacon	35,931	(5)	0.01%	35,931		0.01%	—		0.00%
Christine R. Detrick	22,670	(6)	0.01%	22,670		0.01%	—		0.00%
Deborah L. Harmon	58,223	(7)	0.02%	58,223		0.02%	—		0.00%
David J. LaRue	665,590	(8)	0.28%	667,025		0.28%	1,435		0.01%
Brian J. Ratner	1,895,144	(9)	0.78%	15,399,182	(9)(10)	6.04%	13,504,041	(10)	71.88%
Deborah Ratner Salzberg	1,988,677	(11)	0.82%	15,766,222	(11)(12)	6.17%	13,777,545	(12)	73.33%
James A. Ratner	1,323,409	(13)	0.55%	2,926,909	(13)(14)	1.20%	1,603,500	(14)	8.53%
Ronald A. Ratner	1,073,322	(15)	0.44%	15,770,168	(15)(16)	6.15%	14,696,846	(16)	78.22%
OTHER NAMED EXECUTIVE OFFICERS
Robert G. O’Brien	596,128	(17)	0.25%	596,128		0.25%	—		0.00%
Duane F. Bishop	62,238	(18)	0.03%	62,238		0.03%	—		0.00%
ALL DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS AS A GROUP (18 in number)	7,708,842	(19)	3.16%	24,078,021	(19)(20)	9.25%	16,369,179	(20)	87.12%

(1)	Includes 5,969 shares of restricted stock and 30,273 shares that were issuable upon the exercise of stock options vested at January 31, 2017 or that will vest within 60 days thereafter.
(2)	Includes 5,969 shares of restricted stock and 21,766 shares that were issuable upon the exercise of stock options vested at January 31, 2017 or that will vest within 60 days thereafter.
(3)	Includes 5,969 shares of restricted stock and 60,162 shares that were issuable upon the exercise of stock options vested at January 31, 2017 or that will vest within 60 days thereafter.
(4)	Includes 2,984 shares of restricted stock and 55,846 shares that were issuable upon the exercise of stock options vested at January 31, 2017 or that will vest within 60 days thereafter.
(5)	Includes 5,969 shares of restricted stock and 13,988 shares that were issuable upon the exercise of stock options vested at January 31, 2017 or that will vest within 60 days thereafter.
(6)	Includes 5,969 shares of restricted stock and 7,060 shares that were issuable upon the exercise of stock options vested at January 31, 2017 or that will vest within 60 days thereafter.
(7)	Includes 2,984 shares of restricted stock and 34,251 shares that were issuable upon the exercise of stock options vested at January 31, 2017 or that will vest within 60 days thereafter.
(8)

David J. LaRue has beneficial ownership of 47,872 shares of Class A Common Stock held in a trust for which he has sole power of voting and disposition and 9,551 shares held in custodial accounts. Includes 58,253 shares of restricted stock and 286,234 shares that were issuable upon the exercise of stock options vested at January 31, 2017 or that will vest within 60 days thereafter.

(9)

Brian J. Ratner has beneficial ownership of 1,801,658 shares of Class A Common Stock held in trusts and foundations: 1,770,858 shares for which he is trustee and has shared power of voting and disposition and 30,800 shares for which he has sole power of voting and disposition. Mr. Ratner has beneficial ownership of 25,000 shares held in trusts for which he is trust advisor and has shared power of voting and disposition. Includes 22,291 shares of restricted stock and 46,192 shares that were issuable upon the exercise of stock options vested at January 31, 2017 or that will vest within 60 days thereafter.

(10)

Brian J. Ratner has beneficial ownership of 533,172 shares of Class B Common Stock held in trusts: 497,934 shares for which he is trustee and has shared power of voting and disposition and 35,238 shares for which he has sole power of voting and disposition. Mr. Ratner has beneficial ownership of 85,712 shares held in trusts for which he is trust advisor and has shared power of voting and disposition. Mr. Ratner’s beneficial ownership of the remaining 12,885,157 shares of Class B Common Stock reflects his status as a general partner of RMS. Does not reflect the following shares of which Mr. Ratner disclaims beneficial ownership: 1,153,126 shares of Class B Common Stock held in trusts for which he is trustee, which shares are held in the Max Ratner Family Branch of RMS. See discussion of RMS on page [●].

(11)

Deborah Ratner Salzberg has beneficial ownership of 1,890,057 shares of Class A Common Stock held in trusts and foundations: 1,348,270 shares for which she is trustee and has shared power of voting and disposition and 541,787 shares for which she has sole power of voting and disposition. Ms. Ratner Salzberg has beneficial ownership of 32,352 shares held in trusts for which she is trust advisor and has shared power of voting and disposition. Includes 19,721 shares of restricted stock and 46,547 shares that were issuable upon the exercise of stock options vested at January 31, 2017 or that will vest within 60 days thereafter.

(12)

Deborah Ratner Salzberg has beneficial ownership of 806,676 shares of Class B Common Stock held in trusts: 369,082 shares for which she is trustee and has shared power of voting and disposition and 437,594 shares for which she has sole power of voting and disposition. Ms. Ratner Salzberg has beneficial ownership of 85,712 shares held in trusts for which she is trust advisor and has shared power of voting and disposition. Ms. Ratner Salzberg’s beneficial ownership of the remaining 12,885,157 shares of Class B Common Stock reflects her status as a general partner of RMS. Does not reflect the following shares of which Ms. Ratner Salzberg disclaims beneficial ownership: 1,726,930 shares of Class B Common Stock held in trusts for which she is trustee, of which 1,525,575 shares are held in the Max Ratner Family Branch of RMS and 201,355 shares are held in the Ruth Miller Family Branch of RMS. See discussion of RMS on page [●].

(13)

James A. Ratner has beneficial ownership of 856,966 shares of Class A Common Stock held in trusts: 855,082 shares for which he is trustee and has shared power of voting and disposition and 1,884 shares for which he has sole power of voting and disposition. Mr. Ratner has beneficial ownership of 256,853 shares held in trusts for which he is trust advisor and has shared power of voting and disposition. Includes 22,093 shares of restricted stock and 187,497 shares that were issuable upon the exercise of stock options vested at January 31, 2017 or that will vest within 60 days thereafter.

(14)

James A. Ratner has beneficial ownership of 1,603,500 shares of Class B Common Stock held in trusts for which he is trustee and has shared power of voting and disposition. Does not reflect the following shares of which Mr. Ratner disclaims beneficial ownership: 2,665,097 shares of Class B Common Stock held in trusts for which he is trustee and 563,103 shares held in trusts for which he is trust advisor, of which 2,389,846 shares are held in the Max Ratner Family Branch of RMS and 838,354 shares are held in the Albert Ratner Family Branch of RMS. See discussion of RMS on page [●].

(15)

Ronald A. Ratner has beneficial ownership of 785,324 shares of Class A Common Stock held in trusts: 537,281 shares for which he is trustee and has shared power of voting and disposition and 248,043 shares for which he has sole power of voting and disposition. Mr. Ratner has beneficial ownership of 78,408 shares held in trusts for which he is trust advisor and has shared power of voting and disposition. Includes 22,093 shares of restricted stock and 187,497 shares that were issuable upon the exercise of stock options vested at January 31, 2017 or that will vest within 60 days thereafter.

(16)

Ronald A. Ratner has beneficial ownership of 1,332,785 shares of Class B Common Stock held in trusts: 1,182,785 shares for which he is trustee and has shared power of voting and disposition and 150,000 shares for which he has sole power of voting and disposition. Mr. Ratner has beneficial ownership of 478,904 shares held in trusts for which he is trust advisor and has shared power of voting and disposition. Mr. Ratner’s beneficial ownership of the remaining 12,885,157 shares of Class B Common Stock reflects his status as a general partner of RMS. See discussion of RMS on page [●].

(17)

Robert G. O’Brien has beneficial ownership of 109,224 shares of Class A Common Stock held in trusts: 71,581 shares for which he is trustee and has sole power of voting and disposition and 37,643 shares for which he is trust advisor and has shared power of voting and disposition. Includes 79,943 shares of restricted stock and 197,925 shares that were issuable upon the exercise of stock options vested at January 31, 2017 or that will vest within 60 days thereafter.

(18)	Includes 26,264 shares of restricted stock and 17,107 shares that were issuable upon the exercise of stock options vested at January 31, 2017 or that will vest within 60 days thereafter.
(19)

These shares of Class A Common Stock represent all the shares in which beneficial ownership is claimed by these persons. Shares for which beneficial ownership have been claimed by more than one person have been counted only once in this category. Includes 345,990 shares of restricted stock, 1,395,133 shares that were issuable upon the exercise of stock options vested at January 31, 2017 or that will vest within 60 days thereafter, and 973,548 Class A Common Units.

(20)

These shares of Class B Common Stock represent all the shares in which beneficial ownership is claimed by these persons. Included in this total are 12,885,157 shares of Class B Common Stock that are held by RMS. Shares for which beneficial ownership have been claimed by more than one person have been counted only once in this category.

(a)	Does not reflect potential conversion of Class B Common Stock to Class A Common Stock.
(b)

Reflects potential conversion of all Class B Common Stock held by the person listed to Class A Common Stock. Shares of Class B Common Stock are convertible pursuant to their terms into shares of Class A Common Stock at any time on a one-for-one basis. Does not reflect the conversion premium as provided for as part of the Reclassification.

(c)	This column includes Class A stock options, if any, that were exercisable on January 31, 2017 or that will be exercisable within 60 days after such date.

Unless otherwise indicated, the following table sets forth the security ownership as of January 31, 2017 of all other persons who beneficially own more than 5% of any class of the Company’s Common Stock.

	Number of Shares of Common Stock Beneficially Owned
Name and Address	Class A Common Stock (a)		Percent of Class (a)	Class A Assuming Conversion of Class B by the Beneficial Owner (b)		Percent of Class (b)	Class B Common Stock		Percent of Class
The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	36,771,533	(1)	15.22%	36,771,533	(1)	15.22%	—		0.00%

Scopia Capital Management LP 152 West 57th Street, 33rd Floor New York, NY 10019	23,726,734	(2)	9.82%	23,726,734	(2)	9.82%	—		0.00%

Vanguard Specialized Funds – Vanguard REIT Index Fund 100 Vanguard Boulevard Malvern, PA 19355	18,334,479	(3)	7.59%	18,334,479	(3)	7.59%	—		0.00%

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	13,715,119	(4)	5.68%	13,715,119	(4)	5.68%	—		0.00%

FMR LLC 245 Summer Street Boston, MA 02210	12,189,350	(5)	5.05%	12,189,350	(5)	5.05%	—		0.00%

Ratner, Miller & Shafran Family Interests (see page [●]) Terminal Tower 50 Public Square, Suite 1600 Cleveland, OH 44113	8,956,188	(6)	3.70%	26,325,612	(6)	10.14%	17,369,424	(6)	92.45%

(1)

The Vanguard Group has sole voting power of 434,541 shares of Class A Common Stock, sole dispositive power of 36,374,981 shares of Class A Common Stock, shared voting power of 277,126 shares of Class A Common Stock and shared dispositive power of 396,552 shares of Class A Common Stock. The number of shares of Class A Common Stock represents shares beneficially owned at December 31, 2016 as disclosed in Schedule 13G/A filed with the SEC by the principal security holder.

(2)

Scopia Capital Management LP has shared voting and dispositive power of 23,726,734 shares of Class A Common Stock. The number of shares of Class A Common Stock represents shares beneficially owned at February 3, 2017 as disclosed in Schedule 13D/A filed with the SEC by the principal security holder.

(3)

Vanguard Specialized Funds - Vanguard REIT Index Fund has sole voting power of 18,334,479 shares of Class A Common Stock. The number of shares of Class A Common Stock represents shares beneficially owned at December 31, 2016 as disclosed in Schedule 13G filed with the SEC by the principal security holder.

(4)

BlackRock, Inc. has sole voting power of 12,842,926 shares of Class A Common Stock and sole dispositive power of 13,715,119 shares of Class A Common Stock. The number of shares of Class A Common Stock represents shares beneficially owned at December 31, 2016 as disclosed in Schedule 13G/A filed with the SEC by the principal security holder.

(5)

FMR LLC has sole voting power of 7,391,255 shares of Class A Common Stock and sole dispositive power of 12,189,350 shares of Class A Common Stock. The number of shares of Class A Common Stock represents shares beneficially owned at December 30, 2016 as disclosed in Schedule 13G/A filed with the SEC by the principal security holder.

(6)

The Ratner, Miller and Shafran families have an ownership interest in the Company as reflected in the principal security holders table. These securities are beneficially owned by members of these families either individually or through a series of trusts, foundations and custodianships. Of the shares of Class B Common Stock listed, RMS owns 12,855,157 shares, which represent 68.58% of the Class B Common Stock outstanding at January 31, 2017.

Certain members of the Ratner family are currently directors and have been nominated for election to serve on our Board of Directors. (See information regarding current directors and director nominees previously disclosed in this proxy statement/prospectus regarding the beneficial ownership of Common Stock by these individuals). Samuel H. Miller, Abraham Miller and Joan K. Shafran are each general partners of RMS, but are not directors, director nominees or Named Executive Officers. Samuel H. Miller has beneficial ownership of 1,121,753 shares of Class A Common Stock, of which 1,110,020 are held in trusts and a foundation: 648,505 shares for which he has sole power of voting and disposition and 461,515 shares for which he is a trustee with shared power of voting and disposition. Samuel H. Miller has beneficial ownership of 278,718 shares of Class B Common Stock held in trusts in which he is trustee and has sole power of voting and disposition. Abraham Miller has beneficial ownership of 275,424 shares of Class A Common Stock held in trusts: 37,155 shares for which he is a trustee with shared power of voting and disposition and 238,269 shares for which he has sole power of voting and disposition. Abraham Miller has beneficial ownership of 147,433 shares of Class B Common Stock held in trusts: 36,255 shares for which he is trustee and has shared power of voting and disposition and 111,178 shares for which he has sole power of voting and disposition. Joan K. Shafran has beneficial ownership of 159,240 shares of Class A Common Stock held in trusts, foundations and partnerships: 128,018 shares for which she has sole power of voting and disposition and 31,222 shares for which she has shared power of voting and disposition. Joan K. Shafran has beneficial ownership of 13,500 shares of Class B Common Stock held in partnerships in which she has shared power of voting and disposition. As general partners of RMS, Samuel H. Miller, Abraham Miller and Joan K. Shafran each have beneficial ownership of the 12,885,157 shares of Class B Common Stock owned by RMS. See discussion of RMS under “Election of Directors” on page [●] for additional details.

(a)	Does not reflect potential conversion of Class B Common Stock to Class A Common Stock.
(b)

Reflects potential conversion of all Class B Common Stock held by the principal security holder listed to Class A Common Stock. Shares of Class B Common Stock are currently convertible into shares of Class A Common Stock at any time on a one-for-one basis. Does not reflect the conversion premium as provided for as part of the Reclassification.

POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

The following is a discussion of the Company’s policies with respect to distributions, investments, financing, lending and certain other activities. From time to time, these policies may be reconsidered by the Board without notice to, or a vote of, stockholders.

Dividend Policy

To qualify as a REIT, the Company must annually distribute to stockholders an amount equal to at least 90% of the Company’s REIT taxable income, determined without regard to the dividends paid deduction and excluding any net capital gains. The Company commenced paying regular distributions in 2016. The amount, timing and frequency of future distributions, however, will be at the sole discretion of the Board and will be declared based upon various factors, many of which are beyond the Company’s control, including, the Company’s financial condition and operating cash flows, the amount required to qualify for REIT status and reduce any income and excise taxes that the Company otherwise would be required to pay, limitations on distributions in the Company’s existing and future debt instruments, the Company’s ability to utilize net operating losses to offset, in whole or in part, the Company’s distribution requirements, limitations on the Company’s ability to fund distributions using cash generated through its TRSs, applicable law and other factors that the Board may deem relevant.

Investment Policy

Investments in Real Estate or Interests in Real Estate

The Company is the sole general partner of its Operating Partnership (Forest City Enterprises, L.P.), conducts substantially all of its business through its Operating Partnership, and owns substantially all of its assets through its Operating Partnership, whether directly or indirectly through subsidiaries of its Operating Partnership.

The Company’s investment objective is to seek the highest risk adjusted returns on invested capital for stockholders by simultaneously increasing recurring free cash flow per share and the Company’s return on invested capital. To achieve this, the Company expects that it will continue to deploy its capital through its annual capital expenditure program and strategic acquisitions, subject to available funds and market conditions.

The Company expects to develop or acquire real estate assets based on their anticipated total return, which consists of income and any capital appreciation. The Company expects to be a long-term owner in the properties. The Company approaches investments with a long-term investment view, but the Company may sell properties at any time, subject to the REIT provisions of the Code, including the prohibited transaction rules, if management determines it is in the Company’s best interest to do so.

Subject to certain asset tests that the Company must satisfy to qualify as a REIT, there are no limitations on (a) the percentage of the Company’s assets that may be invested in any one property, venture or type of security, (b) the number of properties in which the Company may invest, or (c) the concentration of the Company’s investments in a single geographic region. The Board may establish limitations, and other policies, as it deems appropriate from time to time.

The Company utilizes mortgage debt as a primary source of capital. Although the Company generally only expects to encumber its properties with a single senior mortgage, the Company has no limit on the number or amount of mortgages that may be placed on any of its properties.

Investments in Securities of or Interests in Persons Primarily Engaged in Real Estate Activities and Other Issuers

The Company generally expects to engage in joint venture investments with other investors through its Operating Partnership. The Company may also invest, through its Operating Partnership, in the securities of other issuers in connection with acquisitions of indirect interests in properties (normally general or limited partnership interests in special purpose partnerships owning properties). Subject to the percentage of ownership limitations and the income and asset tests necessary to qualify as a REIT under the Code, the Company intends to limit its investments in issuers to those that own office, retail and/or residential real estate or land in the United States where such investments would be consistent with our investment objectives. Through its Operating Partnership, the Company may in the future acquire some, all or substantially all of the securities or assets of other entities that qualify as REITs under the Code or similar entities where that investment would be consistent with the Company’s investment policies and qualification as a REIT under the Code. The Company does not anticipate investing, either directly or through its Operating Partnership, in other issuers of securities for the purpose of exercising control (except with respect to the Company’s control of its Operating Partnership through its ownership of the general partnership interest and a majority of the limited partnership interests in its Operating Partnership) or acquiring any investments primarily for sale in the ordinary course of business or holding any investments with a view to making short-term profits from their sale, but the Company may engage in these activities in the future.

The Company does not intend that its beneficial ownership of securities will require the Company to register as an “investment company” under the Investment Company Act of 1940, as amended, and the Company intends to divest securities before any such registration would be required. The Company does not intend to engage, directly or indirectly, in trading, underwriting, agency distribution or sales of securities of other issuers.

Investments in Other Securities

Other than as described above, the Company does not intend to invest, either directly or through its Operating Partnership, in any additional securities.

Investments in Mortgages

The Company does not plan to invest, either directly or through its Operating Partnership, in real estate mortgages, although the Company is not prohibited from doing so.

Dispositions

The Company may dispose of some of the assets it holds, whether such assets are held directly or through its Operating Partnership, if management or the Board, as appropriate, determines that such action would be advisable and in the best interests of the Company.

Financing Policy

The Company’s financing policies largely depend on the nature and timeline of the Company’s investment opportunities and the prevailing economic and market conditions. If the Board determines that additional funding is desirable, the Company may raise funds through:

•	senior or subordinated debt financings, including accessing U.S. debt capital markets, drawing from its revolving credit facility and bank borrowings;

•	preferred or common equity offerings; and

•	any combination of the above methods.

The Company anticipates providing the proceeds from any of the above transactions to its Operating Partnership in exchange for partnership interests therein. The Company intends to retain the maximum possible cash flow to fund the investments the Company makes, either directly or through its Operating Partnership, subject to provisions in the Code requiring distribution of REIT taxable income to enable the Company to qualify as a REIT under the Code, and to minimize the Company’s income and excise tax liabilities. The Company intends to utilize its cash on hand and availability under its revolving credit facility to fund future discretionary investments. The Company does not have a formal policy limiting the amount of indebtedness that it may incur, but the Company is subject to certain restrictions under certain indentures and under its credit facility with regard to permitted indebtedness. In the future, the Company may seek to extend, expand, reduce or renew its credit facility, obtain new or additional credit facilities or lines of credit, or issue new unsecured or secured debt that may contain limitations on indebtedness or operations. The Company will consider a number of factors when evaluating its level of indebtedness and when making decisions regarding the incurrence of indebtedness, including overall prudence, the purchase price of assets to be acquired with debt financing, the estimated market value of the Company’s assets upon refinancing, the Company’s ability to generate cash flow, both directly and through its Operating Partnership, to cover the Company’s expected debt service and restrictions under its existing debt arrangements. See the section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Financial Condition and Liquidity.”

Lending Policy

The Company may make loans or guarantee the debt of its Operating Partnership and future direct or indirect subsidiaries to the extent they require debt financing to fund acquisitions and capital expenditures.

Equity Capital Policies

Subject to applicable law and the requirements for NYSE listed companies, the Board may authorize, without the approval of stockholders, the obtaining of additional capital through the issuance of equity securities of the Company or its Operating Partnership. If the Reclassification is completed, the Company will have authority to issue up to 371,000,000 shares of Class A Common Stock and 20,000,000 shares of Preferred Stock. As permitted under the MGCL, the Company’s charter authorizes the Board, with the approval of a majority of the entire Board and without stockholder approval, to amend the charter to increase or decrease the aggregate number of shares of Company stock or the number of shares of any class or series of shares of Company stock that the Company is authorized to issue.

In certain cases, the Company or its Operating Partnership may issue securities in exchange for real property or interests in real property.

The Company may, under certain circumstances, purchase shares of Common Stock in the open market or in private transactions with its stockholders, if those purchases are approved by the Board.

Reports to Stockholders

The Company is subject to the information reporting provisions of the Exchange Act, which require the Company to file annual and periodic reports, proxy statements and other information, including audited financial statements, with the SEC.

Other Activities

The Company intends to operate and to invest so as to qualify as a REIT under the Code unless the Board determines that it is no longer advisable and in the best interests of the Company to so qualify.

LEGAL MATTERS

The validity of the shares of Class A Common Stock offered hereby will be passed upon by Venable.

Certain U.S. federal income tax consequences of the Reclassification will be passed upon by Sullivan & Cromwell.

EXPERTS

The financial statements, financial statement schedules and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this proxy statement/prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LIMITATIONS OF LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. The Company’s charter contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.

The MGCL requires a Maryland corporation (unless the charter provides otherwise, which the Company’s charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

A corporation may not indemnify a director or officer in a suit by or on behalf of the corporation in which the director or officer was adjudged liable to the corporation or in a suit in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by or on behalf of the corporation, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•

a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

The Company’s charter authorizes the Company to obligate the Company, and the Company’s bylaws obligate the Company, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former director or officer of the Company who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity; or

•

any individual who, while a director or officer of the Company and at the Company’s request, serves or has served as a director, officer, trustee, member, manager, or partner of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity.

The Company’s charter and bylaws also permit the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and any employee or agent of the Company or a predecessor of the Company.

The Company has entered into customary indemnification agreements with the Company’s directors and executive officers that require the Company, among other things, to indemnify the Company’s directors and executive officers against certain liabilities that may arise by reason of their status as directors or officers to the maximum extent permitted by Maryland law and provide for the advancement of expenses in connection therewith.

The Company also maintains directors’ and officers’ liability insurance which indemnifies the Company’s directors and officers against damages arising out of certain kinds of claims which might be made against them based on acts and things done (or not done) by them while acting in their capacity as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be provided to directors, officers or persons controlling the Company pursuant to the foregoing provisions, in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PROPOSAL 1 – ELECTION OF DIRECTORS

Overview of Election of Directors

It is intended that proxies will be voted for the election of the nominees named below as our directors unless authority is withheld. All elected directors will serve until the next annual stockholders’ meeting and until their respective successors are duly elected and qualified. In the event any one or more of such nominees unexpectedly becomes unavailable for election, proxies will be voted in the discretion of the proxy holder. All nominees named below except for [●] and [●] are presently our directors.

Background to the Board’s Recommendation in Favor of the Company’s Nominees

In connection with our announcement on December 6, 2016 that Bruce C. Ratner would be resigning from our Board at year-end 2016 and that Stan Ross would not stand for re-election at the Annual Meeting, our Corporate Governance and Nominating Committee began a search to identify, recruit and select two new, highly-qualified candidates for the Company to nominate for election as directors at the Annual Meeting. To assist the Corporate Governance and Nominating Committee in identifying the candidates that would best serve the interests of all of our stockholders, we retained a search firm to help identify candidates with the requisite skills and experience. At present, the Corporate Governance and Nominating Committee is still in the process of conducting the search for two new independent director candidates to include as nominees in the Company’s slate of Class B director nominees.

The Board is committed to acting in the best interests of the Company and its stockholders. In the past year, following discussions with and input from the Company’s largest stockholders, the Board and management team took significant steps to enhance the Company’s corporate governance by entering into agreements to eliminate our dual-class stock structure, elect two new independent directors and adopt a majority voting standard for the election of directors. Moreover, the Company also implemented a new organizational structure to improve efficiencies and operating margins and reinstituted a quarterly dividend in the first quarter of 2016. We expect that each of our incumbent directors and our two new independent director nominees, when identified, will provide an important source of leadership and experience during this critical transition period, as the Company implements these corporate governance enhancements and executes its strategic plan to create stockholder value.

The names of our nominees and certain other information about them is set forth further below.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE COMPANY’S NOMINEES FOR DIRECTOR ON THE ENCLOSED WHITE PROXY CARD.

The persons named as proxies intend to vote the proxies “FOR” the election of each of the Company’s nominees, except that a WHITE proxy card marked “Withhold All” or “For All Except” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. If for some reason any director nominee is unable to serve, or for good cause will not serve if elected, the persons named as proxies may vote in their discretion for a substitute nominee recommended by the Board, and unless you indicate otherwise on the WHITE proxy card, the proxies will be voted in favor of the remaining nominees. If any substitute nominees are designated, we will file an amended proxy statement/prospectus that, as applicable, identifies the substitute nominees, discloses that such nominees have consented to being named in the revised proxy statement/prospectus and to serve if elected, and includes certain biographical and other information about such nominees required by SEC rules.

Background to Potential Contested Solicitation

Following the Company’s announcement of its planned corporate governance enhancements, including the proposed Reclassification, Land and Buildings submitted a notice of its intent to nominate three individuals for election as Class A directors at the Annual Meeting.

Our Board and management team value input from our stockholders and have made a sustained and continuing effort to engage constructively with our stockholders. We are hopeful that Land and Buildings does not proceed in undertaking a contested solicitation, and instead remains open to a path of constructive engagement. A contested solicitation may require the Company to incur additional costs and expenses and likely would distract our management team from their efforts to accelerate implementation of our strategic plan to create stockholder value.

Information Concerning Participants in the Company’s Solicitation

In addition to the biographical information for the Company’s nominees set forth below, Annex F sets forth information relating to our directors and certain of our officers and employees who are considered “participants” in our solicitation under the rules of the SEC by reason of their position as directors of the Company or because they may be soliciting proxies on our behalf.

Family Interests

At January 31, 2017, the Ratner, Miller and Shafran families, which include members of our current Board and certain executive officers not including Bruce C. Ratner (“Family Interests”), owned 3.7% of the outstanding shares of Class A Common Stock and 92.4% of the Class B Common Stock. RMS, which owned [●]% of the outstanding shares of Class B Common Stock as of the Record Date, is a limited partnership comprised of the Family Interests, with seven individual general partner positions, currently consisting of: Samuel H. Miller, Co-Chairman Emeritus; Charles A. Ratner; Ronald A. Ratner, our Executive Vice President and Director; Brian J. Ratner, our Executive Vice President and Director; Deborah Ratner Salzberg, our Executive Vice President and Director; Joan K. Shafran, a former Director; and Abraham Miller. Charles A. Ratner, James A. Ratner, our Chairman of the Board, and Ronald A. Ratner are brothers. Albert B. Ratner, our Co-Chairman Emeritus, is the father of Brian J. Ratner and Deborah Ratner Salzberg and is first cousin to Charles A. Ratner, James A. Ratner, Ronald A. Ratner, Bruce C. Ratner and Joan K. Shafran. Samuel H. Miller was married to Ruth Ratner Miller (now deceased), a sister of Albert B. Ratner, and is the father of Abraham Miller.

Under the partnership agreement of RMS, the voting power of the general partners representing a family branch is determined by dividing the interest of the family branch they represent by the aggregate interests of all family branches. The voting power of the general partner or general partners representing a family branch may not be divided or apportioned but must be voted together as a whole. If the general partners representing a family branch are unable to agree on how to vote that branch, the total voting power of the other general partners is computed without reference to the voting power otherwise available to that family branch. General partners holding 60% of the total voting power (excluding the voting power of a family branch, if any, unable to agree on how to vote on a particular matter) of RMS determine how to vote the Class B Common Stock held by RMS, except in the case of a sale of all or substantially all of the assets of RMS or the dissolution of RMS, in which case a 75% vote is required.

Effective December 20, 2013, the general partners of RMS voted to distribute five million (5,000,000) shares of Class B Common Stock to certain of its limited partners (the “Limited Partner Recipients”). The distributed shares are subject to the Ratner, Miller and Shafran Shareholder’s Agreement, dated as of December 20, 2013 (the “Shareholder Agreement”). The distribution did not change the investment intent of the Family Interests with regard to ownership of Class B Common Stock. The Shareholder Agreement contains transfer restrictions that provide a right of first refusal to the other members of the Ratner, Miller and Shafran families. In addition, the Shareholder Agreement requires the Limited Partner Recipients to vote the distributed shares consistent with the partnership agreement of RMS.

The following table sets forth the shares of Class B Common Stock held by RMS at January 31, 2017, which under the partnership agreement are voted by the general partners of RMS, who under Rule 13d-3 of the Securities Exchange Act of 1934, are deemed to be the beneficial owners of those shares of Class B Common Stock:

Family Branch	Name of General Partners	Shares of Class B Common Stock Held Through RMS	Percent of RMS’s Holdings of Class B Common Stock
Max Ratner	Charles A. Ratner	6,493,853	50.4%
	Ronald A. Ratner
Albert Ratner	Brian J. Ratner	3,552,483	27.6%
	Deborah Ratner Salzberg
Samuel H. Miller	Samuel H. Miller	719,488	5.6%
Nathan Shafran	Joan K. Shafran	1,355,651	10.5%
Ruth Miller	Abraham Miller	763,682	5.9%

Total		12,885,157	100.0%

Director Qualifications and Experience

The Corporate Governance and Nominating Committee of our Board of Directors performs an annual assessment of the skills and the experience needed to maintain a well-rounded, diverse and effective Board and summarizes such assessment in a tabular matrix. The Committee uses the matrix to assess the current composition of the Board and to identify qualifications and experience for potential nominees. When identifying nominees for the Board, the Committee conducts a targeted effort to identify and recruit individuals who have the qualifications and experience identified through this process. The following is a tabular summary of the most recently conducted matrix assessment for the current members of the Board.

Director Qualifications and Experience	Percentage of Directors Identified as having Advanced or Good Qualifications or Experience
Financial Expertise and Literacy is important because it assists our directors in understanding and overseeing our financial reporting and internal controls.	100%
Capital Markets experience and knowledge is important in evaluating opportunities in the financial markets to raise capital.	100%
Talent Management and Succession Planning experience is valuable in helping us attract, motivate and retain top candidates for positions at the Company.	92%
Organizational Design and Change Management experience with organizational structure design and implementation of organizational change is important to our adaptability to industry trends.	100%
Real Estate knowledge and experience is important in reviewing and understanding our business strategy.	92%
Government and Government Relations experience is relevant because we operate as a publicly-traded company that is directly affected by governmental policies.	92%
Political Acumen and External Relations knowledge and experience is important in aligning with issues, candidates and entities whose missions align with ours.	92%
Corporate Governance experience supports our goals of strong Board and management accountability, transparency and protection of stockholder interests.	100%
Legal experience and acumen provide critical thinking, analysis and understanding of the regulations applicable to us.	92%
Risk Management experience is critical to the Board’s role in overseeing the risks facing our business.	83%
Strategic Planning experience is important to provide guidance for our strategic initiatives and oversight of the planning and implementation of our strategic plan.	100%
Marketing experience is relevant as it seeks to identify and develop new real estate development and management markets.	67%
Stakeholder and Community Engagement experience is important to facilitate communication and create long-term value for our stakeholders and the communities in which we operate.	92%
Academic/Education experience is important because it brings perspective regarding organizational management and academic research relevant to our business and strategy.	100%
Business Ethics experience is important given the critical role that ethics plays in the success of our business.	100%
Business Head Administration experience is important since directors with administration experience typically possess strong leadership qualities and the ability to identify those qualities in others.	100%
Business Operations experience provides a practical understanding of developing, implementing and assessing our operational plan and business strategy.	100%
Cybersecurity experience is important to facilitate the Board’s oversight of the information technology security demands and risks of the Company.	17%

Director Nominee Biographies

Set forth below are each nominee’s name, age, year first elected as a director, principal occupation, professional history and public company directorships held currently and during the past five years, and detailed information about the qualifications, experience, attributes and skills that led to the conclusion that such person should serve as our director.

NOMINEES FOR ELECTION AS CLASS A DIRECTORS

Arthur F. Anton

Principal Occupation and Business Experience

Since 2003, Mr. Anton has been the chief executive officer of Swagelok, a privately-held domestic and international developer and provider of fluid system solutions with approximately $2 billion of annual revenue. Mr. Anton has also served as the chairman of the Board of Swagelok since October 2015. Prior to his current positions, Mr. Anton served Swagelok as the president and chief operating officer from 2001 to 2003, executive vice president from 2000 to 2001, and chief financial officer from 1998 to 2001. Prior to joining Swagelok, Mr. Anton was a consulting partner at Ernst & Young LLP, where he worked with companies in the manufacturing, energy, service and other industries. He is a board member of two additional publicly-traded companies: Olympic Steel, Inc., a metal service center, where he has been a director since 2009, and the Sherwin-Williams Company, a paint and building material manufacturing and distribution company, where he has been a director since 2006. He is also a board member and chairman of the Finance Committee of University Hospitals of Cleveland.

Key Experience, Attributes and Skills

Mr. Anton’s leadership experience, both as a chief executive officer and chief financial officer, and his deep understanding of corporate strategy and vast financial acumen make him a tremendous asset to Forest City and our Board of Directors. Mr. Anton is able to provide guidance on best practices, risk management and corporate governance strategies from his experience serving on other public company boards.

Age: 59 Director Since: 2010 Independent Board Committees: -Audit -Compensation Other Current Registered Company Directorships: -Olympic Steel, Inc. -The Sherwin-Williams Company

Kenneth J. Bacon

Principal Occupation and Business Experience

Mr. Bacon co-founded RailField Partners, a financial advisory and asset management firm based in Washington, D.C., in 2012. Mr. Bacon retired from the Federal National Mortgage Association (Fannie Mae) in 2012 after nearly 20 years with the company. Mr. Bacon joined Fannie Mae as senior vice president, Northeast Region. In 1998, he was selected to lead Fannie Mae’s American Communities Fund. In 2000, he became senior vice president of the organization’s Multifamily Division and in 2005 he was promoted to executive vice president of the division. Prior to Fannie Mae, Mr. Bacon served as director of policy for the Oversight Board at Resolution Trust Corporation, and was later named director of securitization. Prior to this, he worked at Morgan Stanley, where his focus was mortgage finance and related products. Mr. Bacon began his career with Kidder Peabody. Mr. Bacon is a board member of three other publicly-traded companies: Comcast Corporation, a global media and technology company, where he has been a director since 2002; Ally Financial Inc., a financial service company, where he has been a director since 2015; and Welltower Inc., a healthcare property REIT, where he has been a director since January 2016. He is also a board member of the National Multifamily Housing Council and serves on the Advisory Board of the Stanford Center on Longevity. Mr. Bacon has a B.A. from Stanford University, a M.Sc. from the London School of Economics, and an MBA from the Harvard Graduate School of Business.

Key Experience, Attributes and Skills

Mr. Bacon brings significant financial, asset management and real estate experience to our Board of Directors. His varied professional officer roles as well as his board service with other publicly-traded companies and real estate industry organizations make him a tremendous asset to Forest City and our Board. In addition, he provides recommendations on best practices in areas such as governmental affairs, the financial industry and the non-profit, educational and philanthropic communities.

Age: 62

Director Since: 2012

Independent

Board Committees:

-Audit

-Corporate Governance and Nominating

Other Current Registered Company Directorships:

-Comcast Corporation

-Ally Financial Inc.

-Welltower, Inc.

Scott S. Cowen

Principal Occupation and Business Experience

Dr. Cowen has been the president emeritus and distinguished University chair of Tulane University since July 2014. From July 1998 to July 2014, Dr. Cowen served as the president of Tulane University. While serving as president of Tulane University he led the school, as well as the City of New Orleans, through the aftermath of Hurricane Katrina and developed unique and exceptional skills in crisis management. In recognition of his leadership skills, he received the Carnegie Award for Academic Leadership, the TIAA-CREF Hesburgh Award for Leadership Excellence in Higher Education, and was named one of the “Ten Best College Presidents” in America by Time magazine. Prior to 1998, Dr. Cowen was dean at the Weatherhead School of Management at Case Western Reserve University, where he was also a professor for 23 years. Dr. Cowen is currently a board member of two other publicly-traded companies: Newell Rubbermaid, Inc., a consumer products corporation, where he has been a director since 1999, and Barnes & Noble, Inc., a leading bookseller and content, commerce and technology company, where he has been a director since 2014. In addition, Dr. Cowen served as a board member of NACCO Industries, Inc., a publicly-traded mining, small appliances and specialty retail holding company, from May 2014 to August 2016 and American Greetings Corporation, formerly a publicly-traded greeting card company, from 1989 to 2013. Since January 2015, Dr. Cowen has been serving as a senior advisor for the Boston Consulting Group. In 2010, President Barack Obama appointed him to the White House Council for Community Solutions, which advised the President on the best ways to mobilize citizens, nonprofits, businesses and government to address community needs. Dr. Cowen recently became a member of the Board of Trustees of Case Western Reserve University and the University of Notre Dame.

Key Experience, Attributes and Skills

An award-winning educator and leader, Dr. Cowen has consulted for dozens of companies, from start-ups to the Fortune 100. His impressive background and service as the President of a major research university and on the boards of both public and private companies have given him expertise in strategic planning, financial management, external reporting, organizational behavior, crisis management and corporate governance. During his tenure on the Forest City Board of Directors, Dr. Cowen has contributed valuable strategic oversight and has developed a deep knowledge of the real estate industry and of Forest City in particular.

Lead Director

Age: 70

Director Since: 1989

Independent

Board Committees:

-Compensation (Chair)

-Corporate Governance and Nominating

Other Current Registered Company Directorships:

-Newell Rubbermaid, Inc. -Barnes & Noble, Inc.

Michael P. Esposito, Jr.

Principal Occupation and Business Experience

Mr. Esposito has been the non-executive chairman of Syncora Holdings Ltd., a guarantee insurance company, since 2006 and served as the non-executive chairman of Primus Guaranty Ltd., a seller of credit protection, from 2002 to November 2014. In 1995, Mr. Esposito retired from The Chase Manhattan Bank, N.A. where he served as executive vice president and chief control, compliance and administrative officer. At the time of his retirement, he had been with The Chase Manhattan Bank, N.A. for 34 years in various positions, including principal accounting officer, corporate controller and chief financial officer. In 2007, he retired as the non-executive chairman of insurance company XL Capital Ltd. Mr. Esposito has also held leadership positions with the Bank Administration Institute, American Bankers Association, Conference Board, and the Advisory Council to the Financial Accounting Standards Board.

Key Experience, Attributes and Skills

Mr. Esposito brings significant financial experience and expertise to our Board of Directors, including knowledge from his service with other publicly-traded companies. He provides valuable guidance on best practices in areas such as risk management, financial management, corporate governance, capital management and debt management. Mr. Esposito has chaired a strong Audit Committee of our Board of Directors, and during his tenure on the Committee, the Company has consistently received high ratings from proxy advisory firms with regard to Forest City’s low audit risk.

Age: 77 Director Since: 1995 Independent Board Committees: -Audit (Chair) -Compensation

NOMINEES FOR ELECTION AS CLASS B DIRECTORS

Christine R. Detrick

Principal Occupation and Business Experience

Ms. Detrick previously served as a director, senior advisor and the head of the Americas Financial Services Practice at Bain & Company from 2002 to 2011. Prior to Bain, in 1992, she was recruited to the financial services practice at A.T. Kearney where she became the global head of Financial Services and served on the firm’s Board of Management and Board of Directors. Prior to this, in 1988 Ms. Detrick was a founding partner of First Financial Partners, Inc., a venture capital firm specializing in savings and loan institutions, where she served as chief executive officer and oversaw its mortgage and real estate portfolio in a turnaround setting for a failing savings and loan bank that had been acquired by the firm. Ms. Detrick began her career in the insurance industry at Progressive Corporation and Chubb Corporation, before joining McKinsey & Company in 1984. Ms. Detrick is currently a board member of an additional publicly-traded company, Reinsurance Group of America, Incorporated, a global life reinsurance company, which she joined in 2014. She is also a board member of the Hartford Mutual Funds, Inc., a family of mutual funds registered under the Investment Company Act of 1940, which she joined in February 2016.

Key Experience, Attributes and Skills

Ms. Detrick has significant board experience from serving on the boards of both public and private companies and is a seasoned business executive with more than 30 years of experience leading and advising financial services companies and investors. She brings a wealth of executive-level experience in strategy, planning, governance, risk management, operational improvement and other areas that make her a strong, independent director and a tremendous asset to Forest City and the Board of Directors.

Age: 58

Director Since:

2014

Independent

Board Committee:

-Corporate Governance and Nominating

Other Current Registered Company Directorships:

-Reinsurance Group of America, Incorporated

-The Hartford Mutual Funds, Inc.

Deborah L. Harmon

Principal Occupation and Business Experience

Ms. Harmon is a co-founder and the chief executive officer of Artemis Real Estate Partners, LLC, a real estate investment firm that manages $1.8 billion of institutional capital across the core plus, value add and opportunistic risk spectrum in a variety of real estate strategies. With over 25 years of experience in the real estate industry, she is responsible for establishing, implementing and overseeing the strategic direction of Artemis. Prior to co-founding Artemis, she spent 17 years with the J.E. Robert Companies, Inc. (“JER”), a real estate investment firm where she was last president and chief investment officer. Before joining JER, Ms. Harmon was a managing director at Bankers Trust Company where she worked in both the corporate finance and real estate groups handling a $2 billion portfolio of real estate developers and national corporations. Ms. Harmon currently serves on the Board of Pension Real Estate Association as a Trustee of the Urban Land Institute, the Advisory Boards of Caravel Management and BlackIvy Group, the investment committee of Sidwell Friends School and the executive committee of the Zell/Lurie Real Estate Center at the Wharton School of the University of Pennsylvania. She also serves on the Board and Executive Committee of Women for Women International and as commissioner for the White House Fellows program which she was appointed to by President Barack Obama in 2009. Ms. Harmon is a member of the Council on Foreign Relations and The Economic Club of Washington D.C.

Key Experience, Attributes and Skills

With more than 25 years’ experience in the management and investment of real estate funds, Ms. Harmon has extensive knowledge of the real estate investment and financial markets. She has expertise in real estate acquisition, capital markets, valuation, capital raising, strategic planning, implementation and oversight, and institutional portfolio management. She provides valuable guidance regarding the capital markets in which Forest City operates as well as the competitive environment in which we must raise capital.

Age: 57 Director Since: 2008 Independent Board Committee: -Corporate Governance and Nominating (Chair)

David J. LaRue

Principal Occupation and Business Experience

Mr. LaRue has been the president and chief executive officer of Forest City since June 2011. He is also an officer of various subsidiaries of Forest City. Prior to becoming president and chief executive officer, Mr. LaRue served as executive vice president and chief operating officer from March 2010 to June 2011. Mr. LaRue served as president and chief operating officer of Forest City Commercial Group, Inc. (now known as Forest City Commercial Group, LLC) from 2003 to March 2010 and as executive vice president of Forest City Rental Properties, Inc. (now known as Forest City Properties, LLC) from 1997 to 2003. Prior to joining Forest City in 1986, Mr. LaRue was an internal auditor and financial analyst with the Sherwin-Williams Company. Mr. LaRue served on the Board of CubeSmart, a publicly-traded real estate investment trust focused on self-storage facilities, from 2004 to May 2013. Mr. LaRue is a member of the National Association of Real Estate Investment Trusts (“NAREIT”) Board of Governors; a member of the Board of Directors of The Real Estate Round Table; a member of the Board of Trustees and chair of the Capital Committee of the Friends of the Cleveland School of the Arts; a trustee and member of the Finance Committee of the Lawrence School; a member of the Board of Directors of St. Edward High School; and a member of the Board of Directors of the Greater Cleveland Partnership.

Key Experience, Attributes and Skills

Under Mr. LaRue’s leadership as president and chief executive officer, Forest City successfully executed a merger transaction in connection with its conversion to REIT status, and continues to make significant progress achieving its strategic objectives of focusing on core products in core markets, building a sustainable capital structure and achieving operational excellence. As an employee of Forest City since 1986, Mr. LaRue brings vast experience in virtually every aspect of our business, along with broad strategic, operational and financial acumen to the Board of Directors.

Age: 55 Director Since: 2011 Forest City Executive

Brian J. Ratner

Principal Occupation and Business Experience

Mr. Ratner has been an executive vice president of Forest City since 2001 and is an officer and/or director of various subsidiaries of the Company. In particular, Mr. Ratner leads Forest City’s operations in Dallas, a core market for the Company. Mr. Ratner is active with numerous community, charitable, educational and professional organizations, including the Board of Directors of the Jewish Federation of Greater Dallas, the Executive Board of the Greater Dallas Symphony Orchestra and the Board of Trustees of Case Western Reserve University.

Key Experience, Attributes and Skills

As a member of one of Forest City’s founding families and a large stockholder with over 25 years of experience at the Company, Mr. Ratner brings a depth of experience and knowledge of the real estate industry to the Board of Directors. His execution of transactions in our core market of Dallas brings regional market insight to our Board of Directors. In addition, he is a former practicing attorney and his legal experience and acumen provide critical thinking and analysis to the Board.

Age: 59 Director Since: 1993 Forest City Executive

Deborah Ratner Salzberg

Principal Occupation and Business Experience

Ms. Ratner Salzberg has been an executive vice president of Forest City since June 2013 and is an officer and/or director of various subsidiaries of the Company. She also leads Forest City’s operations in the Washington D.C. metropolitan area, one of the Company’s core markets. Since 2013, Ms. Ratner Salzberg has been a Board member of CubeSmart, a publicly-traded real estate investment trust focused on self-storage facilities. Ms. Ratner Salzberg is active with numerous Washington D.C. community, charitable and professional organizations. She is a member of the Executive Committee of the Jewish Federation of Greater Washington, the Board of Trustees of Kenyon College, the Board of Directors of Capital Bank, N.A., the District of Columbia Building Industry Association and the Meyer Foundation.

Key Experience, Attributes and Skills

As a member of one of Forest City’s founding families and a large stockholder with more than 30 years of experience at the Company, Ms. Ratner Salzberg brings a wealth of experience and knowledge of the real estate industry and public-private partnerships to the Board of Directors. Further, her experience in executing transactions in our core market of the greater metropolitan area of Washington D.C. brings regional insight to our Board of Directors. Ms. Ratner Salzberg received a law degree from the University of San Francisco in 1979 and practiced until 1985. Her legal experience and acumen provide critical thinking and analysis to the Board of Directors.

Age: 63 Director Since: 1995 Forest City Executive Other Current Registered Company Directorship: -CubeSmart

James A. Ratner

Principal Occupation and Business Experience

Mr. Ratner became the non-executive chairman of the Forest City Board of Directors on December 31, 2016. Previously, Mr. Ratner served as executive vice president of the Company from March 1988 to December 2016, including service as our executive vice president – development from January 2016 to December 2016. He has also served as an officer and/or director of various subsidiaries of Forest City. Mr. Ratner has served as a board member of NACCO Industries, Inc., a publicly-traded mining, small appliances and specialty retail holding company, since 2012. Mr. Ratner is active with numerous community, charitable and professional organizations, including membership on the Board of Trustees of Case Western Reserve University, The Cleveland Museum of Art and The Playhouse Square Foundation. Mr. Ratner holds a bachelor’s degree from Columbia University and a master’s degree in business administration from Harvard University.

Key Experience, Attributes and Skills

As a member of one of Forest City’s founding families, our former executive vice president – development and a large stockholder with over 40 years of experience at the Company, Mr. Ratner brings a wealth of leadership experience and knowledge of the Company and the real estate industry to the Board of Directors.

Chairman Age: 72 Director Since: December 2016 Chairman Since: December 2016 Former Director Service: 1985 – 2012 Other Current Registered Company Directorship: -NACCO Industries, Inc.

Ronald A. Ratner

Principal Occupation and Business Experience

Mr. Ratner has been our executive vice president - development since January 2016 and an executive vice president at Forest City since March 1988. He is also an officer and/or director of various subsidiaries of the Company. Mr. Ratner is active with numerous community, educational, charitable and professional organizations, including serving as a member of the United States Holocaust Memorial Museum Council, the Board of Trustees of the Cleveland Clinic and the Board of Trustees of Enterprise Community Partners.

Key Experience, Attributes and Skills

As a member of one of Forest City’s founding families and a large stockholder with over 40 years of experience at the Company, Mr. Ratner brings vast experience and knowledge of the real estate industry to the Board of Directors. In addition, as an architect by educational background, he brings vision and creativity to Board deliberations.

Age: 69 Director Since: 1985 Forest City Executive

Voting

The nominees receiving the greatest number of votes cast will be elected. A WHITE proxy card marked “Withhold All” or “For All Except” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. Abstentions and broker non-votes, if any, will not be counted as votes cast for purposes of the election of directors and will have no effect on the result of the vote. We have been advised that the shares owned by RMS and otherwise owned by the Family Interests will be voted for the election of the directors nominated by the Board. If such shares are so voted, then such vote will be sufficient to elect the nominees voted on by the Class B stockholders.

On December 5, 2016, the Company entered into the Voting and Support Agreement with the Scopia Parties. Pursuant to the Voting and Support Agreement, the Scopia Parties have agreed, among other things and subject to certain conditions, to, at the Annual Meeting, vote shares of Common Stock beneficially owned by the Scopia Parties and their Associates (as defined in the Voting and Support Agreement) in favor of any and all persons nominated by the Board for election as directors (provided at least eight of the thirteen nominees have been determined to be independent directors by the Board in accordance with relevant stock exchange rules).

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH NOMINEE FOR DIRECTOR NAMED IN THIS PROXY STATEMENT/PROSPECTUS.

The following individuals are not being nominated for election at the Annual Meeting. Charles A. Ratner retired from the Board and Bruce C. Ratner resigned from the Board, each effective on December 31, 2016, and Mr. Ross has decided not to stand for re-election. Each of the following individuals has made numerous valuable contributions to the Board and Company. The Board and Company commend and thank Messrs. C. Ratner, B. Ratner and Ross for their outstanding tenures on and exemplary services to the Board and wish them the very best in their future endeavors.

Charles A. Ratner

Principal Occupation and Business Experience

Mr. Ratner was Chairman of our Board of Directors from June 2011 to December 31, 2016. Previously, Mr. Ratner served as president and chief executive officer of the Company from 1995 through June 2011, and served as president and chief operating officer from 1993 to 1995. He was also an officer and/or director of various subsidiaries of Forest City. Mr. Ratner served as a board member of RPM, Inc., a publicly-traded specialty coatings and sealants company, from 2005 to January 24, 2017, and American Greetings Corporation, formerly a publicly-traded greeting card company, from 2000 to 2013. He is active with numerous community, charitable and professional organizations, including membership on the Board of Directors of the Cleveland Foundation and the United Jewish Communities. He also serves on the Board of Trustees of the Musical Arts Association, Mandel Associated Foundations, the Jewish Federation of Cleveland, and the David and Inez Myers Foundation and the Executive Committee of the Jewish Federation of Cleveland.

As a member of one of our founding families, our former Chief Executive Officer and a large shareholder with over 40 years of experience at Forest City, Mr. Ratner brought a wealth of leadership experience and knowledge of the Company and the real estate industry to the Board of Directors.

Age: 75 Director Service: 1972 - December 31, 2016 Chairman Service: 2011 - December 31, 2016

Bruce C. Ratner

Principal Occupation and Business Experience

Mr. Ratner has been our Executive Vice President since November 2006 and is Executive Chairman of Forest City Ratner Companies, the New York City subsidiary of Forest City. He also serves as an officer and/or director of various other subsidiaries of Forest City. Previously, Mr. Ratner served as chief executive officer of Forest City Ratner Companies from 1987 through April 2013. Prior to joining Forest City, Mr. Ratner served as New York City’s commissioner of consumer affairs during the administration of Mayor Ed Koch. He also served in the administration of former New York Mayor John Lindsay. He was also an Assistant Clinical Professor of Law at the New York University Law School. Mr. Ratner has served on many boards and is currently the Chairman of the Board of the Museum of Jewish Heritage - A Living Memorial to the Holocaust, and on the boards of the Memorial Sloan-Kettering Cancer Center and the Weill Cornell Medical College and a former board member of the Metropolitan Museum of Art.

As a member of one of our founding families and a large shareholder with over 25 years of experience leading the Company’s operations in the New York metropolitan area, one of the Company’s core markets, Mr. Ratner brought a wealth of experience and knowledge of the real estate industry to the Board of Directors.

Age: 72 Director Service: 2007 - December 31, 2016

Stan Ross

Principal Occupation and Business Experience

Mr. Ross, a retired certified public accountant, holds multiple positions at the University of Southern California, including chairman of the board of the Lusk Center for Real Estate and distinguished fellow of the School of Policy, Planning & Development. He is the retired vice chairman of real estate industry services for Ernst & Young LLP, where he was a member of the firm’s management committee. Mr. Ross is a life trustee and governor of the Urban Land Institute, and trustee emeritus of his alma mater, Baruch College, from which he holds an honorary Doctor of Laws degree. He was also a member of the auditing standards board of the American Institute of Certified Public Accountants. Mr. Ross serves as senior advisor to The Irvine Company, a diversified private real estate company, and on the board of the American Jewish University.

Key Experience, Attributes and Skills

Mr. Ross brings substantial real estate experience and financial expertise to Forest City’s Board of Directors. As a nationally recognized real estate expert, he provides thoughtful and far-reaching insight into current economic and industry trends, domestic and global practices, and challenges facing the real estate sector. Mr. Ross’ expertise in accounting, tax and strategic planning for real estate companies has been invaluable to our Board of Directors throughout his tenure, particularly during the recent economic downturn.

Age: 81 Director Since: 1999 Independent Board Committees: -Audit -Compensation

DIRECTOR COMPENSATION

Our director compensation policy is outlined in the following chart. Compensation is paid to nonemployee directors only. Directors who are also our employees receive no additional compensation for service as directors. All of our nonemployee directors serving on the Board during 2016 were independent.

Nonemployee Director Compensation Policy	Amount(1)
Annual Board Retainer	$65,000
Annual Stock Award (2)	$125,000
Annual Retainer to “Lead Director”	$25,000
Annual Retainer to Committee Chairman for:
Audit Committee	$30,000
Compensation Committee	$20,000
Corporate Governance and Nominating Committee	$15,000
Annual Retainer to Committee Members (other than Chairman) for:
Audit Committee	$15,000
Compensation Committee	$10,000
Corporate Governance and Nominating Committee	$7,500
Other Fees for:	(fees per day	)
Attending other formal meetings in their capacity as directors not held on the same day as a board meeting or board committee meeting, such as Executive Committee and strategic planning meetings.	$1,500
Attending special meetings or performing special services in their capacity as members of a board committee, in each case as determined and approved by the applicable committee.	$1,500
Director Stock Ownership Requirement: (3)

Nonemployee directors have up to five years to accumulate ownership of our common stock in an amount of at least five times the annual board retainer, using a fixed number of shares approach to be reviewed at least once every three years and based upon the 90-day average price leading up to a December 31 measurement date. The shares may be acquired through direct acquisition, exercise of stock options, vesting of restricted stock, accumulation of phantom stock in their deferred compensation plan and 60% of unvested restricted stock.

(1)	We pay annual retainers in quarterly installments.
(2)

Nonemployee directors may choose between stock options and/or restricted stock in 25% multiples. The default selection is 100% restricted stock. Equity grants to independent directors have one-year cliff vesting. The number of Class A Common Stock options granted is determined by dividing the amount of the award allocated to stock options by the Black-Scholes fair value, and the number of shares of restricted Class A Common Stock is determined by dividing the amount of the award allocated to restricted stock by the closing price of the Class A Common Stock on the date of grant. The computed number of options and restricted shares is rounded down to eliminate fractional shares.

(3)

As of January 31, 2017, all of our incumbent nonemployee directors, except Christine R. Detrick, met the stock ownership requirement of 16,430 shares. Ms. Detrick has accumulated more than 80% toward her requirement and will have until November 19, 2019 to meet the requirement.

The Deferred Compensation Plan for Nonemployee Directors (the “Deferred Compensation Plan”) permits nonemployee members of the Board of Directors to defer 50% or 100% of their annual board retainer. Directors electing to participate select either a cash investment option or stock investment option for fees deferred during the year. Fees deferred to the stock investment option are deemed to be invested in phantom shares of our Class A Common Stock. Dividends earned on phantom shares are deemed to be reinvested in more shares. After the participant ceases to be our director, the phantom shares accumulated in the participant’s account will be paid out in shares of Class A Common Stock or cash, as elected by the participant. In the aggregate, there were 16,820 phantom shares accumulated in participants’ accounts as of December 31, 2016. Participants may make an annual election as of each December 31 to reallocate their account balances between the two investment options. The Deferred Compensation Plan does not limit the number of shares that can be issued under the stock investment option.

The Corporate Governance and Nominating Committee bi-annually reviews the policy of nonemployee director compensation and annually reviews stock ownership requirements.

Effective as of 11:59 p.m., Eastern Time, on December 31, 2016, James A. Ratner resigned his position of Executive Vice President – Development to serve as non-executive Chairman of the Board. Mr. Ratner received no compensation in his role as non-executive Chairman of the Board during 2016. The Board approved an annual retainer of $150,000 and an annual equity award having a grant-date fair market value of $250,000 for his service as non-executive Chairman of the Board beginning in 2017. In approving these amounts, the Corporate Governance and Nominating Committee considered the benchmark data provided by Pearl Meyer (“Pearl Meyer”) pertaining to non-executive chairmen at comparable REITs as well as within the general industry, Mr. Ratner’s unique expertise and experience which he brings to the role, and that Mr. Ratner is expected to devote significantly more hours annually to his new role than typical non-executive board chairs.

The information presented in the following table is for the year ended December 31, 2016. All other directors not listed were our employees during the year and receive no compensation in their capacity as director.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Arthur F. Anton	$112,500	$124,991	$—	$—	$—	$237,491
Kenneth J. Bacon	$87,500	$124,991	$—	$1,031	$—	$213,522
Scott S. Cowen	$151,250	$124,991	$—	$—	$—	$276,241
Christine R. Detrick	$72,500	$124,991	$—	$—	$—	$197,491
Michael P. Esposito, Jr.	$129,000	$124,991	$—	$927	$—	$254,918
Deborah L. Harmon	$80,000	$62,485	$62,496	$251	$—	$205,232
Stan Ross	$90,000	$62,485	$62,496	$—	$—	$214,981

(1)

Includes fees earned during 2016 by members of the Special Committee established in connection with the Reclassification, as more fully described in “The Reclassification” section of this proxy statement/prospectus. Members of the Special Committee, including Mr. Anton, Dr. Cowen and Mr. Esposito, attended a total of 15 Special Committee meetings during 2016. Mr. Anton and Mr. Esposito each earned $22,500 ($1,500 per meeting in accordance with the Nonemployee Director Compensation Policy). The Corporate Governance and Nominating committee recommended and the Board of Directors approved an increased fee for Dr. Cowen for his enhanced involvement on the Special Committee of $33,750 ($2,250 per meeting).

(2)

Restricted stock grants are valued at their grant-date fair value based on the closing price of the Class A Common Stock on the date of grant computed in accordance with accounting guidance for share-based payments. During the year ended December 31, 2016, we granted restricted stock having a grant-date fair value of $20.94 per share as follows: Mr. Anton, 5,969; Mr. Bacon, 5,969; Dr. Cowen, 5,969; Ms. Detrick, 5,969; Mr. Esposito, 5,969; Ms. Harmon, 2,984; and Mr. Ross, 2,984. The aggregate number of shares of unvested restricted stock outstanding as of December 31, 2016 was as follows: Mr. Anton, 5,969; Mr. Bacon, 5,969; Dr. Cowen, 5,969; Ms. Detrick, 5,969; Mr. Esposito, 5,969; Ms. Harmon, 2,984; and Mr. Ross, 2,984.

(3)

Stock option grants are valued at their grant-date fair value that is computed using the Black-Scholes option-pricing model. The assumptions used in the fair value calculations in 2016 are described in Footnote Q, “Stock-Based Compensation,” to our consolidated financial statements for the year ended December 31, 2016, which are included in our Annual Report on Form 10-K filed with the SEC. During the year ended December 31, 2016, we granted stock options having a grant-date fair value of $4.9957 per share as follows: Ms. Harmon, 12,510; and Mr. Ross, 12,510. The options have an exercise price of $20.94, which was the closing price of the underlying Class A Common Stock on the date of grant. The aggregate number of stock options outstanding as of December 31, 2016 was as follows: Mr. Anton, 30,273; Mr. Bacon, 13,988; Dr. Cowen, 21,766; Ms. Detrick, 7,060; Mr. Esposito, 60,162; Ms. Harmon, 34,251; and Mr. Ross, 55,846.

(4)

Amounts deferred under the Deferred Compensation Plan for Nonemployee Directors under the cash investment option earn interest at a rate equal to the average of the Moody’s Long-Term Corporate Bond Yields for Aaa, Aa and A, plus 0.5% (“Moody’s Rates”). The rate is updated every calendar quarter using the first published Moody’s Rates of the new quarter. Interest rates ranged from 3.97% to 4.71% during the year ended December 31, 2016. Interest is compounded quarterly. The amounts shown in this column represent the amount of above-market earnings on each director’s nonqualified deferred compensation balances. The amount of above-market earnings was computed to be the amount by which the actual earnings exceeded what the earnings would have been had we used 120% times the Federal Long-Term Rates published by the Internal Revenue Service in accordance with Section 1274(d) of the Internal Revenue Code.

(5)

All other compensation does not include our incremental cost for the use of our chartered airplane service by directors for attending board of directors meetings and committee meetings because such use is deemed to be a business expense. The total incremental cost of airplane usage by all directors for business purposes amounted to $36,150 for the year ended December 31, 2016.

CORPORATE GOVERNANCE

We are managed by our senior management under the direction of the Board. The Board operates within a comprehensive plan of corporate governance and has adopted, and periodically reviews, policies and procedures to guide it in the discharge of its oversight and decision-making responsibilities. Those policies and procedures are summarized in this section. Copies of the Corporate Governance Guidelines adopted by our Board, its committee charters, the Forest City Realty Trust, Inc. Code of Legal and Ethical Conduct (“Code of Legal and Ethical Conduct”) and other relevant information are set forth or explained in greater detail on our website at www.forestcity.net. References to our website are for your convenience; however, the information contained on our website is not incorporated into this proxy statement/prospectus or any other report we file with the Securities and Exchange Commission (the “SEC”).

The Board also routinely compares our corporate governance policies and practices to those suggested by various groups or authorities active in corporate governance, including proxy advisory firms, and follows our policies and practices for compliance with the requirements of the SEC, including the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act and the listing standards of the NYSE. These reviews specifically focus on the following areas of corporate governance:

•	our Corporate Governance Guidelines in general;

•	our current Board composition, size and compensation;

•	our Board and Board committee operation and charters;

•	certain procedures relating to our Code of Legal and Ethical Conduct;

•	our director nomination process;

•	our stockholder communications process; and

•	director continuing education.

We will continue to adopt further changes in the future that the Board believes are in the best interests of the Company and long-term stockholder value creation.

Corporate Governance Guidelines

The Board believes in establishing a corporate culture of accountability, integrity, responsibility, legal compliance, ethical behavior and transparency through the careful selection and evaluation of senior management and members of the Board and by carrying out the responsibilities of the Board with honesty and integrity. Our Corporate Governance and Nominating Committee performed its annual review of our Corporate Governance Guidelines, as well as the Board committee charters and Code of Legal and Ethical Conduct, and did not recommend any substantive changes.

Our Corporate Governance Guidelines, among other matters, provide for: Audit, Compensation, and Corporate Governance and Nominating Committees; all members of the Audit, Compensation and Corporate Governance and Nominating Committees to be independent directors as determined in accordance with applicable standards, rules, laws and regulations, including but not limited to, standards and rules promulgated by the NYSE; regular sessions of independent directors; an annual self-assessment process for the Board and its committees; succession planning; new director orientation; and continuing director education. These guidelines, as amended, largely document practices and principles already in place at the Board level and are available on our website at www.forestcity.net.

Board Leadership Structure

The Board has chosen to separate the positions of chairman of the Board and chief executive officer. We believe this structure is optimal for us because it provides a checks and balances process between the chairman and the chief executive officer. This separation provides strong leadership for the Board and the Company through the chairman, while also positioning our chief executive officer as our leader in the eyes of our employees and other stakeholders. The Board has no formal policy that requires the separation or combination of the chairman and chief executive officer roles. Because our chairman is not deemed independent under the applicable standards for independence established by SEC and NYSE, the Company has chosen to have an independent lead director, as well.

The non-executive chairman’s role, among other responsibilities, is to: provide overall leadership to and coordinate the activities of the Board; lead the Board in its oversight of the Company’s strategic plan, talent management and succession planning; serve as the principal liaison between the Board and lead director; develop a schedule of Board and Board committee meetings that enables the Board and Board committees to perform their duties responsibly while not interfering with management or the flow of Company operations; in consultation with the chief executive officer and lead director, as appropriate, establish the agenda for Board meetings; call special meetings of the Board; ensure the Board receives the materials it needs to fulfill its duties; along with the Corporate Governance and Nominating Committee and chief executive officer, interview Board candidates; serve as an ex-officio member of all Board committees; work with the Corporate Governance and Nominating Committee to ensure proper committee structure, including assignments of members and committee chairs; lead the Board in anticipating and responding to crises; represent the Board, as necessary and appropriate, in external forums and communication; in consultation with other directors, approve the retention of consultants who report directly to the Board; and carry out other responsibilities as requested by the chief executive officer and Board.

The chief executive officer’s role, among other responsibilities, is to: provide day-to-day leadership for the Company; establish, direct and lead the vision, mission, core values and long-term strategic plan and initiatives of the Company; establish and direct annual and long-term business and financial plans and objectives for the Company and its business units; direct and lead programs and initiatives regarding talent and leadership development, and senior management succession planning; direct and lead the development of programs and initiatives that promote organizational development and growth; direct and lead the efforts to ensure the integrity of the Company’s financial statements and reporting, compliance with applicable laws and ethical business conduct; identify, assess and manage the Company’s exposure to enterprise risks, compliance with health and safety standards and minimization of the Company’s environmental impact; generally serve as the Company’s chief spokesperson; participate in investor relations; facilitate Board governance and administration; regularly meet with the lead director and individual Board members from time to time; and perform other powers and duties as may be prescribed by the Chairman or the Board.

Our independent directors meet in an executive session following each regularly scheduled Board meeting. In accordance with our Corporate Governance Guidelines, Dr. Scott S. Cowen, as an independent, non-management director, is the lead director over all of those sessions. The role of the independent lead director and the executive sessions is to provide balance between the different perspectives of the independent directors and the management directors and maintain proper independent oversight of management. In addition, the lead director’s role, among other responsibilities, is to chair meetings of the Board at which the chairman is not present; as appropriate, engage in communications with stockholders, the investment community and other external constituencies; keep the Board focused on strategic decisions and matters of significance for the long-term success of the Company; facilitate communications and serve as the principal liaison on Board-related issues between the chief executive officer, the chairman and the independent directors; authorize the retention of independent legal advisors, consultants and other advisors that report to the Board on Board-related issues; and perform other powers and responsibilities as may be prescribed by the independent directors from time to time.

While we recognize that different board leadership structures may be appropriate for companies in different situations, we believe our current leadership structure, with the separation of responsibilities among the chairman, the chief executive officer, and the lead director, is the optimal structure for us at this time.

The Board’s Role in Risk Oversight

Our Board plays an important role in our risk oversight and identification of potential risks. While management is responsible for the day-to-day management of the risks we face, our Board and its committees oversee and identify risks through their direct decision-making authority with respect to significant matters and the oversight of management.

Risk oversight is administered by our Board (or a Committee thereof) through:

•

The review and discussion of regular periodic reports to the Board and its committees on topics relating to the risks we face, including, among others, national and international market and industry conditions, cash projections, internal financial measures, occupancy rates, the status of current and anticipated development projects, compliance with debt covenants, management of debt maturities, the ability to refinance, tax matters, access to debt and equity capital markets, changes in interest rates, competition, regulatory matters, cybersecurity, existing and potential legal claims against us and various other matters of risk relating to our business;

•

The required approval by the Board (or a Committee thereof) of significant transactions and decisions, including, among others, executive compensation plans, equity and capital transactions, strategic planning, budget and the appointment of, succession planning for and retention of senior management;

•

The direct oversight by the Board (or a Committee thereof) of the Company’s overall risk management program, including the mitigation of risk through development and training of our employees, pertaining to specific areas of our business, enterprise risk management and strategic, industry, business and other significant risks facing the Company; and

•	Regular periodic reports to the Board from our internal and external auditors, internal legal department and other outside consultants regarding various areas of potential risk.

Our Board relies on management and our internal audit group to bring significant matters impacting us to the Board’s attention. Management is responsible for identifying the Company’s significant strategic business risks and other risks, developing risk management strategies and policies to mitigate such risks, and integrating risk management into the Company’s decision-making process and strategy. To that end, the Company has implemented an enterprise risk management program where management identifies, monitors and controls such risks and exposures. This risk management structure helps ensure that necessary information regarding significant risks and exposures is transmitted across the Company’s leadership, including the appropriate Board committees and the Board of Directors.

Our Board discharges many of its responsibilities and oversight functions with respect to risk through its Audit, Compensation, and Corporate Governance and Nominating Committees. The Audit Committee is the lead committee for the Board’s risk oversight functions through its oversight of the enterprise risk management system and its review of our: financial statements and preparation thereof, including internal controls over financial reporting; fraud risks identified by management and internal and external auditors; management of financial risk; risk assessments; enterprise risk management program; cybersecurity risks; and compliance with our internal policies, such as policies related to data privacy, information technology, conflict of interest, Regulation FD, anti-corruption, insider trading and social media. In addition, the Audit Committee oversees our Code of Legal and Ethical Conduct, including an annual update on the content, implementation, operation and effectiveness of our ethics program and the administration of our whistleblower procedures. The Compensation Committee establishes the appropriate compensation incentives and is responsible for conducting an annual assessment to ensure that our compensation programs and policies do not encourage inappropriate risk taking.

The Corporate Governance and Nominating Committee is responsible for advising the Board on matters of organizational and governance structure for effective oversight. See “Meetings and Committees of the Board” for further discussion of the roles and responsibilities of each of the committees.

Because all of these committees are comprised of independent directors, our independent directors have a significant role in the Board’s risk oversight function. As part of the oversight process, each Committee regularly receives reports from members of senior management on areas of material risk to us that are under the purview of that Committee to enable it to understand our risk identification, risk management and risk mitigation strategies. While each Committee is responsible for evaluating and overseeing certain risks, the entire Board is apprised of such risks through regular Committee reports. This enables the Board and its committees to assume joint accountability and to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Because of the Board’s role in our risk oversight program, the Board believes that any leadership structure that it adopts must allow it to effectively oversee the management of the risks relating to our operations. The Board recognizes that there are different leadership structures that could allow the Board to effectively oversee the management of the risks relating to our operations, and while the Board believes its current leadership structure enables it to effectively manage such risks, it was not the primary reason the Board selected its current leadership structure over other potential alternatives. See the discussion under the heading “Board Leadership Structure” above for a discussion of why the Board has determined that its current leadership structure is appropriate.

Independence Determinations

We are considered a “controlled company” under the NYSE corporate governance rules because, as of January 31, 2017, the Family Interests controlled 92.4% of Class B votes, which has the power to elect a majority of our Board of Directors. See the section of this proxy statement/prospectus entitled “Election of Directors” for a description of the Family Interests. As a matter of good corporate governance, the Board of Directors has been composed of a majority of independent directors since December of 2012 despite not being required to do so under the NYSE rules due to our “controlled company” status. Furthermore, the Board has determined that all members of our Compensation, Corporate Governance and Nominating and Audit Committees are independent after considering all applicable standards for independence established by the NYSE for membership on such committees.

The Board unanimously determined that Messrs. Anton, Bacon, Cowen, Esposito and Ross, and Mss. Detrick and Harmon are neither affiliated persons of ours, nor do they have any material relationship with us (other than their role as our director) and, therefore, qualify as independent directors within the meaning of all applicable laws and regulations, including the independence standards of the NYSE.

In making these independence determinations, the Board considered all of the factors that automatically compromise director independence as specified in the respective independence standards of the SEC and the NYSE, including but not limited to charitable contributions to any charitable organization in which such director serves as a trustee or director, and determined that none of those conditions existed. In addition, the Board considered whether any direct or indirect material relationship, beyond those factors that automatically compromise director independence, existed between either us and/or our management and/or any of their respective affiliates or family members or otherwise between each director or any family member of such director or any entity with which such director or family member of such director was employed or otherwise affiliated. For those directors for whom the Board determined there was a relationship, with respect to each of the most recent three completed fiscal years, the Board evaluated the following:

•

Matching charitable contributions to various non-profit organizations with which Messrs. Anton, Bacon, Cowen, Esposito or Ross or Mss. Detrick or Harmon are affiliated and determined that the amount of the contribution to any such organization in each of the past three fiscal years was below the limits set forth in our independence standards.

The Board determined, for those directors identified as independent above, that any relationship that existed was not material and did not compromise that director’s independence from management. Accordingly, all of these directors are independent under SEC and NYSE requirements, as well as our own Corporate Governance Guidelines.

Communications with the Board

Our lead director receives and responds to communications from stockholders and he, along with our non-executive Chairman and other independent Board members, have met and may continue to meet with our stockholders from time to time.

We have established procedures to permit confidential and anonymous (if desired) submissions to the lead director regarding concerns about our conduct. Interested parties may make their concerns about us known to the independent or non-management directors by directly mailing Dr. Scott S. Cowen, the lead director, a statement of concerns marked “Confidential” and addressed as follows:

Dr. Scott S. Cowen, Lead Director

c/o General Counsel

“Confidential”

Forest City Realty Trust, Inc.

Terminal Tower

50 Public Square, Suite 1360

Cleveland, Ohio 44113

Code of Legal and Ethical Conduct

We require that all directors, officers and employees adhere to our Code of Legal and Ethical Conduct in addressing the legal and ethical issues encountered in conducting their work. The Code of Legal and Ethical Conduct requires, among other things, that our employees avoid conflicts of interest, comply with all laws and other legal requirements and otherwise act with integrity.

We require all directors, officers, and employees to annually review and acknowledge compliance with our Code of Legal and Ethical Conduct. Furthermore, all newly hired employees are required to acknowledge receipt and compliance with the Code of Legal and Ethical Conduct. In addition, those with supervisory duties are also required to acknowledge their responsibility for both informing and monitoring compliance with the Code of Legal and Ethical Conduct on the part of employees under their supervision. In 2016, 100% of our directors, officers and employees acknowledged compliance with the Code of Legal and Ethical Conduct.

The Board adopted a Senior Financial Officers Code of Ethical Conduct as an addendum to the Code of Legal and Ethical Conduct. The Senior Financial Officers Code of Ethical Conduct formalizes the general standards of honesty, integrity and judgment that we expect of our senior financial officers. We require our senior financial officers to annually acknowledge receipt of and compliance with the Senior Financial Officers Code of Ethical Conduct. In 2016, 100% of our senior financial officers acknowledged compliance with the Senior Financial Officers Code of Ethical Conduct.

In addition, the Board adopted a Supplier Code of Conduct in 2012. The Supplier Code of Conduct formalizes our expectations of suppliers and sets forth legal, moral and ethical standards and guidelines by which we expect our suppliers to abide. In 2014, the Board adopted substantial enhancements to the Supplier Code of Conduct to add additional standards related to health and human safety, and labor and human rights; and enhanced provisions related to gifts and gratuities.

We have implemented an anonymous hotline monitored by an external, third-party firm. Our Audit Committee has adopted a policy statement entitled “Employee Complaint Procedures for Accounting and Auditing Matters” establishing procedures to investigate complaints.

Copies of the Code of Legal and Ethical Conduct and the Supplier Code of Conduct are available on the Company’s website at www.forestcity.net.

Corporate Social Responsibility

Since 2013, we have published annual corporate responsibility (“CR”) reports according to the GRI framework, a widely recognized and standardized set of principles for the preparation of CR reports. To strengthen our commitment to our CR efforts, during 2015 we conducted an assessment to determine which CR topics are of highest priority to manage and measure. As part of this effort, we considered the CR impacts for our core markets, gathered input from critical external stakeholders, and weighed inputs based upon the strength of evidence and stakeholder prioritization. This process informed our CR strategy going forward and compelled us to continue advancing our commitment to transparency via external reporting.

In 2016, we issued our first GRI G4 report, in which we detailed our highest priority CR topics as determined by our materiality assessment conducted in 2015. Our latest GRI report featured Forest City’s approach to Building Lifecycle Management, Ethics and Compliance, Talent Management, Land Management and Design for Urban Access, Community Engagement, and Political Spending.

We continue to enhance our management team’s engagement with CR activities to reflect the importance of such activities to our overall success. In 2016, our CR team began making periodic reports of their activities and performance directly to the Office of the CEO and other executive committees. This engagement fosters integrated sustainability strategies intended to reduce long-term risk and enhance future growth.

As a result of our CR reporting and efforts, our MSCI ESG rating has improved from BB in 2013 to its current rating of A. In 2016, we completed the GRESB survey, earning a Green Star for performance for the second straight year, placing us among the top quadrant of respondents. GRESB is an industry-driven organization committed to assessing the sustainability performance of real estate assets and portfolios around the world.

To view our latest CR report, visit http://www.forestcity.net/Documents/ForestCity2015CRReport.pdf.

Lobbying Policy and Political Activity Procedures

We are committed to being a responsible corporate citizen and, from time to time, participate in the public policy arena on a wide range of issues that are important to our stockholders, customers, lenders, partners and employees. We have adopted a formalized lobbying policy and set of procedures, as well as corporate political contribution procedures. The procedures set forth guidelines on the engagement of lobbyists and participation in lobbying activities, ensure compliance with lobbying and political contribution regulations and aid the Board’s oversight of our political activities.

MEETINGS AND COMMITTEES OF THE BOARD

The Board

The authorized size of the Board of Directors is currently set at thirteen (13) members. Since December 2012, a majority of the members of our Board are independent, currently consisting of seven independent members and five non-independent members. Of the five non-independent members, four directors are members of the Ratner families and four directors are members of management. Effective at 11:59 p.m., Eastern Time, on December 31, 2016, Charles A. Ratner retired as Chairman of our Board and James A. Ratner was appointed as non-executive Chairman. Biographical information and information about the Board committees on which our director nominees serve are set forth in the “Election of Directors” section of this proxy statement/prospectus and in this section, under “Committees of the Board.”

During the year ended December 31, 2016, our Board of Directors held four regular meetings and one special meeting. All directors attended at least 84.6% of the aggregate of the meetings of the Board and those committees on which and during which time each director served. In total, the average board meeting attendance during 2016 was 96.7%. We have a policy that members of the Board are expected to attend the annual meeting of stockholders when the annual meeting of stockholders coincides with a Board meeting. The exception to this attendance requirement is when the two meetings are not consecutively scheduled. Twelve of our directors attended the 2016 annual meeting of stockholders.

In addition to the regular and special meetings, our Board of Directors held seven informational sessions during 2016. Members of management and external advisors often attended these sessions. At the informational sessions, the Board discussed the progress of the Company’s strategic plan, internal reorganization and activities and responses related to stockholder activism. Along with the Board meetings, the informational sessions provided Board members with education and relevant management reports from which the Board could perform its oversight duties, make well-informed decisions and offer guidance to the Company during 2016, a year of significant organizational transformation. Further, the additional informational sessions and discussions enhanced the Board’s ability to fulfill its fiduciary duties to stockholders and the Company.

Led by Dr. Scott S. Cowen, our Lead Director, the independent members of the Board meet in an executive session following each regularly scheduled Board meeting.

Committees of the Board

The Board’s policy is to conduct its specific oversight tasks through committees, with the objective of freeing the Board as a whole to focus on strategic business and significant risk oversight and matters that by law or good business practice require the attention of the full Board. Our Board has established three standing committees, functioning in the following areas:

•	audit and financial reporting;

•	management compensation, succession plan and progress, and review of diversity plan and progress; and

•	nominations, corporate governance, succession plan and progress and review of diversity plan and progress.

The following table indicates the members of each Board Committee during the year ended December 31, 2016:

Name	Audit	Compensation	Corporate Governance and Nominating
Arthur F. Anton	Member	Member
Kenneth J. Bacon	Member		Member
Scott S. Cowen		Chair	Member
Christine R. Detrick			Member
Michael P. Esposito, Jr.	Chair	Member
Deborah L. Harmon			Chair
Stan Ross	Member	Member

Each of our standing committees operates under a written charter that is annually reviewed by the respective committees and recommended by the Corporate Governance and Nominating Committee and approved by the Board. The Committee Charters for each of our standing committees can be viewed on our website at www.forestcity.net. Each Board Committee is authorized to retain outside advisors.

Audit Committee: Our Audit Committee is presently composed of four nonemployee, independent directors. The Board has determined that each member of the Audit Committee qualifies as an audit committee “financial expert” in accordance with the requirements of Section 407 of the Sarbanes-Oxley Act of 2002 and the SEC rules implementing that section. The Audit Committee’s purpose is to assist the Board in fulfilling its oversight responsibilities with respect to the following:

•	integrity and adequacy of our financial reporting systems and business process controls, including our system of internal controls, accounting controls and disclosure controls;

•	compliance with legal, ethical and regulatory requirements including, but not limited to, the requirements of the Sarbanes-Oxley Act of 2002;

•

review of the Company’s quarterly financial statements and audited financial statements, including footnotes, management’s discussion and analysis and all related disclosures to be filed with the SEC, as well as the earnings press releases, supplemental packages and any financial information or earnings guidance provided to analysts or rating agencies;

•	correspondence with regulators or government agencies and any complaints or concerns regarding the Company’s financial statements or accounting policies;

•

appointment, oversight, retention, termination, approval of compensation and evaluation of the qualifications, performance and independence of the independent registered public accounting firm, as well as the approval of all non-audit engagements of such firm and the participation in the selection of the lead audit and lead reviewing partners of such firm;

•	approval of the annual internal audit plan and respective department budget;

•	evaluation of our internal audit function, including the annual performance evaluation of and approval of the compensation to our chief internal auditor;

•

review and approval of our hedging strategy and the use of swaps and other derivative instruments, and review and approval, at least annually, of our decisions to enter into swaps, including those subject to the “end-user exception” under the Commodity Exchange Act;

•	oversight of our enterprise risk management including information technology security and related cybersecurity risks; and

•	production of the Audit Committee’s report, made pursuant to the Securities Exchange Act of 1934, to be included in the proxy statement relating to our annual meeting of stockholders.

The Audit Committee meets with the independent registered public accounting firm on a quarterly basis and periodically as deemed necessary. In addition, the Audit Committee also meets in executive sessions following each regularly scheduled Board meeting.

The Audit Committee has implemented a policy for “Employee Complaint Procedures for Accounting and Auditing Matters,” which establishes procedures for the receipt, retention, treatment and internal investigation of complaints regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Our stockholders will have the opportunity to ratify the appointment of our independent registered public accounting firm at the Annual Meeting (see the section of this proxy statement/prospectus entitled “Proposal 4 –Ratification of the Appointment of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm for the year ending December 31, 2017”). Although this ratification is not required by law, the Board believes that stockholders should have an opportunity to express their views on the subject.

The Audit Committee met eight times during the year ended December 31, 2016.

A copy of the Audit Committee Report is included elsewhere in this proxy statement/prospectus. The Audit Committee Charter, as amended, is available on our website at www.forestcity.net.

Compensation Committee: Our Compensation Committee is presently composed of four nonemployee, independent directors. The Compensation Committee’s purpose is to assist the Board in carrying out its oversight responsibilities relating to the following matters:

•	establishment and oversight of the compensation of our senior management and executive officers, in light of the executive compensation program’s goals and objectives;

•	reviewing goals, objectives and policies of our executive compensation plans, including a review of such matters at least annually;

•

together with the Corporate Governance and Nominating Committee, overseeing succession planning activities for our CEO and other senior executives, including the development of procedures for succession planning, review and evaluation, at least annually, of the succession plan and progress, and oversight of the execution of the succession plan;

•	together with the Corporate Governance and Nominating Committee, reviewing diversity planning activities, including the review, at least annually, of the diversity plan and progress for the Company;

•	approving our equity incentive plans, including approval of grants or awards under such plans;

•	approving our cash incentive plans for executive officers and senior management, including approval of the goals under such plans and the results achieved relative to such goals;

•	approving employment agreements with and severance or other termination payments proposed to be made to any Named Executive Officer (“NEO”);

•	overseeing and monitoring of risks associated with our compensation programs and monitoring of such risks;

•	reviewing and considering the outcome of the advisory stockholder votes on executive compensation;

•

retention or termination of compensation consultants or other advisors and whether such arrangements raise any conflict of interest with the Company or otherwise impact the consultant’s or advisor’s independence;

•

reviewing the Compensation Discussion & Analysis prepared by our management, including the review and recommendation of the inclusion of such disclosure in the proxy statement relating to our annual meeting of stockholders;

•	production of the Compensation Committee Report, made pursuant to the Exchange Act, to be included in the proxy statement relating to our annual meeting of stockholders;

•	annual oversight and approval of the salary increase budget and periodic review and guidance on our benefit strategy and/or plans;

•	overseeing internal controls on incentive payments made under the executive compensation program;

•	ensuring regulatory compliance with respect to compensation matters; and

•	overseeing the administrative responsibilities associated with incentive and benefit plans.

The Compensation Committee also annually evaluates the performance of our CEO based on objective and subjective criteria, including an assessment of business performance, accomplishment of long-term strategic objectives, and management development.

The Compensation Committee administers our executive compensation program. All members of the Compensation Committee are “outside directors” as defined under Internal Revenue Code Section 162(m) (“Section 162(m)”), “nonemployee directors” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and “independent directors” under the NYSE listing standards.

In reviewing and designing the various components of our executive compensation program, the Compensation Committee periodically draws upon the expertise of our Chairman of the Board, CEO, CFO and executive officer of Human Resources (“HR Executive”) who typically attend the Compensation Committee meetings, as well as external independent consultants. Our CEO provides advice and counsel to the Compensation Committee regarding alignment of performance measures under our Executive Short-Term Incentive Plan (“STIP”) and our Long-Term Incentive Plan (“LTIP”) relative to our annual business and strategic plans, may discuss the performance of key executives, including NEOs, who report to him to assist in the determination of their incentive awards as well as any merit increases or pay adjustments, offers guidance and recommendations on succession and management development activities and discusses the impact of the design of our incentive programs (including equity awards) on our ability to attract and retain key personnel. Our HR Executive provides information pertaining to our compensation programs and in connection with succession planning and talent reviews. Our CFO, who attended Compensation Committee meetings during fiscal year 2016 as requested, periodically provides an accounting and analysis of the financial results of performance measures under the STIP and the LTIP. Our General Counsel also attended meetings during the year as requested by the Compensation Committee. The Compensation Committee periodically meets in executive sessions to discuss and approve, among other matters, the compensation of the CEO.

The Compensation Committee has the authority to retain, oversee, terminate, and approve fees for any compensation consultant used to assist in the evaluation of compensation for executive officers and other members of senior management. It may also obtain advice and assistance from internal or external legal, accounting, or other advisors.

The Compensation Committee has retained Pearl Meyer as its independent consultant to provide guidance on various aspects of our executive compensation program. Pearl Meyer reports directly to the Compensation Committee, only provides compensation consulting services to the Company, and regularly participates in committee meetings. In early 2017, the Compensation Committee considered and assessed all relevant factors, including but not limited to, those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Securities Exchange Act of 1934, as amended, that could give rise to a potential conflict of interest with respect to Pearl Meyer’s work. Based on this review, we are not aware of any conflict of interest that has been raised by the work performed by Pearl Meyer.

The Compensation Committee met seven times during the year ended December 31, 2016.

A copy of the Compensation Committee Report is included in this proxy statement/prospectus following the “Compensation Discussion & Analysis” section. The Compensation Committee Charter, as amended, is available on our website at www.forestcity.net.

Corporate Governance and Nominating Committee: Our Corporate Governance and Nominating Committee is composed of four nonemployee, independent directors. The Corporate Governance and Nominating Committee’s purpose is to assist the Board in carrying out its oversight responsibilities relating to corporate governance matters, including the composition of the Board. The Corporate Governance and Nominating Committee’s purpose is to assist the Board in carrying out its oversight responsibilities relating to the following matters:

•	identification of individuals qualified to become Board members and the director nominees for the next annual meeting of stockholders;

•	recommendation of director nominees for each Committee;

•	our organizational and governance structure, including the development and recommendation to the Board of the Corporate Governance Guidelines applicable to us;

•	development and recommendation of our Code of Legal and Ethical Conduct;

•

together with the Compensation Committee, succession planning activities for our CEO and other senior executives, including the development of procedures for succession planning, review and evaluation, at least annually, of the succession plan and progress, and oversight of the execution of the succession plan;

•	together with the Compensation Committee, diversity planning activities, including the review, at least annually, of the diversity plan and progress for the Company;

•	review the Board’s performance and evaluation of the Board, its committees and management;

•	recommendation of nonemployee Board member compensation and stock ownership requirements, including the compensation of the non-executive Chairman;

•	determination, on an annual basis, of which members of senior management qualify as officers subject to Section 16 of the Exchange Act;

•	continuing education for directors;

•	review and approval of related party transactions;

•	charitable and political activities, including corporate political spending and lobbying activities;

•	analysis and identification of Audit Committee “financial experts” and the “financial literacy” of the Audit Committee members; and

•	determination, on an annual basis, of the independence of our Audit Committee and Compensation Committee members.

The Corporate Governance and Nominating Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Committee regularly reviews the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Committee considers various potential candidates for director. The Corporate Governance and Nominating Committee may consider candidates recommended by stockholders, as well as from other sources, such as current directors or officers, professional search firms or other appropriate sources. The Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors, and the Corporate Governance and Nominating Committee does not perceive a need to increase the size of the Board of Directors.

Third-party consultants are retained from time to time by the Corporate Governance and Nominating Committee to identify potential candidates. If retained, third-party consultants would be used primarily to identify potential candidates, conduct customary background and reference checks and recommend potential candidates to the Committee in accordance with criteria furnished by the Committee. On occasion, at the request of the Chair of the Committee, third-party consultants may also conduct preliminary screening and interviews to assess candidate suitability in accordance with criteria furnished by the Committee.

Our Corporate Governance Guidelines contain Board membership criteria that apply to the Corporate Governance and Nominating Committee’s recommended nominees for a position on our Board of Directors. Under these criteria, members of the Board shall demonstrate the qualities of integrity and high ethical standards, have the ability to communicate clearly and persuasively, express opinions, raise questions and make informed, independent judgments. A director shall possess knowledge, experience and skills in a minimum of one specialty area, such as: knowledge of the real estate industry (development, management, operations, marketing, competition, etc.); accounting and finance; corporate management; strategic planning; and international, legal or governmental expertise. The Committee considers other qualifications in recommending nominees for a position on the Board of Directors, including diversity in gender, ethnic background, geographic origin or personal and professional experience. The Company maintains a core value of diversity and inclusion and the Committee embraces this core value as one of the primary considerations in seeking director nominees. The willingness and ability to work with other members of our Board of Directors in an open and constructive manner and the ability to devote sufficient time to prepare for and attend Board meetings are required. Service on other boards of public companies should be limited to no more than four, subject to the Board of Directors’ review.

The Committee has adopted a matrix approach that tracks each director’s and director nominee’s qualifications and experience in a tabular format to assist the Committee in maintaining a well-rounded, diverse and effective Board of Directors. In addition, the matrix approach helps the Committee identify any qualifications and experience for potential director nominees that would help improve the composition of and add value to the Board of Directors. A tabular summary of the most recently conducted matrix assessment is provided under “Director Qualifications and Experience” included within the “Proposal 1 – Election of Directors” section of this proxy statement/prospectus.

The Corporate Governance and Nominating Committee met eight times during the year ended December 31, 2016.

The Corporate Governance and Nominating Committee periodically meets in executive sessions following its meetings, without the presence of management, to discuss, among other matters, issues pertaining to the nomination and governance function of the Board.

The Corporate Governance and Nominating Committee Charter, as amended, is available on our website at www.forestcity.net.

COMPENSATION COMMITTEE INTERLOCKS & INSIDER PARTICIPATION

The Compensation Committee of the Board of Directors consists entirely of nonemployee, independent directors. No member of the Compensation Committee is a current or former officer or employee of ours or any of our subsidiaries, and no director had interlocking relationships with any other entities of the type that would be required to be disclosed in this proxy statement/prospectus.

COMPENSATION DISCUSSION & ANALYSIS

Introduction

This Compensation Discussion and Analysis (“CD&A”) provides an overview of our executive compensation program and 2016 fiscal year pay determinations for our NEOs as identified below:

Name	Title
David J. LaRue	President and Chief Executive Officer
Robert G. O’Brien	Executive Vice President and Chief Financial Officer
James A. Ratner	Executive Vice President – Development*
Ronald A. Ratner	Executive Vice President – Development
Duane F. Bishop	Executive Vice President – Chief Operating Officer

*	James A. Ratner resigned as Executive Vice President – Development to become our non-executive Chairman of the Board effective at 11:59 p.m., Eastern Time, on December 31, 2016.

Our management is responsible for the preparation of this CD&A.

Executive Summary

Our Company is principally engaged in the ownership, development, management and acquisition of office, residential and retail real estate throughout the United States. Founded in 1920 and having been publicly-traded since 1960, we are headquartered in Cleveland, Ohio, with offices throughout the United States. As of December 31, 2016, we had approximately $8.2 billion in consolidated assets, 1,936 full-time and 139 part-time employees, annual consolidated revenues of $929 million, and an equity market capitalization of $5.5 billion.

We attribute our long-term success in large part to our highly talented and experienced employees as well as the following core values which reinforce our Company’s culture:

•	integrity and openness;

•	entrepreneurial spirit;

•	teamwork;

•	diversity and inclusion;

•	community involvement;

•	sustainability and stewardship; and

•	accountability.

Our executive compensation program is intended to support these values, drive long-term growth and stockholder value creation and reinforce our culture. The following discussion summarizes our executive compensation program’s key objectives and primary components which are designed to meet the needs of our Company, our stockholders and our employees:

•	Focusing senior management on key business objectives as reflected in our annual business plan and strategic plan that support our ultimate objective of maximizing long-term stockholder value;

•	Providing competitive pay that is aligned with performance in support of long-term stockholder value creation;

•	Attracting and retaining highly-talented employees to lead our continued growth and success and rewarding them for their contributions toward that success; and

•	Avoiding unnecessary or excessive risk taking.

To achieve these objectives, our executive compensation program includes the following primary components:

•	Competitive base salaries reflective of each executive’s responsibility level, experience and individual performance over time;

•	Performance-based annual incentives tied to the attainment of specified business objectives at the corporate, department, regional and/or individual levels;

•	Long-term incentives linked to strategic goals and long-term stockholder value creation; and

•	Competitive benefits that meet the needs of our employees and their families at a reasonable shared cost.

The following table provides comparisons of the key financial metrics, some of which have been previously reported in our Form 10-K for the year ended December 31, 2016 and Supplemental Package for the year and quarter ended December 31, 2016 furnished on Form 8-K, which we use in evaluating the Company’s performance and which the Compensation Committee considers when making compensation decisions:

Key Metric	Year Ended December 31,
	2016	2015	Change
Funds From Operations (“FFO”)*	$241,733,000	$505,682,000	(52.2)%
Operating FFO (“OFFO”)	$386,461,000	$337,601,000	14.5%
FFO per Share (on a fully-diluted basis)*	$0.92	$1.98	(53.5)%
OFFO per share (on a fully-diluted basis)	$1.46	$1.36	7.4%
Comparable Net Operating Income (“Comparable NOI”)	$585,389,000	$567,015,000	3.2%
Net Debt to Adjusted EBITDA**	8.92

*	2016 results for this metric were significantly affected by recognition of a $299.6 million impairment on our Pacific Park Brooklyn project in Brooklyn, New York.
**

The metric of Net Debt to Adjusted EBITDA as used by the Compensation Committee as a performance metric and presented in this table differs slightly from Net Debt to Adjusted EBITDA as presented in our Supplemental Package for the quarter ended December 31, 2016, as furnished with the SEC on Form 8-K. See page [●] for the definition of Net Debt to Adjusted EBITDA as presented in this table.

	Stock Price December 31,			TSR
Key Metric	2016	2015	2014	1-Year	3-Year(1)
TSR: Class A Common Stock	$20.84	$21.93	$21.30	(3.43)%	3.50%

(1)	Represents an annualized rate of return. TSR based on closing price of Class A Common Stock of $19.10 on December 31, 2013 and includes any dividends paid.

FFO, OFFO, NOI, Comparable NOI, EBITDA, Adjusted EBITDA and Net Debt to Adjusted EBITDA are financial measures not presented in accordance with Generally Accepted Accounting Principles (“GAAP”) that we believe provide our investors with additional information about our core businesses necessary to understand our operating results.

FFO, as defined by NAREIT, is net earnings excluding the following items at our ownership: (i) gain (loss) on full or partial disposition of rental properties, divisions and other investments (net of tax); (ii) non-cash charges for real estate depreciation and amortization; (iii) impairment of depreciable real estate (net of tax); and (iv) cumulative or retrospective effect of change in accounting principle (net of tax). A reconciliation of net earnings (loss), the most comparable GAAP measure to FFO, is provided in Annex G to this proxy statement/prospectus.

FFO, a non-GAAP measure, along with net earnings, provides additional information about our core operations. While property dispositions, acquisitions or other factors impact net earnings in the short-term, we believe FFO presents a more consistent view of the overall financial performance of our business from period-to-period since the core of our business is the recurring operations of our portfolio of real estate assets. Management believes that the exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of the Company’s activity and assists in comparing those operating results between periods. Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets and impairment of depreciable real estate, management believes that FFO, along with the required GAAP presentations, provides a more complete measurement of the Company’s performance relative to its competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide.

In connection with our conversion to REIT status, we were required to reverse our net deferred tax liabilities related to our subsidiaries that will be held as qualified REIT investments of $588,607,000 during the three months ended December 31, 2015, which we have excluded from our December 31, 2015 FFO calculation.

OFFO is an additional financial measure of our performance that we report. Operating FFO is defined as FFO adjusted to exclude: (i) impairment of non-depreciable real estate; (ii) write-offs of abandoned development projects and demolition costs; (iii) income recognized on state and federal historic and other tax credits; (iv) gains or losses from extinguishment of debt; (v) change in fair market value of non-designated hedges; (vi) gains or losses on change in control of interests; (vii) the adjustment to recognize rental revenues and rental expense using the straight-line method; (viii) participation payments to ground lessors on refinancing of our properties; (ix) other transactional items; (x) the Brooklyn Nets pre-tax FFO; and (xi) income taxes on FFO. A reconciliation of FFO to OFFO is provided in Annex G to this proxy statement/prospectus.

We report Operating FFO, a non-GAAP measure, as an additional measure of our operating performance. We believe it is appropriate to adjust FFO for significant items driven by transactional activity and factors relating to the financial and real estate markets, rather than factors specific to the on-going operating performance of our properties. We use Operating FFO as an indicator of continuing operating results in planning and executing our business strategy. Operating FFO should not be considered to be an alternative to net earnings computed under GAAP as an indicator of our operating performance and may not be directly comparable to similarly-titled measures reported by other companies.

NOI reflects our share of the core operations of our rental real estate portfolio, prior to any financing activity. NOI is defined as revenues less operating expenses at our ownership within our Office, Retail, Apartments and Development segments, except for revenues and cost of sales associated with sales of land held in these segments. The activities of our Corporate and Other segments do not involve the operations of our rental property portfolio and therefore are not included in NOI.

We believe NOI provides important information about our core operations and, along with earnings before income taxes, is necessary to understand our business and operating results. Because NOI excludes general and administrative expenses, interest expense, depreciation and amortization, revenues and cost of sales associated with sales of land, other non-property income and losses, and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating office, retail and apartment real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. We use NOI to evaluate our operating performance on a portfolio basis since NOI allows us to evaluate the impact that factors such as occupancy levels, lease structure, rental rates, and tenant mix have on our financial results.

Investors can use NOI as supplementary information to evaluate our business. In addition, management believes NOI provides useful information to the investment community about our financial and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of performance in the real estate industry. NOI is not intended to be a performance measure that should be regarded as an alternative to, or more meaningful than, our GAAP measures, and may not be directly comparable to similarly-titled measures reported by other companies.

We use comparable NOI as a metric to evaluate the performance of our office, retail and apartment properties. This measure provides a same-store comparison of operating results of all stabilized properties that are open and operating in all periods presented. Non-capitalizable development costs and unallocated management and service company overhead, net of service fee revenues, are not directly attributable to an individual operating property and are considered non-comparable NOI. In addition, certain income and expense items at the property level, such as lease termination income, real estate tax assessments or rebates, certain litigation expenses incurred and any related legal settlements and NOI impacts of changes in ownership percentages, are excluded from comparable NOI. Other properties and activities such as Arena, federally assisted housing, military housing, straight-line rent adjustments and participation payments as a result of refinancing transactions are not evaluated on a comparable basis and the NOI from these properties and activities is considered non-comparable NOI.

Comparable NOI is an operating statistic defined as NOI from stabilized properties operated in all periods presented. We believe comparable NOI is useful because it measures the performance of the same properties on a period-to-period basis and is used to assess operating performance and resource allocation of the operating properties. While property dispositions, acquisitions or other factors impact net earnings in the short term, we believe comparable NOI presents a more consistent view of the overall performance of our operating portfolio from period to period.

Reconciliations of Comparable NOI to NOI, and earnings (loss) before income taxes, the most comparable GAAP measure, to NOI, are provided in Annex H to this proxy statement/prospectus.

EBITDA is defined as net earnings excluding the following items at our ownership: i) non-cash charges for depreciation and amortization; ii) interest expense; iii) amortization of mortgage procurement costs; and iv) income taxes. EBITDA may not be directly comparable to similarly-titled measures reported by other companies. We use EBITDA as a starting point in order to derive Adjusted EBITDA as further described below.

We define Adjusted EBITDA, a non-GAAP measure, as EBITDA adjusted to exclude: i) impairment of real estate; ii) gains or losses from extinguishment of debt; iii) gain (loss) on full or partial disposition of rental properties, development projects and other investments; iv) gains or losses on change in control of interests; v) other transactional items; and vi) the Nets pre-tax EBITDA. We believe EBITDA, Adjusted EBITDA and net debt to Adjusted EBITDA provide additional information in evaluating our credit and ability to service our debt obligations. Adjusted EBITDA is used by the chief operating decision maker and management to assess operating performance and resource allocations by segment and on a consolidated basis. Management believes Adjusted EBITDA gives the investment community a more complete understanding of the Company’s operating results, including the impact of general and administrative expenses and acquisition-related expenses, before the impact of investing and financing transactions and facilitates comparisons with competitors. However, Adjusted EBITDA should not be viewed as an alternative measure of the Company’s operating performance since it excludes financing costs as well as depreciation and amortization costs which are significant economic costs that could materially impact the Company’s results of operations and liquidity.

Net Debt to Adjusted EBITDA, is defined as total debt, gross of unamortized debt procurement costs at our ownership (total debt includes outstanding borrowings on our revolving credit facility, our term loan facility, convertible senior debt, nonrecourse mortgages and notes payable) less cash and equivalents, at our ownership, divided by Adjusted EBITDA. Net Debt to Adjusted EBITDA is a supplemental measure derived from non-GAAP financial measures that the Company uses to evaluate its capital structure and the magnitude of its debt against its operating performance. The Company believes that investors use versions of this ratio in a similar manner.

Reconciliations of Net earnings (loss), the most comparable GAAP measure to EBITDA, and EBITDA to Adjusted EBITDA and Net Debt is provided in Annex I to this proxy statement/prospectus.

FFO, OFFO, NOI, Comparable NOI, EBITDA, Adjusted EBITDA and Net Debt to Adjusted EBITDA should not be considered to be alternatives to net earnings computed under GAAP as an indicator of our operating performance and may not be directly comparable to similarly titled measures reported by other companies.

The year 2016 was one of transition for our Company as we migrated to REIT status. Key strategic accomplishments included the following:

•	Completed first year operating as a REIT;

•	Closed on sale of our equity interest in Barclays Center, Brooklyn;

•	Closed on sale of our Military Housing portfolio;

•	Reached agreement for sale of our Federally Assisted Housing portfolio;

•	Completed sale of our Terminal Tower headquarters building;

•	Announced exploration of strategic initiatives with respect to our Retail portfolio; and

•	Entered into an agreement to eliminate the Company’s dual-class share structure.

Major Actions Taken With Respect to Our Compensation Programs

Working with Pearl Meyer, its independent advisor, our Compensation Committee made some adjustments to our compensation plans and programs for 2016 to ensure continued competitiveness and alignment with key business and compensation program objectives and with best practices in the area of governance. In this regard, the Compensation Committee relied in part on market data and advice provided by Pearl Meyer. Pearl Meyer periodically reviews our executive compensation programs in support of our desire to maintain strong pay for performance linkage, alignment with stockholder interests and greater transparency.

•

Base Pay Adjustments: As part of an ongoing review of executive pay levels, Pearl Meyer annually reviews the compensation levels of certain of our senior executive officers relative to benchmark information. The Compensation Committee approved an increase in the base salary of David J. LaRue to $750,000 effective March 1, 2016. The Compensation Committee approved this increase based on benchmark data from Pearl Meyer and this change was designed to bring Mr. LaRue’s base salary closer to, but still slightly below, the market 50th percentile (or “median”) values for CEOs at comparable organizations. Robert G. O’Brien also received a salary increase of 2.9% in 2016 consistent with benchmark data. Additionally Duane F. Bishop became our corporate Chief Operating Officer on January 1, 2016 and received a promotional adjustment to reflect his new role.

•

Short-Term Incentives: Award opportunities under the 2016 Short-Term Incentive Plan (“STIP”) were based on OFFO per share and Net Debt ((Non-recourse Mortgage Debt plus Corporate Debt), net of cash available, cash voluntarily reserved at properties and cash invested) to Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) goals, both of which were equally weighted. Additionally, to improve line of sight, one of our NEOs, Duane F. Bishop, had a portion of his total STIP award determined by his performance relative to individual goals. Expressed as percentages of base salary, STIP award opportunities were the same as in 2015, except for Duane F. Bishop, whose target award opportunity was increased to 100% of base salary upon his promotion to the Chief Operating Officer role.

For the performance year ended December 31, 2016, our OFFO per share was between target and maximum performance goals and Net Debt to Adjusted EBITDA was between threshold and target performance. Resulting STIP payouts for our NEOs ranged from 113% to 114% of target award opportunities. Further information regarding the actual award payments earned by each of our NEOs and the calibration schedules used to determine the awards is contained in the “Short-Term Incentives” portion of the “Components of the Executive Compensation Program” section of this CD&A.

•

Long-Term Incentives: In 2016, our NEOs received long-term incentives through a combination of long-term cash incentives (“Cash LTIP”) awards and equity grants, including performance shares and restricted stock. In 2015, grants to NEOs were provided through an equal weighting, in terms of grant date target value, for each of these award vehicles. To further strengthen the focus on long-term value creation, in 2016, the Compensation Committee increased the emphasis on Cash LTIP and performance shares, with each representing 37.5% of the total target long-term incentive award opportunity, and reduced the weighting on restricted stock to 25%.

Cash LTIP awards are tied to multi-year performance periods that align with our strategic planning cycle. For cycles beginning prior to 2015, eligible NEOs under the Executive Long-Term Incentive Plan were tied to an enabling formula based on cumulative FFO dollars in excess of a threshold. While this approach remains in place for cycles which began in 2013 and 2014, in the interest of ensuring greater transparency, the Compensation Committee made changes to the approach used for determining long-term cash incentives going forward. For three-year performance cycles beginning in 2015 and 2016, cumulative FFO per share and growth in net asset value metrics with specific targets are being used to determine award funding, with each component equally weighted.

For the Cash LTIP cycle that began on February 1, 2013 and ended on December 31, 2016, our cumulative FFO exceeded the applicable threshold, allowing for the funding of maximum award opportunities of up to $1.75 million per eligible NEO, subject to the Compensation Committee’s ability to exercise negative discretion based on various qualitative and/or quantitative factors. The Compensation Committee exercised its negative discretion, with approved payouts for eligible NEOs well below initially funded levels and ranging from 27% to 28% of target award opportunities. Duane Bishop was covered under the Senior Management version of the Cash LTIP for the 2013 – 2016 performance period commensurate with his previous role of COO of the Commercial properties business unit. As such, his award was determined based on two equally-weighted metrics, cumulative FFO per share and an internal measure of value creation, Total Return (defined as change in net asset value plus or minus cash generated or used). Based on cumulative FFO per share results that were between threshold and target goals and Total Return that was below the threshold level, Mr. Bishop’s Cash LTIP payout for the 2013 – 2016 performance period was equal to approximately 27% of his target award opportunity. Further information is contained in the “Cash LTIP” portion of the “Components of the Executive Compensation Program” section of this CD&A.

In 2016, all of our NEOs received grants of performance shares which vest based on the TSR of our Class A Common Stock relative to companies in the NAREIT All Equity REIT Index (“NAREIT Index”) for the period of January 1, 2016 through December 31, 2018, and restricted shares which vest over three years based on continued service. Consistent with our desire to set meaningful, yet challenging goals, and to reward relative outperformance in terms of long-term stockholder value creation, the Compensation Committee approved a vesting schedule which requires 60th percentile performance in order to earn a target performance share award. For the performance share cycle of February 1, 2013 through December 31, 2016, Forest City’s TSR was below the threshold level, resulting in no shares being earned for that cycle. Further information is contained in the “Equity” portion of the “Components of the Executive Compensation Program” section of this CD&A.

•

Executive Stock Ownership Requirements Policy: In early 2016, the Compensation Committee reviewed our Executive Stock Ownership Requirements Policy (“Executive Stock Ownership Policy”) and made modifications to the required number of shares our NEOs and other senior executives must hold. Notably, the ownership requirement for David J. LaRue was increased to a share equivalent translating into approximately six times the value of his current base salary; however, the underlying fixed share requirement did not change. Further information on the requirements for each of our NEOs is included later in this CD&A.

•

Resignation of James A. Ratner and Transition to Non-Executive Chairman effective as of 11:59 p.m., Eastern Time, on December 31, 2016: Charles A. Ratner, our former Executive Chairman of the Board of Directors retired as of 11:59 p.m., Eastern Time, on December 31, 2016 (the “Transition Effective

Time”). As of the Transition Effective Time, James A. Ratner resigned as Executive Vice President – Development to become our non-executive Chairman. Given his extensive experience and familiarity with our operations, James A. Ratner will devote a considerable amount of time in his role as non-executive Chairman and will receive an annual cash retainer and equity awards totaling $400,000, as more fully described under the section entitled “Director Compensation” in this proxy statement/prospectus. In connection with his appointment, the Compensation Committee approved, and the Company and James A. Ratner entered into, an agreement to extend the vesting period for his unvested restricted stock and stock options subject to his continued service as non-executive Chairman. Additionally, in recognition of his 41 plus years of service and the substantial contributions James A. Ratner made while employed by our Company, the Compensation Committee approved a one-time special recognition award to James A. Ratner of $500,000, which was made in December 2016. Further information is included in the “Transition of James A. Ratner to Non-Executive Chairman” section of this CD&A.

•

Risk Assessment: The Audit and Compensation Committees jointly reviewed the results of a risk analysis prepared by management during early 2017, as well as comments by Pearl Meyer pertaining to management’s assessment. Based on this review, the Audit and Compensation Committees concluded that our compensation programs and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. The risk assessment is discussed in further detail under the “Plan Design as it Pertains to Risk” section of this CD&A.

We believe the compensation of our NEOs for fiscal year 2016 was consistent with our philosophy and overall performance.

Say on Pay Voting Results and Impacts

We held our annual advisory vote on the compensation of our NEOs (“Say on Pay Vote”) at our annual meeting of stockholders on May 25, 2016. At that meeting, our stockholders overwhelmingly passed a resolution approving the compensation of our NEOs, with approximately 99.3% votes cast at the 2016 annual meeting approving the resolution. Overall, the Compensation Committee believes that this overwhelming level of stockholder support is evidence that our executive compensation program is appropriately structured and aligned with stockholder interests.

The Compensation Committee remains mindful of the need to provide a competitive compensation program that is appropriately aligned with overall performance and with our annual and strategic business plans. In addition, we continue to strive to align our programs more directly with the interests of our stockholders. This is evidenced by a number of changes which have been made to our executive compensation program and corporate governance practices over the past several years, such as the use of performance share grants tied to a relative TSR metric, greater transparency of metrics used under the Cash LTIP, primary emphasis on “at risk” variable pay, revisions to the Executive Stock Ownership Policy, adoption of a clawback policy (defined below in the section entitled “Additional Executive Compensation Policies”) and adoption of a Securities Hedging and Pledging Policy (defined below in the section entitled “Additional Executive Compensation Policies”).

Our Commitment to Sound Corporate Governance

What We Do	What We Don’t Do
Use performance-based incentives tied to multiple metrics and challenging goals	Provide multi-year pay guarantees
Place primary emphasis on performance contingent long-term incentives	Offer excessive perquisites with employment agreements
Use tally sheets	Reprice Stock Options without stockholder approval
Apply Executive Stock Ownership Guidelines	Provide tax gross ups on awards
Have Clawback Policy	Pay dividends on unearned performance shares
Have Hedging and Pledging Policy	Provide uncapped performance awards

Executive Compensation Core Principles

To guide the development and use of specific compensation elements and to support the key objectives outlined in the “Executive Summary” section of this CD&A, we use the following set of principles.

•

Pay for performance: Our executive compensation program emphasizes variable incentive pay tied to challenging performance goals, with no awards earned for results below designated threshold levels. Our decision to set relative TSR target performance at the 60th percentile versus comparable companies for performance share grants is one example of how this translates into plan design.

The following table summarizes incentive award determinations for performance cycles ending in 2016 and further demonstrates our commitment to pay for performance:

Pay Component	Performance Cycle	Performance and NEO Award Funding Outcome

Annual STIP	1/1/2016 –12/31/2016	OFFO was well above target and Net Debt to Adjusted EBITDA was between threshold and target, with overall payouts ranging from between 113% to 114% of target award opportunities

Cash LTIP	2/1/2013 –12/31/2016

The Committee exercised negative discretion to significantly reduce awards for four NEOs below originally funded levels and target opportunities, to account for cumulative FFO per share results that were between threshold and target goals and Total Return results that were below threshold performance. NEO payouts ranged from 27% to 28% of target award opportunities

Performance Shares	2/1/2013 –12/31/2016	Relative TSR was below threshold and no shares were earned

•

A majority of pay for top executives should be contingent on performance and tied to multiple time periods: Any awards earned by our NEOs under the STIP are tied to our annual business plan and generally structured to consider the tax deductibility of payments, with the Compensation Committee taking Company and/or individual performance, along with market target award levels provided by Pearl Meyer, into account when determining any amounts earned. Similarly, the LTIP consists primarily of performance components tied to long-term stockholder value creation. Awards under the cash-based portion of the LTIP will only be earned if warranted, in the Compensation Committee’s assessment of performance over a multi-year period (generally consistent with our strategic planning cycle). Any performance share awards will only be earned if our relative TSR meets or exceeds certain levels. Pay levels vary with our actual performance results.

The following charts illustrate the percentage of the 2016 target total direct compensation opportunity of each major pay component for our NEOs. We define target total direct compensation as base salary plus target STIP and LTIP award opportunities. As illustrated, a majority of target total direct compensation, ranging from 63% to 67% for NEOs, is “at risk,” or not guaranteed pay, since it is tied to performance. Consistent with competitive practice, a higher percentage (67%) of David J. LaRue’s target total direct compensation opportunity is “at risk” and a higher portion (62%) tied to long-term incentives, as compared with other NEOs, reflecting his role as President and CEO. Based on a review conducted by Pearl Meyer, the target pay mix for our NEOs was comparable with the median mix for executive officers at comparable organizations.

At risk pay represents 67% of target 2016 Total Direct Compensation

At risk pay represents 63% of target 2016 Total Direct Compensation

Variable “at risk” pay includes the STIP, Cash LTIP and performance shares.

•

Long-term incentives are emphasized to align executive and stockholder interests: As illustrated, our executive compensation program generally places greater emphasis on long-term incentives as compared with short-term incentives, to focus senior management on long-term strategic goals and stockholder value creation. Long-term incentives represent approximately 62% of target total direct compensation for David J. LaRue and 50% of target total direct compensation for other NEOs. We currently use a combination of equity-based and cash-based long-term award vehicles to minimize potential stockholder dilution that would result from the sole use of equity plans.

•

Total compensation should be fair, competitive and communicated: Pay levels are periodically reviewed to determine if they are externally competitive and internally equitable. Annual notification of performance goals and corresponding award opportunities for the incentive compensation plans is provided to participants along with periodic updates of performance relative to goals.

•

Our executive compensation program should not encourage the taking of excessive risks that could be detrimental to the interests of our stockholders: We believe our use of short-term and long-term incentives, with multiple types of award vehicles, performance criteria, measurement periods and stock ownership guidelines, clawback provisions, and stock hedging/pledging policies, do not encourage our NEOs and other senior executives to take unreasonable risks relating to our business. A comprehensive formal risk assessment is reviewed annually by our Audit and Compensation Committees.

Target Executive Officer Pay Levels & Relevant Employment Market

We use targeted pay levels to reinforce core principles and key objectives under our executive compensation program: Our base salaries, short-term and long-term incentives are targeted competitively to attract and retain talented and experienced executives. With our emphasis on performance-based incentive compensation, actual total direct pay can be above or below targeted levels based on our actual versus planned performance results and level of stock price appreciation.

In assessing pay competitiveness for our executive officers, we periodically review published compensation surveys for the real estate industry (reflecting data for both public and private companies), including the:

•	NAREIT Compensation Survey;

•	National Multi-Housing Council’s National Apartment Survey;

•	CEL & Associates National Real Estate Compensation and Benefits Survey;

•	Mercer’s U.S. Real Estate Compensation Survey; and

•	Mercer’s Benchmark Database.

We use survey data as a guide to benchmark the pay practices and levels for our executives relative to jobs with similar duties as described in the surveys. We review base salary, short-term and long-term incentive opportunities to determine if our pay practices remain in line with our overall executive pay strategy and key objectives. We also review proxy statement pay data for a designated group of publicly-traded industry peers as compiled by Pearl Meyer. The Compensation Committee uses this data to help determine whether our pay practices are competitive and whether our mix of pay components is appropriate in light of our strategic plans.

We periodically review the companies in our peer group for their similarity in sales, asset size and/or market capitalization. Given that we have diversified real estate holdings, we give significant consideration to ensure that the peer companies chosen represent a cross-section of the industry, including retail, office and residential development and management companies. The following companies were included in the compensation peer group based on our most recent review:

Alexandria Real Estate Equities, Inc.	Equity Residential
Apartment Investment & Management Co.	Federal Realty Investment Trust
AvalonBay Communities, Inc.	Kimco Realty Corporation
Boston Properties, Inc.	The Macerich Company
CBL & Associates Properties, Inc.	SL Green Realty Corp.
DDR Corp.	UDR, Inc.
Duke Realty Corporation	Vornado Realty Trust

When benchmarking CEO compensation, the Compensation Committee excludes peer companies whose pay practices are significantly higher than other peers.

The peer group is identical to the one used in 2015 to gauge executive pay practices for comparable organizations. As of December 31, 2016, total assets for this peer group ranged between $5.4 billion and $21.3 billion, with our total assets of $8.2 billion being between the 25th and 50th percentiles of the peer group. The equity market capitalization for the peer group as of December 31, 2016 ranged from between $2.0 billion and $24.3 billion, with our market capitalization being below the 25th percentile. Our consolidated net revenues of $929 million were slightly below the peer group 25th percentile.

Components of the Executive Compensation Program

The primary components of our total rewards strategy within our executive compensation program are shown below. A more detailed description for each component follows:

Compensation Component	Component Objective	Paid in	Performance Linkage
Base Salary - Direct Compensation	Provide base pay commensurate with level of responsibility, experience and individual performance	Cash	Partially linked (merit increases tied to individual performance)

Short-Term Incentives - Direct Compensation	Align pay with achievement of short-term performance goals in support of annual business plan and strategic goals	Cash	Strongly linked

Long-Term Incentives - Direct Compensation	Align pay with achievement of longer-term strategic goals and stockholder value creation, enhance retention of senior management, and facilitate stock ownership	Cash Performance Shares	Strongly linked
		Restricted Stock	Minimally linked

Benefits & Perquisites - Indirect Compensation	Provide for health, welfare and retirement needs at a reasonable shared cost	Health Care Life and Disability Retirement Plans Perquisites	Minimally or not linked

Base Salary: Base salary is reflective of each executive’s level of responsibility, experience, individual performance and contributions to our overall success. It also impacts annual and long-term incentive award opportunities that are expressed as a percentage of base salary.

Base salaries are targeted competitively consistent with our overall compensation philosophy and may be adjusted for senior executives and management within certain high cost of living locations (such as New York and California) to reflect geographic pay differentials. Since they are each based in Cleveland, none of our NEOs receives a geographic differential.

In determining base salary levels for our NEOs, other than the CEO, the Compensation Committee considers a number of factors including:

•	Pay practices of comparable real estate organizations;

•	Recommendations from our CEO; and

•	An assessment of each executive’s performance and their contributions toward our success.

The CEO’s base salary is determined by examining pay practices at comparable real estate companies and based on the CEO’s overall performance relative to objectives. Annualized base salaries for each NEO as of year-end 2016 are shown below:

Named Executive Officer	2016 Fiscal Year Annualized Base Salary
David J. LaRue	$750,000
Robert G. O’Brien	$583,000
James A. Ratner	$500,000
Ronald A. Ratner	$500,000
Duane F. Bishop	$500,000

With the exception of Duane F. Bishop, who does not have an employment agreement with us, the annualized base salaries for all NEOs shown above were consistent with the terms of their employment agreements. David J. LaRue’s base salary was increased from $675,000 to $750,000, effective March 1, 2016. Even with this increase, Mr. LaRue’s base salary remained slightly below median market values for comparable organizations as reported in Pearl Meyer’s market pay analysis. Robert G. O’Brien also received a 2.9% base salary increase effective March 1, 2016, from $566,500 to $583,000, consistent with benchmark data. Mr. Bishop received an increase from $425,000 to $500,000 effective January 1, 2016, commensurate with his promotion to Chief Operating Officer of Forest City Realty Trust, Inc. No salary increases were provided to James A. Ratner or Ronald A. Ratner.

Short-Term Incentives: Our NEOs and other eligible senior executives and managers participate in the STIP. The STIP’s primary objective is to motivate senior executives and managers to achieve specified business objectives over the short-term that lead to long-term value creation. Actual awards earned, if any, can be considerably above or below target levels based on our actual performance.

Our CEO, in consultation with other members of the senior management team, recommends a threshold performance level that must be achieved for any payment to be earned under the STIP. For 2016 two equally-weighted company-wide metrics, OFFO per share and Net Debt to Adjusted EBITDA, were used to determine the award opportunity under the STIP for each of our NEOs except for Duane F. Bishop. To further enhance his line of sight, 10% of Duane F. Bishop’s STIP opportunity was based on individual performance which focused on the integration of the former Commercial and Residential business units’ operations and the remaining 90% based on the two equally-weighted corporate-wide components. For each performance component, the actual award could range from 0% to 200% of target.

The Compensation Committee selected OFFO per share and Net Debt to Adjusted EBITDA as the STIP metrics since they reflect the ongoing operating performance of our portfolio and are key indicators of continuing operating results in planning and executing our business strategy.

The calibration schedules used to determine the actual awards under the 2016 STIP are shown below:

Operating FFO per Share

Performance Level	Corresponding OFFO per share	Percent of Target Achieved	Percent of Target Award Earned
Below Threshold	Below $1.20	Below 90%	0%
Threshold	$1.20	90%	25%
Target Range Low	$1.26	95%	80%
Target	$1.33	100%	100%
Target Range High	$1.46	110%	140%
Maximum	$1.60 and above	120%	200%

Net Debt to Adjusted EBITDA Ratio

Performance Level	Corresponding Net Debt to Adjusted EBITDA Ratio	Percent of Target Achieved	Percent of Target Award Earned
Below Threshold	Above 9.58	Below 90%	0%
Threshold	9.58	90%	25%
Target Range Low	9.07	95%	80%
Target	8.62	100%	100%
Target Range High	7.84	110%	140%
Maximum	7.18	120%	200%

Approved actual performance for each of the two company-wide STIP metrics is shown in the following table:

2016 STIP Metric	Target	Actual Performance	Percent of Target Award Earned Per Component
OFFO per share (1)	$1.33	$1.46	140.00%
Net Debt to Adjusted EBITDA (2)	8.62	8.92	86.55%

(1)	OFFO per share, a non-GAAP measure, is calculated by dividing OFFO, as defined, by the fully diluted weighted average shares outstanding for the year ended December 31, 2016.
(2)	See reconciliation of Net Debt to Adjusted EBITDA in Annex I.

The following table reflects the actual 2016 STIP award earned by each of our NEOs (as a dollar amount and as a percentage of target), as determined by the Compensation Committee. The table also sets out the target STIP award levels that were established for each NEO:

Named Executive Officer	2016 STIP Target Award as a Percentage of Base Salary	2016 STIP Actual Award as a Percentage of Target	2016 STIP Target Award	2016 STIP Actual Award Earned
David J. LaRue	130%	113.3%	$975,000	$1,104,431
Robert G. O’Brien	100%	113.3%	$583,000	$660,393
James A. Ratner	100%	113.3%	$500,000	$566,375
Ronald A. Ratner	100%	113.3%	$500,000	$566,375
Duane F. Bishop*	100%	114.4%	$500,000	$572,238

*

Actual 2016 STIP award was determined as follows: 45% OFFO per share; 45% Net Debt to Adjusted EBITDA; and 10% individual performance relative to agreed upon objectives which focused on the integration of the former Commercial and Residential business units’ operations. Actual individual performance was 125% of target. The Compensation Committee approved this rating understanding the individual portion of Duane F. Bishop’s 2016 STIP payment may not be tax deductible compensation.

Long-Term Incentives: Our long-term incentives align pay with long-term strategic goals and stockholder value creation. They also enhance our retention of senior executives and managers, and facilitate stock ownership. Our long-term incentives consist primarily of two components which promote a balanced focus on objectives under the strategic plan in support of long-term value creation:

•	Cash LTIP awards; and

•	Equity provided through the use of restricted stock and/or performance shares.

The following table summarizes the opportunities in effect for performance periods beginning in 2016:

Cash LTIP Award Opportunity	Equity Grant Opportunity

New performance cycle begins each year	Annual Performance share grant opportunity to NEOs which vests based on relative TSR, generally at the end of a three-year performance period

Performance cycle generally runs for three years	Annual Restricted Stock grant to promote enhanced ownership stake and improve retention and which vests over a three-year period

Award earned based on actual versus planned performance for cumulative FFO per share and compound annual growth rate in Net Asset Value (NAV) per Share

In determining award levels for NEOs, the Compensation Committee gives consideration to competitive market practice, employee responsibility level, and internal equity.

As reflected in the table below, the targeted value mix of LTIP awards in 2016 for all of our NEOs was weighted 37.5% in the form of a Cash LTIP opportunity, 37.5% for a performance share grant opportunity and 25% for restricted stock. The 2015 target value mix was equally weighted between all three award vehicles. We believe this increased emphasis on performance-based LTI (with Cash LTIP and Performance shares collectively comprising 75% of the total annual opportunity), provides an appropriate balance and further demonstrates our commitment to aligning NEO pay with long-term value creation. Performance shares will only be earned if our total stockholder return relative to a broad group of REIT comparators warrants. The Cash LTIP is dependent on attainment of defined financial goals. Actual awards earned, if any, for these two components can be above or below target levels based on our actual versus planned performance relative to strategic goals and stock price appreciation.

	2016 Fiscal Year Target Award Equivalents (as Percents of Base Salary)
Named Executive Officer	Total Annualized LTIP Award as a Percent of Base Salary	Absolute Percentage in the form of Performance Shares (vesting determined at the end of the 2016 – 2018 performance period)	Absolute Percentage in the form of Restricted Stock	Absolute Percentage in the form of Cash LTIP (payment determined at the end of the 2016 – 2018 performance period)
David J. LaRue	375%	140.625%	93.75%	140.625%
Robert G. O’Brien	200%	75.00%	50.00%	75.00%
James A. Ratner	200%	75.00%	50.00%	75.00%
Ronald A. Ratner	200%	75.00%	50.00%	75.00%
Duane F. Bishop	200%	75.00%	50.00%	75.00%

Cash LTIP

The Cash LTIP provides for overlapping performance periods that will begin each year. Prior to 2015, these performance periods were for up to 48 months to correspond with our Company’s then existing strategic planning periods. Effective with performance cycles beginning on or after January 1, 2015, the performance period was changed to a three-year cycle to correspond with our current strategic planning period. The potential target award for each performance period is calculated using the target award multiplied by the base salary of the participant as of the beginning of the performance period.

Cash LTIP Performance Cycles

The following illustrates key attributes of the Cash LTIP performance cycles currently in effect as of January 1, 2017. Results pertaining to a 47-month cycle ending December 31, 2016 are discussed in further detail in this section. All NEOs are currently eligible to participate in the Cash LTIP.

	January 1, 2014 to December 31, 2017 Performance Cycle*	January 1, 2015 to December 31, 2017 Performance Cycle	January 1, 2016 to December 31, 2018 Performance Cycle
Duration of performance period*	48 months	36 months	36 months

Award Funding Calculation	1.5% of excess, if any, of cumulative FFO, as adjusted, over $1 billion, not to exceed $1.75 million	Cumulative FFO per share and Net Asset Value growth relative to approved targets	Cumulative FFO per share and Net Asset Value growth per Share relative to approved targets

Actual Awards Earned Subject to	Exercise of negative discretion by Compensation Committee taking other quantitative and/or qualitative factors into account	Final results relative to targets and calibrations approved by the Compensation Committee	Final results relative to targets and calibrations approved by the Compensation Committee

Awards Earned (if any) will be paid in	Early 2018	Early 2018	Early 2019

*

For the 2014 – 2017 performance cycle, all NEOs with the exception of Duane F. Bishop are covered under the Executive Long-Term Incentive Plan. Duane F. Bishop is eligible for a Cash LTIP award under the Senior Management Long-Term Incentive Plan and his award will be determined by two equally-weighted performance metrics for this cycle: cumulative FFO per Share and an internal measure of value creation, Total Return (defined as change in net asset value plus or minus cash generated or used).

With the intention of qualifying any potential Cash LTIP payments under the Executive Long-Term Incentive Plan as performance-based under Section 162(m), the Compensation Committee approved target and/or maximum award opportunities for each performance cycle as shown in the previous table, subject to the Compensation Committee’s exercise of negative discretion in determining any final award earned. Any actual amounts earned by each NEO, (with the exception of Duane F. Bishop whose award will be determined by two equally-weighted metrics, cumulative FFO per share and Total Return under the Senior Management Long-Term Incentive Plan), for the 2014 - 2017 performance cycles will be based on the aforementioned cumulative FFO performance level, and will take into account certain other qualitative and/or quantitative factors as determined by the Compensation Committee. To further enhance transparency, the Compensation Committee decided that for cycles beginning in 2015, two equally-weighted metrics would be used in lieu of an enabling formula to calculate the Cash LTIP award.

2013 - 2016 Cash LTIP Performance Cycle

The Cash LTIP cycle for the 2013 – 2016 performance period encompassed a 47 month time frame to reflect our transition to a calendar year fiscal year beginning in 2014. For the 47-month Cash LTIP performance cycle ended December 31, 2016, the performance metric used was 1.5% of the excess, if any, of cumulative FFO, as adjusted over $1 billion with the award to any eligible NEO not to exceed $1.75 million. Actual cumulative FFO performance for the 2013 - 2016 performance cycle was $1.164 billion resulting in a maximum potential Cash LTIP award of $1.75 million per eligible NEO, subject to exercise of negative discretion by the Compensation Committee.

Duane F. Bishop was covered under the Senior Management version of the Cash LTIP for the 2013 – 2016 performance period. As such his award was determined based on two equally-weighted metrics, cumulative FFO per share and an internal measure of value creation, Total Return (defined as change in net asset value plus or minus cash generated or used). The calibration schedules for these two metrics under the Senior Management Long-Term Incentive Plan for Duane F. Bishop were as follows:

Cumulative FFO per Share

Performance Level	Corresponding Cumulative FFO per share 2013 – 2016 Performance Cycle	Percent of Target Achieved	Percent of Target Award Earned
Below Threshold	Below $4.72	Below 90%	0%
Threshold	$4.72	90%	50%
Target	$5.24	100%	100%
Maximum	$6.29	120%	200%

Total Return

Performance Level	Corresponding Total Return 2013 – 2016 Performance Cycle	Percent of Target Achieved	Percent of Target Award Earned
Below Threshold	Below 6.84%	Below 90%	0%
Threshold	6.84%	90%	50%
Target	7.60%	100%	100%
Maximum	9.12%	120%	200%

Duane F. Bishop’s target Cash LTIP award opportunity was equal to 33.3333% of his $425,000 base salary in 2013 or $141,667. Actual cumulative FFO per share for the performance period was $4.76 versus a target of $5.24, resulting in 53.85% of a target award for this component. Actual Total Return was well below the 90% of target threshold needed for any payment to be earned resulting in no amount earned for this component. As a result, the Committee approved total payment of a $38,144 Cash LTIP award for Duane Bishop for the 2013 – 2016 performance period.

The Compensation Committee exercised negative discretion in determining the 2013 - 2016 Cash LTIP awards under the Executive Long-Term Incentive Plan for David J. LaRue, Robert G. O’Brien, James A. Ratner and Ronald A. Ratner as shown below.

Named Executive Officer	Maximum Cash LTIP Award earned for 2013 - 2016 Performance Cycle	Actual 2013 - 2016 Cash LTIP Award as determined by Compensation Committee
David J. LaRue	$1,750,000	$200,000
Robert G. O’Brien	$1,750,000	$100,000
James A. Ratner	$1,750,000	$90,000
Ronald A. Ratner	$1,750,000	$90,000

In determining the 2013 - 2016 Cash LTIP awards for each of the above NEOs, the Compensation Committee considered the following:

•	Annualized benchmark target award levels for each NEO’s position;

•

Cumulative FFO per share for the performance period was $4.76, below the targeted level of $5.24, but slightly above threshold, while a measure of internal value creation, Total Return was well below the threshold required for payment under the Senior Management version of the Cash LTIP; and

•	Individual accomplishments for each NEO as outlined in the following table:

Named Executive Officer	Accomplishments

David J. LaRue	• Continued execution and advancement of strategic goals of focusing on core products in core markets, building a sustainable capital structure and operational excellence
• Led development of FCRT’s new Strategic Plan and presented for approval to the Board
• Focused Capital Allocation while continuing construction on Atlantic Yards assets and Arizona State Retirement System (“ASRS”) JV opportunities
• Led strategic review of FCRT’s Retail Portfolio businesses
• Operated under new REIT rules and executed on new operating structure
• Identified opportunities through Zero Based Budgeting process to expand operating margins by approximately $60 million
• Increased level of shareholder outreach providing Board with direct feedback on FCRT’s market position and investor perceptions.
Robert G. O’Brien	• Continued execution and advancement of strategic goals of focusing on core products in core markets, building a sustainable capital structure and operational excellence
• Led strategic initiatives that resulted in major improvement in balance sheet metrics. Improved Net debt to EBITDA ratio to 8.4x
• Participated in the Strategic review of FCRT’s Retail Portfolio businesses
• Focused on compliance of financial aspects of REIT conversion
• Executed on opportunities identified through Zero Based Budgeting process to expand operating margins
• Revised, expanded and extended the company’s credit facility. Added term loan. Expanded the unencumbered pool of operating assets.
James A. Ratner	• Continued execution and advancement of strategic goals of focusing on core products in core markets, building a sustainable capital structure and operational excellence
• Participated in the strategic review of FCRT’s Retail Portfolio businesses
• Maintained focus on development exposure while executing on development and construction operations. Opened 7 projects on budget
• Further expanded the relationship with QIC in terms of properties in the partnership
• Led Zero Based Budgeting restructuring efforts of the development functions
• Identified opportunities to reduce development overhead and expense

Named Executive Officer	Accomplishments
Ronald A. Ratner	• Continued execution and advancement of strategic goals of focusing on core products in core markets, building a sustainable capital structure and operational excellence
• Participated in the Strategic review of FCRT’s Retail Portfolio businesses
• Maintained focus on development exposure while executing on development and construction operations. Opened 7 projects on budget
• Further expanded the relationship with ASRS with additional development opportunity being added. Fully invested funds allocated to this partnership.
• Led Zero Based Budgeting restructuring efforts of the development functions
• Identified opportunities to expand reduced development overhead and expense
• Continued and ongoing success in the company’s multi-year land sales and development at Stapleton

Equity

We typically grant equity awards under the LTIP following the release of full year earnings for the prior fiscal year. Equity awards may be granted to NEOs as well as other senior executives and managers of significant subsidiaries, as determined by the Compensation Committee, based on an evaluation of their duties and overall performance, including current and potential contributions to our success. We use different award tiers based on recommendations by Pearl Meyer that take into consideration market pay practices to determine the mix of equity opportunities.

The amount of equity granted in 2016 was based on target award opportunities, as disclosed above and as called for under our LTIP. The number of stock options and restricted shares provided to our outside Directors, and restricted shares and performance shares granted to our NEOs and other senior executives and managers who participate in the LTIP, represented a run rate (defined as total shares granted divided by total common shares outstanding) of approximately 0.40%. This run rate included an assumed target level performance share grant for participating executives.

Restricted Stock

Each of our NEOs as well as other senior executives are eligible for restricted stock grants, which are made to recognize performance, enhance retention, and promote long-term stock ownership in conjunction with stock ownership requirements. Restricted stock will vest over a three-year period as follows:

•	25% vest on the first anniversary of the date of grant;

•	25% vest on the second anniversary of the date of grant; and

•	50% vest on the third anniversary of the date of grant.

Performance Share Grant Opportunity Cycles

Each of our NEOs received performance share grants in 2013, 2014, 2015 and 2016 allowing them to earn shares of our Class A Common Stock based on our TSR relative to a broad comparator group of REITs included in the NAREIT Index, as determined over a multi-year performance period. Comparator companies include all REITs in the NAREIT Index at both the start and the end of each applicable performance cycle. TSR is defined as change in stock price over the performance period, plus any dividends paid, for our Class A Common Stock compared to that of comparator companies. TSR calculations for Forest City and all comparator companies are based on average closing prices for the twenty trading days leading up to the beginning and end of each performance share cycle. Results pertaining to a 47-month cycle ending December 31, 2016 are discussed in further detail in this section. The following illustrates key attributes of three performance share grant cycles outstanding as of January 1, 2017.

	January 1, 2014 to December 31, 2017 Performance Cycle	January 1, 2015 to December 31, 2017 Performance Cycle	January 1, 2016 to December 31, 2018 Performance Cycle
Duration of performance period	48 months	36 months	36 months

Performance Share Award earned to be determined using	TSR of Forest City’s Class A Common Stock relative to NAREIT Index comparators	TSR of Forest City’s Class A Common Stock relative to NAREIT Index comparators	TSR of Forest City’s Class A Common Stock relative to NAREIT Index comparators

Number of Performance Shares which can vest	0% to 200% of Target Amounts based on vesting schedule	0% to 200% of Target Amounts based on vesting schedule	0% to 200% of Target Amounts based on vesting schedule

Vesting of Performance Shares earned (if any) will occur upon Compensation Committee approval in	2018	2018	2019

Beginning with grants in 2015, the performance cycle was reduced to a three-year period to correspond to our revised strategic planning cycle.

The Compensation Committee believes that the use of relative TSR as the sole performance metric for determining how many performance shares (if any) vest is appropriate since it effectively aligns the compensation of our senior officers, including NEOs, with stockholder results, recognizing that stockholders have other real estate company investment opportunities. The Compensation Committee also believes that the use of a relative TSR metric for performance share vesting, coupled with those metrics used in calculating any Cash LTIP award, provides an appropriate balance between externally and internally focused long-term value creation measures for our LTIP.

The Compensation Committee approved the use of the following vesting schedule for each of the performance share grants made in 2013 through 2016:

Forest City’s TSR Relative to NAREIT Index Comparator Companies	Percentage of Target Performance Shares Earned
Below 40th Percentile	0% of target share amount will vest
40th Percentile	25% of target share amount will vest
50th Percentile	50% of target share amount will vest
60th Percentile	100% of target share amount will vest
75th Percentile or greater	200% of target share amount will vest

Under the approved grants, TSR over the performance period must be at the 60th percentile versus companies in the NAREIT Index in order to earn a target number of performance shares. The use of the 60th percentile target performance hurdle is consistent with our pay for performance philosophy and our desire to set challenging goals.

As with the Cash LTIP award opportunity, performance share grants are based on a target percentage of each NEO’s base pay. For the 2016 - 2018 performance cycle, the Compensation Committee used the closing price of our Class A Common Stock on the grant date to determine the target number of performance shares which a participating executive could earn. As noted in prior years’ proxy statements, the value derived under a Monte Carlo simulation model for accounting expense recognition purposes may differ from the grant date value used to determine the target number of performance shares granted.

The Compensation Committee approved the use of the closing price on the date of grant of $20.94 to determine 2016 grant levels, to align with intended target award values. The final Monte Carlo simulation for the 2016 grants yielded a $17.27 per share value for expense recognition purposes.

The following table summarizes the differences in value associated with the performance share grant opportunity for the 2016 - 2018 performance period.

Named Executive Officer	Number of Target Performance Shares Granted for 2016 - 2018 Performance Period	Calculated Target Value Based on Grant Date Stock Price	Calculated Accounting Value based on Final Monte Carlo Simulation and as reported in the Grants of Plan-Based Awards Table
David J. LaRue	50,367	$1,054,685	$869,838
Robert G. O’Brien	21,489	$449,980	$371,115
James A. Ratner	17,908	$374,994	$309,271
Ronald A. Ratner	17,908	$374,994	$309,271
Duane F. Bishop	17,908	$374,994	$309,271

2013 - 2016 Performance Share Cycle

For the 47-month performance cycle ending December 31, 2016, the cumulative TSR for Forest City Class A Common Stock was 21.8%, which resulted in our Class A Common Stock achieving a 16th percentile performance ranking relative to companies in the NAREIT Index. Consistent with our Company’s pay for performance philosophy, since the minimum threshold performance required was the 40th percentile, no performance shares vested for the 2013 – 2016 performance period.

Named Executive Officer	Target Performance Share Award for the 2013 - 2016 Performance Cycle	Actual Performance Share Award Earned based on Relative TSR Results for the 2013 - 2016 Performance Cycle
David J. LaRue	38,751	0
Robert G. O’Brien	19,734	0
James A. Ratner	17,940	0
Ronald A. Ratner	17,940	0
Duane F. Bishop	6,929	0

Outperformance Plan Award Opportunity

Given our commencement of operating as a REIT in 2016 and the corresponding required organizational transformation, the Compensation Committee approved a one-time performance share grant for select senior executives, including each of our NEOs, through a special Outperformance Plan (the “Outperformance Plan”) award opportunity. To align this opportunity directly with stockholder interests, the number of performance shares that will vest, if any, will be based on the absolute annualized TSR of Forest City’s Class A Common Stock from January 1, 2015 through December 31, 2017 with no payouts for results below a minimum threshold return requirement. TSR calculations will be based on average closing prices of Forest City’s Class A Common Stock for the ten days leading up to the beginning and end of the three-year performance period. The actual award which can be earned could range from 0% to 300% of the target share amounts.

No award will be earned for a three year annualized TSR of 8% or less, with a target share award being earned for annualized TSR of 10.5%, and a maximum award being earned for annualized TSR of 16% or more. Any award earned is subject to a reduction of up to 25% if the annualized TSR for Forest City’s Class A Common Stock is less than the annualized TSR of the companies in the NAREIT Index for the same performance period. To further enhance retention, 50% of any earned performance shares will vest at the end of the three-year performance period, with the remaining 50% vesting after one additional year of continued service.

The target number of performance shares associated with the Outperformance Plan award opportunity calculated based on a grant date value of $25.31 and associated expense based on a Monte Carlo simulation derived value of $31.63 per share is as follows:

Named Executive Officer	Number of Target Outperformance Award Opportunity Performance Shares Granted for 2015 -2017 Performance Period	Calculated Target Value Based on Grant Date Price	Calculated Accounting Value based on Final Monte Carlo Simulation
David J. LaRue	50,000	$1,265,500	$1,581,500
Robert G. O’Brien	40,000	$1,012,400	$1,265,200
James A. Ratner	20,000	$506,200	$632,600
Ronald A. Ratner	20,000	$506,200	$632,600
Duane F. Bishop	32,000	$809,920	$1,012,160

If actual performance as of December 31, 2016, persisted for the remainder of the three-year performance cycle, the realizable value of Outperformance Plan performance shares would be $0 for each NEO since our Company’s annualized absolute TSR at that time was below the threshold annualized return requirement.

Benefits and Other Perquisites: Consistent with our pay for performance philosophy, we do not offer our NEOs a large number of perquisites or supplemental benefits. Our NEOs, as well as other members of senior management, receive customary benefits such as group term life insurance. Likewise, these individuals are eligible to participate in a qualified 401(k) retirement plan, which provides for an employer matching contribution of up to $3,500 per year. We do not maintain a qualified defined benefit pension plan.

To supplement retirement benefits and enhance retention, all NEOs also participate in an unfunded nonqualified supplemental retirement plan administered by the Compensation Committee, which historically provided for discretionary annual accruals that only begin to vest after 10 years of service, with full vesting after 15 years of service. Effective with the 2008 fiscal year, no new participants were admitted into this plan and no additional annual contributions will be made on behalf of NEOs, other senior executives or managers. All participating NEOs are fully vested in their benefits at this time.

Our NEOs are also eligible for a taxable health care subsidy payment. NEOs may use the health care subsidy to purchase health care coverage under one of our Company’s sponsored health care plans available to our associates and to partially defray the costs associated with out-of-pocket health care expenses. The amount of the annual health care subsidy payment for each of David J. LaRue, Robert G. O’Brien and Duane F. Bishop is $30,000. For James A. Ratner and Ronald A. Ratner the annual health care subsidy payment is $25,000. These amounts are not subject to a tax gross-up, nor are they included in each NEO’s base salary. Therefore, these payments are not considered when determining short-term or long-term incentive opportunities for each executive.

With the exception of Duane F. Bishop, we also provide our NEOs with the premium cost associated with a long-term care policy. Each NEO is also offered a monthly auto allowance for personal use. Certain NEOs also receive reimbursements for club dues or parking allowances. The value of these items is included in the All Other Compensation column of the Summary Compensation Table included in this proxy statement.

Additionally, a death benefit is provided to each of our NEOs, except for Duane F. Bishop. The benefit is equal to five times the annual salary of each executive at the time of death and is paid to his designated beneficiaries in the form of salary continuation for a period of five years in the event the executive dies while in our employment. Further information on the value of these benefits is provided in the “Potential Payments upon Termination or Change of Control” section of this proxy statement/prospectus. Effective as of 11:59 p.m., Eastern Time, on December 31, 2016, James A. Ratner’s death benefit obligation is no longer in effect, since he is no longer an employee of the Company.

Additional Executive Compensation Policies

Executive Stock Ownership Requirements Policy: The Compensation Committee adopted the Executive Stock Ownership Policy in 2010 to align our compensation programs more closely to stockholder interests. The Executive Stock Ownership Policy was most recently amended in February 2016 and covers our NEOs as well as additional senior executives now subject to the requirements. Covered executives are required to meet a fixed share requirement which will be recalibrated at least once every three years. The following table lists the revised share requirements under the amended Executive Stock Ownership Policy for each NEO as of February 2016.

Named Executive Officer	Multiple of Base Salary used to Determine the Initial Fixed Share Requirement	Fixed Share Ownership Requirement
David J. LaRue	6 times	200,000 shares
Robert G. O’Brien	4 times	100,000 shares
James A. Ratner	4 times	100,000 shares
Ronald A. Ratner	4 times	100,000 shares
Duane F. Bishop	4 times	100,000 shares

*	The amended fixed share guidelines were based on a 90-day average closing price through December 31, 2015 of $21.50 per share.

Covered executives must meet the share ownership requirements under the Executive Stock Ownership Policy by December 31, 2018. If the executive does not meet the requirements during the first five years of being subject to the guidelines, he/she will be required to hold 50% of net-after-tax shares received from equity grants until the ownership requirements are met. If a covered executive does not meet the requirements as of December 31, 2018, or if later, five years from the time of first being subject to the guidelines, he/she will be required to hold 100% of net after-tax shares received from equity grants until the ownership requirements are met. These requirements further enhance the alignment of our senior executives’ ownership interests with those of our stockholders and simplify administration. Given his promotion to COO in early 2016 and the substantial ownership requirements associated with his new position, Duane Bishop will have until December 31, 2020 (five years) to meet his 100,000 share ownership requirement.

The Compensation Committee monitors compliance with the ownership requirements on an annual basis. As of December 31, 2016, each of David J. LaRue, Robert G. O’Brien, James A. Ratner and Ronald A. Ratner had met his stock ownership requirements.

Clawback Policy: Since 2011 we have maintained a recoupment policy (the “Clawback Policy”) for compensation paid to certain executive officers, including our NEOs, who are covered by the Executive Stock Ownership Policy under the following circumstances:

•

The payment, grant or vesting of such compensation was based on the achievement of financial results that were subsequently the subject of a restatement of our financial statements filed with the SEC, or the amount of the award was based upon the achievement of metrics which subsequently were determined to have been misstated;

•

The Compensation Committee determines, in its sole discretion, exercised in good faith, that the officer engaged in fraud or misconduct that caused or contributed to the need for the restatement or caused or contributed to the misstatement of the metrics;

•	The misstatement was discovered within three years of the filing of the financials; and

•

The Compensation Committee determines, in its sole discretion, that it is in the best interests of our Company and its stockholders for the officer to repay or forfeit all or any portion of their excess compensation.

The Compensation Committee intends to periodically review our existing Clawback Policy and, as appropriate, conform it to the requirements under the Dodd-Frank Wall Street Reform and Consumer Protection Act after the SEC issues any final guidance on this matter.

Securities Hedging and Pledging Policy: To further align our policies with best practices in the area of governance, the Board of Directors in 2013 approved a Securities Hedging and Pledging Policy (“Hedging and Pledging Policy”). The Hedging and Pledging Policy prohibits Directors and executive officers of the Company and its subsidiaries from:

•

Owning financial instruments or participating in investment strategies that represent a direct hedge of the economic risk of owning our shares of Class A or Class B Common Stock or any securities that give the holder any rights to acquire any of our Common Stock;

•	Holding a margin account, or otherwise pledging as collateral, any of our securities granted to them as equity compensation; and

•

Engaging in pledging of our securities except in limited circumstances and upon the prior approval of our Audit Committee. Under no circumstances will a person subject to the Hedging and Pledging Policy be permitted to pledge our securities unless he or she complies with the minimum ownership level required under the stock ownership guidelines applicable to such person in effect at both the time of the pledge and on a pro-forma basis after taking the effect of the pledge into account. In determining whether to grant its approval of a pledge, the Audit Committee will take into account multiple factors it deems relevant in order to determine that the pledge is not significant from a corporate governance standpoint.

Employment Agreements: Effective January 1, 2016, Messrs. LaRue and O’Brien entered into new employment agreements with Forest City Employer, LLC in connection with the merger to facilitate our conversion to REIT status. Each agreement continues for additional periods of one year until termination by the Company or the covered officer pursuant to the conditions designated in the respective agreement, including by death, disability, by the Company with or without cause, by the executive with or without “good reason” or upon non-renewal of the then current employment term.

Under the agreements, Messrs. LaRue and O’Brien receive initial base salaries, subject to annual adjustments based upon the performance by the respective officers and the Company, as well as industry standards. They remain eligible to participate in the executive versions of the STIP and the LTIP in accordance with the terms established by our Compensation Committee from time to time.

Subject to certain limitations contained in the employment agreements, Messrs. LaRue and O’Brien will be eligible for severance payments and benefits upon termination. Following termination, each officer generally will be entitled to:

•

The earned and unpaid portions of his annual base salary, incentive compensation under the STIP and LTIP for the last completed performance period prior to termination, and accrued and unused paid-time-off through the date of termination; and

•	Any other amounts or benefits required to be paid, provided or which he is eligible to receive.

Also, subject to the conditions set forth in the employment agreements, including the requirement to release all claims against the Company, following termination due to disability, by the Company without cause or by the executive for “good reason,” as defined in the employment agreements and summarized below, Messrs. LaRue and O’Brien generally shall be entitled to additional severance as more fully described under the “Other Benefits and Perquisites” portion of the “Potential Payments Upon Termination” section of this proxy statement/prospectus.

“Good reason” is defined to include: (1) a material reduction in the duties or responsibilities of the executive (including any change in officer status); (2) a material reduction by the Company of the executive’s base salary, targeted STIP or LTIP opportunity or total direct compensation opportunity (defined as a reduction of more than 10% during the terms of the employment agreement); (3) a material change (by more than 50 miles) in the geographic location of the executive’s principal work location; or (4) a material breach of the agreement by the Company.

Pursuant to the employment agreements, Messrs. LaRue and O’Brien each agreed to certain non-solicitation and non-competition provisions applicable during the terms of their respective employments with the Company and for a two-year period following thereafter. In addition, the employment agreements also contain customary non-disparagement and confidentiality provisions applicable during and after the respective terms of their employment with the Company.

The employment agreements, however, do not contain change of control provisions nor do they provide for excessive perquisites or benefits. In addition, the agreements do not provide for tax gross-ups associated with severance payments.

The Compensation Committee approved the employment agreements with Messrs. LaRue and O’Brien to improve retention and to protect our Company in the event an individual executive decides to voluntarily terminate their employment for “good reason.”

Messrs. LaRue and O’Brien are also party to death benefit agreements, which provide that if the executive dies while employed by the Company, the Company will pay a death benefit to the executive’s designated beneficiary or estate for a period of five years after the executive’s death. The benefit will equal the executive’s annual salary at the time of death.

James A. Ratner and Ronald A. Ratner also had employment agreements with Forest City Employer, LLC which became effective January 1, 2016 that provide for a minimum base salary and death benefits (equivalent to those provided to Messrs. LaRue and O’Brien) and are renewable for one-year periods unless otherwise terminated. In addition, the agreements for James A. Ratner and Ronald A. Ratner contain a non-compete provision. James A. Ratner’s employment agreement with the Company was terminated as of the Transition Effective Time as a result of his resignation as Executive Vice President – Development and assumption of the non-executive Chairman position.

Duane F. Bishop does not have an employment agreement with us.

Transition of James A. Ratner to Non-Executive Chairman: Effective as of the Transition Effective Time, Charles A. Ratner, our former executive Chairman of the Board of Directors, retired. James A. Ratner, our former EVP – Development, was appointed non-executive Chairman of the Board of Directors effective as of the Transition Effective Time. In connection with his appointment, the Compensation Committee approved, and the Company and James A. Ratner entered into, an agreement to extend the vesting period for his unvested restricted stock and stock options to coincide with his continued service as non-executive Chairman. James A. Ratner would have met the definition of retirement, and under the provisions of our 1994 Stock Plan (the “Stock Plan”), as amended, the Compensation Committee had the authority to accelerate vesting of these shares due to his resignation. However, given Mr. Ratner’s continued association with the Company in his new role, both parties felt these shares should continue to vest over time. In recognition of his 41 plus years of service and the substantial contributions that Mr. Ratner made while employed by our Company, the Compensation Committee also approved a one-time special recognition award to James A. Ratner of $500,000, which was made in December 2016.

Mr. James A. Ratner’s compensation as non-executive Chairman is $400,000 annually consisting of $150,000 in the form of a cash retainer and an annual equity grant value of $250,000. For more information on Mr. Ratner’s compensation as our non-executive Chairman, see the section entitled “Director Compensation” included in this proxy statement/prospectus. In approving these amounts, the Governance Committee considered benchmark data provided by Pearl Meyer pertaining to Non-Executive Chairmen at comparable REITs as well as within general industry, Mr. Ratner’s unique expertise and experience which he brings to the role, and that Mr. Ratner is expected to devote significantly more hours annually to his new role than typical non-executive Board Chairs.

Plan Design as it Pertains to Risk

The Audit and Compensation Committees reviewed the results of a risk assessment at a joint meeting in February 2017. The risk assessment was conducted by representatives of human resources and senior management in connection with the requirements set forth by the SEC to assess whether our compensation programs, policies and systems encourage inappropriate risk-taking. The Compensation Committee’s compensation consultant, Pearl Meyer, was also asked to review the prepared document and provided an independent analysis which concurred overall with management’s assessment.

In conducting our analysis, we used materials provided by outside legal counsel and Pearl Meyer. We used a compensation risk scorecard to evaluate our executive compensation programs, policies and systems relative to a number of risk factors including: pay opportunity; pay mix; performance goals, metrics and targets; external reference to peers and market practices; and use of appropriate checks and balances. Based on this review, the Audit and Compensation Committees concluded that our overall compensation approaches, practices and systems do not create risks that are reasonably likely to have a material adverse effect on our Company. In making this determination, the Audit and Compensation Committees considered that our compensation approaches are in line with competitive and best practices, are based on multiple measures tied to appropriate business results and are structured to encourage a balanced focus on both short-term and long-term performance without encouraging inappropriate risk-taking on the part of participants. Several specific examples of programs and policies designed to discourage inappropriate risk-taking include the use of incentive award opportunity caps, stock ownership guidelines and share holding requirements, a clawback policy and a securities hedging and pledging policy. The Compensation Committee also periodically reviews tally sheets to gauge potential realizable values for NEOs under the various executive compensation programs, as well as potential award payouts under various termination of employment scenarios, and compliance with stock ownership requirements.

Tax & Accounting Implications

Deductibility of Executive Compensation: Section 162(m) limits the amount of compensation provided to certain executive officers that publicly-traded companies can deduct to $1.0 million per “covered employee” unless it qualifies as “performance-based” (as defined under Section 162(m)). In order to qualify as “performance-based,” compensation must be based solely on pre-established objective goals under a stockholder approved plan, with no positive discretion permitted when determining award payouts. The Compensation Committee’s policy with respect to Section 162(m) is to consider tax deductibility while also maintaining the flexibility to structure the executive compensation program to support Company and stockholder interests, even if some compensation is not fully tax deductible. In general and with minimal exceptions, the STIP and the Cash LTIP, and performance share grants, are all intended to qualify as performance-based compensation under Section 162(m), unless the Compensation Committee decides it is not in the best interests of our company and stockholders. However, the Compensation Committee reserves the right to provide compensation that does not qualify as performance-based under Section 162(m).

COMPENSATION COMMITTEE REPORT

The Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Forest City Realty Trust, Inc. (“Forest City”) has reviewed and discussed the Compensation Discussion & Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion & Analysis be included in this proxy statement/prospectus for Forest City’s Annual Meeting.

Scott S. Cowen (Chairman)	Arthur F. Anton	Michael P. Esposito, Jr.	Stan Ross

The foregoing Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement/prospectus into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate the information by reference, and shall not otherwise be deemed filed under such Acts.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

The following discussion outlines the payments that would be provided to each of our NEOs in the event of termination, retirement, death, disability or change of control as of December 31, 2016.

Under our various plans described in the CD&A and below (with the exception of the Elective Deferred Compensation and Nonqualified Supplemental Retirement Plans), in order to be eligible for payment upon retirement, a NEO must be at least 65 years old and have served the Company or its subsidiaries for five or more years.

Our Stock Plan provides that, in the event of a change of control, the Compensation Committee, in its sole discretion, may provide for or take such actions, if any, as it deems necessary or desirable with respect to any award that is outstanding as of the date of the change of control. Those actions could include, for example: (i) accelerated vesting, settlement and/or exercisability of an award, (ii) payment of cash in exchange for the cancellation of an award, (iii) cancellation of “underwater” option rights and/or appreciation rights without any payment therefor, or (iv) issuance of substitute awards that substantially preserve the value, rights and benefits of any affected awards.

Short-Term Incentive Plan

Termination Event
Named Executive Officer	Retirement	Voluntary for Good Reason	Involuntary without Cause	Involuntary with Cause	Death	Disability	Change of Control
David J. LaRue	$—	$—	$—	$—	$—	$—	$—
Robert G. O’Brien	$—	$—	$—	$—	$—	$—	$—
James A. Ratner	$—	$—	$—	$—	$—	$—	$—
Ronald A. Ratner	$—	$—	$—	$—	$—	$—	$—
Duane F. Bishop	$—	$—	$—	$—	$—	$—	$—

No additional STIP payment beyond that earned under the Stock Plan for the 2016 performance period and referenced in the CD&A section of this proxy statement/prospectus would be provided for retirement, voluntary termination for good reason, involuntary termination without cause, involuntary termination with cause, death, disability or in the event of a change in control on December 31, 2016. Since the performance period end would have coincided with each of the previously listed termination events as of December 31, 2016, no additional payments under the STIP would have been earned.

Under the terms of their employment agreements, David J. LaRue and Robert G. O’Brien would have been eligible to receive a STIP award upon termination due to disability, involuntary termination without cause or voluntary termination by the executive for “good reason,” subject to an executed release of claims. Since the STIP payment for the 2016 performance period would have been earned as of December 31, 2016, no additional amounts would have been provided under this Plan.

Cash-Based Long-Term Incentive Plan (2013 - 2016 Performance Cycle)

Termination Event
Named Executive Officer	Retirement	Voluntary for Good Reason	Involuntary without Cause	Involuntary with Cause	Death	Disability	Change of Control
David J. LaRue	$—	$—	$—	$—	$—	$—	$—
Robert G. O’Brien	$—	$—	$—	$—	$—	$—	$—
James A. Ratner	$—	$—	$—	$—	$—	$—	$—
Ronald A. Ratner	$—	$—	$—	$—	$—	$—	$—
Duane F. Bishop	$—	$—	$—	$—	$—	$—	$—

As with the 2016 STIP, no additional payment would be due to any NEO for the 2013 - 2016 Cash LTIP cycle assuming termination for any of the reasons shown above, since these payments would have been already earned irrespective of a termination event on the last day of the performance cycle. The actual amounts earned for this performance period are included in the CD&A portion of this proxy statement/prospectus.

Under the terms of their employment agreements, David J. LaRue and Robert G. O’Brien would have been eligible to receive a 2013 - 2016 Cash LTIP award upon termination due to disability, involuntary termination without cause or voluntary termination by the executive for “good reason”, subject to an executed release of claims. However, since the Cash LTIP payment for the 2013 - 2016 performance period would have been earned as of December 31, 2016, no additional amounts would have been provided under this Plan for this cycle.

Cash-Based Long-Term Incentive Plan (2014 - 2017 Performance Cycle)

	Termination Event
Named Executive Officer	Retirement	Voluntary for Good Reason	Involuntary without Cause	Involuntary with Cause	Death	Disability	Change of Control
David J. LaRue	$—	$468,666	$468,666	$—	$540,000	$468,666	At discretion of Committee
Robert G. O’Brien	$—	$238,673	$238,673	$—	$275,000	$238,673	At discretion of Committee
James A. Ratner	$216,975	$—	$216,975	$—	$250,000	$250,000	At discretion of Committee
Ronald A. Ratner	$216,975	$—	$216,975	$—	$250,000	$250,000	At discretion of Committee
Duane F. Bishop	$—	$—	$92,214	$—	$106,250	$106,250	At discretion of Committee

Cash-Based Long-Term Incentive Plan (2015 - 2017 Performance Cycle)

	Termination Event
Named Executive Officer	Retirement	Voluntary for Good Reason	Involuntary without Cause	Involuntary with Cause	Death	Disability	Change of Control
David J. LaRue	$—	$352,323	$352,323	$—	$540,000	$352,323	At discretion of Committee
Robert G. O’Brien	$—	$164,272	$164,272	$—	$251,778	$164,272	At discretion of Committee
James A. Ratner	$144,989	$—	$144,989	$—	$222,222	$222,222	At discretion of Committee
Ronald A. Ratner	$144,989	$—	$144,989	$—	$222,222	$222,222	At discretion of Committee
Duane F. Bishop	$—	$—	$61,620	$—	$94,444	$94,444	At discretion of Committee

Cash-Based Long-Term Incentive Plan (2016 - 2018 Performance Cycle)

	Termination Event
Named Executive Officer	Retirement	Voluntary for Good Reason	Involuntary without Cause	Involuntary with Cause	Death	Disability	Change of Control
David J. LaRue	$—	$—	$—	$—	$351,563	$351,563	At discretion of Committee
Robert G. O’Brien	$—	$—	$—	$—	$141,625	$141,625	At discretion of Committee
James A. Ratner	$125,000	$—	$—	$—	$125,000	$125,000	At discretion of Committee
Ronald A. Ratner	$125,000	$—	$—	$—	$125,000	$125,000	At discretion of Committee
Duane F. Bishop	$—	$—	$—	$—	$125,000	$125,000	At discretion of Committee

Under the terms of the LTIP, eligible NEOs would be able to receive a pro-rated Cash LTIP payment in the event of retirement, death or disability provided the executive had completed at least one year of the performance period. In the event of retirement, a pro-rated payment could be earned based on the actual results of the 2014 - 2017, the 2015 - 2017 and the 2016 - 2018 performance cycles and determined after the end of each cycle, provided the executive was retirement eligible (age 65 or older and with five or more years of service) as of their termination date. As of December 31, 2016, only James A. Ratner and Ronald A. Ratner would have met the definition of retirement and would have been eligible for such pro-rated payments. James A. Ratner resigned from active employment on December 31, 2016, and, under the terms of the LTIP, such resignation qualified as a retirement. As such, James A. Ratner will be eligible for pro-rated payments for each of the three aforementioned cash-based long-term incentive plan cycles shown above based on actual performance and determined at the end of each cycle. In the event of death or disability as of December 31, 2016, the executive or their estate would have been eligible to receive a pro-rated payment of 36/48ths of a full award for the 2014 - 2017 cycle, two-thirds of a full award for the 2015-2017 cycle, and one-third of a full award for the 2016 - 2018 cycle, in each case based on the target level of performance. The Compensation Committee would retain discretion to reduce the amount of any payment earned.

In the event of involuntary termination without cause, each NEO would be eligible to receive a pro-rated award at the end of each performance period based on actual performance for that cycle only if at least half of the performance period had elapsed, as would have been the case with the 2014 - 2017 and the 2015 - 2017 performance cycles. Since less than half of the performance period for the 2016 - 2018 cycle had elapsed as of December 31, 2016, our NEOs would not have been eligible for an award due to this termination reason. Except as otherwise noted below, for voluntary terminations or involuntary terminations with cause, each NEO would not be eligible to receive a pro-rated award under the terms of the Cash LTIP. In terms of change of control, no specific payment trigger provisions exist under the Cash LTIP or in any employment agreements we have with our NEOs, but the Compensation Committee retains discretion to award a payment if so inclined.

Under the terms of their employment agreements, David J. LaRue and Robert G. O’Brien would be able to receive a Cash LTIP award based on actual performance if they terminated their employment due to disability, involuntarily without cause or voluntarily by the executive for “good reason” but only if their termination occurred within the second half of the performance cycle, subject to an executed release of claims. Since more than half of the 2014 - 2017 and 2015 – 2017 performance cycles had elapsed by December 31, 2016, David J. LaRue and Robert G. O’Brien would be eligible for such pro-rated awards based on actual performance at the end of each cycle. Since less than half of the performance period for the 2016 - 2018 cycle had elapsed as of December 31, 2016, no payment would have been earned under the employment agreements. In the event of termination due to disability, the provisions of the Cash LTIP would have superseded those under the employment agreements for each of David J. LaRue and Robert G. O’Brien and a pro-rated payment at target could have been earned for the 2016 - 2018 cycle.

As of December 31, 2016 the estimated performance for the 2014 - 2017 cycle was such that approximately 85% of a target payment would have been earned before pro-ration. For the 2015 - 2017 cycle approximately two-thirds of a target performance was assumed and for the 2016 - 2018 cycle, a target award was assumed.

Equity Awards - Unvested Stock Options Granted 2013 to Present

	Termination Event
Named Executive Officer	Retirement (1)	Voluntary for Good Reason (2)	Involuntary without Cause (2)	Involuntary with Cause	Death (3)	Disability (2)	Change of Control
David J. LaRue	$0, forfeited	$204,579	$204,579	$0, forfeited	$0, forfeited	$204,579	At discretion of Committee
Robert G. O’Brien	$0, forfeited	$104,182	$104,182	$0, forfeited	$0, forfeited	$104,182	At discretion of Committee
James A. Ratner	$94,712	$0, forfeited	$0, forfeited	$0, forfeited	$94,712	$0, forfeited	At discretion of Committee
Ronald A. Ratner	$94,712	$0, forfeited	$0, forfeited	$0, forfeited	$94,712	$0, forfeited	At discretion of Committee
Duane F. Bishop	—	—	—	—	—	—	At discretion of Committee

(1)

All stock options accelerate vesting upon retirement as defined under the Stock Plan with the consent of the Compensation Committee. An executive has the remaining term of the option life in which to exercise.

(2)

Per the terms of the Stock Plan and stock option agreements, all unvested options are forfeited. Notwithstanding the limitations in the Stock Plan and the stock option agreements, per the terms of the employment agreements for Messrs. LaRue and O’Brien, their unvested stock options would vest in the event of disability, involuntary termination without cause or voluntary termination by the executive for “good reason”, subject to an executed release of claims. Although neither James A. Ratner nor Ronald A. Ratner would vest in their stock options through a “good reason” provision, each would vest in the amounts shown under the Retirement column if they left voluntarily with the consent of the Compensation Committee since each had attained retirement age as of December 31, 2016. Notwithstanding the amounts shown under the Retirement column above, per mutual agreement, James A. Ratner’s unvested stock options as of December 31, 2016 will continue to vest in the future subject to the continuation of his role as non-executive Chairman.

(3)

All stock options accelerate vesting upon death, provided the executive was at least age 65 at time of death. The executive’s estate would have the lesser of the remaining term of the option or one year from the date of the executive’s death in which to exercise the vested options.

In terms of stock option awards, we determined the dollar value amounts shown above based on the intrinsic value of the unvested options using the closing price of our Class A Common Stock as of December 31, 2016.

Under the terms of the Stock Plan, the stock option agreements and the employment agreements entered into with certain of our NEOs, no options would vest solely upon a change of control. However, as noted earlier in this section, the Compensation Committee would have discretion to vest shares upon a change of control under the Stock Plan.

Duane F. Bishop currently has no unvested stock options.

Equity Awards - Restricted Stock

	Termination Event
Named Executive Officer	Retirement (1)	Voluntary for Good Reason (2)	Involuntary without Cause (3)	Involuntary with Cause (4)	Death (3)	Disability (3)	Change of Control
David J. LaRue	$0, forfeited	$1,213,993	$1,213,993	$0, forfeited	$1,213,993	$1,213,993	At discretion of Committee
Robert G. O’Brien	$0, forfeited	$1,666,012	$1,666,012	$0, forfeited	$1,666,012	$1,666,012	At discretion of Committee
James A. Ratner	$460,418	$0, forfeited	$460,418	$0, forfeited	$460,418	$460,418	At discretion of Committee
Ronald A. Ratner	$460,418	$0, forfeited	$460,418	$0, forfeited	$460,418	$460,418	At discretion of Committee
Duane F. Bishop	$0, forfeited	$0, forfeited	$547,342	$0, forfeited	$547,342	$547,342	At discretion of Committee

(1)	All previously unvested restricted shares would vest, provided the executive was of retirement age as defined under the Stock Plan, subject to Compensation Committee approval.
(2)

Per the terms of the Stock Plan and restricted stock agreements, all unvested restricted shares are forfeited. Notwithstanding the limitations in the Stock Plan and in the restricted stock agreements, per the terms of the employment agreements for David J. LaRue and Robert G. O’Brien, their unvested restricted shares would vest in the event of termination by the executive for “good reason”, subject to an executed release of claims. Although neither James A. Ratner nor Ronald A. Ratner would vest in their restricted shares through a “good reason” provision, each would vest in the amounts shown under the Retirement column if they left voluntarily with the consent of the Committee since each had attained retirement age as of December 31, 2016. Notwithstanding the amounts shown under the Retirement column above, per mutual agreement, James A. Ratner’s unvested restricted stock as of December 31, 2016 will continue to vest in the future subject to the continuation of his role as non-executive Chairman.

(3)	Per the terms of the restricted stock agreements, all previously unvested restricted shares would vest.
(4)	Per the terms of the restricted stock agreements, all unvested restricted shares are forfeited.

All of our NEOs had unvested restricted stock as of December 31, 2016. The intrinsic value of unvested restricted stock that would vest in the event of retirement, involuntary termination without cause, voluntary termination for good reason, death, disability or change of control is shown in the previous table.

Equity Awards - Performance Shares (2014 - 2017 Performance Cycle)

	Termination Event
Named Executive Officer	Retirement	Voluntary for Good Reason	Involuntary without Cause	Involuntary with Cause	Death	Disability	Change of Control
David J. LaRue	$—	$—	$—	$—	$600,817	$—	At discretion of Committee
Robert G. O’Brien	$—	$—	$—	$—	$305,973	$—	At discretion of Committee
James A. Ratner	$—	$—	$—	$—	$278,151	$278,151	At discretion of Committee
Ronald A. Ratner	$—	$—	$—	$—	$278,151	$278,151	At discretion of Committee
Duane F. Bishop	$—	$—	$—	$—	$129,083	$129,083	At discretion of Committee

Equity Awards - Performance Shares (2015 - 2017 Performance Cycle)

	Termination Event
Named Executive Officer	Retirement	Voluntary for Good Reason	Involuntary without Cause	Involuntary with Cause	Death	Disability	Change of Control
David J. LaRue	$—	$—	$—	$—	$457,084	$—	At discretion of Committee
Robert G. O’Brien	$—	$—	$—	$—	$213,381	$—	At discretion of Committee
James A. Ratner	$—	$—	$—	$—	$188,102	$188,102	At discretion of Committee
Ronald A. Ratner	$—	$—	$—	$—	$188,102	$188,102	At discretion of Committee
Duane F. Bishop	$—	$—	$—	$—	$82,318	$82,318	At discretion of Committee

Equity Awards - Performance Shares (2016 - 2018 Performance Cycle)

	Termination Event
Named Executive Officer	Retirement	Voluntary for Good Reason	Involuntary without Cause	Involuntary with Cause	Death	Disability	Change of Control
David J. LaRue	$—	$—	$—	$—	$349,883	$349,883	At discretion of Committee
Robert G. O’Brien	$—	$—	$—	$—	$149,277	$149,277	At discretion of Committee
James A. Ratner	$—	$—	$—	$—	$124,394	$124,394	At discretion of Committee
Ronald A. Ratner	$—	$—	$—	$—	$124,394	$124,394	At discretion of Committee
Duane F. Bishop	$—	$—	$—	$—	$124,394	$124,394	At discretion of Committee

Under the terms of the performance share grants, eligible NEOs would be able to receive a pro-rated performance share award in the event of retirement, death or disability, provided the executive had completed at least one year of the performance period. In the event of retirement, a pro-rated award could be earned based on the actual results of the 2014 - 2017, the 2015 - 2017 and the 2016 - 2018 performance cycles and determined after the end of each cycle, provided the executive was retirement eligible (age 65 or older and with five or more years of service) as of their termination date. As of December 31, 2016, only James A. Ratner and Ronald A. Ratner had met the definition of retirement and would be eligible for such pro-rated payments. However, actual performance for each of these three cycles was below threshold, indicating no shares would have vested. In the event of death or disability as of December 31, 2016, the executive or their estate would be eligible to receive a pro-rated award of 36/48ths of a target share award for the 2014 - 2017 cycle, two-thirds of a target share award for the 2015 - 2017 cycle, and one-third of a target share award for the 2016 - 2018 cycle. The Compensation Committee would retain discretion to reduce the amount of any award earned.

In the event of involuntary termination without cause, each NEO would be eligible to receive a pro-rated share award at the end of each performance period based on actual performance for that cycle only if at least half of the performance period had elapsed, as was the case with the 2014 - 2017 and 2015 - 2017 performance cycles. Since less than half of the performance period for the 2016 - 2018 cycle had elapsed as of December 31, 2016, our NEOs would not have been eligible for an award due to this termination reason. Except as otherwise noted below, for voluntary terminations or involuntary terminations with cause, none of the NEOs would have been eligible to receive a pro-rated performance share award. In terms of change of control, no specific payment trigger provisions exist under the Stock Plan or performance share agreements or in any employment agreements we have with our NEOs, but the Compensation Committee retains discretion to award a payment if so inclined.

Under the terms of their employment agreements, David J. LaRue and Robert G. O’Brien would be able to vest in a performance share award based on actual performance if they terminated their employment due to disability, involuntarily without cause or voluntarily by the executive for “good reason” but only if their termination occurred within the second half of the performance cycle, subject to an executed release of claims. Since more than half of the 2014 – 2017 and the 2015 – 2017 performance cycles had elapsed by December 31, 2016, David J. LaRue and Robert G. O’Brien would have been eligible for such pro-rated awards based on actual performance at the end of the cycle. Since for the 2016 - 2018 performance cycle more than half of the cycle had not elapsed as December 31, 2016, no payment would have been earned under the employment agreements. In the event of termination due to disability, the provisions pertaining to the performance share grants would have superseded those under the employment agreements for each of David J. LaRue and Robert G. O’Brien and a pro-rated award at target could have been earned for the 2016 – 2018 cycle.

As of December 31, 2016 before pro-rations, estimated performance for each of the 2014 – 2017, the 2015 – 2017 and the 2016 – 2018 cycles was such that 0% of a target share award would have been earned for each cycle, since a threshold level of performance would not have been achieved.

Outperformance Plan Equity Award Opportunity - Performance Shares (2015 - 2017 Performance Cycle)

	Termination Event
Named Executive Officer	Retirement	Voluntary for Good Reason	Involuntary without Cause	Involuntary with Cause	Death	Disability	Change of Control
David J. LaRue	$—	$—	$—	$—	$694,660	$—	At discretion of Committee
Robert G. O’Brien	$—	$—	$—	$—	$555,719	$—	At discretion of Committee
James A. Ratner	$—	$—	$—	$—	$277,860	$277,860	At discretion of Committee
Ronald A. Ratner	$—	$—	$—	$—	$277,860	$277,860	At discretion of Committee
Duane F. Bishop	$—	$—	$—	$—	$444,580	$444,580	At discretion of Committee

As noted earlier in the CD&A, each of our NEOs is eligible for a special one-time Outperformance Plan award opportunity for the 2015 – 2017 performance cycle consisting of a performance share grant. Under the terms of the Outperformance Plan performance share grants, eligible NEOs would be able to receive a pro-rated performance share award in the event of retirement, death or disability, provided the executive had completed at least one year of the performance period. In the event of retirement, a pro-rated award could be earned based on the actual results of the performance cycle and determined after the end of each cycle, provided the executive was retirement eligible (age 65 or older and with five or more years of service) as of their termination date. As of December 31, 2016, only James A. Ratner and Ronald A. Ratner had met the definition of retirement and would be eligible for such pro-rated payments. However, actual performance for the Outperformance Plan award cycle was below threshold as of December 31, 2016, indicating no shares would have vested. In the event of death or disability as of December 31, 2016, the executive or their estate would be eligible to receive a pro-rated award of 24/36ths of a target number of performance shares. The Compensation Committee would retain discretion to reduce the amount of any award earned.

In the event of involuntary termination without cause, each NEO would be eligible to receive a pro-rated share award at the end of each performance period based on actual performance for that cycle only if at least half of the performance period had elapsed, as was the case as of December 31, 2016. However, actual performance as of fiscal year-end 2016 was such that no payment would have been earned. Except as otherwise noted below, for voluntary terminations or involuntary terminations with cause, none of the NEOs would have been eligible to receive a pro-rated performance share award. In terms of change of control, no specific payment trigger provisions exist under the Stock Plan or performance share agreements or in any employment agreements we have with our NEOs, but the Compensation Committee retains discretion to award a payment if so inclined.

Under the terms of their employment agreements, David J. LaRue and Robert G. O’Brien would be able to vest in a performance share award based on actual performance if they terminated their employment due to disability, involuntarily without cause or voluntarily by the executive for “good reason” if their termination occurred within the second half of the performance cycle, subject to an executed release of claims. As of December 31, 2016, David J. LaRue and Robert G. O’Brien would have been eligible for such pro-rated awards based on actual performance at the end of the cycle. In the event of termination due to disability, the provisions under the employment agreements for each of David J. LaRue and Robert G. O’Brien would govern and a pro-rated award using actual performance through December 31, 2016 would have been used to calculate the amount earned. Since actual performance was below the threshold required for payment, no share awards would have been earned for involuntary termination without cause and no share awards would have vested for David J. LaRue or Robert G. O’Brien due to voluntary termination for good reason or due to disability.

Elective Deferred Compensation

	Termination Event
Named Executive Officer	Retirement	Voluntary	Involuntary without Cause	Involuntary with Cause	Death (1)	Disability	Change of Control
David J. LaRue	$653,270	$653,270	$653,270	$653,270	$653,270	$653,270	$653,270
Robert G. O’Brien	$576,780	$576,780	$576,780	$576,780	$576,780	$576,780	$576,780
James A. Ratner	$376,499	$376,499	$376,499	$376,499	$376,499	$376,499	$376,499
Ronald A. Ratner	$1,314,760	$1,314,760	$1,314,760	$1,314,760	$1,314,760	$1.314,760	$1,314,760
Duane F. Bishop	$—	$—	$—	$—	$—	$—	$—

(1)	Paid to estate.

In the event of retirement, voluntary termination, involuntary termination with or without cause, death, disability or change of control, each of the participating NEOs, or their beneficiaries, would be eligible to receive their nonqualified deferred compensation balances, which include their elective deferrals plus any aggregate earnings, as indicated in the table above. In all circumstances, payments of elective deferrals will be paid in accordance with each NEO’s election.

Nonqualified Supplemental Retirement Plan

	Termination Event
Named Executive Officer	Retirement (1)	Voluntary (1)	Involuntary without Cause (1)	Involuntary with Cause (2)	Death (3)	Disability (1)	Change of Control
David J. LaRue	$182,380	$182,380	$182,380	At discretion of Committee	$182,380	$182,380	$—
Robert G. O’Brien	$182,380	$182,380	$182,380	At discretion of Committee	$182,380	$182,380	$—
James A. Ratner	$550,653	$550,653	$550,653	At discretion of Committee	$550,653	$550,653	$—
Ronald A. Ratner	$549,143	$549,143	$549,143	At discretion of Committee	$549,143	$549,143	$—
Duane F. Bishop	$61,143	$61,143	$61,143	At discretion of Committee	$61,143	$61,143	$—

(1)	Paid if vested.
(2)	Paid at the discretion of the Compensation Committee.
(3)	Paid to estate if vested.

Nonqualified Supplemental Retirement Plan benefit payments would typically be made over a ten-year period. In the event of death, payment would be made in the form of a lump-sum. In case of an involuntary termination with cause, all or a portion of the supplemental retirement benefit may be forfeited at the discretion of the Compensation Committee. All NEOs had vested in this benefit as of December 31, 2016 and would be eligible to receive the payments shown. However, David J. LaRue, Robert G. O’Brien and Duane F. Bishop each were under age 60 as of this date, and hence do not qualify for commencement of any payments under the plan at this time.

Death Benefits

	Termination Event
Named Executive Officer	Retirement (1)	Voluntary (1)	Involuntary without Cause (1)	Involuntary with Cause (1)	Death (2)	Disability (1)	Change of Control (3)
David J. LaRue	$—	$—	$—	$—	$3,750,000	$—	$—
Robert G. O’Brien	$—	$—	$—	$—	$2,915,000	$—	$—
James A. Ratner	$—	$—	$—	$—	$2,500,000	$—	$—
Ronald A. Ratner	$—	$—	$—	$—	$2,500,000	$—	$—
Duane F. Bishop	$—	$—	$—	$—	$—	$—	$—

(1)	Ceases eligibility.
(2)

Equivalent to five year salary continuation paid to estate in the event of death while actively employed by the Company. Since James A. Ratner resigned on December 31, 2016, this benefit will no longer be in effect as of January 1, 2017.

(3)	No payment.

In the event of death while employed by the Company, the estates of each of our NEOs, with the exception of Duane F. Bishop, would be able to receive a death benefit equal to five years’ worth of salary continuation as shown in the above table.

Other Benefits and Perquisites

The Company maintains a severance plan with salary continuation benefits calculated based on years of service. The amounts shown in the following table for James A. Ratner, Ronald A. Ratner and Duane F. Bishop were calculated based on each NEO’s tenure with our Company as of December 31, 2016. Under the severance plan, salary continuation would only be paid for involuntary termination without cause.

In lieu of the severance benefits provided under the severance plan, per the terms of their employment agreements, David J. LaRue and Robert G. O’Brien would be entitled to severance in the event of termination due to disability, involuntary termination without cause, or voluntary termination by the executive for “good reason.” Under these termination scenarios and subject to the execution of a release of claims, Messrs. LaRue and O’Brien would be eligible to receive the amounts shown in the table which follows. The employment agreements do not provide for tax gross-ups associated with severance payments.

The amounts shown in the following table reflect the severance each NEO would be entitled to in the event of a termination on December 31, 2016.

Severance

	Termination Event
Named Executive Officer	Retirement (1)	Voluntary for Good Reason (1)	Involuntary without Cause (1)(2)	Involuntary with Cause	Death	Disability (1)	Change of Control
David J. LaRue	$—	$3,792,767	$3,792,767	$—	$—	$3,792,767	$—
Robert G. O’Brien	$—	$2,585,487	$2,585,487	$—	$—	$2,585,487	$—
James A. Ratner	$—	$—	$807,692	$—	$—	$—	$—
Ronald A. Ratner	$—	$—	$826,923	$—	$—	$—	$—
Duane F. Bishop	$—	$—	$557,692	$—	$—	$—	$—

(1)	Per their employment agreements, the severance amounts shown for David J. LaRue and Robert G. O’Brien include the following:

Employment Agreement Provision	David J. LaRue	Robert G. O’Brien
Two Times Base Salary	$1,500,000	$1,166,000
Two times Average of Prior three years’ STIP	$2,225,213	$1,351,688
Two times an amount equal to 12 monthly medical and dental COBRA premiums and long-term care premiums based on the level of coverage in effect immediately prior to the date of termination.	$67,554	$67,799

(1)

The severance amounts shown for Messrs. LaRue and O’Brien do not include the value of accelerated restricted stock/performance shares or stock options as of December 31, 2016 on the basis of terminations resulting from disability, involuntarily without cause or voluntarily by the executive for “good reason”. Instead, these amounts, if any, are included in the “Equity Awards - Unvested Stock Options Granted 2013 to 2016”, “Equity Awards – Performance Shares”, and “Equity Awards – Restricted Stock” tables of this “Potential Payments Upon Termination or Change of Control” section of the proxy statement/prospectus. Similarly, the value of any 2016 STIP or 2013 - 2016 Cash LTIP amounts payable to Messrs. LaRue and O’Brien resulting from their employment agreements is shown in the CD&A portion of this proxy statement/prospectus. Any amounts attributable to the 2014 - 2017, the 2015 - 2017 and the 2016 - 2018 Cash LTIP cycles are included in the “Cash-Based Long-Term Incentive Plan” tables of this “Potential Payments Upon Termination or Change of Control” section of this proxy statement/prospectus.

(2)

Per the terms of the severance plan for our associates, the severance amounts shown for James A. Ratner, Ronald A. Ratner and Duane F. Bishop are calculated on the basis of years of service with the Company.

Payment of premiums associated with long-term care insurance would cease upon termination, retirement or death for James A. Ratner and Ronald A. Ratner. However, the executive and/or his surviving dependents could elect to continue coverage at their own expense. Continuation of medical, dental and vision coverage under COBRA would be available for a period of up to 18 months for all eligible associates including our NEOs.

Summary of All Potential Payments upon Termination

The following table summarizes all payments to NEOs that we would have made for various termination events as of December 31, 2016. As noted previously, certain of these payments would have been earned by our executives as part of the completion of the performance period. These amounts are included in the totals below.

	Termination Event
Name	Retirement	Voluntary for Good Reason	Involuntary without Cause	Involuntary with Cause	Death	Disability	Change of Control
David J. LaRue	$835,650	$6,867,978	$6,867,978	$653,270	$9,333,650	$7,569,424	$653,270
Robert G. O’Brien	$759,160	$5,517,786	$5,517,786	$576,780	$7,232,925	$5,808,688	$576,780
James A. Ratner	$1,969,246	$927,152	$2,557,226	$376,499	$5,448,011	$2,853,299	$376,499
Ronald A. Ratner	$2,905,997	$1,863,903	$3,513,208	$1,314,760	$6,384,762	$3,790,050	$1,314,760
Duane F. Bishop	$61,143	$61,143	$1,320,011	$—	$1,714,554	$1,714,554	$—

EXECUTIVE COMPENSATION TABLES

The following tables present compensation information for our Principal Executive Officer (“PEO”), Principal Financial Officer (“PFO”) and the three other most highly compensated executive officers (collectively, our “NEOs”).

Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(2)		Option Awards ($)(3)		Non-Equity Incentive Plan Compensation ($)(4)				Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)		All Other Compensation ($)(6)		Total ($)
										Annual		Long-Term

David J. LaRue President and Chief Executive Officer (PEO)	2016 2015 2014	$ $ $	735,577 675,000 600,000	$ $ $	— — 450,000	$ $ $	1,572,961 3,478,514 700,779	$ $ $	— — 719,989	$ $ $	1,104,431 1,033,388 1,200,000	$ $ $	200,000 375,000 —	$ $ $	12,828 10,710 7,946	$ $ $	55,499 54,799 52,412	$ $ $	3,681,296 5,627,411 3,731,126

Robert G. O’Brien Executive Vice President and Chief Financial Officer (PFO)	2016 2015 2014	$ $ $	580,480 563,327 550,000	$ $ $	— — 412,500	$ $ $	671,101 2,574,638 781,854	$ $ $	— — 366,662	$ $ $	660,393 667,139 700,000	$ $ $	100,000 190,000 —	$ $ $	11,647 9,725 7,214	$ $ $	55,621 55,501 53,264	$ $ $	2,079,242 4,060,330 2,871,494

James A. Ratner Executive Vice President	2016 2015 2014	$ $ $	500,000 500,000 500,000	$ $ $	500,000 — 375,000	$ $ $	559,253 1,413,259 324,421	$ $ $	— — 333,324	$ $ $	566,375 588,825 550,000	$ $ $	90,000 155,000 —	$ $ $	14,102 11,777 8,715	$ $ $	49,719 52,112 51,862	$ $ $	2,279,449 2,720,973 2,143,322

Ronald A. Ratner Executive Vice President	2016 2015 2014	$ $ $	500,000 500,000 500,000	$ $ $	— — 375,000	$ $ $	559,253 1,413,259 324,421	$ $ $	— — 333,324	$ $ $	566,375 588,825 575,000	$ $ $	90,000 155,000 —	$ $ $	28,560 23,846 17,684	$ $ $	52,163 52,163 48,842	$ $ $	1,796,351 2,733,093 2,174,271

Duane F. Bishop Executive Vice President and Chief Operating Officer (POO) (1)	2016		$497,116		$—		$559,253		$—		$572,238		$38,144		$920		$50,642		$1,718,313

(1)	Duane F. Bishop was not a Named Executive Officer in 2014 and 2015.
(2)

Represents the aggregate grant-date fair value of restricted stock awards and performance shares computed in accordance with accounting guidance for share-based payments. The grant-date fair value of restricted stock awards is equal to the closing price of the Class A Common Stock on the date of grant. The grant-date fair value of performance shares, which have a market condition, is based on a Monte Carlo simulation. The amounts in this column for 2016 reflect the aggregate grant-date fair value of restricted stock awards granted to: David J. LaRue - $703,123; Robert G. O’Brien - $299,986; James A. Ratner $249,982; Ronald A. Ratner - $249,982; and Duane F. Bishop - $249,982; and the aggregate grant-date fair value of performance shares granted to: David J. LaRue - $869,838; Robert G. O’Brien - $371,115; James A. Ratner - $309,271; Ronald A. Ratner - $309,271; and Duane F. Bishop - $309,271. At the maximum number of shares achievable, the aggregate grant-date fair value of the performance shares granted in 2016 would have been: David J. LaRue - $1,739,676; Robert G. O’Brien - $742,230; James A. Ratner - $618,542; Ronald A. Ratner - $618,542; and Duane F. Bishop - $618,542.

(3)

Represents the aggregate grant-date fair value of stock options computed in accordance with accounting guidance for share-based payments. The fair value of stock options is estimated using the Black-Scholes option pricing model. The assumptions used in the fair value calculations are described in Note Q, “Stock-Based Compensation”, to our consolidated financial statements for the year ended December 31, 2016, which are included in our Annual Report on Form 10-K filed with the SEC.

(4)

Represents the cash awards earned during the year shown under our STIP and LTIP by the NEO. The awards are paid in the following year. The STIP and LTIP programs are discussed in greater detail in the CD&A section of this proxy statement.

(5)

Represents the amount of above-market earnings on the NEO’s nonqualified deferred compensation balances which are reported in the Nonqualified Deferred Compensation table included in this section of the proxy statement. The earnings credited to each NEO’s nonqualified deferred compensation accounts were earned at the same rates as all other participants in the same plans. The amount of above-market earnings was computed to be the amount by which the actual earnings exceeded what the earnings would have been had we used 120% times the Federal Long-Term Rates published by the Internal Revenue Service in accordance with Section 1274(d) of the Internal Revenue Code.

(6)	The detail of All Other Compensation is shown in the following table:

All Other Compensation	David J. LaRue ($)	Robert G. O’Brien ($)	James A. Ratner ($)	Ronald A. Ratner ($)	Duane F. Bishop ($)
Matching contribution to 401(k) plan	$3,500	$3,500	$3,500	$3,500	$3,500
Imputed income of group term life insurance	$2,322	$2,322	$4,944	$4,953	$1,242
Auto allowance	$12,960	$12,960	$12,960	$12,960	$12,960
Executive health subsidy	$30,000	$30,000	$25,000	$25,000	$30,000
Long-term care insurance premiums	$3,777	$3,899	$3,315	$5,750	$—
Club dues	$—	$—	$—	$—	$—
Parking allowance	$2,940	$2,940	$—	$—	$2,940
Total	$55,499	$55,621	$49,719	$52,163	$50,642

Our employment agreement with Ronald A. Ratner, effective January 1, 2016, provides for annual salary of $500,000. This agreement is automatically renewable for one-year terms unless otherwise terminated and provide that upon the death of such executive while in the employ of the Company, his beneficiary would receive an annual death benefit for five years equal to his annual base salary at time of death.

Prior to his resignation, effective at 11:59 p.m., Eastern Time, on December 31, 2016, to become non-executive Chairman of our Board, we had an employment agreement with James A. Ratner, effective January 1, 2016, which provided for the same salary, automatic renewal and death benefit terms as the employment agreement with Ronald A. Ratner. Upon his resignation, the employment agreement with James A. Ratner was terminated.

Our employment agreements with David J. LaRue and Robert G. O’Brien, effective January 1, 2016, are automatically renewable for one-year terms unless otherwise terminated. The agreements provide for an annual base salary of at least $675,000 for David J. LaRue and at least $566,500 for Robert G. O’Brien, subject to adjustments at the discretion of the Compensation Committee. In 2016, the Compensation Committee adjusted the base salary of David J. LaRue to $750,000, effective February 28, 2016, and the base salary of Robert G. O’Brien to $583,000, effective February 28, 2016. Both David J. LaRue and Robert G. O’Brien have separate death benefit agreements providing that upon their death while in the employ of the Company, their beneficiary will receive an annual death benefit for five years equal to their annual base salary at the time of death.

Executive Compensation Tables (continued)

For a discussion of the terms of the awards in the following table, see the CD&A section of this proxy statement/prospectus.

Grants of Plan-Based Awards in 2016

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
		Threshold	Target	Maximum	Threshold	Target	Maximum
		($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($)(3)

David J. LaRue	3/23/2016	$—	$—	$—	12,591	50,367	100,734	—	—	$—	$869,838
	3/23/2016	$—	$—	$—	—	—	—	33,578	—	$—	$703,123
	STIP	$243,750	$975,000	$1,950,000	—	—	—	—	—	$—	$—
	LTIP	$527,344	$1,054,688	$2,109,375	—	—	—	—	—	$—	$—

Robert G. O’Brien	3/23/2016	$—	$—	$—	5,372	21,489	42,978	—	—	$—	$371,115
	3/23/2016	$—	$—	$—	—	—	—	14,326	—	$—	$299,986
	STIP	$145,750	$583,000	$1,166,000	—	—	—	—	—	$—	$—
	LTIP	$218,625	$437,250	$874,500	—	—	—	—	—	$—	$—

James A. Ratner	3/23/2016	$—	$—	$—	4,477	17,908	35,816	—	—	$—	$309,271
	3/23/2016	$—	$—	$—	—	—	—	11,938	—	$—	$249,982
	STIP	$125,000	$500,000	$1,000,000	—	—	—	—	—	$—	$—
	LTIP	$62,500	$125,000	$250,000	—	—	—	—	—	$—	$—

Ronald A. Ratner	3/23/2016	$—	$—	$—	4,477	17,908	35,816	—	—	$—	$309,271
	3/23/2016	$—	$—	$—	—	—	—	11,938	—	$—	$249,982
	STIP	$125,000	$500,000	$1,000,000	—	—	—	—	—	$—	$—
	LTIP	$187,500	$375,000	$750,000	—	—	—	—	—	$—	$—

Duane F. Bishop	3/23/2016	$—	$—	$—	4,477	17,908	35,816	—	—	$—	$309,271
	3/23/2016	$—	$—	$—	—	—	—	11,938	—	$—	$249,982
	STIP	$112,500	$500,000	$1,000,000	—	—	—	—	—	$—	$—
	LTIP	$187,500	$375,000	$750,000	—	—	—	—	—	$—	$—

(1)

The STIP cash award for the year ended December 31, 2016 for David J. LaRue, Robert G. O’Brien, James A. Ratner and Ronald A. Ratner was based on two equally weighted Company-wide metrics: Operating FFO per share and Net Debt to Adjusted EBITDA. For Duane F. Bishop, 45% of his STIP award was based on Operating FFO per share, 45% on Net Debt to Adjusted EBITDA, and 10% on performance relative to individual objectives. The threshold payment of 25% of a target dollar award for each Company-wide metric was based on achievement of 90% of the goal for that metric. The maximum award for each of the metrics is 200% of the target. The LTIP cash award is for the performance period from January 1, 2016 through December 31, 2018. The award will be determined by two equally weighted Company-wide metrics: Cumulative FFO per share and Compound Annual Growth in Net Asset Value per share. The threshold payment of 50% of a target dollar award for each Company-wide metric is based on achievement of 90% of the goal for that metric. The maximum award for each of the metrics is 200% of the target.

(2)

The amounts shown in these columns relate to performance shares granted in 2016 for the performance period from January 1, 2016 through December 31, 2018. The performance shares were granted at target and the ultimate number of shares earned can range from 0% to 200% depending upon the degree the performance goals are met at the end of the performance period. The performance metric is TSR relative to our peers. The threshold level represents 25% of target and the maximum level represents 200% of target.

(3)

The grant-date fair value of restricted stock awards was $20.94 per share, which equaled the closing price of the Class A Common Stock on the date of grant. The grant-date fair value of the performance share grant (at target) was based on a Monte Carlo simulation and was calculated to be $17.27.

Executive Compensation Tables (continued)

Outstanding Equity Awards at Fiscal Year-End 2016

Name	Grant Date	Option Awards (1)				Stock Awards
								Equity Incentive Plan Awards
		Number of Securities Underlying Unexercised Options Exercisable as of December 31, 2016	Number of Securities Underlying Unexercised Options Unexercisable as of December 31, 2016	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Number of Unearned Shares, Units or Other Rights That Have Not Vested	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
		(#)	(#)	($)		(#)(2)	($)(3)	(#)(4)	($)(5)

David J. LaRue	3/29/2007	25,200	—	$65.35	3/29/2017	—	$—	—	$—
	6/18/2008	28,059	—	$36.38	6/18/2018	—	$—	—	$—
	4/14/2010	26,893	—	$15.89	4/14/2020	—	$—	—	$—
	4/13/2011	64,277	—	$17.72	4/13/2021	—	$—	—	$—
	4/11/2012	77,945	—	$14.74	4/11/2022	—	$—	—	$—
	4/8/2013	32,815	32,815	$17.60	4/8/2023	—	$—	—	$—
	3/28/2014	15,522	46,568	$18.73	3/28/2024	—	$—	9,610	$200,272
	3/26/2015	—	—	$—	—	24,675	$514,227	8,225	$171,409
	3/27/2015	—	—	$—	—	—	$—	20,000	$416,800
	3/23/2016	—	—	$—	—	33,578	$699,766	12,591	$262,396

Robert G. O’Brien	3/29/2007	25,200	—	$65.35	3/29/2017	—	$—	—	$—
	6/18/2008	28,059	—	$36.38	6/18/2018	—	$—	—	$—
	4/21/2009	7,011	—	$7.80	4/21/2019	—	$—	—	$—
	4/14/2010	26,893	—	$15.89	4/14/2020	—	$—	—	$—
	4/13/2011	38,547	—	$17.72	4/13/2021	—	$—	—	$—
	4/11/2012	39,694	—	$14.74	4/11/2022	—	$—	—	$—
	4/8/2013	16,711	16,711	$17.60	4/8/2023	24,148	$503,244	—	$—
	3/28/2014	7,905	23,715	$18.73	3/28/2024	17,018	$354,655	4,894	$101,991
	3/26/2015	—	—	$—	—	24,451	$509,559	3,834	$79,901
	3/27/2015	—	—	$—	—	—	$—	16,000	$333,440
	3/23/2016	—	—	$—	—	14,326	$298,554	5,372	$111,952

James A. Ratner	3/29/2007	25,200	—	$65.35	3/29/2017	—	$—	—	$—
	6/18/2008	17,721	—	$36.38	6/18/2018	—	$—	—	$—
	4/21/2009	21,797	—	$7.80	4/21/2019	—	$—	—	$—
	4/14/2010	36,635	—	$15.89	4/14/2020	—	$—	—	$—
	4/13/2011	24,103	—	$17.72	4/13/2021	—	$—	—	$—
	4/11/2012	32,477	—	$14.74	4/11/2022	—	$—	—	$—
	4/8/2013	15,192	15,192	$17.60	4/8/2023	—	$—	—	$—
	3/28/2014	7,186	21,559	$18.73	3/28/2024	—	$—	4,449	$92,717
	3/26/2015	—	—	$—	—	10,155	$211,630	3,384	$70,523
	3/27/2015	—	—	$—	—	—	$—	8,000	$166,720
	3/23/2016	—	—	$—	—	11,938	$248,788	4,477	$93,301

Ronald A. Ratner	3/29/2007	25,200	—	$65.35	3/29/2017	—	$—	—	$—
	6/18/2008	17,721	—	$36.38	6/18/2018	—	$—	—	$—
	4/21/2009	21,797	—	$7.80	4/21/2019	—	$—	—	$—
	4/14/2010	36,635	—	$15.89	4/14/2020	—	$—	—	$—
	4/13/2011	24,103	—	$17.72	4/13/2021	—	$—	—	$—
	4/11/2012	32,477	—	$14.74	4/11/2022	—	$—	—	$—
	4/8/2013	15,192	15,192	$17.60	4/8/2023	—	$—	—	$—
	3/28/2014	7,186	21,559	$18.73	3/28/2024	—	$—	4,449	$92,717
	3/26/2015	—	—	$—	—	10,155	$211,630	3,384	$70,523
	3/27/2015	—	—	$—	—	—	$—	8,000	$166,720
	3/23/2016	—	—	$—	—	11,938	$248,788	4,477	$93,301

Executive Compensation Tables (continued)

Name	Grant Date	Option Awards (1)				Stock Awards
								Equity Incentive Plan Awards
		Number of Securities Underlying Unexercised Options Exercisable as of December 31, 2016	Number of Securities Underlying Unexercised Options Unexercisable as of December 31, 2016	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Number of Unearned Shares, Units or Other Rights That Have Not Vested	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
		(#)	(#)	($)		(#)(2)	($)(3)	(#)(4)	($)(5)
Duane F. Bishop	3/29/2007	10,000	—	$65.35	3/29/2017	—	$—	—	$—
	6/18/2008	7,107	—	$36.38	6/18/2018	—	$—	—	$—
	4/8/2013	—	—	$—	—	3,658	$76,233	—	$—
	3/28/2014	—	—	$—	—	6,223	$129,687	2,064	$43,014
	3/26/2015	—	—	$—	—	4,445	$92,634	1,481	$30,864
	3/27/2015	—	—	$—	—	—	$—	12,800	$266,752
	3/23/2016	—	—	$—	—	11,938	$248,788	4,477	$93,301

(1)	All the option awards shown in the above schedule vest 25% at the second anniversary, 25% at the third anniversary and 50% at the fourth anniversary of the grant date.
(2)

The shares in this column represent restricted stock awards. For grants prior to 2015, shares vest 25% at the second anniversary, 25% at the third anniversary and 50% at the fourth anniversary of the grant date. For the 2015 and 2016 grants, shares vest 25% at the first anniversary, 25% at the second anniversary and 50% at the third anniversary of the grant date.

(3)	The market value of shares in this column is based on the closing price of our Class A Common Stock of $20.84 on December 31, 2016.
(4)

The shares in this column represent the underlying shares of Class A Common Stock issuable upon the payout of performance shares. The 2013 grant vested in February 2017 and is presented here at its actual payout of 0% of target because the minimum performance goals for this grant were not achieved. The March 28, 2014, March 26, 2015, and March 23, 2016 grants assume a payout at threshold (at 25% of target). The March 27, 2015 grant assumes a payout at threshold (at 40% of target). The performance shares granted on April 8, 2013 have a performance period from February 1, 2013 through December 31, 2016, the performance shares granted on March 28, 2014 have a performance period from January 1, 2014 through December 31, 2017, the performance shares granted on March 26 and 27, 2015 have a performance period from January 1, 2015 through December 31, 2017, and the performance shares granted on March 23, 2016 have a performance period from January 1, 2016 through December 31, 2018. The vesting and actual payout of the performance shares will be determined after the end of the respective performance periods.

(5)	This column reports the product of the number of unearned performance shares multiplied by the closing market price of our Class A Common Stock of $20.84 on December 31, 2016.

Executive Compensation Tables (continued)

Option Exercises and Stock Vested

For the year ended December 31, 2016

Name	Option Awards	Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
	(#)	($)	(#)	($)(1)
David J. LaRue	23,172	$235,434	69,121	$1,263,537
Robert G. O’Brien	—	$—	85,740	$1,701,248
James A. Ratner	—	$—	28,756	$525,544
Ronald A. Ratner	—	$—	28,756	$525,544
Duane F. Bishop	—	$—	20,196	$390,770

(1)	The value realized on vesting represents the product of the number of shares vested and the closing price of the Class A Common Stock on the vesting date.

Nonqualified Deferred Compensation

For the year ended December 31, 2016

Name	Executive Contributions in Last FY	Registrant Contributions in Last FY	Aggregate Earnings in Last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE
	($)(1)	($)(2)	($)(3)	($)	($)(4)
David J. LaRue	$—	$—	$34,447	$—	$835,650
Robert G. O’Brien	$—	$—	$31,286	$—	$759,160
James A. Ratner	$—	$—	$38,057	$—	$927,152
Ronald A. Ratner	$—	$—	$76,768	$—	$1,863,903
Duane F. Bishop	$—	$—	$2,498	$—	$61,143

(1)

The NEOs may defer a portion of their annual salary, bonus or short-term incentive compensation, up to a maximum of $100,000 per year, under our elective deferred compensation plan for executives. Amounts deferred under this plan earn interest at a rate equal to the average of the Moody’s Rates. The rate is updated every calendar quarter using the first published Moody’s rates of the new quarter. Interest rates ranged from 3.97% to 4.71% during the year ended December 31, 2016. Interest is credited to the executives’ accounts biweekly and compounded quarterly. The cumulative deferrals and earnings thereon will be paid to the NEOs in accordance with the elections they made defining the time of payment and form of payment.

(2)

The NEOs participate in the Unfunded Nonqualified Supplemental Retirement Plan for a select group of executives and other members of management. The plan provides for the accrual of a discretionary contribution by us to the executive’s account plus interest on the account balance. The Company suspended the discretionary contributions in 2008, and there have been no contributions since that time. Interest is credited as of the end of the fiscal year and is computed on the beginning-of-year account balance at a rate equal to the average of the quarterly Moody’s Rates used in our elective deferred compensation plan for executives (see note 1). The interest rate used for the year ended December 31, 2016 was 4.26%. Participants in the plan become 50% vested in the accumulated benefits after 10 years of service and then after each of the next five years of service until becoming 100% vested after 15 years of service. All of the NEOs are participants and are 100% vested. Benefits are payable in installments over a 10-year period upon the later of the date of termination or the attainment of age 60.

(3)

The amount of earnings reported in this column that are deemed to be above-market earnings are reported in the Summary Compensation Table, and are as follows: David J. LaRue - $12,828; Robert G. O’Brien - $11,647; James A. Ratner - $14,102; Ronald A. Ratner - $28,560; and Duane F. Bishop - $920.

(4)

Prior years’ accumulation of executive contributions and our contributions included in this column have been reported in prior years’ Summary Compensation Tables to the extent these NEOs were required to be disclosed. Accumulated earnings from prior years included in this column have not been reported in prior years’ Summary Compensation Tables, except for above-market earnings.

EQUITY COMPENSATION PLAN INFORMATION

The information presented in the following table is as of December 31, 2016.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plan approved by security holders (1)	2,548,031	$31.29	5,351,237
Equity compensation plan not approved by security holders (2)	16,820	—	—
Total	2,564,851		5,351,237

(1)

Our Stock Plan was approved by the stockholders in 1994 and was last amended and restated by stockholder approval on June 13, 2013, further amended on December 17, 2013 and assumed by Forest City Realty Trust, Inc., effective January 1, 2016. The Compensation Committee of the Board of Directors administers the plan. Under the plan, we may award Class A stock options, restricted shares/units and performance shares to our employees and nonemployee directors. The maximum number of shares that may be awarded under the plan is 21,750,000. The maximum award to an individual during any calendar year is 500,000 stock options and 500,000 of the aggregate performance-based restricted shares and performance shares. Also, the aggregate grant-date fair value of awards granted to a nonemployee director during any calendar year is limited to $250,000. Anti-dilution provisions in the plan adjust the share maximums, outstanding awarded options and related exercise prices for stock splits or stock dividends. Each option grant has a maximum term of 10 years. The Compensation Committee determines vesting schedules for each award.

(2)

This represents phantom shares of Class A Common Stock accumulated by our nonemployee directors under their deferred compensation plan. Their plan is described in the “Director Compensation” section of this proxy statement/prospectus.

PROPOSAL 2 – APPROVAL (ON AN ADVISORY, NON-BINDING BASIS) OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

As required by Section 14A of the Securities and Exchange Act of 1934 and the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing our stockholders with an opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our NEOs as disclosed in this proxy statement/prospectus in accordance with the compensation disclosure rules of the SEC.

As described in detail under the heading “Compensation Discussion & Analysis” (“CD&A”), we seek to closely align the interests of our NEOs with the interests of our stockholders. Our compensation programs are designed to reward our NEOs for the achievement of short-term and long-term strategic and operational goals that lead to long-term value creation, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. Please read the CD&A in this proxy statement/prospectus for additional and more detailed descriptions of our executive compensation programs.

During 2016, the Compensation Committee’s independent compensation advisor, Pearl Meyer, reviewed the existing executive compensation program and reaffirmed that the program is fundamentally sound, reinforces key business objectives, and provides for competitive pay opportunities that are aligned with short-term and strategic objectives in support of long-term value creation.

This is evidenced by the following policies and practices listed below.

•	Our Stock Plan prohibits all repricing of options and cash repurchases of underwater options without prior stockholder approval.

•

Our Board of Directors approved our Hedging and Pledging Policy, which has been in place since mid-2013. Further information is included under the “Additional Executive Compensation Policies” portion of the CD&A section of this proxy statement/prospectus.

•

Approximately 20 key executives are subject to stock ownership guidelines and stock holding requirements as outlined under the “Additional Executive Compensation Policies” portion of the CD&A section of this proxy statement/prospectus. This includes our President & CEO, David J. LaRue, whose requirements were recently increased to a share equivalent of approximately six times his base salary.

•

We have maintained a clawback policy for compensation paid to certain executive officers since 2011, including our NEOs. Additional information is included under the “Additional Executive Compensation Policies” portion of the CD&A section of this proxy statement/prospectus.

•

The majority of the total direct compensation opportunity for our key executives including our NEOs continues to be variable “at risk” pay. Over 65% of our CEO David J. LaRue’s target total direct compensation opportunity is comprised of “at risk” pay. Over 60% is tied to long-term incentives and equity. Similarly, Robert G. O’Brien, James A. Ratner, Ronald A. Ratner and Duane F. Bishop each have a total direct compensation opportunity in which over 60% is represented by “at risk” pay. Half of their target total direct compensation opportunity is based on long-term incentives and equity.

•

Performance share grants are provided to our NEOs in support of greater pay alignment with stockholder interests. Performance share grants will vest based on a relative total stockholder return metric (defined as change in stock price plus dividends paid) comparing the returns of our Class A Common Stock to that of all companies in the NAREIT All Equity REIT Index. In support of creating meaningful and challenging goals, the Compensation Committee approved a requirement whereby a target level of performance shares will vest only if our TSR ranks in the 60th percentile relative to companies in the NAREIT Index for a multi-year performance period coinciding with our strategic planning cycles. Consistent with this element of pay for performance, no performance shares vested for the 2013 – 2016 performance cycle since we did not achieve a threshold level of performance.

•

To further enhance transparency, beginning in 2015 the Compensation Committee approved an approach whereby Cash LTIP cycles were tied to two equally-weighted internally focused metrics. This was in lieu of an enabling formula which had been used in prior Cash LTIP cycles. The Compensation Committee believes the use of two internally focused metrics, coupled with the use of a relative TSR metric for performance shares, provides an appropriate balance for our executives’ long-term incentive opportunity.

•

During 2016, the Compensation Committee approved equity grants to our NEOs and other senior executives and managers who participate in our LTIP. These grants were made in connection with a value-based percentage of pay formula approach that had been developed by Pearl Meyer, the Compensation Committee’s independent advisor. The number of shares granted to NEOs and other senior executives and managers who participate in the LTIP, and our outside Directors, represented a run rate (defined as total shares issued divided by total shares of common stock outstanding) of approximately 0.40%. This run rate was within acceptable parameters for our industry as determined by benchmark data and stockholder advisory firms.

•

In early 2017, as well as in prior years, our Audit and Compensation Committees collectively reviewed the results of a risk analysis prepared by our management and which was separately reviewed by the Compensation Committee’s independent compensation advisor, and concluded that our compensation programs and policies do not create inappropriate risks that are likely to have a material adverse effect on the Company. In arriving at this conclusion the Audit and Compensation Committees considered a number of risk factors as well as mitigation strategies that have been implemented, including compensation clawback provisions and the use of stock ownership requirements. The risk analysis is discussed in greater detail in the CD&A.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our NEOs, as described in this proxy statement/prospectus in accordance with the compensation disclosure rules of the SEC. The vote is advisory, which means that the vote is not binding on the Company, our Board of Directors or the Compensation Committee. To the extent there is any significant vote against our NEOs’ compensation as disclosed in this proxy statement/prospectus, the Compensation Committee will evaluate whether any actions are necessary to address the concerns of stockholders.

As announced in our Current Report on Form 8-K filed with the SEC on June 14, 2011 and consistent with the stockholders’ vote on the matter, the Board of Directors determined to hold an advisory vote to approve the compensation of our NEOs every year until the next vote on the frequency of such advisory vote, which will occur at the Annual Meeting.

The affirmative vote of a majority of all of the votes cast at the Annual Meeting is required for approval of this Proposal 2.

Brokers will not be able to exercise their discretion to vote uninstructed shares for this proposal. Therefore, if your shares are to be represented by a broker at the Annual Meeting, you must provide specific voting instructions if you wish to vote upon this proposal.

Accordingly, we ask our stockholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory, non-binding basis, the compensation of the Company’s NEOs, as disclosed in the Company’s Proxy Statement/Prospectus for the 2017 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2016 Summary Compensation Table and the other related tables and disclosures.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL (ON AN ADVISORY, NON-BINDING BASIS) OF THE COMPENSATION OF OUR NEOs, AS DISCLOSED IN THIS PROXY STATEMENT/PROSPECTUS.

PROPOSAL 3 – VOTE (ON AN ADVISORY, NON-BINDING BASIS) ON THE FREQUENCY OF WHICH THE STOCKHOLDERS WILL HAVE AN ADVISORY, NON-BINDING VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

The Dodd-Frank Act and Section 14A of the Exchange Act provide that every six years stockholders must be given the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently we should seek future advisory votes on the compensation of our Named Executive Officers as disclosed in accordance with the compensation disclosure rules of the SEC. By voting with respect to this Proposal 3, stockholders may indicate whether they would prefer that we conduct future advisory votes on the compensation of our Named Executive Officers once every one, two, or three years. Stockholders also may, if they wish, abstain from casting a vote on this proposal.

After careful consideration, our Board of Directors has determined that an annual advisory vote on the compensation of our Named Executive Officers is still the most appropriate alternative for the Company. An annual vote will allow our stockholders to provide timely, direct input on the Company’s executive compensation philosophy, policies and practices as disclosed in the proxy statement each year. The Board believes that an annual vote is therefore consistent with the Company’s efforts to engage in an ongoing dialogue with our stockholders on executive compensation and corporate governance matters.

The Company recognizes that the stockholders may have different views as to the best approach for the Company, and therefore we look forward to hearing from our stockholders as to their preferences on the frequency of an advisory vote on executive compensation.

This vote is advisory and not binding on the Company or our Board of Directors in any way. The Board of Directors and the Compensation Committee will take into account the outcome of the vote, however, when considering the frequency of future advisory votes on executive compensation. The Board may decide that it is in the best interests of the Company to hold an advisory vote on the compensation of our Named Executive Officers more or less frequently than the frequency receiving the most votes cast by our stockholders. Stockholders may cast a vote on the preferred voting frequency by selecting the option of one year, two years, or three years (or abstain) when voting in response to the resolution set forth below.

“RESOLVED, that the stockholders of the Company determine, on an advisory basis, that the option of one year, two years, or three years that receives a majority of all the votes cast, or, in the event that no option receives a majority of the votes cast, the option that receives the most votes, to be the preferred frequency with which the Company is to hold a stockholder vote to approve the compensation of the Company’s Named Executive Officers, as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules.”

The proxy card provides stockholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, stockholders will not be voting to approve or disapprove the recommendation of the Board. Brokers will not be able to exercise their discretion to vote uninstructed shares for this proposal. Therefore, if your shares are to be represented by a broker at the Annual Meeting, you must provide specific voting instructions if you wish to vote upon this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE OPTION OF “EVERY ONE YEAR” AS THE PREFERRED FREQUENCY FOR ADVISORY VOTES ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

PROPOSAL 4 – RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2017

The Audit Committee is directly responsible for the appointment, compensation (including approval of the audit fee), retention and oversight of the independent registered public accounting firm retained to audit our financial statements. The Audit Committee appointed PricewaterhouseCoopers LLP (“PWC”) as the independent registered public accounting firm for the Company for the year ending December 31, 2017. PWC has served as the Company’s independent auditor since 1989.

Although stockholder approval of this appointment is not required by our bylaws or otherwise, the Board is submitting this proposal as a matter of good corporate governance. The Board believes stockholders should have the opportunity to express their views on the appointment of our independent auditor. If the appointment is not ratified, the Audit Committee will consider the voting results in determining whether or not to retain PWC. Even if the appointment is ratified, the Audit Committee, in its sole discretion, may change the appointment at any time during the year, if it determines that such a change is in the best interest of the Company and its stockholders.

In connection with appointing PWC, the Audit Committee annually reviews their independence and performance in deciding whether to retain PWC. During this review, the Audit Committee considers, among others, the following factors:

•	PWC’s qualifications, reputation for integrity and competence in the areas of accounting and auditing and the real estate industry;

•	PWC’s independence and objectivity;

•	PWC’s familiarity of our business and financial affairs;

•	the appropriateness of PWC’s fees for audit and non-audit services, both on an absolute basis and as compared to peer firms;

•	PWC’s tenure as the Company’s independent registered accounting firm;

•	data related to audit quality and performance, including PWC’s recent Public Company Accounting Oversight Board inspection reports;

•	PWC’s historical and recent performance of our integrated audit; and

•	the results of a report from PWC describing all relationships between the independent auditor and the Company.

In connection with the Audit Committee’s oversight role of the independent auditor, the Audit Committee also:

•	meets independently, at least quarterly, with PWC, senior management and internal audit personnel;

•	interviews and approves the lead engagement partner with each rotation; and

•	reviews and approves the scope and related fees of non-audit services, paying particular attention to the impact of PWC’s independence.

The Audit Committee believes the continued retention of PWC to serve as our independent auditor is in the best interest of the Company and its stockholders.

PWC has indicated that a representative will attend the Annual Meeting to respond to appropriate questions from stockholders. Their representative will also have the opportunity to make a statement at the meeting.

The affirmative vote of a majority of all of the votes cast at the Annual Meeting is required for the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2017. Abstentions and broker non-votes, if any, will not be counted as votes cast and, as a result, will have no effect on the result of the vote on this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

AUDIT COMMITTEE REPORT

The Audit Committee (the “Audit Committee”) of the Board of Directors of Forest City Realty Trust, Inc. (“Forest City”) assists the Board in fulfilling its responsibility for oversight of the accounting, financial reporting, data processing, regulatory and internal control environments and the appointment, oversight and approval of the compensation of the Company’s independent registered accounting firm. Management has the primary responsibility for establishing and maintaining adequate internal financial controls, for preparing the financial statements and for the public financial reporting process. The Company’s independent registered public accounting firm is responsible for expressing opinions on the conformity of the Company’s audited financial statements with generally accepted accounting principles and on the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee meets at least quarterly, to review all financial information prior to its release and inclusion in the Company’s public filings. The Audit Committee meets independently with management, internal audit and the independent registered public accounting firm at least quarterly, or on a more frequent basis if requested by any of the applicable parties.

The Audit Committee has received and reviewed the written disclosures and letter of independence from PricewaterhouseCoopers LLP, as required by the Public Company Accounting Oversight Board and has discussed with PricewaterhouseCoopers LLP their independence. The Audit Committee has also considered whether the non-audit services provided by PricewaterhouseCoopers LLP are compliant with maintaining their independence.

The Audit Committee has discussed with PricewaterhouseCoopers LLP their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and underlying estimates in its financial statements, and the matters required to be discussed by Auditing Standard 1301, “Communication with Audit Committees”.

The Audit Committee has reviewed and discussed our audited financial statements as of and for the year ended December 31, 2016, management’s report on the design and effectiveness of our internal controls over financial reporting as of December 31, 2016, and PricewaterhouseCoopers LLP’s audit of internal control over financial reporting with management and the independent registered public accounting firm.

Based on the review and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board that the audited financial statements and management’s report on the design and effectiveness of internal controls over financial reporting be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, for filing with the Securities and Exchange Commission.

The Audit Committee reviews and reassesses the adequacy of its charter on an annual basis. All members of the Audit Committee are independent directors and meet the independence requirements for audit committees under the New York Stock Exchange Rules and the Securities Exchange Act of 1934.

Michael P. Esposito, Jr. (Chairman)	Arthur F. Anton	Kenneth J. Bacon	Stan Ross

The foregoing Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement/prospectus into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate the information by reference, and shall not otherwise be deemed filed under such Acts.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES & SERVICES

The Audit Committee of the Board of Directors considers and pre-approves any audit, non-audit and tax services to be performed by our independent registered public accounting firm. The Audit Committee has considered whether the non-audit services are compatible with maintaining the independence of the independent registered public accounting firm.

The aggregate fees billed (or expected to be billed) to us for professional services rendered by PricewaterhouseCoopers LLP, all of which have been approved by the Audit Committee, for the years ended December 31, 2016 and 2015, are as follows:

	Years Ended
	December 31, 2016	December 31, 2015
Audit fees	$4,163,400	$4,678,000
Audit-related fees	419,606	937,845
Tax fees	661,205	2,280,034
All other fees	7,096	7,096

Total	$5,251,307	$7,902,975

Audit fees: Professional services relating to audits of our annual consolidated financial statements and internal controls over financial reporting, reviews of our quarterly SEC filings, issuance of comfort letters, consents and income tax provision procedures.

Audit-related fees: Audit and other assurance services relating to individual real estate properties that are required primarily under mortgage or partnership agreements and accounting related REIT conversion services (2016 - $70,106; 2015 - $344,845). There were no fees for services relating to financial information design and implementation.

Tax fees: Professional services relating primarily to tax compliance, consulting fees and tax related REIT conversion services (2016 - $163,388; 2015 - $2,170,211).

All other fees: Other fees include annual subscriptions to accounting research tools.

CERTAIN RELATIONSHIPS & RELATED TRANSACTIONS

We require each of our directors and executive officers to complete a questionnaire on an annual basis, which includes questions regarding related person transactions. In addition, we have a formal policy with respect to related person transactions that requires the Corporate Governance and Nominating Committee to review and approve any transaction greater than $120,000 in which we were or will be a participant and in which a related person had or will have a direct or indirect material interest. Related persons include any of our executive officers, directors or nominees for director and their immediate family members, any shareholder owning in excess of 5% of our Common Stock and any family members of any such stockholder or an entity in which any of the foregoing has a substantial ownership interest. In reviewing and approving a related person transaction, the Corporate Governance and Nominating Committee considers, among other things, if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party. All related person transactions are disclosed to the Corporate Governance and Nominating Committee.

The Compensation Committee, comprised solely of independent directors and which uses the advice of outside counsel and compensation consultants, annually reviews the salaries and incentives paid to the executive officers disclosed under the section entitled “Family Relationships” below.

The transactions with Bruce C. Ratner and his affiliates set forth below were contemplated as part of the restructuring of the ownership interests held by Bruce C. Ratner and the conditions under which such transactions would take place were provided for in a master contribution and sale agreement (the “Master Contribution and Sale Agreement”). Because of the importance and nature of the Master Contribution and Sale Agreement, the transaction was specifically reviewed and approved during the year ended January 31, 2007 by a special committee of the Board comprised solely of independent directors.

The Reimbursement Agreement

On October 24, 2016, the Company entered into a Reimbursement Agreement with RMS. On the terms and subject to the conditions set forth therein, the Company agreed to reimburse the Reimbursed Persons for certain costs, fees, expenses, losses, damages and liabilities. Specifically, the Company agreed to reimburse RMS (together with its officers, directors, employees, beneficiaries, trustees, representatives and agents) for reasonable and documented fees and out-of-pocket expenses of RMS’s financial, legal and public relations advisors incurred in evaluating and negotiating the Reclassification. In addition, the Company agreed to reimburse the Reimbursed Persons for (i) reasonable costs and expenses incurred by each Reimbursed Person in connection with any Proceeding (as defined in the Reimbursement Agreement) to which such Reimbursed Person is a party or otherwise involved in and (ii) any losses, damages or liabilities actually and reasonably suffered or incurred in any such Proceeding by a Reimbursed Person. As of December 31, 2016, the Company incurred an aggregate amount of $1,541,500 in reimbursements to RMS. For more information on the Reimbursement Agreement, see the section of this proxy statement/prospectus entitled “The Reimbursement Agreement.”

The Reclassification Agreement

On December 5, 2016, the Company entered into a Reclassification Agreement with RMS. The Reclassification Agreement provides that, at the Effective Time, as defined in the Agreement, following the satisfaction of the conditions thereto, each share of Class B Common Stock issued and outstanding immediately prior to the Effective Time will be reclassified and exchanged into 1.31 shares of Class A Common Stock, with a right to cash in lieu of fractional shares. For more information on the Reclassification Agreement, see the section of this proxy statement/prospectus entitled “The Reclassification Agreement.”

Transactions with RMS Investment Corp.

During 2014, we entered into an agreement with RMS Investment Corp. (“RMSIC”) and Van Aken Shopping Center, Ltd (“VASC”), an affiliate of RMSIC, to provide various real estate services to RMSIC and VASC for the planning and redevelopment of a shopping center located in Shaker Heights, Ohio. RMSIC is controlled by the four children of Charles A. Ratner, our former Chairman; the two children of James Ratner, our non-executive Chairman; the two children of Ronald Ratner, our Executive Vice President - Development and Director; Deborah Ratner Salzberg, our Executive Vice President and Director; Brian J. Ratner, our Executive Vice President and Director; the four children of Ruth Miller, the deceased sister of Albert B. Ratner, a Co-Chairman Emeritus of our Board; and Samuel H. Miller, a Co-Chairman Emeritus of our Board, as trustee. Pursuant to the agreement, RMSIC and VASC reimburse us at fair market rates for the real estate services provided. The aggregate amount paid by RMSIC to the Company since the beginning of the Company’s 2016 fiscal year is $283,350.

Family Relationships

Deborah Ratner Salzberg and Brian J. Ratner, each an Executive Vice President and Director, are the children of Albert B. Ratner, who serves as a Co-Chairman Emeritus of our Board. During the year ended December 31, 2016, Deborah Ratner Salzberg earned a salary of $437,014, an annual incentive (STIP) of $430,924 and a long term incentive (LTIP) of $32,540. During the year ended December 31, 2016, Brian Ratner earned a salary of $457,269, an annual incentive (STIP) of $394,579 and a long term incentive (LTIP) of $39,311. Ms. Ratner Salzberg and Mr. Ratner are also eligible for equity awards on the same basis as other senior management.

James LaRue, brother of David J. LaRue, our President, CEO and Director, is employed as Director - Asset Management of Forest City Commercial Management, LLC, one of our subsidiaries. Kevin L. Ratner and Jonathan Ratner, sons of Charles A. Ratner, are employed, respectively, as Executive Vice President of the Company’s West Coast Division and as Executive Vice President - Residential Asset Management. None of these individuals are executive officers of the Company. The compensation, perquisites and benefits provided to these three individuals were substantially comparable to those provided to other employees with similar qualifications, responsibilities and experience. During the year ended December 31, 2016, each of James LaRue, Kevin L. Ratner and Jonathan Ratner earned compensation, including perquisites and benefits, paid by the Company in excess of $120,000, but none earned as much as the lowest compensated NEO as disclosed in the “Summary Compensation Table” section of this proxy statement/prospectus.

Employment Agreements

In addition to the employment agreements with certain NEOs as disclosed in the narrative section to the Summary Compensation Table elsewhere in this proxy statement, we currently have employment agreements with Albert B. Ratner, our Co-Chairman Emeritus, Samuel H. Miller, our Co-Chairman Emeritus, and Bruce C. Ratner, our Executive Vice President. In addition, we had an employment agreement with Charles A. Ratner that terminated upon his retirement effective at 11:59 pm, Eastern Time, on December 31, 2016.

The employment agreements with Albert B. Ratner and Samuel H. Miller provide for annual salaries of $425,000 and $375,000, respectively, and that upon death while such individual is actively employed with the Company, his beneficiary(ies) will receive annual death benefits of $475,000 and $425,000, respectively, for five years. The employment agreements are renewable annually. Prior to his retirement on December 31, 2016, Charles A. Ratner’s employment agreement provided for an annual salary of $400,000. Although Messrs. A. Ratner, S. Miller and C. Ratner do not participate in a formal bonus plan, an annual bonus may be awarded on a discretionary basis as reviewed by the Compensation Committee. During the year ended December 31, 2016, Messrs. A. Ratner, Miller and C. Ratner did not receive any cash bonuses or equity-based awards. Each of the foregoing individuals were also eligible for benefits and perquisites on the same basis as other senior management.

The employment agreement with Bruce C. Ratner provides for an annual salary of $450,000. The employment agreement is renewable annually. Mr. Ratner is eligible to receive a bonus and equity-based awards, as well as benefits and perquisites commensurate with other senior management executives. During the year ended December 31, 2016, Mr. Ratner did not receive a cash bonus or any equity-based awards.

Non-Compete Arrangement

Pursuant to his employment agreement, Bruce C. Ratner agreed that during his employment with us, and for a two-year period following thereafter, he will not engage in any activity that competes with our business. If we terminate Mr. Ratner’s employment without cause, the two-year period will be reduced to one year. Mr. Ratner also agreed that he will not directly or indirectly induce any of our employees, or any of our affiliates, to terminate their employment or other relationships with us and will not employ or offer employment to any person who was employed by us or our subsidiaries unless such person has ceased to be employed by us or our affiliates for a period of at least one year. Mr. Ratner owns, and will continue to own, a certain property that was not transferred to us. This property may be managed, developed, expanded, operated and sold independently of our business. Should Mr. Ratner sell the property, he may purchase additional property, to effectuate a Section 1031 tax deferred exchange under the Internal Revenue Code, with the prior approval of the Audit Committee. Except for this property or any potential purchase of property to effect a tax-deferred transaction or any transaction approved by the Audit Committee, Mr. Ratner will engage in all business activities of the type conducted by us only through and on behalf of us, as long as he is employed by us.

Transactions with Bruce C. Ratner and His Affiliates

During the fiscal year ended January 31, 2007, we entered into the Master Contribution and Sale Agreement with Bruce C. Ratner pursuant to which the parties agreed to restructure their ownership interests in a total of 30 retail, office and residential operating properties and certain service companies that were owned jointly by us and Mr. Ratner. Pursuant to the Master Contribution and Sale Agreement, Mr. Ratner, certain entities and individuals affiliated with him, including members of his family and/or trusts for the benefit of such family members (“BCR Entities”), and certain entities affiliated with Forest City (“FCE Entities”) either contributed their interests in these operating properties and service companies to Forest City Master Associates III, LLC (“Master III”), a limited liability company that is owned jointly by the FCE Entities and the BCR Entities but is controlled by us, or in some cases, the BCR Entities transferred their interests for cash consideration.

In connection with the Master Contribution and Sale Agreement, the parties and their respective affiliates also entered into several additional related agreements, including a Registration Rights Agreement, a Tax Protection Agreement and the Master III Operating Agreement. Under the Master III Operating Agreement, we issued Mr. Ratner and the BCR Entities 3,894,232 Class A Common Units (“Units”) in Master III. Certain of the BCR Entities exchanged 247,477 of the Units for cash and shares of our Class A Common Stock in July 2008, 673,565 of the Units for shares of our Class A Common Stock in June 2014 and 1,032,402 of the Units for shares of our Class A Common Stock in September 2015. During the year ended December 31, 2016, the BCR Entities received a distribution preference pursuant to the Master Contribution and Sale Agreement in the amount of $659,868 as a result of the dividends paid on shares of the Company’s Class A Common Stock, of which amount, Mr. Ratner’s interest was $62,427.

Under the terms of the Master Contribution and Sale Agreement, we agreed with Mr. Ratner and the BCR Entities to a method for valuing and possibly restructuring certain properties that were under development. Each of the development projects shall remain owned jointly until the individual development project has been completed and achieves “stabilization.” When a development project achieves “stabilization,” it will be valued, either by negotiation, through arbitration or by obtaining a bona fide third-party offer. Once each project’s value has been determined, we may, in our discretion, cause that project to be contributed to Master III in exchange for additional Units, sold to Master III for cash, sold to the third party or remain jointly owned by us and Mr. Ratner.

During 2008, two of the development properties, New York Times, an office building located in Manhattan, New York, and Twelve MetroTech Center, an office building located in Brooklyn, New York, achieved stabilization, and, in accordance with the terms of the Master Contribution and Sale Agreement, we caused the respective FCE Entities to acquire the interest of the BCR Entities in those two properties for cash. Under the terms of the redemption agreements, the applicable BCR Entities assigned their interests in the two projects to the respective FCE Entities and will receive approximately $121,000,000 over a 15-year period. During the year ended December 31, 2016, no redemption distribution installment payments were paid.

During the year ended December 31, 2014, in accordance with the Master Contribution and Sale Agreement, we accrued an $11,000,000 development fee payable to Mr. Ratner related to Westchester’s Ridge Hill, a regional mall in Yonkers, New York, as certain milestones had been reached in the development and operation of the property. In December 2015, we caused certain of our affiliates to acquire the BCR Entities’ interests in Westchester’s Ridge Hill, for $10. In January 2016, we paid the $11,000,000 development fee to Mr. Ratner.

In January 2016, we closed on the sale of 625 Fulton Avenue, a development site in Brooklyn, New York. Pursuant to the terms of the Master Contribution and Sale Agreement, we are required to make a $6,238,000 tax indemnity payment to the BCR Entities, of which amount Mr. Ratner will receive $124,760. The payment, which was accrued during the three months ending March 31, 2016, was paid in four quarterly installments of $1,559,382 commencing in April 2016, with the last installment paid in January 2017.

In January 2017, we closed on the sale of Shops at Bruckner Boulevard, a retail shopping center in Bronx, New York. Pursuant to the terms of the Master Contribution and Sale Agreement, we expect to be required to make a $482,000 tax indemnity payment to the BCR Entities. The payment will be accrued during the three months ending March 31, 2017 and will be paid in four quarterly installments of commencing in April 2017, with the last installment paid in January 2018.

One remaining development property, the air rights for any future residential vertical development at East River Plaza, continued to be owned or otherwise pursued jointly by the relevant FCE Entities and BCR Entities. The operating agreement related to such property generally requires the FCE Entities to provide all equity contributions for the property on behalf of the FCE Entities and BCR Entities and entitles the FCE Entities to a preferred return on the outstanding balance of such advances made on behalf of the BCR Entities prior to the BCR Entities sharing in cash distributions.

On January 13, 2015, RRG Sterling Owner, LLC, a subsidiary of Master III, acquired 500 Sterling Place, an apartment building in Brooklyn, New York from a third-party developer for a purchase price of $48,075,000. The Property was acquired using the proceeds of, and is subject to, a mortgage loan in the original principal amount of $36,000,000 and a current balance of approximately $34,642,000. It is proposed that certain BCR Entities enter into an exchange transaction with Master III where such BCR Entities will exchange Units in consideration for 100% of the membership interests in the sole member and 100% owner of RRG Sterling Owner, LLC. The number of Units to be exchanged will be based upon the net equity value of 500 Sterling Place as determined using a third party appraisal, plus transaction costs, including transfer taxes (approximately $1,470,150) and legal fees (approximately $10,000), less the total amount of a down payment BCR already made on the Property ($1,200,000). The BCR Entities have agreed upon a $20 per Unit value for purposes of determining the number of Units to exchange. As a result of the proposed exchange, the ultimate ownership of 500 Sterling Place will transfer from Master III to the BCR Entities, subject to the aforementioned mortgage loan.

Transactions with BrownFlynn, Ltd

Since 2012, we have engaged BrownFlynn, Ltd (“BrownFlynn”) for various services relating to our corporate social responsibility activities, communications and reporting. Barbara Brown, sister of Robert G. O’Brien, our Executive Vice President and Chief Financial Officer, is a principal and co-owner of BrownFlynn. The aggregate amount due and expected to be due to BrownFlynn since the beginning of the Company’s 2016 fiscal year is approximately $255,400.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers, and beneficial owners of more than 10% of a registered class of our equity securities to file with the SEC and the NYSE initial reports of beneficial ownership and reports of changes in ownership of common shares and other equity securities of ours. Executive officers, directors and owners of more than 10% of the common shares are required by SEC regulations to furnish us with copies of all forms they file pursuant to Section 16(a).

To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required during the year ended December 31, 2016, all Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were complied with the following exceptions: due to an administrative oversight by the Company, the Form 4s reporting the vesting in February 2016 of performance stock units granted in April 2012 to Duane Bishop, Robert O’Brien, David LaRue, Charles Obert, Geralyn Presti, Brian Ratner, James Ratner, Ronald Ratner and Deborah Ratner-Salzberg were not timely filed; and Mr. Bishop did not report a sale of 2,000 shares in August 2016, but will report such sale on a Form 5.

PROPOSAL 5 – THE RECLASSIFICATION PROPOSAL

As discussed throughout this proxy statement/prospectus, the Company is asking stockholders to approve the Reclassification Proposal. Holders of Class A shares and/or Class B shares should read this proxy statement/prospectus carefully and in its entirety, including the Annexes, for more detailed information concerning the Reclassification.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE  RECLASSIFICATION PROPOSAL.

PROPOSAL 6 – THE ADJOURNMENT PROPOSAL

While the Board recommends that stockholders vote “FOR” the approval of Reclassification Proposal at the Annual Meeting, it is possible there will not be sufficient votes to approve such proposal. If there were not sufficient votes to approve the Reclassification Proposal at the Annual Meeting and the Adjournment Proposal were to pass, the Company may solicit and obtain additional votes and reconvene the Annual Meeting at a later time, provided that pursuant to the Reclassification Agreement the Company will not postpone, adjourn or recess the Annual Meeting to a date later than twenty (20) days after the date of the Annual Meeting without the prior written consent of RMS, which consent shall not be unreasonably withheld, conditioned or delayed.

Stockholders are being asked to grant authority to proxy holders to vote in favor of one or more adjournments of the Annual Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting to approve the Reclassification Proposal. Holders of Class A Common Stock and holders of Class B Common Stock will vote together on the Adjournment Proposal, with each holder of Class A Common Stock entitled to one vote per Class A share and each holder of Class B Common Stock entitled to ten votes per Class B share. Approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast on the matter by the holders of Common Stock represented, in person or by proxy, at the Annual Meeting. If a quorum is not established, the chairman of the Annual Meeting has the power to adjourn the Annual Meeting to a date not more than 120 days after the original record date without notice other than announcement at the meeting.

Approval of the Adjournment Proposal will require the affirmative vote of a majority of the votes cast on the matter by the holders of Class A Common Stock and Class B Common Stock represented, in person or by proxy, at the Annual Meeting, voting together as a single voting group.

Any signed proxies received by the Company in which no voting instructions are provided on such matter will be voted “FOR” the Adjournment Proposal. Any postponement or adjournment of the Annual Meeting for the purpose of soliciting additional proxies will allow stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Annual Meeting, as postponed or adjourned.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ADJOURNMENT PROPOSAL.

WHERE YOU CAN FIND MORE INFORMATION

The Company files reports, proxy statements and other information with the SEC. You may read and copy any document the Company files with the SEC at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The Company’s filings are also available to the public without charge from the SEC’s internet site at http://www.sec.gov or from the Company’s internet site at http://www.forestcity.net. The Company’s Corporate Governance Guidelines, Code of Legal and Ethical Conduct and Board of Directors committee charters are also available on the Company’s internet site at http://www.forestcity.net or in print upon written request addressed to Corporate Secretary, Forest City Realty Trust, Inc., Terminal Tower, 50 Public Square, Suite 1360, Cleveland, Ohio 44113. The information in, or that can be accessed through, the Company’s internet site is not a part of this proxy statement/prospectus, and all references herein to internet sites are inactive textual references only.

The SEC allows the Company to incorporate by reference the information the Company files with it, which means that the Company can disclose important business and financial information to you by referring you to those documents. The information incorporated by reference is considered to be part of this proxy statement/prospectus, except for any information superseded by information in this proxy statement/prospectus. This proxy statement/prospectus incorporates by reference the documents set forth below that have previously been filed with the SEC:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2016; and

•	Current reports on Form 8-K filed on January 3, 2017, March 1, 2017 (other than the portions of such document not deemed to be filed) and [●].

The Company is also incorporating by reference all additional documents that the Company files with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act between the date of this proxy statement/prospectus and the date of the Annual Meeting.

If you would like to request documents, including any documents the Company may subsequently file with the SEC before the Annual Meeting, please do so by [●], 2017, so that you will receive them before the Annual Meeting.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this proxy statement/prospectus will be deemed to be modified or superseded for purposes of this proxy statement/prospectus to the extent that a statement contained in this proxy statement/prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this proxy statement/prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement/prospectus.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR THE 2018 ANNUAL MEETING

Pursuant to our current bylaws, if a stockholder wishes to present other business or nominate a director candidate for consideration by stockholders at the 2018 annual meeting, we must receive proper written notice of any such business or nomination no earlier than 150 days and no later than 120 days prior to the first anniversary of the date this proxy statement/prospectus for the preceding year’s annual meeting is released to stockholders. As such, any notice given by a stockholder must be delivered to us between [●], 2017 and 5:00 p.m., Eastern Time, on [●], 2017 to be presented at the 2018 annual meeting. If the 2018 annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of this year’s Annual Meeting, we must receive notice no earlier than 150 days prior to the date of such meeting and not later than 5:00 p.m., Eastern Time, on the later of 120 days prior to the date of such annual meeting, as originally convened, or the tenth day following public announcement of the 2018 annual meeting date. If a stockholder fails to give timely notice as required by our bylaws, the nominee or proposal will be excluded from consideration at the meeting.

In addition, notice of any stockholder proposal or nomination of a director candidate must contain certain information specified in our bylaws about the stockholder, its affiliates and any proposed business or nominee, including information about the economic interest of the stockholder, its affiliates and any proposed nominee in the Company.

Stockholders interested in presenting a proposal for inclusion in our proxy statement and form of proxy relating to the 2018 annual meeting may do so by following the procedures in Rule 14a-8 under the Securities Exchange Act of 1934, as amended. To be eligible for inclusion, stockholder proposals must be received by us at the address listed below not later than [●], 2017.

Notice of stockholder proposals and director candidate nominations should be submitted to:

Corporate Secretary

Forest City Realty Trust, Inc.

Terminal Tower

50 Public Square, Suite 1360

Cleveland, Ohio 44113

OTHER BUSINESS

We do not anticipate that matters other than those described in this proxy statement/prospectus will be brought before the meeting for action, but if any other matters should properly come before the meeting, it is intended that votes thereon will be cast pursuant to said proxies in accordance with the discretion of the proxy holders.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ [●]

[●], Secretary

Cleveland, Ohio

[●], 2017

ANNEX A

PROPOSED AMENDED AND RESTATED CHARTER OF FOREST CITY REALTY TRUST, INC.

[Form of]

FOREST CITY REALTY TRUST, INC.

ARTICLES OF AMENDMENT AND RESTATEMENT

FIRST: Forest City Realty Trust, Inc., a Maryland corporation (the “Corporation”), desires to amend and restate its charter as currently in effect and as hereinafter amended.

SECOND: The following provisions are all the provisions of the charter currently in effect and as hereinafter amended:

ARTICLE I

INCORPORATOR

Jeffrey M. Keehn, whose address is c/o Venable LLP, 750 E. Pratt Street, Baltimore, Maryland 21202, being at least 18 years of age, formed a corporation under the general laws of the State of Maryland on May 29, 2015.

ARTICLE II

NAME

The name of the corporation (the “Corporation”) is:

Forest City Realty Trust, Inc.

ARTICLE III

PURPOSE

The purposes for which the Corporation is formed are to engage in any lawful act or activity (including, without limitation or obligation, engaging in business as a real estate investment trust under the Internal Revenue Code of 1986, as amended, or any successor statute (the “Code”)) for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force. For purposes of the charter of the Corporation (as the term charter is defined in the Maryland General Corporation Law, as amended from time to time (the “MGCL”), the “Charter”), the term “REIT” means a real estate investment trust under Sections 856 through 860 of the Code or any successor provisions.

ARTICLE IV

PRINCIPAL OFFICE IN STATE AND RESIDENT AGENT

The address of the principal office of the Corporation in the State of Maryland is c/o CSC-Lawyers Incorporating Service Company, 7 St. Paul Street, Suite 820, Baltimore, Maryland 21202. The name and address of the resident agent of the Corporation in the State of Maryland are CSC-Lawyers Incorporating Service Company, 7 St. Paul Street, Suite 820, Baltimore, Maryland 21202. The resident agent is a Maryland corporation.

ARTICLE V

PROVISIONS FOR DEFINING, LIMITING

AND REGULATING CERTAIN POWERS OF THE

CORPORATION AND OF THE STOCKHOLDERS AND DIRECTORS

Section 5.1    Number of Directors. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The number of directors of the Corporation initially shall be 13, which number may only be increased or decreased pursuant to the Bylaws of the Corporation (the “Bylaws”), but shall never be less than the minimum number required by the MGCL.

Section 5.2    Extraordinary Actions. Notwithstanding any provision of law permitting or requiring any action to be taken or approved by the affirmative vote of stockholders entitled to cast a greater number of votes, any such action shall be effective and valid if declared advisable by the Board of Directors and taken or approved by the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast on the matter.

Section 5.3    Authorization by Board of Stock Issuance. The Board of Directors may authorize the issuance from time to time of shares of stock of the Corporation of any class or series, whether now or hereafter authorized, or securities or rights convertible into shares of its stock of any class or series, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable (or without consideration in the case of a stock split or stock dividend), subject to such restrictions or limitations, if any, as may be set forth in the Charter or the Bylaws.

Section 5.4    Preemptive and Appraisal Rights. Except as may be provided by the Board of Directors in setting the terms of classified or reclassified shares of stock pursuant to Section 6.5 or as may otherwise be provided by a contract approved by the Board of Directors, no holder of shares of stock of the Corporation shall, as such holder, have any preemptive right to purchase or subscribe for any additional shares of stock of the Corporation or any other security of the Corporation which it may issue or sell. Holders of shares of stock shall not be entitled to exercise any rights of an objecting stockholder provided for under Title 3, Subtitle 2 of the MGCL or any successor statute unless the Board of Directors, upon the affirmative vote of a majority of the Board of Directors and upon such terms and conditions as specified by the Board of Directors, shall determine that such rights apply, with respect to all or any shares of all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which holders of such shares would otherwise be entitled to exercise such rights.

Section 5.5    Indemnification. The Corporation shall have the power, to the maximum extent permitted by Maryland law in effect from time to time, to obligate itself to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (a) any individual who is a present or former director or officer of the Corporation or (b) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served as a director, officer, member, manager, partner or trustee of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her service in such capacity. The Corporation shall have the power, with the approval of the Board of Directors, to provide such indemnification and advancement of expenses to a person who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation.

Section 5.6    Determinations by Board. The determination as to any of the following matters, made by or pursuant to the direction of the Board of Directors, shall be final and conclusive and shall be binding upon the Corporation and every holder of shares of its stock: the amount of the net income of the Corporation for any period and the amount of assets at any time legally available for the payment of dividends, acquisition of its stock or the payment of other distributions on its stock; the amount of paid-in surplus, net assets, other surplus, cash flow, funds from operations, adjusted funds from operations, net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been set aside, paid or discharged); any interpretation or resolution of any ambiguity with respect to any provision of the Charter or of the Bylaws; the number of shares of stock of any class or series of the Corporation; the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Corporation or of any shares of stock of the Corporation; any matter relating to the acquisition, holding and disposition of any assets by the Corporation; any interpretation of the terms and conditions of one or more agreements with any person, corporation, association, company, trust, partnership (limited or general) or other entity; the compensation of directors, officers, employees or agents of the Corporation; or any other matter relating to the business and affairs of the Corporation or required or permitted by applicable law, the Charter or Bylaws or otherwise to be determined by the Board of Directors.

Section 5.7    REIT Qualification. If the Corporation elects to qualify for U.S. federal income tax treatment as a REIT, the Board of Directors shall use its reasonable best efforts to take such actions as are necessary or appropriate to preserve the status of the Corporation as a REIT; however, if the Board of Directors determines that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT, the Board of Directors may revoke or otherwise terminate the Corporation’s REIT election pursuant to Section 856(g) of the Code. The Board of Directors, in its sole and absolute discretion, also may (a) determine that compliance with any restriction or limitation on stock ownership and transfers set forth in Article VII is no longer required for REIT qualification and (b) make any other determination or take any other action pursuant to Article VII.

Section 5.8    Removal of Directors. Subject to the rights of holders of shares of one or more classes or series of Preferred Stock (as defined below) to elect or remove one or more directors elected by such class or series of Preferred Stock, any director may be removed from office at any time by the affirmative vote of a majority of all the votes entitled to be cast generally in the election of directors, with or without cause.

Section 5.9    Corporate Opportunities. The Corporation shall have the power, by resolution of the Board of Directors, to renounce any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, business opportunities or classes or categories of business opportunities that are presented to the Corporation or developed by or presented to one or more directors or officers of the Corporation.

ARTICLE VI

STOCK

Section 6.1    Authorized Shares. The Corporation has authority to issue 391,000,000 shares of stock, consisting of 371,000,000 shares of Class A Common Stock, $0.01 par value per share (“Class A Common Stock”), and 20,000,000 shares of Preferred Stock, $0.01 par value per share (together with any shares of stock hereinafter classified by the Board of Directors pursuant to this Article VI, “Preferred Stock”). The aggregate par value of all authorized shares of stock having par value is $3,910,000. If shares of one class of stock are classified or reclassified into shares of another class of stock pursuant to Section 6.2, 6.3 or 6.5 of this Article VI, the number of authorized shares of the former class shall be automatically decreased and the number of shares of the latter class shall be automatically increased, in each case by the number of shares so classified or reclassified, so that the aggregate number of shares of stock of all classes that the Corporation has authority to issue shall not be more than the total number of shares of stock set forth in the first sentence of this paragraph. The Board of Directors, with the approval of a majority of the entire Board and without any action by the stockholders of the Corporation, may amend the Charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Corporation has authority to issue.

Section 6.2    Class A Common Stock. The Board of Directors may reclassify any unissued shares of Class A Common Stock and further reclassify any previously classified or reclassified but unissued shares of Class A

Common Stock of any class or series from time to time into one or more classes or series of stock. Subject to the provisions of Article VII and except as may otherwise be specified in the Charter, each share of Class A Common Stock shall entitle the holder thereof to one vote.

Section 6.3    Preferred Stock. The Board of Directors may classify any unissued shares of Preferred Stock and reclassify any previously classified but unissued shares of Preferred Stock of any class or series from time to time into one or more classes or series of stock.

Section 6.4    Reclassification. As provided for in the Reclassification Agreement, dated as of December 5, 2016, between the Corporation and RMS, Limited Partnership, an Ohio limited partnership, immediately upon the effectiveness of these Articles of Amendment and Restatement pursuant to the MGCL (the “Effective Time”), and without any further action on the part of the Corporation or its stockholders, each share of Class B Common Stock of the Corporation, par value $0.01 per share (“Class B Common Stock”), issued and outstanding immediately prior to the Effective Time shall be exchanged and reclassified into 1.31 shares of validly issued, fully paid and nonassessable Class A Common Stock. The Corporation shall not issue fractional shares or scrip as the result of the reclassification of the shares of Class B Common Stock, but shall arrange for the disposition of fractional shares on behalf of those holders of the Class B Common Stock at the Effective Time who would otherwise be entitled to fractional shares as a result of the reclassification of such shares.

Section 6.5    Classified or Reclassified Shares. Prior to the issuance of classified or reclassified shares of any class or series of stock, the Board of Directors by resolution shall: (a) designate that class or series to distinguish it from all other classes and series of stock of the Corporation; (b) specify the number of shares to be included in the class or series; (c) set or change, subject to the provisions of Article VII and subject to the express terms of any class or series of stock of the Corporation outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series; and (d) cause the Corporation to file articles supplementary with the State Department of Assessments and Taxation of Maryland (the “SDAT”). Any of the terms of any class or series of stock set or changed pursuant to clause (c) of this Section 6.5 may be made dependent upon facts or events ascertainable outside the Charter (including determinations by the Board of Directors or other facts or events within the control of the Corporation) and may vary among holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such class or series of stock is clearly and expressly set forth in the articles supplementary or other Charter document.

Section 6.6    Stockholders’ Consent in Lieu of Meeting. Any action required or permitted to be taken at any meeting of the holders of Class A Common Stock entitled to vote generally in the election of directors may be taken without a meeting by consent, in writing or by electronic transmission, in any manner and by any vote permitted by the MGCL and set forth in the Bylaws.

Section 6.7    Charter and Bylaws. The rights of all stockholders and the terms of all shares of stock of the Corporation are subject to the provisions of the Charter and the Bylaws. Subject to the second sentence of Article XV of the Bylaws (or any successor provision relating to amendments to the minimum number of directors), the Board of Directors shall have the exclusive power to make, alter, amend or repeal the Bylaws.

Section 6.8    Distributions. The Board of Directors from time to time may authorize the Corporation to declare and pay to stockholders such dividends or other distributions in cash or other assets of the Corporation or in securities of the Corporation, including in shares of one class or series of the Corporation’s stock payable to holders of shares of another class or series of stock of the Corporation, or from any other source as the Board of Directors in its sole and absolute discretion shall determine. The exercise of the powers and rights of the Board of Directors pursuant to this Section 6.8 shall be subject to the provisions of any class or series of shares of the Corporation’s stock at the time outstanding.

ARTICLE VII

RESTRICTIONS ON TRANSFER AND OWNERSHIP OF SHARES OF STOCK

Section 7.1    Definitions. For the purpose of this Article VII, the following terms shall have the following meanings:

Aggregate Stock Ownership Limit. The term “Aggregate Stock Ownership Limit” shall mean 9.8 percent in value of the aggregate of the outstanding shares of Capital Stock, or such other percentage determined by the Board of Directors in accordance with Section 7.2.8 of the Charter. The value of the outstanding shares of Capital Stock shall be determined by the Board of Directors, which determination shall be final and conclusive for all purposes hereof. For the purposes of determining the percentage ownership of Capital Stock by any Person, shares of Capital Stock that may be acquired upon conversion, exchange or exercise of any securities of the Corporation directly or constructively held by such Person, but not shares of Capital Stock issuable with respect to the conversion, exchange or exercise of securities for the Corporation held by other Persons, shall be deemed to be outstanding prior to conversion, exchange or exercise.

Beneficial Ownership. The term “Beneficial Ownership” shall mean ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

Business Day. The term “Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in Ohio are authorized or required by law, regulation or executive order to close.

Capital Stock. The term “Capital Stock” shall mean all classes or series of stock of the Corporation, including, without limitation, Class A Common Stock and Preferred Stock.

Charitable Beneficiary. The term “Charitable Beneficiary” shall mean one or more beneficiaries of the Trust as determined pursuant to Section 7.3.6, provided that each such organization must be as described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

Common Stock Ownership Limit. The term “Common Stock Ownership Limit” shall mean 9.8 percent (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of Class A Common Stock, or such other percentage determined by the Board of Directors in accordance with Section 7.2.8 of the Charter. The number and value of the outstanding shares of Class A Common Stock shall be determined by the Board of Directors, which determination shall be final and conclusive for all purposes hereof. For purposes of determining the percentage ownership of Class A Common Stock by any Person, shares of Class A Common Stock that may be acquired upon conversion, exchange or exercise of any securities of the Corporation directly or constructively held by such Person, but not shares of Class A Common Stock issuable with respect to the conversion, exchange or exercise of securities for the Corporation held by other Persons, shall be deemed to be outstanding prior to conversion, exchange or exercise.

Constructive Ownership. The term “Constructive Ownership” shall mean ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

Excepted Holder. The term “Excepted Holder” shall mean a stockholder of the Corporation for whom an Excepted Holder Limit is created by the Charter or by the Board of Directors pursuant to Section 7.2.7.

Excepted Holder Limit. The term “Excepted Holder Limit” shall mean, provided that the affected Excepted Holder agrees to comply with the requirements established by the Board of Directors pursuant to Section 7.2.7 and subject to adjustment pursuant to Section 7.2.7, the percentage limit established by the Board of Directors pursuant to Section 7.2.7.

Initial Date. The term “Initial Date” shall mean the first date on which the Corporation shall have more than one holder of Class A Common Stock.

Market Price. The term “Market Price” on any date shall mean, with respect to any class or series of outstanding shares of Capital Stock, the Closing Price for such Capital Stock on such date. The “Closing Price” on any date shall mean the last sale price for such Capital Stock, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Capital Stock, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if such Capital Stock is not listed or admitted to trading on the NYSE, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Capital Stock is listed or admitted to trading or, if such Capital Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the principal automated quotation system that may then be in use or, if such Capital Stock is not quoted by any such system, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Capital Stock selected by the Board of Directors or, in the event that no trading price is available for such Capital Stock, the fair market value of the Capital Stock, as determined by the Board of Directors.

NYSE. The term “NYSE” shall mean the New York Stock Exchange.

Person. The term “Person” shall mean an individual, corporation, partnership, limited liability company, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and a group to which an Excepted Holder Limit applies.

Prohibited Owner. The term “Prohibited Owner” shall mean, with respect to any purported Transfer, any Person who, but for the provisions of this Article VII, would Beneficially Own or Constructively Own shares of Capital Stock in violation of Section 7.2.1, and if appropriate in the context, shall also mean any Person who would have been the record owner of the shares that the Prohibited Owner would have so owned.

Restriction Termination Date. The term “Restriction Termination Date” shall mean the first day after the Initial Date on which the Board of Directors determines pursuant to Section 5.7 of the Charter that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT or that compliance with any restriction or limitation on Beneficial Ownership, Constructive Ownership and Transfers of shares of Capital Stock set forth herein is no longer required in order for the Corporation to qualify as a REIT.

Transfer. The term “Transfer” shall mean any issuance, sale, transfer, redemption, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire or possess Beneficial Ownership or Constructive Ownership, or any agreement to take any such action or cause any such event, of Capital Stock or the right to vote or receive dividends on Capital Stock, including (a) the granting or exercise of any option (or any disposition of any option), (b) any disposition of any securities or rights convertible into or exchangeable for Capital Stock or any interest in Capital Stock or any exercise of any such conversion or exchange right and

(c) Transfers of interests in other entities that result in changes in Beneficial Ownership or Constructive Ownership of Capital Stock; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise. The terms “Transferring” and “Transferred” shall have the correlative meanings.

Trust. The term “Trust” shall mean any trust provided for in Section 7.3.1.

Trustee. The term “Trustee” shall mean the Person unaffiliated with the Corporation and a Prohibited Owner that is appointed by the Corporation to serve as trustee of the Trust.

Section 7.2    Capital Stock.

Section 7.2.1    Ownership Limitations. During the period commencing on the Initial Date and prior to the Restriction Termination Date, but subject to Section 7.4:

(a)        Basic Restrictions.

(i)    (1) No Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own shares of Capital Stock in excess of the Aggregate Stock Ownership Limit, (2) no Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own shares of Class A Common Stock in excess of the Common Stock Ownership Limit and (3) no Excepted Holder shall Beneficially Own or Constructively Own shares of Capital Stock in excess of the Excepted Holder Limit for such Excepted Holder.

(ii)    No Person shall Beneficially Own or Constructively Own shares of Capital Stock to the extent that such Beneficial Ownership or Constructive Ownership of Capital Stock would result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise failing to qualify as a REIT (including, but not limited to, Beneficial Ownership or Constructive Ownership that would result in the Corporation owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

(iii)    Any Transfer of shares of Capital Stock that, if effective, would result in the Capital Stock being beneficially owned by less than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Capital Stock.

(b)        Transfer in Trust. If any Transfer of shares of Capital Stock occurs which, if effective, would result in any Person Beneficially Owning or Constructively Owning shares of Capital Stock in violation of Section 7.2.1(a)(i) or (ii),

(i)    then that number of shares of the Capital Stock the Beneficial Ownership or Constructive Ownership of which otherwise would cause such Person to violate Section 7.2.1(a)(i) or (ii) (rounded up to the nearest whole share) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Section 7.3, effective as of the close of business on the Business Day prior to the date of such Transfer, and such Person shall acquire no rights in such shares; or

(ii)    if the transfer to the Trust described in clause (i) of this sentence would not be effective for any reason to prevent the violation of Section 7.2.1(a)(i) or (ii), then the Transfer of that number of shares of Capital Stock that otherwise would cause any Person to violate Section 7.2.1(a)(i) or (ii) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Capital Stock.

(iii)    To the extent that, upon a transfer of shares of Capital Stock pursuant to this Section 7.2.1(b), a violation of any provision of this Article VII would nonetheless be continuing (for example where the ownership of shares of Capital Stock by a single Trust would violate the 100 stockholder requirement applicable to REITs), then shares of Capital Stock shall be transferred to that number of Trusts, each having a distinct Trustee and a Charitable Beneficiary or Charitable Beneficiaries that are distinct from those of each other Trust, such that there is no violation of any provision of this Article VII.

Section 7.2.2    Remedies for Breach. If the Board of Directors shall at any time determine that a Transfer or other event has taken place that results in a violation of Section 7.2.1 or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any shares of Capital Stock in violation of Section 7.2.1 (whether or not such violation is intended), the Board of Directors shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Corporation to redeem shares, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfer or attempted Transfer or other event in violation of Section 7.2.1 shall automatically result in the transfer to the Trust described above, and, where applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Board of Directors.

Section 7.2.3    Notice of Restricted Transfer. Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of shares of Capital Stock that will or may violate Section 7.2.1(a) or any Person who would have owned shares of Capital Stock that resulted in a transfer to the Trust pursuant to the provisions of Section 7.2.1(b) shall immediately give written notice to the Corporation of such event or, in the case of such a proposed or attempted transaction, give at least 15 days prior written notice, and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer on the Corporation’s status as a REIT.

Section 7.2.4    Owners Required To Provide Information. From the Initial Date and prior to the Restriction Termination Date:

(a)    every owner of five percent or more (or such lower percentage as required by the Code or the U.S. Treasury Department regulations promulgated thereunder) of the outstanding shares of Capital Stock, within 30 days after the end of each taxable year, shall give written notice to the Corporation stating the name and address of such owner, the number of shares of Capital Stock Beneficially Owned and a description of the manner in which such shares are held. Each such owner shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation’s status as a REIT and to ensure compliance with the Aggregate Stock Ownership Limit and the Common Stock Ownership Limit; and

(b)    each Person who is a Beneficial Owner or Constructive Owner of Capital Stock and each Person (including the stockholder of record) who is holding Capital Stock for a Beneficial Owner or Constructive Owner shall provide to the Corporation such information as the Corporation may request, in order to determine the Corporation’s status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance and to ensure compliance with the Aggregate Stock Ownership Limit and the Common Stock Ownership Limit.

Section 7.2.5    Remedies Not Limited. Subject to Section 5.7 of the Charter, nothing contained in this Section 7.2 shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation in preserving the Corporation’s status as a REIT.

Section 7.2.6    Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 7.2, Section 7.3 or any definition contained in Section 7.1, the Board of Directors may determine the application of the provisions of this Section 7.2 or Section 7.3 or any such definition with respect to any situation based on the facts known to it. In the event Section 7.2 or Section 7.3 requires an action by the Board of Directors and the Charter fails to provide specific guidance with respect to such action, the Board of Directors may determine the action to be taken so long as such action is not contrary to the provisions of Sections 7.1, 7.2 or 7.3. Absent a decision to the contrary by the Board of Directors, if a Person would have (but for the remedies set forth in Section 7.2.2) acquired Beneficial Ownership or Constructive Ownership of Capital Stock in violation of Section 7.2.1, such remedies (as applicable) shall apply first to the shares of Capital Stock that, but for such remedies, would have been actually owned by such Person, and second to shares of Capital Stock that, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such shares of Capital Stock based upon the relative number of the shares of Capital Stock held by each such Person.

Section 7.2.7    Exceptions.

(a)    Subject to Section 7.2.1(a)(ii), the Board of Directors may exempt (prospectively or retroactively) a Person from the Aggregate Stock Ownership Limit and the Common Stock Ownership Limit, as the case may be, and may establish or increase an Excepted Holder Limit for such Person if:

(i)    the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary for the Board to ascertain that no individual’s Beneficial or Constructive Ownership of such shares of Capital Stock will violate Section 7.2.1(a)(ii);

(ii)    such Person does not and represents that it will not own, actually or Constructively, an interest in a tenant of the Corporation (or a tenant of any entity owned or controlled by the Corporation) that would cause the Corporation to own, actually or Constructively, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant and the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain this fact (for this purpose, a tenant from whom the Corporation (or an entity owned or controlled by the Corporation) derives (and is expected to continue to derive) a sufficiently small amount of revenue such that, in the judgment of the Board, rent from such tenant would not adversely affect the Corporation’s ability to qualify as a REIT shall not be treated as a tenant of the Corporation); and

(iii)    such Person agrees that any violation or attempted violation of such representations or undertakings (or other action which is contrary to the restrictions contained in Sections 7.2.1 through 7.2.6) will result in such shares of Capital Stock being automatically transferred to a Trust in accordance with Sections 7.2.1(b) and 7.3.

(b)    Prior to granting any exception pursuant to Section 7.2.7(a), the Board of Directors may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors, as it may deem necessary or advisable in order to determine or ensure the Corporation’s status as a REIT. Notwithstanding the receipt of any ruling or opinion, the Board of Directors may impose such conditions or restrictions as it deems appropriate in connection with granting such exception.

(c)    Subject to Section 7.2.1(a)(ii), an underwriter or placement agent that participates in a public offering or a private placement of Capital Stock (or securities convertible into or exchangeable for Capital Stock) may Beneficially Own or Constructively Own shares of Capital Stock (or securities convertible into or exchangeable for Capital Stock) in excess of the Aggregate Stock Ownership Limit, the Common Stock Ownership Limit, or both such limits, but only to the extent necessary to facilitate such public offering or private placement.

(d)    The Board of Directors may only reduce the Excepted Holder Limit for an Excepted Holder: (1) with the written consent of such Excepted Holder at any time, or (2) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder. No Excepted Holder Limit shall be reduced to a percentage that is less than the Common Stock Ownership Limit.

Section 7.2.8    Increase or Decrease in Common Stock Ownership or Aggregate Stock Ownership Limits. Subject to Section 7.2.1(a)(ii) and this Section 7.2.8, the Board of Directors may from time to time increase or decrease the Common Stock Ownership Limit and the Aggregate Stock Ownership Limit for one or more Persons and increase or decrease the Common Stock Ownership Limit and the Aggregate Stock Ownership Limit for all other Persons. No decreased Common Stock Ownership Limit or Aggregate Stock Ownership Limit will be effective for any Person whose percentage of ownership of Capital Stock is in excess of such decreased Common Stock Ownership Limit or Aggregate Stock Ownership Limit, as applicable, until such time as such Person’s percentage of ownership of Capital Stock equals or falls below the decreased Common Stock Ownership Limit or Aggregate Stock Ownership Limit, as applicable; provided, however, any further acquisition of Capital Stock by any such Person (other than a Person for whom an exemption has been granted pursuant to Section 7.2.7(a) or an Excepted Holder) in excess of the Capital Stock owned by such person on the date the decreased Common Stock Ownership Limit or Aggregate Stock Ownership Limit, as applicable, became effective will be in violation of the Common Stock Ownership Limit or Aggregate Stock Ownership Limit. No increase to the Common Stock Ownership Limit or Aggregate Stock Ownership Limit may be approved if the new Common Stock Ownership Limit and/or Aggregate Stock Ownership Limit would allow five or fewer Persons to Beneficially Own, in the aggregate, more than 49.9% in value of the outstanding Capital Stock.

Section 7.2.9    Legend. Each certificate for shares of Capital Stock, if certificated, or the notice in lieu of a certificate shall bear substantially the following legend:

The shares represented by this certificate are subject to restrictions on Beneficial Ownership and Constructive Ownership and Transfer for the purpose, among others, of the Corporation’s maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended (the “Code”). Subject to certain further restrictions and except as expressly provided in the Corporation’s Charter, (i) no Person may Beneficially Own or Constructively Own shares of the Corporation’s Class A Common Stock in excess of the Common Stock Ownership Limit, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) no Person may Beneficially Own or Constructively Own shares of Capital Stock of the Corporation in excess of the Aggregate Stock Ownership Limit, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (iii) no Person may Beneficially Own or Constructively Own Capital Stock that would result in the Corporation being “closely held” under Section 856(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT; and (iv) no Person may Transfer shares of Capital Stock if such Transfer would result in the Capital Stock of the Corporation being owned by fewer than 100 Persons. Any Person who Beneficially Owns or Constructively Owns or attempts or intends to Beneficially Own or Constructively Own shares of Capital Stock which cause or will cause a Person to Beneficially Own or Constructively Own shares of Capital Stock in excess or in violation of the above limitations must immediately notify the Corporation. If any of the restrictions on transfer or ownership provided in (i), (ii) or (iii) above are violated, the shares of Capital Stock in excess or in violation of the above limitations will be automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries. In addition, the Corporation may redeem shares upon the terms and conditions specified by the Board of Directors in its sole and absolute discretion if the Board of Directors determines that ownership or a Transfer or other event may violate the restrictions described above. Furthermore, if the ownership restriction provided in (iv) above would be violated, or upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this legend have the meanings given to them in the Charter of the Corporation, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of shares of Capital Stock of the Corporation on request and without charge. Requests for such a copy may be directed to the Secretary of the Corporation at its principal office.

Instead of the foregoing legend, the certificate or notice may state that the Corporation will furnish a full statement about certain restrictions on ownership and transferability to a stockholder on request and without charge.

Section 7.3    Transfer of Capital Stock in Trust.

Section 7.3.1    Ownership in Trust. Upon any purported Transfer or other event described in Section 7.2.1(b) that would result in a transfer of shares of Capital Stock to a Trust, such shares of Capital Stock shall be deemed to have been transferred to the Trustee as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the transfer to the Trust pursuant to Section 7.2.1(b). The Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with the Corporation and any Prohibited Owner. Each Charitable Beneficiary shall be designated by the Corporation as provided in Section 7.3.6.

Section 7.3.2    Status of Shares Held by the Trustee. Shares of Capital Stock held by the Trustee shall be issued and outstanding shares of Capital Stock of the Corporation. The Prohibited Owner shall have no rights in the shares held by the Trustee. The Prohibited Owner shall not benefit economically from ownership of any shares held in trust by the Trustee, shall have no rights to dividends or other distributions and shall not possess any rights to vote or other rights attributable to the shares held in the Trust.

Section 7.3.3    Dividend and Voting Rights. The Trustee shall have all voting rights and rights to dividends or other distributions with respect to shares of Capital Stock held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to the discovery by the Corporation that the shares of Capital Stock have been transferred to the Trustee shall be paid by the recipient of such dividend or distribution to the Trustee upon demand, and any dividend or other distribution authorized but unpaid shall be paid when due to the Trustee. Any dividend or distribution so paid to the Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to shares of Capital Stock held in the Trust and, subject to Maryland law, effective as of the date that the shares of Capital Stock have been transferred to the Trust, the Trustee shall have the authority (at the Trustee’s sole and absolute discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Corporation that the shares of Capital Stock have been transferred to the Trust and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Corporation has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Article VII, until the Corporation has received notification that shares of Capital Stock have been transferred into a Trust, the Corporation shall be entitled to rely on its stock transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes and determining the other rights of stockholders.

Section 7.3.4    Sale of Shares by Trustee. Within 20 days of receiving notice from the Corporation that shares of Capital Stock have been transferred to the Trust, the Trustee of the Trust shall sell the shares held in the Trust to a person, designated by the Trustee, whose ownership of the shares will not violate the ownership limitations set forth in Section 7.2.1(a). Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 7.3.4. The Prohibited Owner shall receive the lesser of (1) the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the shares on the day of the event causing the shares to be held in the Trust and (2) the price per share received by the Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the shares held in the Trust. The Trustee may reduce the amount payable to the Prohibited Owner by the amount of dividends and distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Trustee pursuant to Section 7.3.3 of this Article VII. Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be retained by or immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Corporation that shares of Capital Stock have been transferred to the Trustee, such shares are sold by a Prohibited Owner, then (i) such shares shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the Prohibited Owner received an amount for such shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 7.3.4, such excess shall be paid to the Trustee upon demand.

Section 7.3.5    Purchase Right in Stock Transferred to the Trustee. Shares of Capital Stock transferred to the Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation may reduce the amount payable to the Prohibited Owner by the amount of dividends and distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Trustee pursuant to Section 7.3.3 of this Article VII. The Corporation may pay the amount of such reduction to the Trustee for the benefit of the Charitable Beneficiary. The Corporation shall have the right to accept such offer until the Trustee has sold the shares held in the Trust pursuant to Section 7.3.4. Upon such a sale to the Corporation, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner.

Section 7.3.6    Designation of Charitable Beneficiaries. By written notice to the Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary or Charitable Beneficiaries of the interest in the Trust such that (i) the shares of Capital Stock held in the Trust would not violate the restrictions set forth in Section 7.2.1(a) in the hands of such Charitable Beneficiary or Charitable Beneficiaries and (ii) each such organization must be as described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code. Neither the failure of the Corporation to make such designation nor the failure of the Corporation to appoint the Trustee before the automatic transfer provided in Section 7.2.1(b) shall make such transfer ineffective, provided that the Corporation thereafter makes such designation and appointment.

Section 7.4    NYSE Transactions. Nothing in this Article VII shall preclude the settlement of any transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system. The fact that the settlement of any transaction occurs shall not negate the effect of any other provision of this Article VII and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article VII.

Section 7.5    Enforcement. The Corporation is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article VII.

Section 7.6    Non-Waiver. No delay or failure on the part of the Corporation or the Board of Directors in exercising any right hereunder shall operate as a waiver of any right of the Corporation or the Board of Directors, as the case may be, except to the extent specifically waived in writing.

ARTICLE VIII

AMENDMENTS

The Corporation reserves the right from time to time to make any amendment to the Charter, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in the Charter, of any shares of outstanding stock. All rights and powers conferred by the Charter on stockholders, directors and officers are granted subject to this reservation. Except for those amendments permitted to be made without stockholder approval under Maryland law or by specific provision in the Charter, any amendment to the Charter shall be valid only if declared advisable by the Board of Directors and approved by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter.

ARTICLE IX

LIMITATION OF LIABILITY

To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers of a corporation, no present or former director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages. Neither the amendment nor repeal of this Article IX, nor the adoption or amendment of any other provision of the Charter or Bylaws inconsistent with this Article IX, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

THIRD: The amendment to and restatement of the charter as hereinabove set forth have been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.

FOURTH: The current address of the principal office of the Corporation is as set forth in Article IV of the foregoing amendment and restatement of the charter.

FIFTH: The name and address of the Corporation’s current resident agent are as set forth in Article IV of the foregoing amendment and restatement of the charter.

SIXTH: The number of directors of the Corporation is currently 13, and the names of the current directors are as follows:

[TO INSERT NAMES OF THEN-SERVING DIRECTORS]

SEVENTH: The total number of shares of capital stock which the Corporation had authority to issue immediately prior to the foregoing amendment and restatement of the charter was 447,000,000, consisting of 371,000,000 shares of Class A Common Stock, $0.01 par value per share, 56,000,000 shares of Class B Common Stock, $0.01 par value per share, and 20,000,000 shares of Preferred Stock, $0.01 par value per share. The aggregate par value of all shares of stock having par value was $4,470,000.

EIGHTH: The total number of shares of stock which the Corporation has authority to issue pursuant to the foregoing amendment and restatement of the charter is 391,000,000, consisting of 371,000,000 shares of Class A Common Stock, $0.01 par value per share, and 20,000,000 shares of Preferred Stock, $0.01 par value per share. The aggregate par value of all authorized shares of stock having par value is $3,910,000.

NINTH: The undersigned acknowledges these Articles of Amendment and Restatement to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its [   ] and attested to by its [   ] on this [   ] day of [   ], 2017.

ATTEST:	FOREST CITY REALTY TRUST, INC.

By:
[ ]		[ ]
[ ]		[ ]

ANNEX B

RECLASSIFICATION AGREEMENT

RECLASSIFICATION AGREEMENT

by and between

FOREST CITY REALTY TRUST, INC.

and

RMS, LIMITED PARTNERSHIP

Dated as of December 5, 2016

This RECLASSIFICATION AGREEMENT (this “Agreement”) is made and entered into as of December 5, 2016, by and between Forest City Realty Trust, Inc., a Maryland corporation (the “Company”), and RMS, Limited Partnership, an Ohio limited partnership (“RMS”);

WHEREAS, as of December 2, 2016, there were 241,552,912 shares of Class A Common Stock of the Company, $0.01 par value per share (the “Class A Common Stock”), issued and outstanding and 18,788,169 shares of Class B Common Stock of the Company, $0.01 par value per share (the “Class B Common Stock”), issued and outstanding;

WHEREAS, as of December 5, 2016, RMS, together with other Ratner Family Members, own beneficially, and RMS has the sole power to vote or direct the voting of 17,373,203 shares of Class B Common Stock;

WHEREAS, the Board of Directors of the Company (the “Board”), following receipt of the unanimous recommendation of a special committee of the Board comprised solely of independent directors elected by the holders of Class A Common Stock (the “Special Committee”), has declared that the amendment and restatement of the charter of the Company (the “Charter”), substantially in the form attached hereto as Annex A (the “Articles of Amendment and Restatement”), and the amendment and restatement of the Charter contemplated thereby (the “Proposed Amendments”), are advisable and in the best interests of the Company, and resolved to recommend that the Stockholders approve the Proposed Amendments pursuant to which, at the Effective Time, among other things, each share of Class B Common Stock issued and outstanding immediately prior to the Effective Time shall, without any action on the part of the holder thereof, be reclassified and exchanged into 1.31 shares of Class A Common Stock (such ratio of 1:1.31, the “Exchange Ratio”);

WHEREAS, the Special Committee has received the opinion of Lazard Frères & Co. LLC, financial advisor to the Special Committee, dated the date hereof, to the effect that, subject to the assumptions, limitations, qualifications and other matters considered in connection with the preparation of such opinion, as of the date of such opinion, the Exchange Ratio in the Reclassification is fair, from a financial point of view, to the holders of Class A Common Stock (other than the RMS Group) (solely in their capacity as holders of shares of Class A Common Stock, with respect to such Class A Common Stock and without taking into account any shares of Class B Common Stock held by such holders), and the Board has received the opinion of Houlihan Lokey Capital, Inc., dated the date hereof, to the effect that, subject to the assumptions, limitations, qualifications and other matters considered in connection with the preparation of such opinion, as of the date of such opinion, the Exchange Ratio in the Reclassification is fair, from a financial point of view, to holders of Class B Common Stock (other than the RMS Group) (solely in their capacity as holders of shares of Class B Common Stock, with respect to such Class B Common Stock and without taking into account any shares of Class A Common Stock held by such holders);

WHEREAS, on the date hereof, Bruce C. Ratner has submitted notice of his resignation as a director to the Board, which resignation shall take effect on December 31, 2016;

WHEREAS, on the date hereof, Charles A. Ratner has informed the Board that he will retire as a director to the Board and such retirement shall take effect on December 31, 2016 in accordance with the terms of this Agreement;

WHEREAS, the Company desires to obtain RMS’s support of the Proposed Amendments, and the parties intend that the irrevocable appointment of proxies by RMS pursuant to the RMS Proxy be coupled with an interest by virtue of RMS’s entering into this Agreement, and the voting obligations contained herein; and

WHEREAS, the Reclassification is intended to constitute a reorganization of the Company within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants, agreements and conditions set forth in this Agreement, the Company and RMS agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1        Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

“2017 Annual Meeting” means the Company’s 2017 annual meeting of Stockholders, including any postponement or adjournment thereof.

“2018 Annual Meeting” means the Company’s 2018 annual meeting of Stockholders, including any postponement or adjournment thereof.

“2019 Annual Meeting” means the Company’s 2019 annual meeting of Stockholders, including any postponement or adjournment thereof.

“2020 Annual Meeting” means the Company’s 2020 annual meeting of Stockholders, including any postponement or adjournment thereof.

“2021 Annual Meeting” means the Company’s 2021 annual meeting of Stockholders, including any postponement or adjournment thereof.

“2022 Annual Meeting” means the Company’s 2022 annual meeting of Stockholders, including any postponement or adjournment thereof.

“Agent” has the meaning set forth in Section 2.4(a).

“Agreement” has the meaning set forth in the Preamble.

“Articles of Amendment and Restatement” has the meaning set forth in the Recitals.

“beneficially own” and “beneficial ownership” shall have the meanings ascribed to such terms in Rule 13d-3 under the Exchange Act, except that such terms shall also include options, warrants, swaps, derivatives, convertible securities, stock appreciation rights and other rights or instruments, whether real or synthetic.

“Board” has the meaning set forth in the Recitals.

“Business Day” means any day other than a day on which commercial banks in the State of Maryland are authorized or obligated by Law to be closed.

“Charter” has the meaning set forth in the Recitals.

“Claims” has the meaning set forth in Section 5.6.

“Class A Common Stock” has the meaning set forth in the Recitals.

“Class B Common Stock” has the meaning set forth in the Recitals.

“Class B Record Holders” has the meaning set forth in Section 2.4(b).

“Closing” has the meaning set forth in Section 2.1.

“Closing Date” has the meaning set forth in Section 2.1.

“Company” has the meaning set forth in the Preamble.

“Company Bylaws” has the meaning set forth in Section 3.3.

“Company Securities” means (i) any shares of capital stock or other equity interests of the Company, (ii) any other securities of the Company granting voting rights, (iii) any warrants, options, convertible or exchangeable securities, subscriptions, calls or other rights (including any preemptive or similar rights) to subscribe for or purchase or acquire any of the securities described in the foregoing clauses (i) and (ii) or (iv) any security, instrument or agreement granting economic rights or benefits based upon the value or price of, or the value or price of which is determined by reference to, any of the securities described in the foregoing clauses (i) through (iii), regardless of whether such security, instrument or agreement is or may be settled in securities, cash or other assets.

“Continuing RMS Designees” means two individuals designated by RMS reasonably acceptable to the Corporate Governance and Nominating Committee (it being understood that any individual who is then an Initial RMS Designee shall be deemed to be reasonably acceptable to the Corporate Governance and Nominating Committee unless such individual shall have been indicted or convicted of a felony) or, if RMS fails to make such designation 15 Business Days prior to the first anniversary of mailing of the Company’s proxy statement with respect to the 2019 Annual Meeting, two individuals who are Ratner Family Members who shall be designated by the Board); provided, however, that if a Continuing RMS Designee that is a director (i) prior to the 2022 Annual Meeting, voluntarily resigns as director of the Company, becomes unable to serve as a director of the Company as a result of incapacity, dies, or (ii) prior to the 2021 Annual Meeting, indicates to RMS and the Board in writing that he or she is unwilling to stand for election as a director of the Company at the 2020 Annual Meeting or 2021 Annual Meeting, as the case may be, or fails to be re-elected as a director at any annual meeting of Stockholders at which such Continuing RMS Designee was nominated for election pursuant to Section 5.8(d) (and the Board accepts such Continuing RMS Designee’s resignation, in the event there was no election contest at such annual meeting and such Continuing RMS Designee was standing for re-election) then, in each case, such person shall no longer be a Continuing RMS Designee and RMS shall be entitled to designate a replacement individual reasonably acceptable to the Corporate Governance and Nominating Committee, who shall thereupon be deemed to be a “Continuing RMS Designee.”

“Corporate Governance and Nominating Committee” means the Corporate Governance and Nominating Committee of the Board.

“Effective Time” has the meaning set forth in Section 2.2(a).

“Encumbrances” means any and all liens, charges, security interests, claims, pledges, encumbrances, assessments, options, deeds of trust, judgments, voting trusts, charges and other similar restrictions.

“Exchange Act” has the meaning set forth in Section 3.5(a).

“Exchange Ratio” has the meaning set forth in Section 2.2(b).

“Governmental Authority” means any (a) regional, federal, state, provincial, local, foreign or international government, governmental or quasi-governmental authority, regulatory authority or administrative agency or (b) court, tribunal, arbitrator, arbitral body (public or private) or self-regulatory organization.

“Governmental Order” means any order, ruling, writ, judgment, injunction, decree, stipulation, approval, authorization or determination entered by any Governmental Authority.

“Initial RMS Designee” means each of Brian J. Ratner, James A. Ratner, Ronald A. Ratner and Deborah Ratner Salzberg; provided, however, that if an Initial RMS Designee that is a director (i) prior to the 2020 Annual Meeting, voluntarily resigns as director of the Company, becomes unable to serve as a director of the Company as a result of incapacity, or dies, or (ii) prior to the 2019 Annual Meeting, indicates to RMS and the Board in writing that he or she is unwilling to stand for election as a director of the Company at the 2017 Annual Meeting, 2018 Annual Meeting, or 2019 Annual Meeting, as the case may be, or fails to be re-elected as a director at any annual meeting of Stockholders at which such Initial RMS Designee was nominated for election pursuant to Section 5.8(c) (and the Board accepts such Initial RMS Designee’s resignation, in the event there was no election contest at such annual meeting and such Initial RMS Designee was standing for re-election), then, in each case, such person shall no longer be an Initial RMS Designee, RMS shall be entitled to designate a replacement individual reasonably acceptable to the Corporate Governance and Nominating Committee and such individual shall thereupon be deemed to be an “Initial RMS Designee.”

“Law” means all applicable provisions of any law (including common law), statutes, constitutions, treaties, rules, regulations, ordinances, codes or Governmental Order.

“Legal Restraint” has the meaning set forth in Section 6.1(c).

“MGCL” means the Maryland General Corporation Law.

“NYSE” has the meaning set forth in Section 3.3.

“Outside Date” has the meaning set forth in Section 7.1(d).

“person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

“Proposed Amendments” has the meaning set forth in the Recitals.

“Proxy Statement” has the meaning set forth in Section 3.5(a).

“Ratner Family Member” means any person who or which is any of the following: (i) a Ratner Patriarch, (ii) a direct or indirect descendant of a Ratner Patriarch (whether adoptive or biological), (iii) a current or former spouse of any of the foregoing, (iv) the estate of any of the foregoing, (v) any entity described in Section 501(c)(3) of the Internal Revenue Code which is controlled by any or all of the persons referenced in clauses (i) through (iii) above or clause (vii) below, (vi) a trust established by any of the foregoing primarily for the benefit of any or all of the persons referenced in clauses (i) through (v) above or clause (vii) below or for charitable purposes, or (vii) any corporation, partnership, limited liability company or other entity that is controlled by one or more Ratner Family Members.

“Ratner Patriarch” means each of Mr. Max Ratner, Mr. Leonard Ratner, Mr. Nathan P. Shafran and Mr. Samuel H. Miller.

“Reclassification” means the transactions contemplated by virtue of the effectiveness of the Proposed Amendments, as set forth in Section 2.2(b).

“Registration Statement” has the meaning set forth in Section 3.5(a).

“Reimbursement Agreement” means that certain Reimbursement Agreement, dated October 24, 2016, by and between the Company and RMS.

“Representative” means, with respect to any person, such person’s directors, officers, employees, agents, advisors, attorneys, accountants, members, partners and other representatives.

“Requisite Stockholder Approval” has the meaning set forth in Section 5.1.

“RMS” has the meaning set forth in the Preamble.

“RMS Group” means, collectively, RMS, each general and limited partner of RMS, and any other person that acts as a “group” (within the meaning of Section 13(d) of the Exchange Act) with RMS for the purpose of acquiring, holding or disposing of Class B Common Stock.

“RMS Proxy” has the meaning set forth in Section 5.3(d).

“RMS Shares” means all shares of Class A Common Stock and Class B Common Stock from time to time beneficially owned by RMS.

“SDAT” means the State Department of Assessments and Taxation of Maryland.

“SEC” has the meaning set forth in Section 3.3.

“Securities Act” has the meaning set forth in Section 3.5(a).

“Stockholders” means the stockholders of the Company at the time of reference thereto.

“Special Committee” has the meaning set forth in the Recitals.

Section 1.2        Interpretation. When a reference is made in this Agreement to Sections or Annexes, such reference shall be to a Section of or Annex to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The term “parties” shall mean the Company and RMS, and the term “party” shall be deemed to refer to either the Company or RMS, as the case may be. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Except as otherwise specified, any reference to a contract, instrument or other document as of a given date means the contract, instrument or other document as amended, supplemented and modified. Words in singular will be held to include the plural and vice versa and a word of one gender will be held to include the other genders as the context requires. The word “or” will not be exclusive. The phrases “the date of this Agreement” and “the date hereof” shall be deemed to refer to the date set forth on the cover of this Agreement. The parties agree that this Agreement is the product of discussions and negotiations between the parties and their respective advisors, each of the parties was represented by counsel in connection therewith and, accordingly, this Agreement and any document generated in connection herewith shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any document to be drafted.

ARTICLE II

THE CLOSING; EFFECT ON CAPITAL STOCK

Section 2.1        Closing. Unless another time, date or place is mutually agreed in writing between the Company and RMS, the closing of the Reclassification (the “Closing”) shall take place at the offices of Sullivan & Cromwell LLP, 125 Broad Street, New York, NY, commencing at 9:00 a.m., Eastern Time, on the earliest practicable day (but no later than the third Business Day) following satisfaction or waiver of the conditions set forth in ARTICLE VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions). The date on which the Closing occurs shall be the “Closing Date.”

Section 2.2        Reclassification of Capital Stock.

(a)        At the Closing, the Company shall file the Articles of Amendment and Restatement with the SDAT and the Proposed Amendments shall become effective on the date and at the time of the acceptance for record of the Articles of Amendment and Restatement by the SDAT (the “Effective Time”).

(b)        As of the Effective Time, pursuant to Section 6.4 of Article VI of the Charter, each share of Class B Common Stock issued and outstanding immediately prior to the Effective Time shall, without any action on the part of the holder thereof, be reclassified and exchanged into 1.31 shares of Class A Common Stock (the “Exchange Ratio”). From and after the Effective Time, shares of Class B Common Stock shall no longer be deemed to be outstanding as Class B Common Stock, and all rights of the holders of Class B Common Stock shall cease and become rights of holders of Class A Common Stock, except for the right to shares of Class A Common Stock and cash in lieu of fractional shares of Class A Common Stock in accordance with the Reclassification.

Section 2.3        Delivery of Consideration; No Fractional Shares. No later than the Closing Date, the Company will instruct the transfer agent to create book-entries in respect of each share of Class A Common Stock into which the issued and outstanding shares of Class B Common Stock have been exchanged for and reclassified pursuant to the Reclassification, which shares of Class A Common Stock shall be uncertificated. No fractional shares of Class A Common Stock shall be issued in the Reclassification. All fractional shares of Class A Common Stock that a holder of shares of Class B Common Stock would otherwise be entitled to receive as a result of the Reclassification shall be aggregated and, if a fractional share results from such aggregation, such holder shall be entitled to receive, in lieu thereof, an amount in cash without interest determined as follows: the Agent shall (i) aggregate such fractional interests, (ii) sell the shares resulting therefrom and (iii) allocate and distribute the net proceeds received from the sale (after deducting commissions and other expenses arising from such sale), without interest, among the holders of the fractional interests as their respective interests appear.

Section 2.4        Agent Arrangements.

(a)        Prior to the Closing, subject to Section 2.4(c), the Company shall enter into an agreement with a bank, trust company or other appropriate service provider (the “Agent”), which agreement shall provide, among other things, for the replacement of book-entries with respect to shares of Class B Common Stock held in book-entry form with book-entries in respect of each share of Class A Common Stock into which the issued and outstanding shares of Class B Common Stock have been exchanged and reclassified, in accordance with Section 2.2(b).

(b)        As soon as is reasonably practicable after the Effective Time, the Company shall cause the Agent to transmit to each holder of record of outstanding book-entry shares of Class B Common Stock immediately prior to the Effective Time (such holders, the “Class B Record Holders”) a customary letter to book-entry shareholders.

(c)        Upon receipt of an appropriate agent’s message or other electronic confirmation from a Class B Record Holder, and such other documents as may be reasonably required by the Agent or the Company, the Agent shall register in the name of such Class B Record Holder the shares of Class A Common Stock into which each share of Class B Common Stock represented by such book-entry has been exchanged and reclassified, as set forth in Section 2.2(b) and subject to Section 2.5. Until receipt of an appropriate agent’s message or other electronic confirmation, each book-entry that formerly represented a share of Class B Common Stock shall be deemed, from and after the Effective Time, to represent the shares of Class A Common Stock into which such share of Class B Common Stock has been exchanged and reclassified, as set forth in Section 2.2(b) and subject to Section 2.5.

(d)        No dividends or other distributions that are declared or paid on the Class A Common Stock with a record date after the Effective Time will be paid to former holders of Class B Common Stock that have been reclassified into Class A Common Stock until such persons take appropriate action with respect to their book-entry shares in accordance with this Section 2.4. Upon such appropriate action being taken, there shall be paid to the person in whose name the book-entry in respect of such Class A Common Stock has been made any dividends or other distributions which shall have become payable with respect to the Class A Common Stock in respect of a record date after the Effective Time, without interest. In the event that any book-entry in respect of shares of Class A Common Stock is to be made in a name other than, with respect shares of Class B Common Stock held in uncertificated book-entry form, that appearing in such book-entry, it shall be a condition of the creation of such book-entry that the person making such request (i) shall pay to the Agent any transfer or other taxes required by reason of the registration of such shares of Class A Common Stock in a name other than that of the registered holder, or (ii) shall establish to the satisfaction of the Agent that such transfer or other tax has been paid or is not applicable. Notwithstanding the foregoing, neither the Agent nor any party hereto shall be liable to a former holder of Class B Common Stock for any shares of Class A Common Stock or dividends or other distributions thereon delivered to a public official pursuant to any applicable escheat Laws.

Section 2.5        Tax Withholding. The Company and the Agent shall be entitled to deduct and withhold from amounts otherwise payable pursuant to this Agreement, any taxes that are required to be deducted or withheld under applicable tax Law with respect to the making of such payment. To the extent that amounts are so deducted or withheld, such amounts shall be treated for all purposes of this Agreement as having been paid to the person in respect of which such deduction and withholding were made.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

In order to induce RMS to enter into this Agreement, the Company hereby represents and warrants to RMS as follows:

Section 3.1        Corporate Power and Authority. The Company is a duly organized and validly existing corporation under the Laws of the State of Maryland and in good standing with the SDAT. The Company has all requisite corporate power and authority to enter into and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement and the RMS Proxy. The execution, delivery and performance of this Agreement and the RMS Proxy by the Company have been duly authorized by all necessary corporate action on the part of the Company, subject to receipt of the Requisite Stockholder Approval at a meeting of Stockholders duly called and held at which a quorum was established. This Agreement and the RMS Proxy have been duly executed and delivered by the Company and (assuming due authorization, execution and delivery by RMS) constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, fraudulent conveyance, moratorium and other similar Laws and (ii) general principles of equity, including equitable defenses and limits as to the availability of equitable remedies, whether such principles are considered in a proceeding at law or in equity.

Section 3.2        Capitalization.

(a)        As of the date of this Agreement, the Company’s authorized capital stock consists solely of (i) 20,000,000 shares of preferred stock, $0.01 par value per share (the “Preferred Stock”), (ii) 371,000,000 shares of Class A Common Stock and (iii) 56,000,000 shares of Class B Common Stock. As of December 2, 2016, (1) no shares of Preferred Stock were issued and outstanding, (2) 241,552,912 shares of Class A Common Stock were issued and outstanding and (3) 18,788,169 shares of Class B Common Stock were issued and outstanding.

(b)        Upon consummation of the Reclassification, the shares of Class A Common Stock into which the shares of Class B Common Stock are being exchanged and reclassified pursuant to the Proposed Amendments will be duly authorized, validly issued, fully paid and nonassessable and will not have been issued in violation of any preemptive rights or similar rights.

Section 3.3        Conflicts; Consents and Approvals. The execution and delivery of this Agreement and the RMS Proxy by the Company, and the consummation of the Reclassification and the other transactions contemplated hereby and thereby by the Company do not and will not (a) violate, conflict with, or result in a breach of any provision of, or constitute a default under the Charter or the Company’s Amended and Restated Bylaws (the “Company Bylaws”), (b) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with the giving of notice or lapse of time or both, would become a default) under, or entitle any party to terminate, accelerate, modify or call a default under, or result in the creation of any Encumbrance upon any of the properties or assets of the Company under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, undertaking, agreement, lease or other instrument or obligation to which the Company is a party (other than any compensation or similar plan or arrangement), (c) violate any Law applicable to the Company, or (d) subject to the Requisite Stockholder Approval, the filing of the Proposed Amendments with the SDAT, compliance with the Securities Act and the Exchange Act, including required filings with the U.S. Securities and Exchange Commission (the “SEC”), required filings pursuant to state securities or “blue sky” Laws and the approval by the New York Stock Exchange (the “NYSE”) of the shares of Class A Common Stock into which the Class B Common Stock shall be exchanged and reclassified by virtue of the Proposed Amendments for listing (subject to official notice of issuance), require any action or consent or approval of, or review by, or registration or material filing by the Company with, any Governmental Authority, except, with respect to clauses (b), (c) and (d), as would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the Company or prevent or materially impair or materially delay the consummation of the Reclassification and the other transactions contemplated hereby.

Section 3.4        Board Recommendation. In accordance with the applicable provisions of the MGCL, the Charter and the Company Bylaws, the Board, at a meeting duly called and held, following receipt of the unanimous recommendation of the Special Committee, adopted resolutions (a) approving this Agreement, the Reclassification, the RMS Proxy and the other transactions contemplated hereby and thereby, including the adoption of the Proposed Amendments and the issuance of the shares of Class A Common Stock in connection with the Reclassification, (b) declaring the Proposed Amendments advisable and (c) directing that the Proposed Amendments to be submitted to the Stockholders with a recommendation of the Board that the Stockholders approve the Proposed Amendments.

Section 3.5        Registration Statement/Proxy Statement.

(a)        The Registration Statement on Form S-4 to be filed with the SEC by the Company, as amended or supplemented from time to time (as so amended and supplemented, the “Registration Statement”), which shall include a proxy statement in connection with the 2017 Annual Meeting (the “Proxy Statement”), will comply as to form, in all material respects, with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), and the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), as the case may be.

(b)        Notwithstanding Section 3.5(a), no representation or warranty is made by the Company with respect to information supplied by RMS or any of its Representatives acting on RMS’s behalf, in each case, expressly for inclusion or incorporation by reference in the Registration Statement or the Proxy Statement.

Section 3.6        Opinions. The Special Committee has received the opinion of Lazard Frères & Co. LLC, financial advisor to the Special Committee, dated the date hereof, to the effect that, subject to the assumptions, limitations, qualifications and other matters considered in connection with the preparation of such opinion, as of the date of such opinion, the Exchange Ratio in the Reclassification is fair, from a financial point of view, to the holders of Class A Common Stock (other than the RMS Group) (solely in their capacity as holders of shares of Class A Common Stock, with respect to such Class A Common Stock and without taking into account any shares of Class B Common Stock held by such holders), and the Board has received the opinion of Houlihan Lokey Capital, Inc., dated the date hereof, to the effect that, subject to the assumptions, limitations, qualifications and other matters considered in connection with the preparation of such opinion, as of the date of such opinion, the Exchange Ratio in the Reclassification is fair, from a financial point of view, to holders of Class B Common Stock (other than the RMS Group) (solely in their capacity as holders of shares of Class B Common Stock, with respect to such Class B Common Stock and without taking into account any shares of Class A Common Stock held by such holders).

Section 3.7        Litigation. As of the date immediately preceding the date hereof, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened, against the Company, at Law or in equity, or before any Governmental Authority, that would reasonably be expected to, individually or in the aggregate, prevent or materially impair or materially delay the consummation of the Reclassification and the other transactions contemplated by this Agreement and the RMS Proxy.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF RMS

In order to induce the Company to enter into this Agreement, RMS represents and warrants to the Company as follows:

Section 4.1    Title to Shares. As of the date hereof, RMS owns beneficially 7,496,806 shares of Class A Common Stock and RMS owns beneficially, and RMS has the sole power to vote or direct the voting of, 17,373,203 shares of Class B Common Stock (the “Existing RMS Shares”). Except as disclosed in the Schedule 13D filed by RMS with the SEC prior to the date hereof, as of the date hereof, RMS is not a party or subject to any option, warrant, purchase right, subscription right, conversion right, exchange right, preemptive right, right of first refusal, call right or other similar right that could require RMS to sell, transfer or otherwise dispose of any shares of Class B Common Stock. Except as disclosed in the Schedule 13D filed by RMS with the SEC prior to the date hereof, as of the date hereof, RMS is not a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any shares of Class B Common Stock, other than this Agreement and the irrevocable proxy delivered pursuant to Section 5.3(d). RMS does not hold, own, or have the power to vote, directly or indirectly, any Company Securities other than the Existing RMS Shares.

Section 4.2    Power and Authority. RMS is a duly organized and validly existing limited partnership under the Laws of the State of Ohio and in good standing under the Laws of the State of Ohio. RMS has full organizational power and authority to enter into and deliver this Agreement and the RMS Proxy, to perform its obligations hereunder and thereunder and to consummate the Reclassification and the other transactions contemplated by this Agreement and the RMS Proxy. The execution, delivery and performance of this Agreement and the RMS Proxy by RMS has been duly authorized by all necessary partnership action on the part of RMS. Except as has already been obtained, no vote or consent of any Representative of RMS (in their capacity as such) is necessary for RMS to enter into and deliver this Agreement and the RMS Proxy, to perform its obligations hereunder and thereunder and to consummate the Reclassification and the other transactions contemplated by this Agreement and the RMS Proxy. This Agreement and the RMS Proxy have been duly executed and delivered by RMS, and (assuming due authorization, execution and delivery by the Company) constitutes the legal, valid and binding obligation of RMS, enforceable against it in accordance with its terms, subject to (a) applicable bankruptcy, insolvency, fraudulent conveyance, moratorium and other similar Laws and (b) general principles of equity, including equitable defenses and limits as to the availability of equitable remedies, whether such principles are considered in a proceeding at Law or in equity.

Section 4.3    Conflicts; Consents and Approvals. The execution and delivery of this Agreement and the RMS Proxy by RMS, and the consummation of the Reclassification and the other transactions contemplated hereby and thereby by RMS do not and will not (a) violate, conflict with, or result in a breach of any provision of, or constitute a default under any governing or organizational documents of RMS, (b) violate any Law applicable to RMS or (c) require any action or consent or approval of, or review by, or registration or material filing by RMS with, any Governmental Authority except, with respect to clauses (b) and (c), as would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on RMS or prevent or materially impair or materially delay the consummation of the Reclassification and the other transactions contemplated by this Agreement and the RMS Proxy.

Section 4.4    Litigation. As of the date immediately preceding the date hereof, there are no actions, suits or proceedings pending or, to the knowledge of the RMS, threatened, against RMS, at Law or in equity, or before any Governmental Authority, that would reasonably be expected to, individually or in the aggregate, prevent or materially impair or materially delay the consummation of the Reclassification and the other transactions contemplated by this Agreement and the RMS Proxy.

Section 4.5    Registration Statement/Proxy Statement. Any statements made or incorporated by reference in the Registration Statement or the Proxy Statement based on information supplied by RMS, or any of its Representatives acting on its behalf, in each case, for inclusion or incorporation by reference therein, will not, on the date of its filing or at the time it becomes effective under the Securities Act or on the date the Proxy Statement or any amendment or supplement is mailed to the Stockholders or at the time of the 2017 Annual Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 4.6        Finders’ Fees. Other than Morgan Stanley & Co. LLC, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of RMS who might be entitled to any fee or commission from the Company upon consummation of the Reclassification.

ARTICLE V

COVENANTS

Section 5.1        2017 Annual Meeting. The Company shall submit to Stockholders at the 2017 Annual Meeting a proposal seeking the approval of the Proposed Amendments by (a) the holders of a majority of the issued and outstanding shares of Class A Common Stock, voting as a separate voting class, and (b) the holders of a majority of the issued and outstanding shares of Class B Common Stock, voting as a separate voting class (the “Requisite Stockholder Approval”). The Company shall use reasonable efforts to cause the 2017 Annual Meeting to be held on or before May 25, 2017 (and if the Company is unable to hold the 2017 Annual Meeting on or before such date, the Company shall use reasonable best efforts to cause the 2017 Annual Meeting to be held as promptly as practicable thereafter). The Company shall not recess, adjourn or postpone the 2017 Annual Meeting to a date later than 20 days after the originally scheduled date of the 2017 Annual Meeting without the prior written consent of RMS, which consent shall not be unreasonably withheld, conditioned or delayed.

Section 5.2        Registration Statement; Proxy Materials.

(a)        The Company shall prepare and file with the SEC the Registration Statement, which shall include the Proxy Statement, and the Company shall use its reasonable best efforts to have the Registration Statement declared effective under the Securities Act promptly after such filing, and thereafter mail the Proxy Statement to the Stockholders in connection with the 2017 Annual Meeting. The Proxy Statement shall include (i) the determination of the Board that this Agreement and the transactions contemplated hereby, including the Reclassification, are advisable, fair and in the best interests of the Company and the Stockholders, and (ii) the recommendation of the Special Committee to the Board that the Board determine that the Proposed Amendments are advisable and in the best interests of the Company and the recommendation of the Board to the Stockholders that they approve the Proposed Amendments. The Company and RMS agree that, if the Proxy Statement is required to have more than one proposal with respect to the approval of the Proposed Amendments or any other matters in connection with the Reclassification or the other transactions contemplated by this Agreement, the Company may condition any such proposal on the approval by the Stockholders of any other such proposal.

(b)        The Company and RMS shall cooperate and consult with each other in the preparation of the Registration Statement and the Proxy Statement. Without limiting the generality of the foregoing, RMS shall (i) furnish to the Company the information relating to RMS required by the Exchange Act and the Securities Act to be set forth in the Registration Statement and the Proxy Statement, and (ii) cooperate with the Company in responding to any comments made by the staff of the SEC with respect thereto. RMS and its counsel shall be given a reasonable opportunity to review and comment on the Registration Statement and the Proxy Statement and any amendments or supplements thereto (which comments the Company will consider in good faith) before the filing thereof with the SEC. Any reference in the Registration Statement and the Proxy Statement and any amendments or supplements thereto to the Ratner Family or the RMS Group shall be subject to the prior written approval of RMS, such consent not to be unreasonably withheld, delayed or conditioned. The Company will promptly notify RMS of the receipt of any comments from the staff of the SEC with respect to the Registration Statement or the Proxy Statement and of any request by the staff of the SEC for amendments of, or supplements to, the Registration Statement or the Proxy Statement. The Company shall have no liability for statements made in the Proxy Statement or the Registration Statement based on information or materials provided by or on behalf of RMS or its Representatives expressly for inclusion or incorporation by reference in the Proxy Statement or the Registration Statement.

Section 5.3        Voting; Restriction on Transfers and Pledges; Irrevocable Proxy.

(a)        Until the earlier of (i) the Closing Date and (ii) the termination of this Agreement pursuant to ARTICLE VII, RMS hereby irrevocably and unconditionally agrees, at the 2017 Annual Meeting and at any special meeting of the Stockholders called with the approval of RMS for the purposes of obtaining Requisite Stockholder Approval, however called, including any postponement or adjournment thereof, in each case to the extent relating to or reasonably expected to affect or concern the Reclassification, that RMS shall, in each case to the fullest extent that RMS is entitled to vote the RMS Shares:

(i)        appear, in person or by proxy, at each such meeting or otherwise cause the RMS Shares to be counted as present thereat for purposes of determining a quorum; and

(ii)        vote (or cause to be voted), in person or by proxy (returned sufficiently in advance of the deadline for proxy voting for the Company to have the reasonable opportunity to verify receipt), the RMS Shares (A) in favor of approving the Proposed Amendments and any action reasonably requested by the Company in furtherance of the foregoing, including any proposal to postpone or adjourn any meeting of the Stockholders at which the Proposed Amendments are submitted for the consideration and vote of the Stockholders to a later date if there are not sufficient votes for approval of such matters or to establish a quorum on the date on which the meeting is held, provided that the Company shall not postpone, adjourn or recess any such meeting to a date later than 20 days after the originally scheduled date thereof without the prior written consent of RMS, which consent shall not be unreasonably withheld, conditioned or delayed; (B) unless otherwise directed in writing by the Special Committee, against any action, agreement or transaction that would reasonably be expected to (1) be inconsistent with or contrary to the terms and conditions of the Proposed Amendments or (2) result in any of the conditions set forth in ARTICLE VI not being satisfied on or before the Outside Date; (C) unless otherwise directed in writing by the Special Committee, against any nominees for election as directors of the Company at the 2017 Annual Meeting other than those nominees recommended by the Board or required to be recommended by the Board in accordance with Section 5.3(c); and (D) against any other action, agreement or transaction involving the Company or any of its subsidiaries, including any change in the present capitalization of the Company or any amendment or other change to the Charter (other than the Proposed Amendments) or the Company Bylaws, that is intended, or would reasonably be expected, to prevent or impair or delay the consummation of the Reclassification or the other transactions contemplated by this Agreement or the performance by the Company or by RMS of its obligations under this Agreement.

(b)        RMS hereby covenants and agrees that, except for this Agreement, RMS has not taken and, prior to the earlier of the Closing or the termination of this Agreement pursuant to ARTICLE VII, shall not take any action that would make any representation or warranty of RMS contained herein untrue or incorrect or have the effect of preventing or disabling RMS from performing any of its obligations under this Agreement.

(c)        The Company hereby covenants and agrees that, except for this Agreement, the Company has not taken and, prior to the earlier of the Closing or the termination of this Agreement pursuant to ARTICLE VII, shall not take any action that would make any representation or warranty of the Company contained herein untrue or incorrect or have the effect of preventing or disabling the Company from performing any of its obligations under this Agreement.

(d)        Concurrently with the execution of this Agreement, RMS has executed and delivered to the Company an irrevocable proxy, in the form attached hereto as Annex B (the “RMS Proxy”). RMS hereby represents that all proxies (other than the RMS Proxy), powers of attorney, instructions or other requests given by or on behalf of RMS prior to the execution of this Agreement in respect of the voting of RMS Shares, if any, are not irrevocable, RMS hereby revokes (or shall cause to be revoked) any and all previous proxies, powers of attorney, instructions and other requests with respect to the RMS Shares to the extent inconsistent with the RMS Proxy.

(e)        RMS hereby covenants and agrees that, prior to the earlier of the Closing or the termination of this Agreement pursuant to ARTICLE VII, it shall not, directly or indirectly (i) grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of any shares of Class B Common Stock, (ii) pledge, hypothecate, convert, sell, exchange, donate, assign, transfer, distribute, Encumber or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect pledge, hypothecation, conversion, sale, exchange, donation, assignment, transfer, distribution, Encumbrance or other disposition of, any shares Class B Common Stock, or (iii) enter into any hedging, derivative, swap or other financial risk management contract with respect to any shares of Class B Common Stock; provided, however, that RMS shall be entitled to take any of the actions set forth in this Section 5.3(e) so long as the covenant and agreement contained in Section 5.3(f) remains satisfied;

(f)        RMS hereby covenants and agrees that, until the earlier of the Closing or the termination of this Agreement pursuant to ARTICLE VII, RMS shall continue to hold the power to vote or direct the voting of at least a majority of the issued and outstanding Class B Common Stock.

Section 5.4        Section 16 Matters. Prior to the Closing, the Company shall take all such steps as may be required to cause the transactions contemplated by this Agreement, including any dispositions or deemed dispositions of the shares of Class B Common Stock and acquisitions or deemed acquisitions of Class A Common Stock by each individual who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 5.5        Further Assurances.

(a)        Each of the parties hereto shall use all reasonable best efforts to take, or cause to be taken, all action, and do or cause to be done all things necessary, proper or advisable under applicable Law, as may be required to carry out the provisions of this Agreement and to consummate and make effective the transactions contemplated by this Agreement.

(b)        Each of the parties hereto agrees to cooperate and use its reasonable best efforts, at the Company’s expense, to contest and resist any action, including administrative or judicial action, and to have vacated, lifted, reversed or overturned as promptly as possible any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) that is in effect that restricts, prevents or prohibits the consummation of any of the transactions contemplated by this Agreement, including by pursuing all reasonably available avenues of administrative and judicial appeal; provided, that nothing in this Section 5.5(b) shall prevent any party from entering into a settlement or otherwise disposing of any action with the consent of the other party not to be unreasonably withheld, delayed or conditioned.

Section 5.6        Release; REIT Ownership Exemption. Effective as of the Closing, RMS, on the one hand, and the Company, on the other hand, hereby releases and forever discharges, the other and its predecessors and successors and assigns from any and all rights, claims, demands, judgments, obligations, liabilities and damages, whether accrued or unaccrued, asserted or unasserted, fixed or contingent, and whether known or unknown relating to the Company or RMS, which ever existed or then exists, by any reason whatsoever, relating to any fact, situation, circumstance, status, event, act, failure to act or transaction occurring at or prior to the Closing (collectively, “Claims”) in connection with this Agreement and the Reclassification; provided, that, nothing contained in this Section 5.6 shall be deemed to release any party from any of its obligations under this Agreement or the RMS Proxy continuing, or arising, after the Closing; provided, further, that this Section 5.6 shall not be deemed to release or discharge any individual from any Claim arising from or relating to an action of such individual undertaken in his or her status as a current or former director, officer, employee or agent of the Company or any subsidiary of the Company which such individual is or was serving at the request of the Company. The Company agrees and acknowledges that the REIT Ownership Exemption, dated November 13, 2015, in favor of the Ratner Family Group (as defined therein) will remains in full force and effect after the Effective Time and, from and after the Effective Time, each reference therein to Common Stock shall be deemed a reference to Class A Common Stock.

Section 5.7        Public Announcement. The parties hereby approve of the issuance of the public announcement of this Agreement as previously reviewed and agreed between them and the Special Committee and shall consult with, and, except in each such case as may be required by any applicable Law, obtain the approval of the other (which approval will not be unreasonably withheld, delayed or conditioned) and of the Special Committee before issuing any other press release or making any other public announcement (or written communication required to be filed with the SEC pursuant to Rule 425 or the proxy rules of the SEC) with respect to this Agreement; provided, no such prior approval shall be required with respect to the issuance of any press release or the making of any other public announcement (or written communication) that is consistent in all material respects with a press release or other public announcement (or written communication) previously approved in accordance with this Section 5.7.

Section 5.8        Governance Matters.

(a)        RMS shall take all actions necessary to cause Bruce C. Ratner to resign from the Board effective no later than December 31, 2016.

(b)        RMS shall take all actions necessary to cause Charles A. Ratner to retire from the Board effective December 31, 2016. The Board shall prior to December 31, 2016 fill the vacancy created by Charles A. Ratner’s retirement by electing James A. Ratner to the Board, and James A. Ratner shall have resigned as an officer of the Company at or before the time he is appointed to the Board. From his election until the 2019 Annual Meeting, unless his service as a director earlier terminates, the Company shall take all necessary actions to elect James A. Ratner to serve as non-executive Chairman of the Board.

(c)        The Board (and all applicable committees thereof) shall nominate each Initial RMS Designee for election as a director of the Company at each of the 2017 Annual Meeting, 2018 Annual Meeting and 2019 Annual Meeting and recommend to the Stockholders that they vote to elect each Initial RMS Designee at such annual meeting. The Company agrees to include in the Company’s proxy statement with respect to each such annual meeting each Initial RMS Designee in the slate of nominees recommended by the Board (and all applicable committees thereof). If, prior to the 2020 Annual Meeting, an Initial RMS Designee who is a director voluntarily resigns as a director of the Company, becomes unable to serve as a director of the Company as a result of incapacity or dies, the Board shall promptly elect a replacement Initial RMS Designee as a director of the Company. In the event that any person seeks to remove any Initial RMS Designee as a director of the Company prior to the 2020 Annual Meeting, the Board (and all applicable committees thereof) shall recommend, and the Board and the Company shall solicit Stockholders, against the removal of such Initial RMS Designee.

(d)        The Board (and all applicable committees thereof) shall nominate each Continuing RMS Designee for election as a director of the Company at each of the 2020 Annual Meeting and the 2021 Annual Meeting, and recommend to the Stockholders that they vote to elect each Continuing RMS Designee at such annual meeting. The Company agrees to include in the Company’s proxy statement with respect to each such annual meeting each Continuing RMS Designee in the slate of nominees recommended by the Board (and all applicable committees thereof). If, prior to the 2022 Annual Meeting, a Continuing RMS Designee who is a director voluntarily resigns as director of the Company, becomes unable to serve as a director of the Company as a result of incapacity or dies, the Board shall promptly elect a replacement Continuing RMS Designee as a director of the Company. In the event that any person seeks to remove any Continuing RMS Designee as a director of the Company prior to the 2022 Annual Meeting, the Board (and all applicable committees thereof) shall recommend and the Board and the Company shall solicit Stockholders against the removal of such Continuing RMS Designee for election as a director of the Company. Notwithstanding anything to the contrary contained in this Section 5.8(d), any obligation of the Company and the Board (or any committee thereof) contained in this Section 5.8(d) shall immediately and permanently terminate in the event that at any time after the Effective Time the Ratner Family Members, in the aggregate, cease to beneficially own 18,153,421 shares of Class A Common Stock (adjusted for any stock dividend, stock split, reverse stock split or similar transaction after the date hereof) (or any successor security). In connection with each of the 2020 Annual Meeting and the 2021 Annual Meeting, the Board shall be entitled to request from RMS information setting forth the beneficial ownership of shares of Class A Common Stock (or any successor security) by the Ratner Family Members.

(e)        The Board will recommend and solicit proxies for the election of each person nominated pursuant to Section 5.8(c) or Section 5.8(d) at the 2017 Annual Meeting, 2018 Annual Meeting, 2019 Annual Meeting, 2020 Annual Meeting and 2021 Annual Meeting, as applicable, in the same manner as for the other nominees nominated for election by the Board (or any committee thereof) as a director.

(f)        Notwithstanding anything to the contrary, the Board shall have no obligation pursuant to this Section 5.8 to nominate, and the Board shall have no obligation to recommend and solicit proxies for the election of any person nominated in accordance with Section 5.8(c) and/or Section 5.8(d) from and after the date such person shall fail to be elected as a director at any annual meeting of Stockholders at which such person was nominated for election as a director pursuant to this Section 5.8 (and the Board accepts such person’s resignation, in the event there was no election contest at such annual meeting and such person was standing for re-election).

(g)        The Board shall resolve to amend and restate the Company Bylaws, effective as of the Effective Time, substantially in the form set forth in Annex C.

(h)        At the Effective Time, the Company shall amend the Company’s Corporate Governance Guidelines to add the provision set forth in Annex D.

ARTICLE VI

CONDITIONS PRECEDENT

Section 6.1        Conditions to Each Party’s Obligation. The respective obligation of each party to effect the Reclassification shall be subject to the satisfaction or, to the extent permitted by Law, waiver at or prior to the Closing of the following conditions:

(a)        Requisite Stockholder Approval. The Requisite Stockholder Approval shall have been obtained, and the holders of a majority of the issued and outstanding shares of Class A Common Stock entitled to vote thereon, excluding shares of Class A Common Stock beneficially owned by RMS and Ratner Family Members, shall have voted for the approval of the Proposed Amendments.

(b)        Registration Statement. The Registration Statement shall have been declared effective and shall be effective at the Effective Time, and no stop order suspending effectiveness shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing.

(c)        No Injunctions or Restraints. No Governmental Order issued by any court of competent jurisdiction or other Governmental Authority or other restraint or prohibition under Law preventing the consummation of the Reclassification, the Proposed Amendments becoming effective or the other transactions contemplated by this Agreement (any of the foregoing, a “Legal Restraint”) shall have been issued or come into effect.

(d)        Listing. The shares of Class A Common Stock into which the Class B Common Stock shall be exchanged and reclassified pursuant to the Reclassification shall have been approved for listing on the NYSE, subject to official notice of issuance.

Section 6.2        Additional Conditions to the Company’s Obligation. The obligation of the Company to effect the Reclassification shall be subject to the satisfaction or, to the extent permitted by Law, waiver at or prior to the Closing Date of the following additional conditions:

(a)        Representations and Warranties. (i) Each of the representations and warranties of RMS contained in Section 4.1, Section 4.2 and Section 4.3(a) shall be true and correct in all respects (except for any de minimis inaccuracies) on the date of this Agreement and on and as of the Closing Date as if made on and as of such date (other than to the extent that any such representation and warranty, by its terms, is expressly limited to a specific date, in which case such representation and warranty shall be true and correct in all respects (except for any de minimis inaccuracies) as of such date) and (ii) each of the other representations and warranties of RMS contained in this Agreement shall be true and correct in all material respects on the date of this Agreement and on and as of the Closing Date as if made on and as of such date (other than to the extent that any such representation and warranty, by its terms, is expressly limited to a specific date, in which case such representation and warranty shall be true and correct in all material respects as of such date); provided, that no representation or warranty of RMS contained in ARTICLE IV shall be deemed untrue or incorrect, and RMS shall not be deemed to have breached any such representation or warranty, in each case for purposes of the conditions set forth in this Section 6.2(a), unless the failure of such representation or warranty to be true or correct, individually or in the aggregate, would be of material significance to the party adversely affected in the context of the transactions contemplated by this Agreement.

(b)        Performance of Obligations. RMS shall have performed in all material respects each of its agreements contained in this Agreement and the RMS Proxy required to be performed at or prior to the Closing.

(c)        Officer’s Certificate. The Company shall have received a certificate of RMS, signed by a General Partner of RMS and dated as of the Closing Date, certifying that the conditions set forth in Section 6.2(a) and Section 6.2(b) have been satisfied.

Section 6.3        Additional Conditions to RMS’s Obligation. The obligations of RMS to effect the Reclassification shall be subject to the satisfaction or, to the extent permitted by Law, waiver at or prior to the Closing Date of the following additional conditions:

(a)        Representations and Warranties. (i) Each of the representations and warranties of the Company contained in Section 3.1, Section 3.2(a) and Section 3.3(a) shall be true and correct in all respects (except for any de minimis inaccuracies) on the date of this Agreement and on and as of the Closing Date as if made on and as of such date (other than to the extent that any such representation and warranty, by its terms, is expressly limited to a specific date, in which case such representation and warranty shall be true and correct in all respects (except for any de minimis inaccuracies) as of such date) and (ii) each of the other representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on the date of this Agreement and on and as of the Closing Date as if made on and as of such date (other than to the extent that any such representation or warranty, by its terms, is expressly limited to a specific date, in which case such representation or warranty shall be true and correct in all material respects as of such date); provided, that no representation or warranty of the Company contained in ARTICLE III shall be deemed untrue or incorrect, and the Company shall not be deemed to have breached any such representation or warranty, in each case for purposes of the conditions set forth in this Section 6.3(a), unless the failure of such representation or warranty to be true or correct, individually or in the aggregate, would be of material significance to the party adversely affected in the context of the transactions contemplated by this Agreement.

(b)        Performance of Obligations. The Board and the Company shall have performed in all respects each of their agreements contained in Sections 5.8(b) and 5.8(c) of this Agreement and shall have performed in all material respects all of their other agreements contained in this Agreement required to be performed at or prior to the Closing Date.

(c)        Officer’s Certificate. RMS shall have received a certificate of the Company signed by an executive officer of the Company for and on behalf of the Company and dated as of the Closing Date certifying that the conditions set forth in Section 6.3(a) and Section 6.3(b) have been satisfied.

ARTICLE VII

TERMINATION

Section 7.1        Termination. Notwithstanding anything to the contrary contained herein, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing:

(a)        by mutual written consent of the Company and RMS;

(b)        by the Company, if there has been any breach by RMS of any representation, warranty, covenant or agreement of RMS contained in this Agreement which breach (i) would prevent the satisfaction of any of the conditions set forth in Section 6.1 or Section 6.2 and (ii) has not been waived by the Company or cured by RMS within sixty days after RMS’s receipt of written notice thereof from the Company or is incapable of being cured; provided, that the right to terminate this Agreement pursuant to this Section 7.1(b) shall not be available to the Company at any time that the Company is in material breach of any representation, warranty, covenant or agreement of the Company hereunder, which material breach has not been waived by RMS or, if capable of cure, has not been cured by the Company;

(c)        by RMS, if there has been any breach by the Company of any representation, warranty, covenant or agreement of the Company contained in this Agreement which breach (i) would prevent the satisfaction of any of the conditions set forth in Section 6.1 or Section 6.3 and (ii) has not been waived by RMS or cured by the Company within sixty days after the Company’s receipt of written notice thereof from RMS or is incapable of being cured; provided, that the right to terminate this Agreement pursuant to this Section 7.1(c) shall not be available to RMS at any time that RMS is in material breach of any representation, warranty, covenant or agreement of RMS hereunder, which material breach has not been waived by the Company or, if capable of cure, has not been cured by RMS;

(d)        by the Company or RMS, if the Closing does not occur on or prior to July 31, 2017, subject to any extensions of such date as may be mutually agreed by the parties in writing (the “Outside Date”); provided, that no party shall be entitled to terminate this Agreement pursuant to this Section 7.1(d) if such party is then in breach of any representation, warranty, covenant or agreement hereunder, which breach has been the cause of or resulted in the failure of the transactions contemplated hereby to be consummated on or prior to the Outside Date;

(e)        by the Company or RMS, if the Requisite Stockholder Approval shall not have been obtained at the 2017 Annual Meeting or at any special meeting of the Stockholders called for the purposes of obtaining Requisite Stockholder Approval; provided, that the right to terminate this Agreement pursuant to this Section 7.1(e) shall not be available to any party whose failure to fulfill any obligation under this Agreement or the RMS Proxy has been the cause of or resulted in the failure to obtain the Requisite Stockholder Approval; or

(f)        by the Company or RMS, if any Legal Restraint shall have been issued or come into effect, and such Legal Restraint shall have become final and non-appealable; provided, that the right to terminate this Agreement pursuant to this Section 7.1(f) shall not be available to any party that is in material breach of its obligations pursuant to Section 5.5(b), which material breach has not been waived by the other party or, if capable of cure, has not been cured.

provided, however, that the Company shall not consent to or exercise any right to terminate this Agreement under this Section 7.1 unless and until such action is approved by the Special Committee.

Section 7.2        Notice of Termination. In the event of a termination by the Company or RMS pursuant to this ARTICLE VII, written notice thereof shall forthwith be given to the other party, and the transactions contemplated by this Agreement shall be terminated, without further action by any party.

Section 7.3        Effect of Termination and Abandonment. If this Agreement is terminated and the transactions contemplated hereby are abandoned as described in this ARTICLE VII, this Agreement shall become void, and of no further force and effect; provided, that this Section 7.3 and ARTICLE VIII shall survive such termination. Nothing in this ARTICLE VII shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement.

ARTICLE VIII

MISCELLANEOUS

Section 8.1        Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile, portable document format (.pdf) or other electronic transmission), each of which shall be an original, and which together shall constitute one and the same Agreement.

Section 8.2        Entire Agreement. This Agreement (including the Annexes attached hereto), the Reimbursement Agreement and the RMS Proxy constitute the entire agreement among the parties, and supersede any prior agreements, understandings, arrangements or representations, by or among the parties, written and oral, with respect to the subject matter hereof.

Section 8.3        Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced as a result of any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby are consummated as originally intended to the greatest extent possible. Notwithstanding anything contained herein, in no event shall the Company be required to perform its obligations under Section 5.1 or Section 5.2 or, to the extent related to either of Section 5.1 or Section 5.2, under Section 5.5, if (a) a court of competent jurisdiction or other Governmental Authority (i) prior to obtaining the Requisite Stockholder Approval, declares that the RMS Proxy or any of the provisions related thereto contained herein (including Section 5.3(d)), are invalid, illegal, void or unenforceable or (ii) prior to the Closing, declares that any of the provisions contained in Section 5.3(a) or Section 5.3(e) are invalid, illegal, void or unenforceable and (b) RMS fails to perform such obligations that have been found to be invalid, illegal, void or unenforceable by a court of competent jurisdiction or other Governmental Authority in any respect that would reasonably be expected, individually or in the aggregate, to prevent or materially impair or materially delay the consummation of the Reclassification or the other transactions contemplated by this Agreement and the RMS Proxy.

Section 8.4        Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended or shall be construed to create any third-party beneficiaries (except that the Special Committee shall be a third-party beneficiary of this Agreement in respect of all rights and powers afforded to the Special Committee hereunder).

Section 8.5        Governing Law; Jurisdiction; WAIVER OF JURY TRIAL. This Agreement shall be governed by the internal laws of the State of Maryland, without giving effect to the conflict of laws principles thereof. Each party irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the Circuit Court for Baltimore City (Maryland) and the United States District Court for the District of Maryland (Baltimore Division), for any action or proceeding, arising out of or relating to this Agreement, and the actions contemplated by this Agreement (and agrees not to commence any action except in any such court); provided, that, with respect to any such action or proceeding filed in the Circuit Court for Baltimore City (Maryland), the parties will jointly request an assignment to the Business and Technology Case Management Program pursuant to Rule 16-308 of the Maryland Rules of Procedure. Each party irrevocably and unconditionally waives any objection to the laying of venue of any action or proceeding in the Circuit Court for Baltimore City (Maryland) or the United States District Court for the District of Maryland (Baltimore Division), and further, irrevocably and unconditionally waives, and agrees not to plead or claim in any such court, that any action or proceeding brought in any such court has been brought in an inconvenient forum. EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY, IN CONNECTION WITH ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND THE ACTIONS CONTEMPLATED BY THIS AGREEMENT.

Section 8.6        Specific Performance. The parties acknowledge and agree that irreparable damage would occur in the event that any provision of this Agreement were not performed in accordance with its specific terms or was otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that, prior to the termination of this Agreement pursuant to ARTICLE VII, the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the performance of terms and provisions of this Agreement, without proof of actual damages (and each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at Law or in equity. The parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for any such breach.

Section 8.7        Amendment. This Agreement may not be altered, amended or supplemented, except by an agreement in writing signed by the parties hereto; provided, that the Company shall not agree to amend this Agreement unless and until such amendment is approved by the Special Committee.

Section 8.8        Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing, and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by facsimile, by courier service or by registered or certified mail (postage prepaid, return receipt, requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.8):

if to RMS, to:

RMS, Limited Partnership

Terminal Tower, Suite 1600

50 Public Square

Cleveland, OH 44113

Attention: Bruce Geier

Facsimile: 216-575-1395

Phone: 216-416-3475

with a copy, which shall not constitute notice, to:

Fried, Frank, Harris, Shriver and Jacobson, LLP

One New York Plaza

New York, NY 10004-1980

Attention:   Philip Richter

   Warren de Wied

Email:   philip.richter@friedfrank.com

  warren.dewied@friedfrank.com

if to the Company, to:

Forest City Realty Trust, Inc.

Terminal Tower

50 Public Square, Suite 1100

Cleveland, OH 44113

Attention: General Counsel

Facsimile: 216 263-6208

Phone: 216-621-6060

with a copy, which shall not constitute notice, to:

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004-2498

Attention:  Joseph B. Frumkin

Benjamin R. Weber

Krishna Veeraraghavan

Email:   frumkinj@sullcrom.com

 weberb@sullcrom.com

 veeraraghavank@sullcrom.com

Section 8.9        Assignment. Neither this Agreement, nor any of the rights, interests or obligations hereunder, shall be assigned by (i) the Company (whether by operation of Law or otherwise) without the prior written consent of RMS and the Special Committee, or (ii) RMS (whether by operation of Law or otherwise) without the prior written consent of the Company and the Special Committee; provided, that a merger or consolidation involving the Company shall be permissible without the consent of RMS hereunder and RMS may assign its rights under Section 5.8 hereunder to another entity controlled by Ratner Family Members without the consent of the Company. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties, and their respective successors and permitted assigns. Any assignment or purported assignment in violation of this provision shall be void and of no effect.

Section 8.10        Fees and Expenses. Except as expressly provided herein or in the Reimbursement Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be the responsibility of, and shall be paid by the party incurring such fees or expenses, whether or not the transactions contemplated by this Agreement are consummated.

Section 8.11        Waiver. No failure or delay on the part of any party in exercising any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available. The Company shall not waive any right or condition to its obligations under this Agreement unless and until such waiver is approved by the Special Committee.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

FOREST CITY REALTY TRUST, INC.

By:	/s/ David J. LaRue
	Name:	David J. LaRue
	Title:	President and Chief Executive Officer

RMS, LIMITED PARTNERSHIP

By:	/s/ Joan K. Shafran
	Name:	Joan K. Shafran
	Title:	General Partner

By:	/s/ Abraham Miller
	Name:	Abraham Miller
	Title:	General Partner

By:	/s/ Sam Miller
	Name:	Sam Miller
	Title:	General Partner

By:	/s/ Charles A. Ratner
	Name:	Charles A. Ratner
	Title:	General Partner

By:	/s/ Ronald A. Ratner
	Name:	Ronald A. Ratner
	Title:	General Partner

By:	/s/ Deborah Ratner Salzberg
	Name:	Deborah Ratner Salzberg
	Title:	General Partner

By:	/s/ Brian Ratner
	Name:	Brian Ratner
	Title:	General Partner

[Signature Page to Reclassification Agreement]

ANNEX A

[FORM OF PROPOSED AMENDMENTS]

[Attached]

ANNEX B

[FORM OF IRREVOCABLE PROXY]

[Attached]

ANNEX C

[FORM OF AMENDED AND RESTATED BYLAWS]

[Attached]

ANNEX D

[AMENDMENT TO CORPORATE GOVERNANCE GUIDELINES]

If an incumbent director fails to receive the required vote for re-election in accordance with the Bylaws of the Company, he or she shall offer to resign from the Board, and the Corporate Governance and Nominating Committee will consider such offer to resign, will determine whether to accept such director’s resignation and will submit such recommendation for consideration by the Board. The director whose offer to resign is under consideration shall not participate in any deliberation or vote of the Corporate Governance and Nominating Committee or Board regarding that offer to resign. Notwithstanding the foregoing, in the event that no nominee for director receives the vote required in the Bylaws, the Corporate Governance and Nominating Committee shall make a final determination as to whether to recommend to the Board whether to accept any or all offers to resign, including those offers to resign from members of the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee and the Board may consider any factors they deem relevant in deciding whether to accept a director’s resignation. Within 90 days after the date of certification of the election results, the Board will disclose its decision in a press release, filing with the U.S. Securities and Exchange Commission or by other public announcement. If such incumbent director’s offer to resign is not accepted by the Board, such director will continue to serve until his or her successor is elected and qualifies, or his or her death, resignation, retirement or removal, whichever event shall occur first. If a director’s offer to resign is accepted by the Board, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board, in its sole discretion, may fill any resulting vacancy pursuant to the Bylaws.

ANNEX C

IRREVOCABLE PROXY

This IRREVOCABLE PROXY (this “Irrevocable Proxy”), is made and entered into as of December 5, 2016, by and between Forest City Realty Trust, Inc., a Maryland corporation (the “Company”), and RMS, Limited Partnership, an Ohio limited partnership (“RMS”). Capitalized terms used but not defined herein shall have the respective meanings given to such terms in the Reclassification Agreement.

WHEREAS, the Company and RMS have entered into that certain Reclassification Agreement, dated as of the date hereof (the “Reclassification Agreement”), pursuant to which, among other things, each share of Class B Common Stock issued and outstanding immediately prior to the Effective Time shall, without any action on the part of the holder thereof, be reclassified and exchanged into 1.31 shares of Class A Common Stock;

WHEREAS, pursuant to Section 5.3 of the Reclassification Agreement, RMS has agreed to certain voting obligations with respect to the RMS Shares, as more specifically set forth therein, and this Irrevocable Proxy constitutes the RMS Proxy for purposes of the Reclassification Agreement; and

WHEREAS, the parties intend that this Irrevocable Proxy shall be a “proxy” created under and pursuant to Section 2-507 of the MGCL, and that the irrevocable appointment of proxies by RMS pursuant to this Irrevocable Proxy are intended to be coupled with an interest by virtue of RMS’s entering into the Reclassification Agreement and the voting obligations contained therein.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE 1

PROXY

1.1     Proxy. RMS hereby irrevocably appoints (to the fullest extent permitted by the MGCL) as its proxy David J. LaRue and Robert G. O’Brien, or either of them, in their respective capacities as officers of the Company, and any individual who shall hereafter succeed any such officer of the Company, and any other person designated in writing by the Company (the “Proxies”), with full power of substitution and resubstitution in each of them, to cast on behalf of RMS all votes that RMS is entitled to cast with respect to the RMS Shares in accordance with Section 5.3(a) of the Reclassification Agreement at the 2017 Annual Meeting and at any special meeting of the Stockholders called with the approval of RMS for the purposes of obtaining Requisite Stockholder Approval, however called, including any postponement or adjournment thereof, in each case to the extent relating to or reasonably expected to affect or concern the Reclassification, at which any of the matters described in Section 5.3(a) of the Reclassification Agreement are to be considered.

1.2     Action by Proxies. Any instruction pursuant to the proxy and power of attorney granted in Section 1.1 may be given by any of the Proxies, acting individually.

1.3     Consideration. This Irrevocable Proxy is coupled with an interest by virtue of, among other things, the voting obligations of RMS set forth in the Reclassification Agreement, was given by RMS to induce the Company to enter into the Reclassification Agreement and, pursuant to Section 2-507(d) of the MGCL, shall be irrevocable.

ARTICLE 2

COVENANTS

2.1     Further Assurances. Each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all appropriate action, to do or cause to be done all things necessary, proper or advisable under applicable Law, and to execute and deliver such documents and other papers, as may be required to carry out the provisions of this Irrevocable Proxy.

ARTICLE 3

TERM

3.1     Term. The proxy granted pursuant to Section 1.1 shall be effective on the date first set forth above and shall survive until the Closing (whereupon this Irrevocable Proxy shall terminate automatically and be without further force and effect), unless terminated earlier pursuant to Section 3.2 (the “Term”). The appointment of the Proxies is intended to remain valid for the entire duration of the Term, in accordance with Section 2-507(b) of the MGCL.

3.2     Termination. This Irrevocable Proxy shall be terminated automatically upon the termination of the Reclassification Agreement in accordance with its terms.

ARTICLE 4

MISCELLANEOUS

4.1     Specific Performance. The parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Irrevocable Proxy were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that, prior to the termination of this Irrevocable Proxy pursuant to Section 3.2, the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Irrevocable Proxy and to enforce specifically the performance of terms and provisions of this Irrevocable Proxy, without proof of actual damages (and each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity. The parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for any such breach.

4.2     Successors and Assigns. Neither this Irrevocable Proxy, nor any of the rights, interests or obligations hereunder, shall be assigned by (i) the Company (whether by operation of Law or otherwise) without the prior written consent of RMS and the Special Committee, or (ii) RMS (whether by operation of Law or otherwise) without the prior written consent of the Company and the Special Committee; provided that a merger or consolidation involving the Company shall be permissible without the consent of RMS hereunder. Subject to the preceding sentence, this Irrevocable Proxy shall be binding upon, inure to the benefit of and be enforceable by the parties, and their respective successors and permitted assigns. Any assignment or purported assignment in violation of this provision shall be void and of no effect. Nothing herein shall be interpreted to preclude any of the actions contemplated by clauses (i), (ii) or (iii) of Section 5.3(e) of the Reclassification Agreement to the extent that such actions are permitted pursuant to the proviso set forth in Section 5.3(e) of the Reclassification Agreement.

4.3     No Third Party Beneficiaries. Nothing in this Irrevocable Proxy, express or implied, is intended or shall be construed to create any third party beneficiaries (except that the Special Committee shall be a third-party beneficiary of this Irrevocable Proxy in respect of all rights and powers afforded to the Special Committee hereunder).

4.4     Notices. All notices, requests, claims, demands and other communications hereunder shall be given in accordance with Section 8.8 of the Reclassification Agreement.

4.5     Governing Law; Jurisdiction; WAIVER OF JURY TRIAL. This Irrevocable Proxy shall be governed by the internal laws of the State of Maryland, without giving effect to the conflict of laws principles thereof. Each party irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the Circuit Court for Baltimore City (Maryland) and the United States District Court for the District of Maryland (Baltimore Division), for any action or proceeding, arising out of or relating to this Irrevocable Proxy, and the actions contemplated by this Irrevocable Proxy (and agrees not to commence any action except in any such court); provided, that, with respect to any such action or proceeding filed in the Circuit Court for Baltimore City (Maryland), the parties will jointly request an assignment to the Business and Technology Case Management Program pursuant to Rule 16-308 of the Maryland Rules of Procedure. Each party irrevocably and unconditionally waives any objection to the laying of venue of any action or proceeding in the Circuit Court for Baltimore City (Maryland) or the United States District Court for the District of Maryland (Baltimore Division), and further, irrevocably and unconditionally waives, and agrees not to plead or claim in any such court, that any action or proceeding brought in any such court has been brought in an inconvenient forum. EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY, IN CONNECTION WITH ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS IRREVOCABLE PROXY, AND THE ACTIONS CONTEMPLATED BY THIS IRREVOCABLE PROXY.

4.6     Entire Agreement. The Reclassification Agreement (including the exhibits and annexes attached thereto), the Reimbursement Agreement and this Irrevocable Proxy constitute the entire agreement among the parties, and supersede all prior agreements, understandings, arrangements or representations, by or among the parties, written and oral, with respect to the subject matter hereof.

4.7     Amendments. This Irrevocable Proxy may not be altered, amended or supplemented, except by an agreement in writing signed by each of the parties hereto; provided, that the Company shall not agree to amend this Irrevocable Proxy unless and until such amendment is approved by the Special Committee.

4.8     Severability. If any term or other provision of this Irrevocable Proxy is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Irrevocable Proxy shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Irrevocable Proxy so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

4.9     Counterparts. This Irrevocable Proxy may be executed in any number of counterparts (including by facsimile, portable document format (.pdf) or other electronic transmission), which together shall constitute one and the same Irrevocable Proxy. The parties may execute more than one copy of the Irrevocable Proxy, each of which shall constitute an original.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Irrevocable Proxy to be duly executed and delivered as of the date first written above.

FOREST CITY REALTY TRUST, INC.

By:	/s/ David J. LaRue
	Name:	David J. LaRue
	Title:	President and Chief Executive Officer

RMS, LIMITED PARTNERSHIP

By:	/s/ Joan K. Shafran
	Name:	Joan K. Shafran
	Title:	General Partner

By:	/s/ Abraham Miller
	Name:	Abraham Miller
	Title:	General Partner

By:	/s/ Sam Miller
	Name:	Sam Miller
	Title:	General Partner

By:	/s/ Charles A. Ratner
	Name:	Charles A. Ratner
	Title:	General Partner

By:	/s/ Ronald A. Ratner
	Name:	Ronald A. Ratner
	Title:	General Partner

By:	/s/ Deborah Ratner Salzberg
	Name:	Deborah Ratner Salzberg
	Title:	General Partner

By:	/s/ Brian Ratner
	Name:	Brian Ratner
	Title:	General Partner

[Signature Page to Irrevocable Proxy]

ANNEX D

OPINION OF LAZARD

[Letterhead of Lazard Frères & Co. LLC]

December 5, 2016

The Special Committee of the Board of Directors

Forest City Realty Trust, Inc.

Terminal Tower

50 Public Square, Suite 1100

Cleveland, Ohio 44113

Dear Members of the Special Committee:

We understand that Forest City Realty Trust, Inc., a Maryland corporation (the “Company”) and RMS, Limited Partnership, an Ohio limited partnership, propose to enter into a Reclassification Agreement (the “Agreement”). Pursuant to the Agreement, each outstanding share of Class B Common Stock, par value $0.01 per share, of the Company (the “Class B Common Stock”) will be reclassified and exchanged into 1.31 shares of Class A Common Stock (the “Exchange Ratio”), par value $0.01 per share, of the Company (the “Class A Common Stock”) in accordance with the Articles of Amendment and Restatement (as defined below) (the “Transaction”). The terms and conditions of the Transaction are more fully set forth in the Agreement.

The Special Committee of the Board of Directors of Company (the “Special Committee”) has requested our opinion as of the date hereof as to the fairness, from a financial point of view, to holders of Class A Common Stock (other than Class A Common Stock held by the RMS Group (as defined in the Agreement) (“Excluded Holders”)) solely in their capacity as holders of Class A Common Stock, with respect to such Class A Common Stock and without taking into account any Class B Common Stock held by such holders, of the Exchange Ratio provided for in the Transaction.

In connection with this opinion, we have:

(i)

Reviewed the financial terms and conditions of a draft, dated December 4, 2016, of the Agreement, including the Articles of Amendment and Restatement (the “Articles of Amendment and Restatement”) attached thereto;

(ii)	Reviewed certain publicly available historical business and financial information relating to the Company;

(iii)	Reviewed various financial forecasts and other data provided to us by the Company relating to the business of the Company;

(iv)	Held discussions with members of the senior management of the Company with respect to the business and prospects of the Company;

(v)	Reviewed public information with respect to certain other companies with multiple classes of publicly traded stock we believe to be generally relevant;

(vi)	Reviewed the financial terms of certain comparable transactions we believe to be generally relevant;

(vii)	Reviewed historical stock prices and trading volumes of Class A Common Stock and Class B Common Stock;

The Special Committee of the Board of Directors

Forest City Realty Trust, Inc.

December 5, 2016

(viii)	Reviewed the potential pro forma financial impact of the Transaction on the capitalization and ownership of the Company; and

(ix)	Conducted such other financial studies, analyses and investigations as we deemed appropriate.

We have assumed and relied upon the accuracy and completeness of the foregoing information, without independent verification of such information. We have not conducted any independent valuation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company or concerning the solvency or fair value of the Company, and we have not been furnished with any such valuation or appraisal. With respect to the financial forecasts reviewed by us, we have assumed, with the consent of the Special Committee, that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments as to the future financial performance of the Company. We assume no responsibility for and express no view as to any such forecasts or the assumptions on which they are based. We note that, in our judgment, the financial analyses typically utilized in the analysis of change of control merger and acquisition transactions are not applicable in considering reclassification transactions such as the Transaction and our conclusion with respect to fairness has instead relied on analysis of the Transaction in the context of similar reclassification transactions.

Further, our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We assume no responsibility for updating or revising our opinion based on circumstances or events occurring after the date hereof. We do not express any opinion as to the prices at which shares of Class A Common Stock or Class B Common Stock may trade at any time subsequent to the announcement of the Transaction. In connection with our engagement, we were not authorized to, and we did not, solicit indications of interest from third parties regarding a potential transaction with the Company. In addition, our opinion does not address the relative merits of the Transaction as compared to any other transaction or business strategy in which the Company might engage or the merits of the underlying decision by the Company to engage in the Transaction.

In rendering our opinion, we have assumed, with the consent of the Special Committee, that the Transaction will be consummated on the terms described in the Agreement, without any waiver or modification of any terms or conditions material to our analyses. Representatives of the Company have advised us, and we have assumed, that the Agreement, when executed, will conform to the draft reviewed by us in all respects material to our analyses. We also have assumed, with the consent of the Special Committee, that obtaining any necessary approvals and consents for the Transaction will not have an adverse effect on the Company or the Transaction. We further have assumed, with the consent of the Special Committee, that the Transaction will qualify for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. We do not express any opinion as to any tax or other consequences that might result from the Transaction, nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand that the Special Committee obtained such advice as it deemed necessary from qualified professionals. We express no view or opinion as to any terms or other aspects (other than the Exchange Ratio to the extent expressly specified herein) of the Transaction, including, without limitation, the fairness of the Exchange Ratio to holders of Class B Common Stock, or the relative fairness of the consideration to be received in the Transaction by the holders of Class B Common Stock, on the one hand, and the holders of Class A Common Stock, on the other hand. In addition, we express no view or opinion as to the fairness of the amount or nature of, or any other aspects relating to, the compensation to any officers, directors or employees of any parties to the Transaction, or class of such persons, relative to the Exchange Ratio or otherwise.

Lazard Frères & Co. LLC (“Lazard”) is acting as financial advisor to the Special Committee in connection with the Transaction and will receive a fee for such services, a portion of which is payable upon the rendering of

The Special Committee of the Board of Directors

Forest City Realty Trust, Inc.

December 5, 2016

this opinion and a substantial portion of which is contingent upon the closing of the Transaction. We in the past have provided, currently are providing and in the future may provide certain investment banking services to the Company and certain of its affiliates, for which we have received and may receive compensation, including, during the past two years, having advised the Company in connection with convertible debt transactions in 2015 and 2016. In addition, in the ordinary course, Lazard and our affiliates and employees may trade securities of the Company and certain of its affiliates for their own accounts and for the accounts of their customers, may at any time hold a long or short position in such securities, and may also trade and hold securities on behalf of the Company, and certain of its affiliates. The issuance of this opinion was approved by the Opinion Committee of Lazard.

Our engagement and the opinion expressed herein are for the benefit of the Special Committee and the Board of Directors of the Company (in each case, in its capacity as such) and our opinion is rendered to the Special Committee and the Board of Directors of the Company in connection with their evaluation of the Transaction. Our opinion is not intended to and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to the Transaction or any matter relating thereto.

Based on and subject to the foregoing, we are of the opinion that, as of the date hereof, the Exchange Ratio provided for in the Transaction is fair, from a financial point of view, to the holders of Class A Common Stock (other than Excluded Holders), solely in their capacity as holders of Class A Common Stock, with respect to such Class A Common Stock and without taking into account any Class B Common Stock held by such holders.

Very truly yours,

LAZARD FRERES & CO. LLC

By	/s/ Albert H. Garner
Albert H. Garner Managing Director

ANNEX E

OPINION OF HOULIHAN LOKEY

[Letterhead of Houlihan Lokey Capital, Inc.]

December 5, 2016

The Board of Directors of Forest City Realty Trust, Inc.

Terminal Tower, 50 Public Square, Suite 1100

Cleveland, OH 44113

Dear Board of Directors:

We understand that Forest City Realty Trust, Inc. (the “Company”) proposes to effect a reclassification (the “Transaction”) pursuant to the Agreement (as defined below) whereby each outstanding share of Class B Common Stock, par value $0.01 per share, of the Company (the “Class B Common Stock”) will be reclassified and exchanged into 1.31 shares (the “Exchange Ratio”) of Class A Common Stock, par value $0.01 per share, of the Company (the “Class A Common Stock”). We also understand that approximately 92.5% of the Class B Common Stock is owned by RMS, Limited Partnership, the general and limited partners of RMS, Limited Partnership and certain other persons that act as a “group” (within the meaning of Section 13(d) of the Securities Exchange Act of 1934) with RMS, Limited Partnership for the purpose of acquiring, holding or disposing of Class B Common Stock (collectively “RMS”).

The Board of Directors of the Company (the “Board”) has requested that Houlihan Lokey Capital, Inc. (“Houlihan Lokey”) provide an opinion (the “Opinion”) to the Board as to whether, as of the date hereof, the Exchange Ratio provided for in the Transaction pursuant to the Agreement is fair to the holders of Class B Common Stock (other than RMS) (solely in their capacity as holders of shares of Class B Common Stock, with respect to such Class B Common Stock, and without taking into account any shares of Class A Common Stock held by such holders), from a financial point of view.

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

1.	reviewed the following agreements and documents:

a.	Draft dated December 4, 2016 of the Reclassification Agreement, by and between the Company and RMS, Limited Partnership, dated as of December , 2016 (the “Agreement”);

b.	Draft dated December 1, 2016 of Forest City Realty Trust, Inc. Articles of Amendment and Restatement;

c.	Draft dated December 1, 2016 of Forest City Realty Trust, Inc. Amended and Restated By laws;

d.	Forest City Realty Trust, Inc. Articles of Amendment and Restatement dated December 7, 2015; and

e.	Forest City Realty Trust, Inc. Amended and Restated Bylaws (as in effect upon the execution and delivery of the Agreement);

The Board of Directors of Forest City Realty Trust, Inc.

December 5, 2016

2.	reviewed certain publicly available business and financial information relating to the Company that we deemed to be relevant;

3.	spoken with certain members of the management of the Company and certain of its representatives and advisors regarding the capital structure of the Company, the Transaction and related matters;

4.	considered the publicly available financial terms of certain (i) mergers and acquisitions transactions and (ii) reclassification transactions that, in each case, we deemed to be relevant;

5.

reviewed the current and historical market prices and trading volume for Class A Common Stock and Class B Common Stock, and the current and historical market prices and trading volume of the publicly traded securities of certain other companies that we deemed to be relevant; and

6.	conducted such other financial studies, analyses and inquiries and considered such other information and factors as we deemed appropriate.

We have relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to us, discussed with or reviewed by us, or publicly available, and do not assume any responsibility with respect to such data, material and other information. We have relied upon and assumed, without independent verification, that there (i) has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to us, and (ii) is no information or any facts that would make any of the information reviewed by us incomplete or misleading, in each case, that would be material to our analyses or this Opinion.

We have relied upon and assumed, without independent verification, that, to the extent material to our analyses or this Opinion, (a) the representations and warranties of all parties to the Agreement and all other related documents and instruments that are referred to therein are true and correct, (b) each party to the Agreement and such other related documents and instruments will fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the Transaction will be satisfied without waiver thereof, and (d) the Transaction will be consummated in a timely manner in accordance with the terms described in the Agreement and such other related documents and instruments, without any amendments or modifications thereto. We have also assumed, with the consent of the Board, that the Transaction will qualify as a tax-free transaction. We have relied upon and assumed, without independent verification, that (i) the Transaction will be consummated in a manner that complies in all respects with all applicable federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Transaction will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have an effect on the Transaction or the Company or any expected benefits of the Transaction that would be material to our analyses or this Opinion. In addition, we have relied upon and assumed, without independent verification, that the final forms of any draft documents identified above will not differ in any respect from the drafts of said documents in any respect material to our analyses or this Opinion.

Furthermore, in connection with this Opinion, we have not been requested to make, and have not made, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of the Company or any other party, nor were we provided with any such appraisal or evaluation. We did not estimate, and express no opinion regarding, the liquidation value of any entity or business. We have undertaken no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Company is or may be a party or is or may be subject. In reaching our

The Board of Directors of Forest City Realty Trust, Inc.

December 5, 2016

conclusion hereunder, we have not performed any intrinsic valuation analyses of the Company in light of the nature of the Transaction, in which the holders of Class B Common Stock are (i) increasing their equity ownership percentage in the Company, and (ii) receiving shares of Class A Common Stock, which class of equity securities is (a) more liquid than Class B Common Stock, and (b) economically identical to that of the Class B Common Stock, and such holders are not otherwise receiving cash and/or securities in another entity.

We have not been requested to, and did not, (a) initiate or participate in any discussions or negotiations with, or solicit any indications of interest from, third parties with respect to the Transaction, the securities, assets, businesses or operations of the Company or any other party, or any alternatives to the Transaction, (b) negotiate the terms of the Transaction, or (c) advise the Special Committee, Board or any other party with respect to alternatives to the Transaction. This Opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We have not undertaken, and are under no obligation, to update, revise, reaffirm or withdraw this Opinion, or otherwise comment on or consider events occurring or coming to our attention after the date hereof. We are not expressing any opinion as to what the value of Class A Common Stock actually will be when issued pursuant to the Transaction or the price or range of prices at which Class A Common Stock or Class B Common Stock may be purchased or sold, or otherwise be transferable, at any time. We have assumed that the Class A Common Stock to be issued in the Transaction to the holders of Class B Common Stock will be listed on the New York Stock Exchange.

This Opinion is furnished for the use of the Board (in its capacity as such in connection with its evaluation of the Transaction) and may not be used for any other purpose without our prior written consent, other than for inclusion in any proxy statement/prospectus required to be filed by the Company with the Securities and Exchange Commission and delivered to the holders of Class A Common Stock and Class B Common Stock in connection with the Transaction to the extent contemplated by the letter agreement dated December 1, 2016 between the Company and Houlihan Lokey. This Opinion is not intended to be, and does not constitute, a recommendation to the Special Committee, the Board, any security holder or any other party as to how to act or vote with respect to any matter relating to the Transaction or otherwise.

In the ordinary course of business, certain of our employees and affiliates, as well as investment funds in which they may have financial interests or with which they may co-invest, may acquire, hold or sell, long or short positions, or trade, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, the Company or any other party that may be involved in the Transaction and their respective affiliates or any currency or commodity that may be involved in the Transaction.

Houlihan Lokey has in the past provided investment banking services to an indirect subsidiary of the Company, for which Houlihan Lokey has received compensation. Houlihan Lokey and certain of its affiliates may provide investment banking, financial advisory and/or other financial or consulting services to the Company, other participants in the Transaction or certain of their respective affiliates in the future, for which Houlihan Lokey and its affiliates may receive compensation. Furthermore, in connection with bankruptcies, restructurings, and similar matters, Houlihan Lokey and certain of its affiliates may have in the past acted, may currently be acting and may in the future act as financial advisor to debtors, creditors, equity holders, trustees, agents and other interested parties (including, without limitation, formal and informal committees or groups of creditors) in such bankruptcies, restructuring or similar matters that may have included or represented and may include or represent, directly or indirectly, or may be or have been adverse to, the Company, other participants in the Transaction or certain of their respective affiliates, for which advice and services Houlihan Lokey and its affiliates have received and may receive compensation.

The Board of Directors of Forest City Realty Trust, Inc.

December 5, 2016

Houlihan Lokey will receive a fee for rendering this Opinion, which is not contingent upon the successful completion of the Transaction. The Company has agreed to reimburse certain of our expenses and to indemnify us and certain related parties for certain potential liabilities arising out of our engagement.

We have not been requested to opine as to, and this Opinion does not express an opinion as to or otherwise address, among other things: (i) the underlying business decision of the Special Committee, the Board, the Company, its security holders or any other party to proceed with or effect the Transaction, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the Transaction or otherwise (other than the Exchange Ratio to the extent expressly specified herein), (iii) the fairness of any portion or aspect of the Transaction to the holders of any class of securities, creditors or other constituencies of the Company, or to any other party, except if and only to the extent expressly set forth in the last sentence of this Opinion, (iv) the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available for the Company any other party, (v) the fairness of any portion or aspect of the Transaction to any one class or group of the Company’s or any other party’s security holders or other constituents vis-à-vis any other class or group of the Company’s or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration amongst or within such classes or groups of security holders or other constituents), (vi) whether or not the Company, its security holders or any other party is receiving or paying reasonably equivalent value in the Transaction, (vii) the solvency, creditworthiness or fair value of the Company, or any other participant in the Transaction, or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, or (viii) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the Transaction, any class of such persons or any other party, relative to the Exchange Ratio or otherwise. Furthermore, no opinion, counsel or interpretation is intended in matters that constitute legal, regulatory, accounting, insurance, tax or other similar professional advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, we have relied, with the consent of the Board, on the assessments by the Special Committee, the Company, and their respective advisors, as to all legal, regulatory, accounting, insurance and tax matters with respect to the Company and the Transaction or otherwise. The issuance of this Opinion was approved by a committee authorized to approve opinions of this nature.

Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that, as of the date hereof, the Exchange Ratio provided for in the Transaction pursuant to the Agreement is fair to the holders of Class B Common Stock (other than RMS) (solely in their capacity as holders of shares of Class B Common Stock, with respect to such Class B Common Stock, and without taking into account any shares of Class A Common Stock held by such holders), from a financial point of view.

Very truly yours,

/s/ HOULIHAN LOKEY CAPITAL, INC.

HOULIHAN LOKEY CAPITAL, INC.

ANNEX F

INFORMATION CONCERNING PARTICIPANTS IN THE COMPANY’S SOLICITATION OF PROXIES

The following tables set forth the name and business address of our directors and nominees and the name, present principal occupation and business address of our officers and employees who, under the rules of the SEC, are considered to be “participants” in our solicitation of proxies from our stockholders in connection with the Annual Meeting.

Directors and Nominees

The principal occupations of our directors who are considered “participants” in our solicitation are set forth under the section above titled “Proposal 1 – Election of Directors—Director Nominee Biographies” of this proxy statement/prospectus. The name and business addresses, and address of the organization of employment, of our directors and nominees are as follows:

Name	Business Address

Arthur F. Anton	Swagelok Company, 29500 Solon Road, Solon, OH 44139

Scott S. Cowen	Office of the President Emeritus, Tulane University, 1555 Poydras Street, Suite 700, New Orleans, LA 70112

Michael P. Esposito, Jr.	Syncora Guarantee, 135 W. 50th Street, 20th Floor, New York, NY 10020

Stan Ross	Ernst & Young, 2029 Century Park East, Suite 1530, Los Angeles, CA 90067

Kenneth J. Bacon	RailField Partners, 4600 East-West Highway, Suite 610, Bethesda, MD 20814

Christine R. Detrick	Forest City Realty Trust, Inc., Terminal Tower, 50 Public Square, Suite 1100, Cleveland, Ohio 44113

Deborah L. Harmon	Artemis Real Estate Partners, 5404 Wisconsin Avenue, Suite 1150, Chevy Chase, MD 20815

David J. LaRue	Forest City Realty Trust, Inc., Terminal Tower, 50 Public Square, Suite 1100 Cleveland, Ohio 44113

Brian J. Ratner	Forest City Realty Trust, Inc., 1800 Main Street, Suite 250, Dallas, TX 75201

Deborah Ratner Salzberg	Forest City Realty Trust, Inc., 301 Water Street, SE, Suite 201, Washington, DC 20003

James A. Ratner	Forest City Realty Trust, Inc., Terminal Tower, 50 Public Square, Suite 1100 Cleveland, Ohio 44113

Ronald A. Ratner	Forest City Realty Trust, Inc., Terminal Tower, 50 Public Square, Suite 1100 Cleveland, Ohio 44113

Executive Officers and Other Employees

The principal occupations of our executive officers and employees who are considered “participants” in our solicitation of proxies are set forth below. The principal occupation refers to such person’s position with the Company, and the business address for each person is Forest City Realty Trust, Inc. Terminal Tower, 50 Public Square, Suite 1100 Cleveland, Ohio 44113.

Name	Principal Occupation

David J. LaRue	CEO and President

Robert G. O’Brien	Executive Vice President and Chief Financial Officer

Information Regarding Ownership of Company Securities by Participants

The number of shares of our Common Stock held by our Directors and Named Executive Officers as of January 31, 2017 is set forth under the section of this proxy statement/prospectus entitled “Security Ownership of Certain Beneficial Owners and Management.” No participant owns any securities of the Company of record that such participant does not own beneficially.

Information Regarding Transactions in Company Securities by Participants

The following table sets forth information regarding purchases and sales of our securities by each of the participants listed above under “Directors and Nominees” and “Executive Officers and Employees” during the past two years. Unless otherwise indicated, all transactions were in the public market or pursuant to our equity compensation plans and none of the purchase price or market value of those securities is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Shares of Common Stock Purchased or Sold (January 31, 2015 – January 31, 2017)

Name	Transaction Date	# Shares	Transaction Description

Arthur F. Anton	3/26/2015	2,233	Acquisition - Restricted Stock Grant
	3/26/2015	7,060	Acquisition - Stock Option Grant
	3/23/2016	5,969	Acquisition - Restricted Stock Grant
	12/9/2016	15,000	Acquisition - Open Market Purchase

Scott S. Cowen	3/26/2015	4,467	Acquisition - Restricted Stock Grant
	9/11/2015	3,000	Acquisition - Open Market Purchase
	3/23/2016	5,969	Acquisition - Restricted Stock Grant
	12/7/2016	7,000	Acquisition - Open Market Purchase

Michael P. Esposito, Jr.	3/26/2015	4,467	Acquisition - Restricted Stock Grant
	3/18/2016	20.506	Acquisition - Dividend Reinvestment
	3/23/2016	5,969	Acquisition - Restricted Stock Grant
	6/24/2016	7.572	Acquisition - Dividend Reinvestment

Stan Ross	3/26/2015	2,233	Acquisition - Restricted Stock Grant
	3/26/2015	7,060	Acquisition - Stock Option Grant
	11/20/2015	3,930	Disposition - Stock Gift
	11/30/2015	4,200	Acquisition - Stock Option Exercise
	3/18/2016	90.294	Acquisition - Dividend Reinvestment of Deferred Compensation Plan
	3/23/2016	2984	Acquisition - Restricted Stock Grant
	3/23/2016	12,510	Acquisition - Stock Option Grant
	6/24/2016	37.792	Acquisition - Dividend Reinvestment of Deferred Compensation Plan
	9/16/2016	33.228	Acquisition - Dividend Reinvestment of Deferred Compensation Plan
	12/23/2016	37.482	Acquisition - Dividend Reinvestment of Deferred Compensation Plan

Kenneth J. Bacon	3/26/2015	2,233	Acquisition - Restricted Stock Grant
	3/26/2015	7,060	Acquisition - Stock Option Grant
	3/23/2016	5,969	Acquisition - Restricted Stock Grant

Christine R. Detrick	3/26/2015	2,233	Acquisition - Restricted Stock Grant
	3/26/2015	7,060	Acquisition - Stock Option Grant
	3/23/2016	5,969	Acquisition - Restricted Stock Grant
	12/7/2016	4,850	Acquisition - Open Market Purchase

Name	Transaction Date	# Shares	Transaction Description

Deborah L. Harmon	2/18/2015	588.928	Acquisition - Deferral of Quarterly Directors Fees under Forest City Realty Trust. Inc.’s Corporation Deferred Compensation Plan
	3/26/2015	4,467	Acquisition - Restricted Stock Grant
	5/20/2015	639.932	Acquisition - Deferral of Quarterly Directors Fees under Forest City Realty Trust. Inc.’s Corporation Deferred Compensation Plan
	8/19/2015	646.831	Acquisition - Deferral of Quarterly Directors Fees under Forest City Realty Trust. Inc.’s Corporation Deferred Compensation Plan
	11/18/2015	704.887	Acquisition - Deferral of Quarterly Directors Fees under Forest City Realty Trust. Inc.’s Corporation Deferred Compensation Plan
	2/18/2016	453.657	Acquisition - Deferral of Quarterly Directors Fees under Forest City Realty Trust. Inc.’s Corporation Deferred Compensation Plan
	3/18/2016	22.128	Acquisition - Dividend Reinvestment of Deferred Compensation Plan
	3/23/2016	2,984	Acquisition - Restricted Stock Grant
	3/23/2016	12,510	Acquisition - Stock Option Grant
	5/25/2016	367.98	Acquisition - Deferral of Quarterly Directors Fees under Forest City Realty Trust. Inc.’s Corporation Deferred Compensation Plan
	6/24/2016	9.004	Acquisition - Dividend Reinvestment of Deferred Compensation Plan
	8/18/2016	355.58	Acquisition - Deferral of Quarterly Directors Fees under Forest City Realty Trust. Inc.’s Corporation Deferred Compensation Plan
	9/16/2016	10.068	Acquisition - Dividend Reinvestment of Deferred Compensation Plan
	11/30/2016	433.565	Acquisition - Deferral of Quarterly Directors Fees under Forest City Realty Trust. Inc.’s Corporation Deferred Compensation Plan
	12/23/2016	12.653	Acquisition - Dividend Reinvestment of Deferred Compensation Plan

David J. LaRue	3/26/2015	32,900	Acquisition - Restricted Stock Grant
	3/26/2015	32,900	Acquisition - Performance Share Grant
	3/27/2015	50,000	Acquisition - Out Performance Share Grant
	4/13/2015	16,603	Disposition - Surrender of Shares to Satisfy Tax Withholding on Vesting of Restricted Shares
	2/17/2016	60,896	Acquisition - Vesting of Performance Share Grant
	2/17/2016	28,896	Disposition - Surrender of Shares to Satisfy Tax Withholding on Vesting of Performance Shares
	3/18/2016	565.380	Acquisition - Dividend Reinvestment of Shares Held Directly and Indirectly
	3/21/2016	10,000	Acquisition - Open Market Purchase
	3/21/2016	7,019	Acquisition - Stock Option Exercise
	3/21/2016	9,142	Acquisition - Stock Option Exercise
	3/21/2016	9,425	Disposition - Surrender of Shares to Satisfy Tax Withholding in Accordance With the Process of Attestation
	3/23/2016	7,011	Acquisition - Cashless Stock Option Exercise

Name	Transaction Date	# Shares	Transaction Description
	3/23/2016	4,700	Disposition - Cashless Stock Option Exercise; Sale to Cover Taxes
	3/23/2016	33,578	Acquisition - Restricted Stock Grant
	3/23/2016	50,367	Acquisition - Performance Share Grant
	3/26/2016	3,903	Disposition - Surrender of Shares to Satisfy Tax Withholding on Vesting of Restricted Shares
	6/24/2016	199.504	Acquisition - Dividend Reinvestment of Shares Held Directly and Indirectly
	9/16/2016	197.488	Acquisition - Dividend Reinvestment of Shares Held Directly and Indirectly
	12/23/2016	217.660	Acquisition - Dividend Reinvestment of Shares Held Directly and Indirectly

Brian J. Ratner	3/26/2015	6,275	Acquisition - Restricted Stock Grant
	3/26/2015	6,275	Acquisition - Performance Share Grant
	3/27/2015	14,000	Acquisition - Out Performance Share Grant
	9/24/2015	1,596	Disposition - Open Market Sale
	9/24/2015	17,904	Disposition - Open Market Sale
	12/3/2015	1,045	Disposition - Stock Gift
	2/17/2016	12,348	Acquisition - Vesting of Performance Share Grant
	2/17/2016	3,378	Disposition - Surrender of Shares to Satisfy Tax Withholding on Vesting of Performance Shares
	3/23/2016	7,306	Acquisition - Restricted Stock Grant
	3/23/2016	7,306	Acquisition - Performance Share Grant
	12/7/2016	800	Disposition - Stock Gift
	12/9/2016	20,000	Disposition - Stock Gift

Deborah Ratner Salzberg	3/26/2015	5,752	Acquisition - Restricted Stock Grant
	3/26/2015	5,752	Acquisition - Performance Share Grant
	3/27/2015	14,000	Acquisition - Out Performance Share Grant
	12/15/2015	18,000	Disposition - Gift of Stock
	2/17/2016	9,916	Acquisition - Vesting of Performance Share Grant
	2/17/2016	3,332	Disposition - Surrender of Shares to Satisfy Tax Withholding on Vesting of Performance Shares
	3/23/2016	7,002	Acquisition - Restricted Stock Grant
	3/23/2016	7,002	Acquisition - Performance Share Grant
	3/26/2016	484	Disposition - Surrender of Shares to Satisfy Tax Withholding on Vesting of Restricted Shares
	3/28/2016	557	Disposition - Surrender of Shares to Satisfy Tax Withholding on Vesting of Restricted Shares
	4/8/2016	577	Disposition - Surrender of Shares to Satisfy Tax Withholding on Vesting of Restricted Shares
	4/11/2016	1,337	Disposition - Surrender of Shares to Satisfy Tax Withholding on Vesting of Restricted Shares

Name	Transaction Date	# Shares	Transaction Description
	12/14/2016	23,000	Disposition - Gift of Stock

James A. Ratner	3/26/2015	13,539	Acquisition - Restricted Stock Grant
	3/26/2015	13,539	Acquisition - Performance Share Grant
	3/27/2015	20,000	Acquisition - Out Performance Share Grant
	9/24/2015	37,000	Disposition - Open Market Sale
	12/3/2015	22,750	Disposition - Stock Gift
	12/3/2015	16,728	Disposition - Stock Gift
	2/17/2016	25,372	Acquisition - Vesting of Performance Share Grant
	3/23/2016	11,938	Acquisition - Restricted Stock Grant
	3/23/2016	17,908	Acquisition - Performance Share Grant
	3/26/2016	1,606	Disposition - Surrender of Shares to Satisfy Tax Withholding on Vesting of Restricted Shares
	12/7/2016	6,000	Disposition - Stock Gift
	12/30/2016	39,000	Disposition - Stock Gift

Ronald A. Ratner	3/26/2015	13,539	Acquisition - Restricted Stock Grant
	3/26/2015	13,539	Acquisition - Performance Share Grant
	3/27/2015	20,000	Acquisition - Out Performance Share Grant
	2/17/2016	25,372	Acquisition - Vesting of Performance Share Grant
	3/23/2016	11,938	Acquisition - Restricted Stock Grant
	3/23/2016	17,908	Acquisition - Performance Share Grant
	3/26/2016	1,606	Disposition - Surrender of Shares to Satisfy Tax Withholding on Vesting of Restricted Shares
	12/9/2016	31,600	Disposition - Gift of Stock

Robert G. O’Brien	3/26/2015	32,601	Acquisition - Restricted Stock Grant
	3/26/2015	15,339	Acquisition - Performance Share Grant
	3/27/2015	40,000	Acquisition - Out Performance Share Grant
	3/27/2015	10,789	Disposition - Open Market Sale
	4/8/2015	4,013	Disposition - Surrender of Shares to Satisfy Tax Withholding on Vesting of Restricted Shares
	4/11/2015	6,841	Disposition - Surrender of Shares to Satisfy Tax Withholding on Vesting of Restricted Shares
	4/13/2015	15,598	Disposition - Surrender of Shares to Satisfy Tax Withholding on Vesting of Restricted Shares
	12/21/2015	7,019	Acquisition - Stock Option Exercise
	12/21/2015	9,142	Acquisition - Stock Option Exercise
	12/21/2015	5,643	Acquisition - Stock Option Exercise
	12/22/2015	10,284	Disposition - Stock Gift
	12/28/2015	14,626	Disposition - Open Market Sale
	1/14/2016	4,230	Transfer - Stock Gift to Children (shares are beneficially owned)
	2/17/2016	31,011	Acquisition - Vesting of Performance Share Grant

Name	Transaction Date	# Shares	Transaction Description
	2/17/2016	13,558	Disposition - Surrender of Shares to Satisfy Tax Withholding on Vesting of Performance Shares
	3/23/2016	14,326	Acquisition - Restricted Stock Grant
	3/23/2016	21,489	Acquisition - Performance Share Grant
	3/26/2016	3,868	Disposition - Surrender of Shares to Satisfy Tax Withholding on Vesting of Restricted Shares
	3/28/2016	2,692	Disposition - Surrender of Shares to Satisfy Tax Withholding on Vesting of Restricted Shares
	4/8/2016	5,730	Disposition - Surrender of Shares to Satisfy Tax Withholding on Vesting of Restricted Shares
	4/11/2016	13,682	Disposition - Surrender of Shares to Satisfy Tax Withholding on Vesting of Restricted Shares

Miscellaneous Information Concerning Participants

Other than as set forth in this Annex F or otherwise disclosed in the proxy statement/prospectus, no person listed above under “Directors and Nominees” and “Executive Officers and Other Employees” or their “associates” beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, any shares or other securities of the Company or any of our subsidiaries. Furthermore, except as described in this Annex F or otherwise disclosed in the proxy statement/prospectus, no such person or any of their associates is either a party to any transaction or series of similar transactions in the last fiscal year, or any currently proposed transaction or series of similar transactions (1) to which the Company or any of its subsidiaries was or is to be a party, (2) in which the amount involved exceeds $120,000 and (3) in which such person or associate had or will have a direct or indirect material interest.

Except as described in this Annex F or otherwise disclosed in the proxy statement/prospectus, no person listed above under “Directors and Nominees” and “Executive Officers and Other Employees” or any of his or her associates has entered into any arrangement or understanding with any person with respect to (1) any future employment with the Company or its affiliates, or (2) any future transactions to which the Company or any of its affiliates will or may be a party. Except as described in this Annex F or otherwise disclosed in the proxy statement/prospectus, there are no contracts, arrangements or understandings by any of the persons listed under “Directors and Nominees” and “Executive Officers and Other Employees” within the past year with any person with respect to any of our securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

Except as described in this Annex F or otherwise disclosed in the proxy statement/prospectus, no persons listed under “Directors and Nominees” and “Executive Officers and Other Employees” has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting (and no other person who is a party to an arrangement or understanding pursuant to which a nominee for election as director is proposed to be elected, has any such interests).

ANNEX G

Forest City Realty Trust, Inc. and Subsidiaries

Reconciliation of Net Earnings (Loss) (GAAP) to Funds From Operations (“FFO”) (non-GAAP)

	Years Ended December 31,
	2016	2015
	(in thousands)
Net earnings (loss) attributable to Forest City Realty Trust, Inc.	$(158,402)	$496,042
Depreciation and Amortization—real estate	318,635	337,740
Gain on disposition of full or partial interests in rental properties	(129,367)	(22,039)
Impairment of depreciable rental properties	155,595	447,587
Income tax expense (benefit) adjustments — current and deferred
Gain on disposition of full or partial interests in rental properties	55,272	8,549
Impairment of depreciable rental properties	—	(173,590)
One-time adjustment to deferred taxes related to REIT conversion	—	(588,607

FFO attributable to Forest City Realty Trust, Inc.	$241,733	$505,682

Reconciliation of FFO to Operating FFO

	Years Ended December 31,
	2016	2015
	(in thousands)
FFO attributable to Forest City Realty Trust, Inc.	$241,733	$505,682
Impairment of non-depreciable real estate	307,630	17,691
Write-offs of abandoned development projects and demolition costs	10,659	19,609
Tax credit income	(12,126)	(14,807)
Loss on extinguishment of debt	33,863	65,103
Change in fair market value of nondesignated hedges	95	(4,850)
Interest rate swap breakage fee	24,635	—
Gain on change in control of interests	—	(486,279)
Net (gain) loss on disposition of partial interest in development projects	(136,687)	—
Net gain on disposition of partial interest in other investment - Nets	(136,247)	—
Straight-line rent adjustments	(10,108)	(4,497)
Participation payments	73	1,013
Organizational transformation and termination benefits	31,708	48,125
Nets Pre-tax FFO	1,400	40,760
Income tax expense on FFO	29,833	150,051

Operating FFO attributable to Forest City Realty Trust, Inc.	$386,461	$337,601

G-1

ANNEX H

Forest City Realty Trust, Inc. and Subsidiaries

Reconciliation of Comparable Net Operating Income to total Net Operating Income

	Net Operating Income (in thousands)						Comparable NOI % Change
	Year Ended December 31, 2016			Year Ended December 31, 2015
	Comparable	Non- Comparable	Total	Comparable	Non- Comparable	Total
Office	$254,087	$17,224	$271,311	$245,221	$7,644	$252,865	3.6%
Retail	162,912	2,291	165,203	158,845	16,561	175,406	2.6%
Apartments	168,390	11,310	179,700	162,949	(2,780)	160,169	3.3%
Federally Assisted Housing	—	19,693	19,693	—	19,602	19,602
Other NOI:
Straight-line rent adjustments	—	9,194	9,194	—	4,068	4,068
Participation payments	—	(73)	(73)	—	(1,013)	(1,013)
Other Operations	—	(629)	(629)	—	(18,051)	(18,051)

	585,389	59,010	644,399	567,015	26,031	593,046	3.2%
Recently-Opened Properties/Redevelopment	—	3,965	3,965	—	10,361	10,361
Development Segment	—	(28,676)	(28,676)	—	(41,499)	(41,499)
Other Segment	—	2,502	2,502	—	47,825	47,825

Grand Total	$585,389	$36,801	$622,190	$567,015	$42,718	$609,733	3.2%

Reconciliation of Earnings (Loss) Before Income Taxes (GAAP) to Net Operating Income (non-GAAP)

	Years Ended December 31,
	2016	2015
	(in thousands)
Loss before income taxes (GAAP)	$(454,173)	$(38,035)
(Earnings) loss from unconsolidated entities	263,533	(28,762)

Loss before income taxes and earnings (loss) from unconsolidated entities	(190,640)	(66,797)
Land sales	(48,078)	(79,169)
Cost of land sales	13,661	31,413
Other land development revenues	(10,183)	(8,254)
Other land development expenses	8,923	9,753
Corporate general and administrative expenses	62,683	51,974
Organizational transformation and termination benefits	31,708	48,125
Depreciation and amortization	250,848	252,925
Write-offs of abandoned development projects and demolition costs	10,348	9,534
Impairment of real estate	156,825	451,434
Interest and other income	(46,229)	(37,739)
(Gains) loss on change in control of interests	—	(486,279)
Interest expense	131,441	157,166
Interest rate swap breakage fee	24,635	—
Amortization of mortgage procurement costs	5,719	7,549
Loss on extinguishment of debt	32,960	65,086
NOI related to unconsolidated entities(1)	223,592	213,590
NOI related to noncontrolling interest(2)	(37,221)	(32,521)
NOI related to discontinued operations(3)	1,198	21,943

Net Operating Income attributable to Forest City Realty Trust, Inc.	$622,190	$609,733

H-1

	Years Ended December 31,
	2016	2015
	(in thousands)

(1) NOI related to unconsolidated entities:
Equity in earnings (GAAP)	$29,701	$22,313
Exclude non-NOI activity from unconsolidated entities:
Land and non-rental activity, net	(3,658)	(3,756)
Interest and other income	(2,544)	(1,779)
Write offs of abandoned development projects	327	10,191
Depreciation and amortization	97,423	88,455
Interest expense and extinguishment of debt	102,343	98,166

NOI related to unconsolidated entities	$223,592	$213,590

(2) NOI related to noncontrolling interest
Earnings from continuing operations attributable to noncontrolling interests (GAAP)	$(6,078)	$(13,258)
Exclude non-NOI activity from noncontrolling interests:
Land and non-rental activity, net	3,882	4,979
Interest and other income	1,600	2,105
Write offs of abandoned development projects	(16)	(116)
Depreciation and amortization	(23,617)	(16,354)
Interest expense and extinguishment of debt	(12,807)	(9,877)
Impairment of real estate	—	—
Loss on disposition of full or partial interests in development projects	—	—
Gain (loss) on disposition of full or partial interests in rental properties	(185)	—

NOI related to noncontrolling interest	$(37,221)	$(32,521)

(3) NOI related to discontinued operations
Operating loss from discontinued operations, net of tax (GAAP)	$(1,126)	$(27,520)
Less loss from discontinued operations attributable to noncontrolling interests	776	16,962
Exclude non-NOI activity from discontinued operations (net of noncontrolling interest):
Land and non-rental activity, net	—	—
Depreciation and amortization	56	20,330
Interest expense and extinguishment of debt	1,738	18,861
Income tax benefit	(246)	(6,690)

NOI related to discontinued operations	$1,198	$21,943

H-2

ANNEX I

Reconciliation of Net Earnings (Loss) to EBITDA

	Year Ended December 31,
	2016
Net loss attributable to Forest City Realty Trust, Inc.	$(158,402)
Depreciation and amortization	321,749
Interest expense	221,812
Interest rate swap breakage fee	24,635
Amortization of mortgage procurement costs	8,680
Income tax expense	85,105

EBITDA attributable to Forest City Realty Trust, Inc.	$503,579
Impairment of real estate	463,225
Net loss on extinguishment of debt	33,863
Net gain on disposition of interest in development project	(136,687)
Net gain on disposition of partial interest in other investment - Nets	(136,247)
Net gain on disposition of full or partial interests in rental properties	(129,367)
Nets pre-tax EBITDA	1,400

Adjusted EBITDA attributable to Forest City Realty Trust, Inc.	$599,766

	As of December 31,
	2016
Nonrecourse mortgage debt and notes payable, net	$5,063,175
Revolving credit facility	—
Term loan facility, net	333,268
Convertible senior debt, net	112,181

Total debt	$5,508,624
Less cash and equivalents	(221,478)
Add unamortized mortgage procurement costs	60,306

Net Debt	$5,347,452

Net Debt to Adjusted EBITDA (Annualized)	8.92	x

I-1

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. The Company’s charter contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.

The MGCL requires a Maryland corporation (unless the charter provides otherwise, which the Company’s charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

A corporation may not indemnify a director or officer in a suit by or on behalf of the corporation in which the director or officer was adjudged liable to the corporation or in a suit in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by or on behalf of the corporation, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•

a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

The Company’s charter authorizes the Company to obligate the Company, and the Company’s bylaws obligate the Company, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former director or officer of the Company who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity; or

•

any individual who, while a director or officer of the Company and at the Company’s request, serves or has served as a director, officer, trustee, member, manager, or partner of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity.

The Company’s charter and bylaws also permit the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and any employee or agent of the Company or a predecessor of the Company.

The Company has entered into customary indemnification agreements with the Company’s directors and executive officers that require the Company, among other things, to indemnify the Company’s directors and executive officers against certain liabilities that may arise by reason of their status as directors or officers to the maximum extent permitted by Maryland law and provide for the advancement of expenses in connection therewith.

The Company also maintains directors’ and officers’ liability insurance which indemnifies the Company’s directors and officers against damages arising out of certain kinds of claims which might be made against them based on acts and things done (or not done) by them while acting in their capacity as directors and officers.

Item 21. Exhibits and Financial Statement Schedules.

Exhibit Number	Description

3.1	Form of Articles of Amendment and Restatement of Forest City Realty Trust, Inc. (included as Annex A to the proxy statement/prospectus that forms a part of this Registration Statement on Form S-4)

5.1	Opinion of Venable LLP

8.1	Opinion of Sullivan & Cromwell LLP

10.1

Reclassification Agreement, dated as of December 5, 2016, by and between Forest City Realty Trust, Inc. and RMS, Limited Partnership (included as Annex B to the proxy statement/prospectus that forms a part of this Registration Statement on Form S-4)

10.2

Irrevocable Proxy, dated as of December 5, 2016, by and between Forest City Realty Trust, Inc. and RMS, Limited Partnership (included as Annex C to the proxy statement/prospectus that forms a part of this Registration Statement on Form S-4)

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Venable LLP (included in Exhibit 5.1)

23.3	Consent of Sullivan & Cromwell LLP (included in Exhibit 8.1)

24.1	Powers of Attorney

99.1	Form of Proxy for Forest City Realty Trust, Inc. Class A Common Stock

99.2	Form of Proxy for Forest City Realty Trust, Inc. Class B Common Stock

99.3	Consent of Lazard Frères & Co. LLC

99.4	Consent of Houlihan Lokey Capital, Inc.

Item 22. Undertakings.

The undersigned registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(d) That every prospectus (i) that is filed pursuant to paragraph (c) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(f) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(g) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on March 3, 2017.

FOREST CITY REALTY TRUST, INC.

By:	/s/ Robert G. O’Brien
	Name:	Robert G. O’Brien
	Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on March 3, 2017:

Signature	Title

/s/ David J. LaRue	President, Chief Executive Officer and Director
David J. LaRue	(Principal Executive Officer)

/s/ Robert G. O’Brien	Executive Vice President and Chief Financial Officer
Robert G. O’Brien	(Principal Financial Officer)

/s/ Charles D. Obert Charles D. Obert	Senior Vice President – Corporate Controller, Chief Accounting Officer (Principal Accounting Officer)

*	Chairman and Director
James A. Ratner

*	Director
Arthur F. Anton

*	Director
Scott S. Cowen

*	Director
Michael P. Esposito, Jr.

*	Director
Stan Ross

*	Director
Kenneth J. Bacon

*	Director
Christine R. Detrick

*	Director
Deborah L. Harmon

*	Director
Brian J. Ratner

*	Director
Deborah Ratner Salzberg

*	Director
Ronald A. Ratner

*

The undersigned, pursuant to a Power of Attorney executed by each of the Directors identified above and filed with the Securities and Exchange Commission, by signing his name hereto, does hereby sign and execute this registration statement on behalf of each of the persons noted above, in the capacities indicated.

By:	/s/ Robert G. O’Brien
(Robert G. O’Brien, Attorney-in-Fact)

Exhibit Index

Exhibit Number	Description

3.1	Form of Articles of Amendment and Restatement of Forest City Realty Trust, Inc. (included as Annex A to the proxy statement/prospectus that forms a part of this Registration Statement on Form S-4)

5.1	Opinion of Venable LLP

8.1	Opinion of Sullivan & Cromwell LLP

10.1

Reclassification Agreement, dated as of December 5, 2016, by and between Forest City Realty Trust, Inc. and RMS, Limited Partnership (included as Annex B to the proxy statement/prospectus that forms a part of this Registration Statement on Form S-4)

10.2

Irrevocable Proxy, dated as of December 5, 2016, by and between Forest City Realty Trust, Inc. and RMS, Limited Partnership (included as Annex C to the proxy statement/prospectus that forms a part of this Registration Statement on Form S-4)

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Venable LLP (included in Exhibit 5.1)

23.3	Consent of Sullivan & Cromwell LLP (included in Exhibit 8.1)

24.1	Powers of Attorney

99.1	Form of Proxy for Forest City Realty Trust, Inc. Class A Common Stock

99.2	Form of Proxy for Forest City Realty Trust, Inc. Class B Common Stock

99.3	Consent of Lazard Frères & Co. LLC

99.4	Consent of Houlihan Lokey Capital, Inc.